Exhibit 10.1

EXECUTION COPY

FORBEARANCE AGREEMENT AND THIRD AMENDMENT TO CREDIT AGREEMENT

This FORBEARANCE AGREEMENT AND THIRD AMENDMENT TO CREDIT AGREEMENT, is dated as of March 27, 2012 (this “Agreement”) and is entered into by and among HAWKER BEECHCRAFT, INC., a Delaware corporation (“Holdings”), HAWKER BEECHCRAFT ACQUISITION COMPANY, LLC, a Delaware limited liability company (the “U.S. Borrower”), and HAWKER BEECHCRAFT LIMITED, a limited company incorporated under the laws of England and Wales with registered number 06018571 (the “U.K. Borrower” and, together with the U.S. Borrower, the “Borrowers”), the GUARANTORS listed on the signature pages hereto, the LENDERS listed on the signature pages hereto, Credit Suisse AG, Cayman Islands Branch, in its capacity as administrative agent and collateral agent under the Credit Agreement referred to below (in such capacities, the “Agent”) and Credit Suisse AG, Cayman Islands Branch, in its capacity as Initial Senior Tranche Lender (in such capacity, the “Initial Senior Tranche Lender”) and Senior Tranche Issuing Bank (in such capacity, the “Senior Tranche Issuing Bank”) and is made with reference to the CREDIT AGREEMENT dated as of March 26, 2007 by and among Holdings, the Borrowers and the other parties party thereto (as amended by the First Amendment to Credit Agreement dated as of December 19, 2008, by and among Holdings, the Borrowers and the other parties party thereto and the Second Amendment to Credit Agreement dated as of November 6, 2009, by and among Holdings, the Borrowers and the other parties party thereto and as further amended, supplemented, waived or otherwise modified through the date of this Agreement but without giving effect to the amendments contemplated hereby, the “Existing Credit Agreement”; the Existing Credit Agreement as further amended, supplemented, waived or otherwise modified by this Agreement, the “Credit Agreement”).

R E C I T A L S:

WHEREAS, Borrowers have informed the Agent and the Lenders of the occurrence of the Events of Default and potential Events of Default described in Exhibit A hereto under the Existing Credit Agreement (together with any Defaults with respect thereto, collectively, the “Specified Defaults”);

WHEREAS, Borrowers have requested that the Agent and the Lenders agree to temporarily forbear from the exercise of remedies available to them under the Existing Credit Agreement with respect to the Specified Defaults (but not waive such Defaults and Events of Default, whether now existing or hereafter arising) pursuant to the terms of this Agreement;

WHEREAS, Borrowers have requested that the Agent and the Lenders agree to amend the Existing Credit Agreement in certain respects;

WHEREAS, the Agent acting at the direction of Required Lenders and Required Revolving Lenders, and the undersigned Lenders constituting the Required Lenders and the Required Revolving Lenders are willing to so forbear and to so amend the Credit Agreement, in each case on the terms and conditions set forth in this Agreement, the Credit Agreement and the other Loan Documents; and

WHEREAS, the Borrowers have requested, and certain of the Lenders have agreed, to make available to the Borrowers certain senior financing facilities pursuant to the terms of the Credit Agreement.

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, and subject to the terms and conditions hereof, the parties hereto agree as follows:

SECTION 1. DEFINITIONS. Unless otherwise provided all capitalized terms used herein shall have the meanings ascribed thereto in the Credit Agreement.

SECTION 2. FORBEARANCE AND RELATED PROVISIONS.

2.1 Forbearance Period; Enforcement Actions. Upon the satisfaction of the conditions precedent set forth in Section 4 of this Agreement, the Agent, acting at the direction of Required Lenders and Required Revolving Lenders, and the undersigned Lenders hereby agree to forbear from taking any of the “Enforcement Actions” defined below as a result of the occurrence and continuation (whether before, on or after the date hereof) of any of the Specified Defaults solely during the period beginning on the date hereof and ending immediately upon the earliest of: (a) receipt by the U.S. Borrower of written notice from the Agent given at the direction of the Required Lenders, or by the Agent of written notice from the U.S. Borrower, following the occurrence and during the continuation of any Event of Default other than the Specified Defaults; (b) 11:59 p.m. prevailing Eastern Time on June 29, 2012 (the “Scheduled Forbearance Termination Date”); (c) the failure of either Borrower or any other Loan Party to timely comply with any undertaking set forth in this Agreement or the breach by either Borrower or any other Loan Party in any material respect of any representation or warranty set forth in this Agreement or in any document delivered by any Loan Party in connection herewith, in each case, on the Business Day immediately following written notice thereof by the Agent (acting at the direction of the Required Lenders) to the U.S. Borrower; (d) the occurrence of any event (other than any event for which forbearance or waiver has been obtained and remains in effect) the effect of which is to cause, any Material Indebtedness to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity (other than any Material Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Material Indebtedness, if such sale or transfer is permitted under the Credit Agreement); (e) the failure of each condition precedent to the making of Senior Tranche Advances set forth in Section 4.03 of the Credit Agreement to be satisfied by 5 p.m. prevailing Eastern Time on March 28, 2012 and (f) the failure by any Loan Party to comply with its obligations set forth in Section 4.1(d), 4.1(e), 4.1(h), 4.1(i) or 4.11 of the Security Agreement within the applicable time set forth for such compliance. “Enforcement Actions” shall mean any: (i) commencement of judicial or non-judicial enforcement or collection proceedings against either Borrower or any Loan Party with respect to the payment of any Obligations; (ii) commencement of any foreclosure, enforcement or levy against or seizure or transfer of all or any portion of the Collateral or any interests therein, or with respect to any assets or interests of either Borrower or any Loan Party; (iii) declaration that the commitment of a Lender to make Loans or Senior Tranche Advances, any obligation of the Issuing Bank, the LC Facility Issuing Bank or the Senior Tranche Issuing Bank to issue, amend or renew Letters of

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Credit or any obligation of the Agent to make Senior Tranche Disbursements be terminated by reason of the existence of any Specified Default; (iv) declaration that any portion of the unpaid principal amount of outstanding Loans or Senior Tranche Advances (or any accrued interest thereon) or any other amount payable under the Loan Documents is immediately due and payable; (v) demand for cash collateral for any portion of the reimbursement obligations under any of the Letters of Credit; (vi) imposition of an increase in the rates of interest, LC Facility Fees or Revolving LC Facility Fees pursuant to Section 2.11(c) or (f) of the Credit Agreement; (vii) determination pursuant to Section 2.12(b) or (d) of the Credit Agreement not to permit any continuation or conversation of any Eurocurrency Rate Loan or Eurocurrency Rate Advance; or (viii) any exercise of remedies pursuant to Section 7.02 of the Credit Agreement, the other Loan Documents or otherwise under applicable law (such period being referred to herein as the “Forbearance Period”).

2.2 Waiver of Conditions Precedent. Subject to the following sentence, the Agent acting at the direction of Required Lenders and Required Revolving Lenders, and the Lenders hereby waive solely during the Forbearance Period (i) the conditions precedent set forth in Section 4.02(b) of the Credit Agreement to the renewal or extension of any Revolving Letters of Credit or LC Facility Letters of Credit and (ii) the conditions precedent set forth in Section 4.03(b) of the Credit Agreement to the funding of any Senior Tranche Advances, the issuance, amendment, renewal or extension of any Senior Tranche Letters of Credit or the making of any Senior Tranche Disbursements. Notwithstanding the foregoing waivers, (x) with respect to the conditions set forth in Sections 4.02(b)(i) and 4.03(b)(i) of the Credit Agreement, such waivers shall not apply to the Specified Representations and (y) with respect to the conditions set forth in Sections 4.02(b)(ii) and 4.03(b)(ii) of the Credit Agreement, such waivers shall only apply to the extent of the occurrence or continuation (whether before, on or after the date hereof) of one or more of the Specified Defaults. For the avoidance of doubt, during the Forbearance Period, any certification by any Borrower or any other Loan Party required pursuant to the Credit Agreement or the other Loan Documents as to the absence of the occurrence or continuance of a Default or Event of Default, shall be limited to a required certification as to the absence of the occurrence or continuance of a Default or Event of Default other than a Specified Default and any such certification requiring the making of any of the representations and warranties in the Credit Agreement shall be limited to the making of the Specified Representations.

2.3 Reservation of Rights; No Waiver. The Agent and the Lenders expressly reserve the right to exercise all remedies to which they are entitled at such time under all Loan Documents and under applicable law immediately upon the expiration of the Forbearance Period, including, without limitation, the Enforcement Actions, in respect of all Specified Defaults and any other Events of Default which may have occurred and may then be continuing. Except to the extent expressly set forth in this Agreement, nothing in this Agreement shall be deemed to constitute a waiver by the Agent or any Lender of any Specified Default or any other Default or Event of Default, whether now existing or hereafter arising, or of any right or remedy that the Agent and the Lenders may have under any of the Loan Documents or applicable law. Without limiting the foregoing, except to the extent expressly set forth in Section 2.2 of this Agreement, nothing in this Agreement shall be deemed to constitute a waiver of, or agreement to forbear from exercising, the Agent’s, any LC Facility Issuing Bank’s, Issuing Bank’s, Senior Tranche Issuing Bank’s or any Lender’s rights under Sections 4.02 or 4.03 of the Credit Agreement to refuse to fund any additional Loans or Senior Tranche Advances or issue, amend, renew or

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extend any additional Letters of Credit or make any additional Senior Tranche Disbursements as a result of Borrowers’ or the other Loan Parties’ failure to satisfy one or more of the conditions set forth in such section.

2.4 Customer Deposits. Notwithstanding anything to the contrary herein, in the Credit Agreement or in any other Loan Document, the U.S. Borrower and the other Loan Parties hereby are permitted to segregate deposits given by customers on or after the Effective Date in connection with bona fide contracts to purchase Aircraft and hold such deposits in accounts not subject to the control of the Agent and the Lenders.

SECTION 3. AMENDMENTS TO CREDIT AGREEMENT. Upon the satisfaction of the conditions precedent set forth in Section 4 of this Agreement:

(a) the Existing Credit Agreement is hereby amended as set forth in the redlined document attached as Exhibit B hereto;

(b) Exhibit B of the Existing Credit Agreement is hereby deleted in its entirety and replaced by Exhibit C hereto;

(c) the Existing Credit Agreement is hereby amended to insert as Exhibit F-3 thereto Exhibit D hereto;

(d) the Existing Credit Agreement is hereby amended to insert as Exhibit I thereto Exhibit E hereto;

(e) the Existing Credit Agreement is hereby amended to insert as Exhibit J thereto Exhibit F hereto; and

(f) Schedule 1.01 of the Existing Credit Agreement is hereby supplemented by adding Exhibit G hereto at the end thereof.

SECTION 4. CONDITIONS.

4.1 Conditions Precedent to Effectiveness of this Agreement. This Agreement shall become effective as of the date hereof (the “Effective Date”) upon satisfaction of each of the conditions set forth in this Section 4.1:

(a) receipt by the Agent of duly executed counterparts of this Agreement from each Borrower, each other Loan Party, the Agent, the Required Lenders, the Required Revolving Lenders, each Senior Tranche Lender the Issuing Bank, the LC Facility Issuing Bank and the Senior Tranche Issuing Bank; and

(b) receipt by the Agent of a consolidated cash forecast for the Borrowers setting forth projected cash flows and disbursements, to be in form, scope and substance acceptable to the Agent and the Senior Tranche Lenders (the “Approved Budget”).

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4.2 Conditions Precedent to Senior Tranche Advance. In addition to and without limitation of the terms of Section 4.03 of the Credit Agreement (subject to Section 2.2 hereof), the obligation of each Senior Tranche Lender to make any Senior Tranche Advance pursuant to the Credit Agreement is subject to the satisfaction of each of the following conditions precedent:

(a) receipt by the Agent of each of the agreements, documents, instruments and other items set forth on Exhibit H (the “Additional Closing Documents”), duly executed by the parties thereto (if applicable), each in form and substance acceptable to the Agent and the Senior Tranche Lenders;

(b) the Agent and the Senior Tranche Lenders shall have received payment (which payment may be made with the proceeds of Senior Tranche Advances or Senior Tranche Disbursements) of all fees and all out-of-pocket costs and expenses due and payable to the Agent and the Senior Tranche Lenders, including all fees and all out-of-pocket costs and expenses payable pursuant to Section 8.6;

(c) the Agent shall have received (i) evidence reasonably satisfactory to the Agent that all filings and registrations necessary to perfect liens granted pursuant to the Senior Aircraft Security Agreement, the Wells Senior Aircraft Security Agreement and each other Additional Closing Document that grants or purports to grant a security interest in favor of the Agent, have been made with applicable Governmental Authorities and (ii) such opinions and memoranda regarding such documents, filings and registrations as the Agent shall reasonably request; and

(d) as of the Senior Tranche Advance Date, the Forbearance Period shall not have been terminated in accordance with this Agreement and, immediately after giving effect to the funding of the Senior Tranche Advances and the use of proceeds thereof, no Default or Event of Default has occurred and is continuing other than the Specified Defaults.

SECTION 5. FORBEARANCE PERIOD COVENANTS.

5.1 Milestones. During the Forbearance Period, the Borrowers shall (a) provide a reasonably detailed 2012 business plan to the Agent and the Senior Tranche Lenders on or before March 31, 2012, and (b) (i) enter into negotiations concerning the Borrowers’ business, capital structure and long-term obligations (collectively, “Restructuring Matters”) with other stakeholders who are prepared to negotiate such Restructuring Matters and (ii) deliver to the Agent and the Senior Tranche Lenders fully negotiated term sheets concerning the Restructuring Matters (the “Restructuring Term Sheets”) and fully negotiated term sheets for interim and long term financing (the “Financing Term Sheets”), in each case on terms acceptable to the Agent and the Senior Tranche Lenders by April 30, 2012; provided, that if, on or before April 30, 2012, the holders of at least 51% of the Senior Notes have agreed in writing to forbear from exercising remedies under the Senior Note Documents, the date by which the Restructuring Term Sheets and Financing Term Sheets must be delivered to the Agent and the Senior Tranche Lenders shall be extended to the earlier of (x) the date such forbearance is terminated and (y) May 15, 2012; provided, further, that if the U.S. Borrower shall not have received from the Agent copies of proposed Financing Term Sheets in draft form on or before the date that is ten (10) Business Days prior to the date by which fully negotiated Financing Terms Sheets are required to be delivered pursuant to the foregoing clause (ii), the date for compliance with such clause (ii)

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solely as it relates to the Financing Term Sheets shall be extended to the date that is ten (10) Business Days after receipt by the U.S. Borrower from the Agent of such Financing Term Sheets in draft form.

5.2 Access; Materials; Meetings. During the Forbearance Period, each Loan Party shall provide to the Agent and the Senior Tranche Lenders and their counsel and advisors with prompt reasonable access to (i) its senior management, financial advisors and any other consultant retained by the Borrowers and (ii) all related diligence materials and written reports provided by any such financial advisors or any other consultant as may be reasonably requested by the Agent or the Senior Tranche Lenders other than any such materials and reports determined by the Borrowers or their counsel to be subject to the work-product doctrine or attorney-client privilege. Such access shall include (x) the participation by senior management of the U.S. Borrower in regular meetings with the Agent and the Senior Tranche Lenders and their counsel and advisors, including by teleconference, as may be requested by the Agent or Senior Tranche Lenders upon reasonable prior notice and at reasonable times and (y) access to the Loan Parties’ property and other business locations and their books and records.

5.3 Financial Statements. The U.S. Borrower will furnish to the Agent (which will promptly furnish such information to the Lenders in accordance with its customary practice) no later than April 10, 2012, its audited consolidated balance sheet and related statements of earnings, shareholders’ equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by PricewaterhouseCoopers LLP or other independent public accountants of recognized national standing and reasonably acceptable to the Agent to the effect that such consolidated financial statements present fairly, in all material respects, the financial position and results of operations of the U.S. Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP.

SECTION 6. REPRESENTATION AND WARRANTIES.

6.1 Enforceability. Each Borrower and each other Loan Party hereby represents and warrants that (x) this Agreement and each other Loan Document required to be executed on the date hereof to which each Borrower and each other Loan Party is a party has been duly executed and delivered by such Borrower or Loan Party, as applicable and (y) each of this Agreement and the Credit Agreement is the legal, valid and binding obligation of each Borrower and each other Loan Party, as applicable, and is enforceable against each Borrower and each other Loan Party, as applicable, in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally and by equitable principles relating to enforceability.

6.2 Authorization; No Conflicts. Each Borrower and each other Loan Party hereby represents and warrants that its execution, delivery and performance of this Agreement, and the other Loan Documents required to be executed on the date hereof, are within each applicable Borrower’s or Loan Party’s, as applicable, corporate or limited liability company powers and have been duly authorized by all necessary corporate, limited liability company and, if required, stockholder action of such Borrower or other Loan Party. The execution, delivery and

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performance of this Agreement, the Credit Agreement and the other Loan Documents (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, including the FAA, except (A) such as have been obtained or made and are in full force and effect, (B) for filings and registrations necessary to perfect Liens created pursuant to the Loan Documents, or (C) consents or approvals the failure of which to obtain would not reasonably be expected to result in a Material Adverse Effect (b) will not violate any Requirement of Law applicable to either Borrower, any other Loan Party or any of the Restricted Subsidiaries which would result in a Material Adverse Effect, (c) will not result in a default under any Material Indebtedness, and (d) will not result in the creation or imposition of any Lien on any asset of either Borrower, any Loan Party or any of the Restricted Subsidiaries, except Liens created pursuant to the Loan Documents;

6.3 No Default; Representations and Warranties in Loan Documents. Each Borrower and each other Loan Party hereby represents and warrants that (i) no Default or Event of Default has occurred and is continuing other than the Specified Defaults and (ii) except solely by reason of Specified Defaults, all of the representations and warranties of such Borrower and each other Loan Party contained in Sections 3.01, 3.02, 3.03, 3.04(c), 3.05, 3.06, 3.07, 3.08, 3.09, 3.10, 3.11, 3.18, 3.19, 3.20 and 3.22 (together, the “Specified Representations”) are true and correct in all material respects as of the date hereof, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date; provided that any representation or warranty that is qualified as to materiality or “Material Adverse Effect” shall be true and correct in all respects.

6.4 Lenders’ Representations. Each Lender party hereto other than Credit Suisse AG, Cayman Islands Branch (which expressly disclaims, in each of its capacities under this Agreement, any representation made herein) severally represents and warrants to the U.S. Borrower that (a) this Agreement has been duly executed and delivered by such Person, (b) this Agreement is its legal, valid and binding obligation and is enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally and by equitable principles relating to enforceability and (c) execution, delivery and performance of this Agreement, are within its organizational powers and have been duly authorized by all necessary organizational action.

6.5 Disclosure. Each Borrower and each other Loan Party hereby represents and warrants that none of the reports, financial statements, certificates or other information furnished by or on behalf of any Borrower or any other Loan Party to the Agent or any Lender in connection with the negotiation of this Agreement or delivered pursuant to hereto contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading as of the time when made or delivered.

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SECTION 7. RATIFICATION AND RELEASE.

7.1 Ratification. Each Borrower and each other Loan Party hereby (i) ratifies and reaffirms all of its payment and performance obligations, contingent or otherwise, and each grant of security interests and liens in favor of the Agent or the Lenders, as the case may be, under each Loan Document, (ii) agrees and acknowledges that the Liens granted to the Agent and the Lenders under each Loan Document on the Collateral granted pursuant to and in accordance with such Loan Document as security for the Obligations under or with respect to the Credit Agreement (it being understood that this clause (ii) does not apply to the assets on which Liens are or are intended to be granted pursuant to the Senior Aircraft Security Agreement, the Wells Senior Aircraft Security Agreement or any Post-Effective Date Senior Aircraft Security Agreement (as defined in the Security Agreement)) constitute valid, binding, enforceable and perfected first priority Liens and security interests (subject to Permitted Liens) and are not subject to avoidance, disallowance or subordination pursuant to any Requirement of Law, (iii) agrees and acknowledges the Obligations constitute legal, valid and binding obligations of the Loan Parties and the U.K. Borrower and that (x) no offsets, defenses or counterclaims to the Obligations or any other causes of action with respect to the Obligations or the Loan Documents exist and (y) no portion of the Obligations is subject to avoidance, disallowance, reduction or subordination pursuant to any Requirement of Law, (iv) agrees that such ratification and reaffirmation is not a condition to the continued effectiveness of the Loan Documents, and (v) agrees that neither such ratification and reaffirmation, nor the Agent’s nor any Lender’s solicitation of such ratification and reaffirmation, constitutes a course of dealing giving rise to any obligation or condition requiring a similar or any other ratification or reaffirmation from each party to the Credit Agreement with respect to any subsequent modifications, consent or waiver with respect to the Credit Agreement or other Loan Documents. Notwithstanding anything herein or in the other Loan Documents to the contrary, with respect to the Loan Parties’ deposit of any cash proceeds received in connection with the sale or disposition of assets on which Liens are or are intended to be granted pursuant to the Senior Aircraft Security Agreement, the Wells Senior Aircraft Security Agreement or any Post-Effective Date Senior Aircraft Security Agreement (as defined in the Security Agreement) into an account over which the Agent has a perfected security interest, the parties hereto each reserve all rights with respect to avoidability of such Liens, the Loan Parties preserve (notwithstanding such depositing) all rights to claim that any Liens on such proceeds are avoidable, and the Agent reserves all defenses with respect thereto. Notwithstanding anything herein or in the other Loan Documents to the contrary, with respect to the assets on which Liens are or are intended to be granted pursuant to the Senior Aircraft Security Agreement, the Wells Senior Aircraft Security Agreement or any Post-Effective Date Senior Aircraft Security Agreement (as defined in the Security Agreement), the parties hereto each reserve all rights with respect to the validity, enforceability and perfection of the Liens of the Agent thereon as of the date hereof before giving effect to such agreements and any filing or registration made with respect thereto. Each Borrower and each other Loan Party acknowledges and agrees that any of the Loan Documents to which it is a party or otherwise bound shall continue in full force and effect and that all of its obligations thereunder shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Agreement. The Credit Agreement and each other Loan Document is in all respects hereby ratified and confirmed and neither the execution, delivery nor effectiveness of this Agreement shall operate as a waiver of any Default or Event of Default (whether or not known to the Agent or any Lender), any right, power or remedy of the Agent or

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any Lender or any provision contained in the Credit Agreement or any other Loan Document, whether as a result of any Default, Event of Default or otherwise, except as expressly provided in this Agreement. This Agreement shall constitute a “Loan Document” for purposes of the Credit Agreement.

7.2 Release; Covenant Not to Sue; Acknowledgement. (a) Each Borrower and each other Loan Party hereby absolutely and unconditionally releases and forever discharges the Agent, each LC Facility Issuing Bank, each Issuing Bank, each Senior Tranche Issuing Bank, each Lender and each of their respective Related Parties (each a “Released Party”), from any and all claims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, which either Borrower or any other Loan Party, as applicable, has had, now has or has made claim to have against any such person for or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time to and including the Effective Date, whether such claims, demands and causes of action are matured or unmatured or known or unknown, in each case with respect to (i) the Credit Agreement and the other Loan Documents, (ii) the transactions contemplated thereby or any actions or omissions in connection therewith, and (iii) any aspect of the dealings or relationships between or among each Borrower and each other Loan Party, on the one hand, and any or all of the Released Parties, on the other hand, relating to any or all of the documents, transactions, actions or omissions referenced in clause (i) hereof. Each Borrower and each other Loan Party acknowledges that it may hereafter discover facts different from or in addition to those now known or believed to be true with respect to such claims, demands, or causes of action and agree that this instrument shall be and remain effective in all respects notwithstanding any such differences or additional facts. Each Borrower and each other Loan Party understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.

(b) Each Borrower and each other Loan Party, on behalf of itself and its successors, assigns, hereby absolutely, unconditionally and irrevocably, covenants and agrees with and in favor of each Released Party above that it will not sue (at law, in equity, in any regulatory proceeding or otherwise) any Released Party on the basis of any claim released, remised and discharged by either Borrower or any other Loan Party pursuant to the above release.

(c) Each Borrower and each other Loan Party represents and warrants that, to its actual knowledge, there are no liabilities, claims, suits, debts, liens, losses, causes of action, demands, rights, damages or costs, or expenses of any kind, character or nature whatsoever, which either Borrower and each other Loan Party may have or claim to have against any Released Party arising with respect to the Obligations, the Credit Agreement, this Agreement or any other Loan Document.

SECTION 8. MISCELLANEOUS.

8.1 Effect. Upon the effectiveness of this Agreement, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import shall mean and be a reference to the Credit Agreement as modified hereby and each reference in the other Loan Documents to the Credit Agreement, “thereunder,” “thereof,” or words of like import shall mean and be a reference to the Credit Agreement as modified hereby.

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8.2 Severability. To the extent permitted by law, any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

8.3 Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Agent or any Lender constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4, this Agreement shall become effective when it shall have been executed by the Agent and when the Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns in accordance with the Credit Agreement. Delivery of an executed counterpart of a signature page of this Agreement by facsimile shall be effective as delivery of a manually executed counterpart of this Agreement.

8.4 GOVERNING LAW. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (OTHER THAN AS EXPRESSLY SET FORTH IN ANY OTHER LOAN DOCUMENT) SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

8.5 Headings. Section headings used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

8.6 Reimbursement of the Agent’s and the Lenders’ Expenses. Without limiting any of the Agent’s or the Lenders’ rights, or any of Borrowers’ obligations, under Section 9.03 of the Credit Agreement, Borrowers hereby agree to promptly, and in any event no less frequently than monthly, upon reasonable advance notice, reimburse the Agent and the Senior Tranche Lenders for all reasonable and documented out-of-pocket costs and expenses incurred by any of them or by any of their Related Persons in connection with the Restructuring Matters, and all other reasonable and documented out-of-pocket costs and expenses of the Agent and the Lenders described in Section 9.03 of the Credit Agreement, including in each case the reasonable and documented out-of-pocket costs and expenses of the Agent’s counsel Sidley Austin LLP and its financial advisor Houlihan Lokey, and the reasonable and documented out-of-pocket costs and expenses of Wachtell Lipton Rosen & Katz LLP (which reimbursements and payments may be made with the proceeds of the Senior Tranche Advances or Senior Tranche Disbursements).

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8.7 Direction to Agent. Each of the Lenders party hereto hereby directs the Agent to (i) execute and deliver this Agreement, (ii) execute and deliver the Senior Aircraft Security Agreement in the form attached hereto as Exhibit I-1 (the “Senior Aircraft Security Agreement”), (iii) execute and deliver the Senior Aircraft Security Agreement in the form attached hereto as Exhibit I-2 (the “Wells Senior Aircraft Security Agreement”), (iv) execute and deliver the First Amendment to U.S. Pledge and Security Agreement in the form attached hereto as Exhibit J (“First Amendment to U.S. Pledge and Security Agreement”) and (v) execute and deliver such other documents, agreements and instruments, and take or cause to be taken such further actions (including the filing and recording of financing statements, fixture filings, mortgages, deeds of trust and other documents and such other actions or deliveries of the type required, as applicable), as may be necessary or advisable to carry out the terms and conditions of this Agreement and the other Loan Documents and to ensure perfection and priority of the Liens created or intended to be created by the Collateral Documents, including in each case the Additional Closing Documents.

8.8 Joinder of Senior Tranche Issuing Bank and Initial Senior Tranche Lender. The parties hereto agree that each of the Senior Tranche Issuing Bank and Initial Senior Tranche Lender, by its signature below, becomes a party to the Credit Agreement with the same force and effect as if originally named therein and party thereto as Senior Tranche Issuing Bank and Initial Senior Tranche Lender, respectively, and each of the Senior Tranche Issuing Bank and Initial Senior Tranche Lender, respectively, hereby agrees to all the terms and provisions of the Agreement applicable to it as Senior Tranche Issuing Bank and Initial Senior Tranche Lender, respectively, thereunder.

8.9 Further Assurances. Each Loan Party agrees to, and to cause any other Loan Party to, take all further actions and execute all further documents as the Agent may from time to time reasonably request to carry out the transactions contemplated by this Agreement and all other agreements executed and delivered in connection herewith.

[Signature Pages Follow]

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WITNESS the due execution hereof by the respective duly authorized officers of the undersigned of this Agreement as of the date first written above.

U.S. BORROWER

HAWKER BEECHCRAFT ACQUISITION COMPANY LLC

By:	/s/ K.J. Tjon
Name: K.J. Tjon
Title: Chief Financial Officer and Treasurer

U.K. BORROWER

HAWKER BEECHCRAFT LIMITED

By:	/s/ K.J. Tjon
Name: K.J. Tjon
Title: Director

Signature Page to

Forbearance Agreement and Amendment No. 3

GUARANTORS:

HAWKER BEECHCRAFT, INC.

By:	/s/ K.J. Tjon
Name: K.J. Tjon
Title: Chief Financial Officer and Treasurer

HAWKER BEECHCRAFT CORPORATION

By:	/s/ K.J. Tjon
Name: K.J. Tjon
Title: Chief Financial Officer and Treasurer

HAWKER BEECHCRAFT HOLDING, INC.

By:	/s/ K.J. Tjon
Name: K.J. Tjon
Title: President, Chief Financial Officer and Treasurer

TRAVEL AIR INSURANCE COMPANY, LTD.

By:	/s/ K.J. Tjon
Name: K.J. Tjon
Title: President and Treasurer

HAWKER BEECHCRAFT NOTES COMPANY

By:	/s/ K.J. Tjon
Name: K.J. Tjon
Title: Chief Financial Officer and Treasurer

Signature Page to

Forbearance Agreement and Amendment No. 3

HAWKER BEECHCRAFT DEFENSE COMPANY, LLC

By:	HAWKER BEECHCRAFT CORPORATION, its Sole Member

By:	/s/ K.J. Tjon
Name: K.J. Tjon
Title: Chief Financial Officer and Treasurer

TRAVEL AIR INSURANCE COMPANY (KANSAS)

By:	/s/ K.J. Tjon
Name: K.J. Tjon
Title: President and Treasurer

HAWKER BEECHCRAFT REGIONAL OFFICES, INC.

By:	/s/ K.J. Tjon
Name: K.J. Tjon
Title: Chief Financial Officer and Treasurer

BEECHCRAFT AVIATION COMPANY

By:	/s/ K.J. Tjon
Name: K.J. Tjon
Title: President, Chief Financial Officer and Treasurer

HAWKER BEECHCRAFT QUALITY SUPPORT COMPANY

By:	/s/ K.J. Tjon
Name: K.J. Tjon
Title: Chief Financial Officer and Treasurer

Signature Page to

Forbearance Agreement and Amendment No. 3

HAWKER BEECHCRAFT GLOBAL CUSTOMER SUPPORT CORPORATION

By:	/s/ K.J. Tjon
Name: K.J. Tjon
Title: Chief Financial Officer and Treasurer

ARKANSAS AEROSPACE, INC.

By:	/s/ K.J. Tjon
Name: K.J. Tjon
Title: President and Chief Financial Officer

HAWKER BEECHCRAFT FINANCE CORPORATION

By:	/s/ K.J. Tjon
Name: K.J. Tjon
Title: President, Chief Financial Officer and Treasurer

HAWKER BEECHCRAFT INTERNATIONAL DELIVERY CORP.

By:	/s/ K.J. Tjon
Name: K.J. Tjon
Title: President, Chief Financial Officer and Treasurer

Signature Page to

Forbearance Agreement and Amendment No. 3

AGENT:

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH

By:	/s/ Didier Siffer
Name: Didier Siffer
Title: Authorized Signatory

By:	/s/ Megan Kane
Name: Megan Kane
Title: Authorized Signatory

SENIOR TRANCHE LENDER:

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH

By:	/s/ Didier Siffer
Name: Didier Siffer
Title: Authorized Signatory

By:	/s/ Megan Kane
Name: Megan Kane
Title: Authorized Signatory

SENIOR TRANCHE ISSUING BANK:

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH

By:	/s/ Didier Siffer
Name: Didier Siffer
Title: Authorized Signatory

By:	/s/ Megan Kane
Name: Megan Kane
Title: Authorized Signatory

Signature Page to

Forbearance Agreement and Amendment No. 3

ISSUING BANK:

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH

By:	/s/ Didier Siffer
Name: Didier Siffer
Title: Authorized Signatory

By:	/s/ Megan Kane
Name: Megan Kane
Title: Authorized Signatory

LC FACILITY ISSUING BANK:

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH

By:	/s/ Didier Siffer
Name: Didier Siffer
Title: Authorized Signatory

By:	/s/ Megan Kane
Name: Megan Kane
Title: Authorized Signatory

LENDERS:

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH

By:	/s/ Didier Siffer
Name: Didier Siffer
Title: Authorized Signatory

By:	/s/ Megan Kane
Name: Megan Kane
Title: Authorized Signatory

Signature Page to

Forbearance Agreement and Amendment No. 3

CAPITAL RESEARCH AND MANAGEMENT COMPANY, ON BEHALF OF THE FOLLOWING LENDERS:

AMERICAN HIGH-INCOME TRUST THE BOND FUND OF AMERICA
THE INCOME FUND OF AMERICA CAPITAL WORLD BOND FUND
AMERICAN FUNDS INSURANCE SERIES - HIGH-INCOME BOND FUND
AMERICAN FUNDS INSURANCE SERIES - ASSET ALLOCATION FUND
AMERICAN FUNDS INSURANCE SERIES - BOND FUND
AMERICAN FUNDS INSURANCE SERIES - GLOBAL BOND FUND

By:	/s/ Paul G. Haaga, Jr.
Name: Paul G. Haaga, Jr.
Title: Chairman

Signature Page to

Forbearance Agreement and Amendment No. 3

CAPITAL GUARDIAN TRUST COMPANY, ON BEHALF OF THE FOLLOWING LENDERS:

CAPITAL GUARDIAN GLOBAL HIGH-INCOME OPPORTUNITIES MASTER FUND
CAPITAL GUARDIAN U.S. HIGH YIELD FIXED-INCOME MASTER FUND

By:	/s/ Mark Brubaker
Name: Mark Brubaker
Title: Senior Vice President

Signature Page to

Forbearance Agreement and Amendment No. 3

CCP CREDIT ACQUISITION HOLDINGS, LLC

By:	/s/ Susanne V. Clark
Name: Susanne V. Clark
Title: Authorized Signatory

CENTERBRIDGE SPECIAL CREDIT PARTNERS, L.P.

By:	/s/ Susanne V. Clark
Name: Susanne V. Clark
Title: Authorized Signatory

Signature Page to

Forbearance Agreement and Amendment No. 3

ANGELO, GORDON MANAGEMENT L.L.C., FOR AND ON BEHALF OF THE FOLLOWING LENDER

SILVER OAK CAPITAL L.L.C.

By:	/s/ Thomas M. Fuller
Name: Thomas M. Fuller
Title: Authorized Signature

Signature Page to

Forbearance Agreement and Amendment No. 3

RACE POINT IV CLO, LTD.

BY: SANKATY ADVISORS, LLC, AS ASSET MANAGER

By:	/s/ Andrew S. Viens
Name: Andrew S. Viens
Title: Sr. Vice President of Operations

PROSPECT HARBOR CREDIT PARTNERS, L.P.

By:	/s/ Andrew S. Viens
Name: Andrew S. Viens
Title: Sr. Vice President of Operations

SANKATY CREDIT OPPORTUNITIES III, L.P.

By:	/s/ Andrew S. Viens
Name: Andrew S. Viens
Title: Sr. Vice President of Operations

SANKATY CREDIT OPPORTUNITIES IV, L.P.

By:	/s/ Andrew S. Viens
Name: Andrew S. Viens
Title: Sr. Vice President of Operations

SANKATY CREDIT OPPORTUNITIES (OFFSHORE MASTER) IV, L.P.

BY:	/S/ ANDREW S. VIENS
NAME: ANDREW S. VIENS
TITLE: SR. VICE PRESIDENT OF OPERATIONS

Signature Page to

Forbearance Agreement and Amendment No. 3

AVERY POINT CLO, LTD.

By:	/s/ Andrew S. Viens
Name: Andrew S. Viens
Title: Sr. Vice President of Operations

Signature Page to

Forbearance Agreement and Amendment No. 3

EXHIBIT A

Specified Defaults

1.	Events of Default under the Credit Agreement to the extent resulting from failure to comply with Section 5.01(a) of the Credit Agreement relating to the fiscal period ended December 31, 2011.

2.	Events of Default arising under the Credit Agreement to the extent resulting from changes to the form of Compliance Certificate to be delivered pursuant to Section 5.01(c) of the Credit Agreement.

3.	Events of Default under the Credit Agreement to the extent resulting from failure to comply with Section 5.01(e) of the Credit Agreement.

4.	Events of Default under the Credit Agreement to the extent resulting from failure to comply with Section 5.02 of the Credit Agreement relating to matters first occurring on or before the Third Amendment Effective Date.

5.	Events of Default under the Credit Agreement to the extent resulting from failure to comply with Section 6.10 of the Credit Agreement for the periods ended December 31, 2011 and March 31, 2012.

6.	Events of Default under Section 7.01(a) of the Credit Agreement other than in respect of payments on account of the Senior Tranche Obligations and payment on account of fees, costs and expenses of the Agent.

7.	Events of Default under Section 7.01(e) of the Credit Agreement.

8.	Events of Default under Section 7.01(g)(i) of the Credit Agreement.

9.	Events of Default under Section 7.01(i) of the Credit Agreement.

10.	Events of Default under the Credit Agreement and other Loan Documents relating to failures to timely grant mortgages on certain Aircraft Collateral to the extent such Events of Default occurred on or prior to the Third Amendment Effective Date.

11.	Alleged Events of Default resulting from the Loan Parties’ failure to use commercially reasonable efforts to obtain certain account agreements to the extent such Events of Default occurred on or prior to the Third Amendment Effective Date.

12.	Events of Default resulting from the Loan Parties’ failure to have provided adequate notice to the Agent of the U.S. Borrower’s formation of a Russian Subsidiary.

13.	Events of Default resulting from the existence of the litigation matters identified in the Loan Parties’ most recent Form 10-Q filed with the SEC, and from matters resulting from matters disclosed to the Agent and the Lenders party hereto on March 21, 2012 concerning a supplier.

EXHIBIT B

Amendments to Credit Agreement

See attached.

Signature Page to

Forbearance Agreement and Amendment No. 3

~~CONFORMED COPY~~

~~(THROUGH~~EXHIBIT B TO THIRD AMENDMENT ~~NO. 2)~~

CREDIT AGREEMENT

Dated as of March 26, 2007

among

THE FINANCIAL INSTITUTIONS PARTY HERETO,

as the Lenders,

HAWKER BEECHCRAFT, INC.

HAWKER BEECHCRAFT ACQUISITION COMPANY, LLC,

and

HAWKER BEECHCRAFT LIMITED,

as Borrowers,

THE GUARANTORS FROM TIME TO TIME PARTY HERETO,

CREDIT SUISSE,

as Administrative Agent and Collateral Agent,

GOLDMAN SACHS CREDIT PARTNERS L.P.,

as Syndication Agent

and

CITICORP NORTH AMERICA, INC.,

as Documentation Agent

CREDIT SUISSE SECURITIES (USA) LLC

and

GOLDMAN SACHS CREDIT PARTNERS L.P.,

as Joint Lead Arrangers,

and

LEHMAN BROTHERS INC.

and

UBS SECURITIES LLC,

as Joint Bookrunners,

TABLE OF CONTENTS

Page

ARTICLE I DEFINITIONS

SECTION 1.01	Defined Terms	1
SECTION 1.02	Classification of Loans and Borrowings	~~54~~58
SECTION 1.03	Conversion of Currencies	~~54~~58
SECTION 1.04	Terms Generally	~~55~~58
SECTION 1.05	Effectuation of Transactions	~~55~~59
SECTION 1.06	Change of Currency	~~55~~59
SECTION 1.07	Funding of Loans to the U.K. Borrower	~~55~~59

ARTICLE II THE CREDITS

SECTION 2.01	Commitments	~~55~~59
SECTION 2.02	Loans and Borrowings	~~56~~61
SECTION 2.03	Swingline Loans	~~58~~63
SECTION 2.04	Letters of Credit	~~59~~64
SECTION 2.05	Termination and Reduction of Commitments and LC Facility Deposits	~~65~~72
SECTION 2.06	Repayment of Loans ~~66~~ and Senior Tranche Advances	73
SECTION 2.07	Evidence of Debt	~~67~~74
SECTION 2.08	Optional Prepayment of Loans ~~68~~ and Senior Tranche Advances	75
SECTION 2.09	Mandatory Prepayment of Loans ~~69~~ and Advances	77
SECTION 2.10	Fees	~~70~~79
SECTION 2.11	Interest	~~72~~82
SECTION 2.12	Conversion/Continuation Options	~~73~~83
SECTION 2.13	Payments and Computations	~~74~~85
SECTION 2.14	Increased Costs; Change of Law, Etc.	~~75~~86
SECTION 2.15	Taxes	~~78~~89
SECTION 2.16	Allocation of Proceeds; Sharing of Setoffs	~~81~~93
SECTION 2.17	Mitigation Obligations; Replacement of Lenders	~~82~~94
SECTION 2.18	Credit Linked Deposit Account	~~83~~95
SECTION 2.19	Incremental Facilities	~~84~~97

ARTICLE III REPRESENTATIONS AND WARRANTIES

SECTION 3.01	Organization; Powers	~~86~~99
SECTION 3.02	Authorization; Enforceability	~~86~~99
SECTION 3.03	Governmental Approvals; No Conflicts	~~86~~99
SECTION 3.04	Financial Condition; No Material Adverse Change	~~87~~100
SECTION 3.05	Properties	~~87~~100
SECTION 3.06	Litigation and Environmental Matters	~~88~~101

-i-

SECTION 3.07	Compliance with Laws and Agreements; Licenses and Permits	~~8~~9102
SECTION 3.08	Investment Company Status	~~89~~102
SECTION 3.09	Taxes	~~89~~102
SECTION 3.10	Deduction of Tax	~~90~~103
SECTION 3.11	No Filing or Stamp Taxes	~~90~~103
SECTION 3.12	ERISA	~~90~~103
SECTION 3.13	Reserved	~~90~~103
SECTION 3.14	Material Agreements	~~90~~103
SECTION 3.15	Solvency	~~90~~103
SECTION 3.16	Reserved	~~91~~104
SECTION 3.17	Reserved	~~91~~104
SECTION 3.18	Security Interest in Collateral	~~91~~104
SECTION 3.19	~~Reserved~~	~~91~~Disclosure 104
SECTION 3.20	Federal Reserve Regulations	~~91~~104
SECTION 3.21	Transaction Documents	~~91~~105
SECTION 3.22	Senior Indebtedness	~~91~~105

ARTICLE IV CONDITIONS

SECTION 4.01	Conditions Precedent to Initial Credit Extensions	~~92~~105
SECTION 4.02	Conditions Precedent to Each Loan and Letter of Credit	~~96~~110
SECTION 4.03	Conditions Precedent to Each Senior Tranche Advance, Senior Tranche Disbursement and Senior Tranche Letter of Credit	111

ARTICLE V AFFIRMATIVE COVENANTS

SECTION 5.01	Financial Statements and Other Information	~~97~~112
SECTION 5.02	Notices of Material Events	~~99~~114
SECTION 5.03	Existence; Conduct of Business	~~100~~115
SECTION 5.04	Payment of Obligations	~~100~~115
SECTION 5.05	Maintenance of Properties	~~100~~115
SECTION 5.06	Books and Records; Inspection Rights	~~100~~115
SECTION 5.07	Maintenance of Ratings	~~101~~116
SECTION 5.08	Compliance with Laws	~~101~~116
SECTION 5.09	Use of Proceeds	~~101~~116
SECTION 5.10	Insurance	~~101~~116
SECTION 5.11	Additional Collateral; Further Assurances	~~101~~116
SECTION 5.12	Environmental	~~103~~119
SECTION 5.13	Approved Budget; Cash Flow Reporting 116	120

ARTICLE VI NEGATIVE COVENANTS

SECTION 6.01	Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock	~~104~~121
SECTION 6.02	Limitation on Liens	~~110~~128

-ii-

SECTION 6.03	Merger, Consolidation or Sale of All or Substantially All Assets	~~111~~128
SECTION 6.04	Limitation on Restricted Payments	~~114~~132
SECTION 6.05	Limitations on Transactions with Affiliates	~~118~~135
SECTION 6.06	Dispositions	~~120~~137
SECTION 6.07	Limitation on Investments and Designation of Unrestricted Subsidiaries	~~122~~140
SECTION 6.08	Dividends and Other Payment Restrictions Affecting Restricted Subsidiaries	~~122~~140
SECTION 6.09	Amendments to Specified Indebtedness	~~124~~142
SECTION 6.10	Maximum Consolidated Secured Debt Ratio	~~125~~142
SECTION 6.11	~~Reserved~~	~~125~~Variance Covenant 144
SECTION 6.12	Hawker Beechcraft Notes Corporation	~~125~~145
SECTION 6.13	Business of U.S. Borrower and Restricted Subsidiaries	~~125~~145

ARTICLE VII EVENTS OF DEFAULT

SECTION 7.01	Events of Default	~~126~~145
SECTION 7.02	Remedies upon Event of Default	~~128~~147
SECTION 7.03	Specified Equity Contributions	~~129~~148

ARTICLE VIII THE AGENT

ARTICLE IX MISCELLANEOUS

SECTION 9.01	Notices	~~132~~152
SECTION 9.02	Waivers; Amendments	~~133~~153
SECTION 9.03	Expenses; Indemnity; Damage Waiver	~~135~~155
SECTION 9.04	Successors and Assigns	~~137~~157
SECTION 9.05	Survival	~~141~~161
SECTION 9.06	Counterparts; Integration; Effectiveness	~~141~~162
SECTION 9.07	Severability	~~141~~162
SECTION 9.08	Right of Setoff	~~141~~162
SECTION 9.09	Governing Law; Jurisdiction; Consent to Service of Process	~~142~~163
SECTION 9.10	WAIVER OF JURY TRIAL	~~143~~164
SECTION 9.11	Headings	~~144~~164
SECTION 9.12	Confidentiality	~~144~~164
SECTION 9.13	Several Obligations; Nonreliance; Violation of Law	~~144~~165
SECTION 9.14	USA PATRIOT Act	~~144~~165
SECTION 9.15	Disclosure	~~144~~165
SECTION 9.16	Interest Rate Limitation	~~145~~165

ARTICLE X LOAN GUARANTY

SECTION 10.01	Guaranty	~~145~~166

-iii-

SECTION 10.02	Guaranty of Payment	~~145~~166
SECTION 10.03	No Discharge or Diminishment of Loan Guaranty	~~145~~166
SECTION 10.04	Defenses Waived	~~146~~167
SECTION 10.05	Rights of Subrogation	~~147~~168
SECTION 10.06	Reinstatement; Stay of Acceleration	~~147~~168
SECTION 10.07	Information	~~147~~168
SECTION 10.08	Reserved	~~147~~168
SECTION 10.09	Maximum Liability	~~147~~168
SECTION 10.10	Contribution	~~147~~169
SECTION 10.11	Liability Cumulative	~~148~~169
SECTION 10.12	Release of Loan Guarantors	~~148~~169

SCHEDULES:

Schedule 1.01	—	Commitment Schedule
Schedule 1.01(a)	—	Immaterial Subsidiaries
Schedule 1.01(b)	—	Mortgaged Properties
Schedule 1.01(c)	—	Existing Debt to be Refinanced
Schedule 1.01(d)	—	Agent’s Office
Schedule 1.01(e)	—	Lending Offices
Schedule 1.01(f)	—	Mandatory Costs
Schedule 1.01(g)	—	Reserved
Schedule 1.01(h)	—	Historical EBITDA
Schedule 3.05(a)	—	Principal Place of Business and Chief Executive Office
Schedule 3.05(f)	—	Intellectual Property
Schedule 3.06	—	Disclosed Matters
Schedule 4.01(b)	—	Local Counsel
Schedule 6.01	—	Existing Indebtedness
Schedule 6.02	—	Existing Liens
Schedule 6.04	—	Restricted Payments
Schedule 6.05	—	Existing Affiliate Transactions
Schedule 9.01	—	Borrowers’ Website for Electronic Delivery

EXHIBITS:

Exhibit A	—	Form of Administrative Questionnaire
Exhibit B	—	Form of Assignment and Assumption
Exhibit C	—	Form of Compliance Certificate
Exhibit D	—	Joinder Agreement
Exhibit E	—	Form of Borrowing Request
Exhibit F-1	—	Form of Revolving Credit Note
Exhibit F-2	—	Form of Term Loan Note
Exhibit F-3	—	Form of Senior Tranche Advance Note
Exhibit G	—	Form of Conversion or Continuation Notice
Exhibit H	—	Form of Non-Bank Certificate
Exhibit I	—	Form of Senior Tranche Disbursement Request
Exhibit J	—	Form of Senior Tranche Interest Election Request

-iv-

CREDIT AGREEMENT dated as of March 26, 2007 (this “Agreement”), among HAWKER BEECHCRAFT, INC., a Delaware corporation (“Holdings” and, prior to the Acquisition (as defined below), the “U.S. Borrower”), HAWKER BEECHCRAFT ACQUISITION COMPANY, LLC (“HBAC” and, after the Acquisition, the “U.S. Borrower”), HAWKER BEECHCRAFT LIMITED, a limited company incorporated under the laws of England and Wales with registered number 06018571 (the “U.K. Borrower” and, together with the U.S. Borrower, the “Borrowers”), each Subsidiary of Holdings that, from time to time, becomes a party hereto, the Lenders (as defined in Article I), CREDIT SUISSE, as LC Facility Issuing Bank (in such capacity, the “LC Facility Issuing Bank”), the Issuing Banks named herein, CREDIT SUISSE, as administrative agent and collateral agent for the Lenders hereunder (in such capacities, the “Agent”), GOLDMAN SACHS CREDIT PARTNERS L.P., as syndication agent (the “Syndication Agent”), CITIBANK NORTH AMERICA, INC., as documentation agent (the “Documentation Agent”), and the other parties hereto from time to time.

Pursuant to or in connection with the Purchase Agreements (such term and each other capitalized term used but not defined in this introductory statement having the meaning given it in Article I), (a) Holdings will acquire all of the outstanding equity interests in HBAC from Raytheon Aircraft Holdings, Inc. and the U.K. Borrower will acquire certain assets from Raytheon Aircraft Services Limited, with HBAC assuming, subsequent to the consummation of the Acquisition, all of the Obligations of Holdings under this Agreement and the other Loan Documents (such acquisitions collectively, the “Acquisition”), (b) the U.S. Borrower will co-issue, in a public offering or in a Rule 144A or other private placement, $800.0 million aggregate principal amount of its Senior Notes, (c) the U.S. Borrower will co-issue, in a public offering or in a Rule 144A or other private placement, $400.0 million aggregate principal amount of its Senior Subordinated Notes, (d) the Equity Contribution will be made, (e) the Existing Debt Refinancing will be effected and (e) the Transaction Costs will be paid.

In connection with the foregoing, the Borrowers have requested the Lenders to extend credit in the form of Loans and Letters of Credit. The proceeds of the Loans on the Closing Date are to be used solely to finance, in part, the Acquisition and the Existing Debt Refinancing and to pay the Transaction Costs and the proceeds of any Revolving Loans on the Closing Date will be used to finance, in part, the Acquisition and for general corporate purposes. Loans ~~and~~, Letters of Credit and Senior Tranche Advances after the Closing Date will be used for general corporate purposes.

The Lenders are willing to extend such credit to the Borrowers on the terms and subject to the conditions set forth herein. Accordingly, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.01 Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“Acquired Entity or Business” means any Person, property, business or asset acquired by the U.S. Borrower or any Restricted Subsidiary, to the extent not subsequently sold, transferred or otherwise disposed by the U.S. Borrower or such Restricted Subsidiary.

“Acquired Indebtedness” means, with respect to any specified Person, (a) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person, including Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Restricted Subsidiary of such specified Person, and (b) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Acquisition” has the meaning assigned to such term in the preamble to this Agreement.

“Additional Interest” means all liquidated damages then owing pursuant to the Registration Rights Agreement.

“Administrative Questionnaire” means an Administrative Questionnaire in the form of Exhibit A or in any other form approved by the Agent.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this Agreement, “control” (including, with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For the avoidance of doubt, none of the Joint Lead Arrangers, their respective lending affiliates or any entity acting as Issuing Bank, the Senior Tranche Issuing Bank or LC Facility Issuing Bank hereunder shall be deemed to be an Affiliate of the Company or its Subsidiaries.

“Affiliate Transaction” has the meaning assigned to such term in Section 6.05(a).

“Agent” has the meaning assigned to such term in the preamble to this Agreement.

“Agent’s Office” means, with respect to any currency, the Agent’s address and, as appropriate, account as set forth on Schedule 1.01(d) with respect to such currency, or such other address or account with respect to such currency as the Agent may from time to time notify the U.S. Borrower and the Lenders.

“Agreement” has the meaning assigned to such term in the preamble to this Agreement.

“Agreement Currency” has the meaning specified in Section 9.09(f).

“Alternative Currency” means any lawful currency other than Dollars that is freely transferable into Dollars.

“Anti-Bribery Laws” means all statutory and regulatory requirements under (a) the anti-bribery provisions of the Foreign Corrupt Practices Act (the “FCPA”) and (b) the books and records provisions of the FCPA as they relate to any payment in violation of the anti-bribery provisions of the FCPA.

“Applicable Amount” shall mean, at any time (the “Reference Time”), an amount equal to (a) the sum, without duplication, of:

(i) the Cumulative Retained Excess Cash Flow Amount at such time, plus

(ii) the aggregate amount of proceeds received after the Closing Date and prior to such time that (x) would have constituted Net Proceeds from an Asset Sale Prepayment Event but for the operation of clause (b) of the second sentence of the definition of the term “Asset Sale Prepayment Event, or (y) were not required to be applied to the mandatory prepayment of the

Senior Tranche Obligations and Term Loans under Section 2.09(b) by reason of the proviso contained at the end of Section 2.09(b) or as a result of the Term Lenders rejecting such mandatory prepayment pursuant to Section 2.09(c); plus

(iii) the amount of any capital contributions in cash, marketable securities or Qualified Proceeds made to, or any proceeds in cash, marketable securities or Qualified Proceeds of an issuance of Equity Interests (or debt securities that have been converted or exchanged into Equity Interests (other than Disqualified Equity Interests)) (in each case, other than (v) Excluded Contributions, (w) proceeds from Equity Interests of any direct or indirect parent company of the U.S. Borrower constituting the consideration for an Investment made in reliance on clause (j) of the definition of “Permitted Investments”, (x) any equity contribution or proceeds of Junior Capital received by the U.S. Borrower pursuant to Section 7.03, (y) the Designated Equity Amount and (z) the proceeds of Disqualified Stock of the U.S. Borrower and Designated Preferred Stock) received by the U.S. Borrower from and including the Business Day immediately following the Closing Date through and including the Reference Time, including any such proceeds from the issuance of Equity Interests of any direct or indirect parent of the U.S. Borrower to the extent the cash proceeds thereof are contributed to the U.S. Borrower, plus

(iv) to the extent not already reflected as an increase to Consolidated Net Income or reflected as a return of capital or deemed reduction in the amount of such Investment pursuant to clause (b)(ii) below, the amount of any distribution in cash, marketable securities or Qualified Proceeds received in respect of any Investment made in reliance on clause (q) of the definition of “Permitted Investments” and any dividend in cash, marketable securities or Qualified Proceeds received from an Unrestricted Subsidiary, in each case by the U.S. Borrower or any Restricted Subsidiary, plus

(v) to the extent not already reflected as a return of capital or deemed reduction in the amount of such Investment pursuant to clause (b)(ii) below, the aggregate amount received in cash or marketable securities and the fair market value, as determined in good faith by the U.S. Borrower, of Qualified Proceeds received after the Closing Date by the U.S. Borrower and its Restricted Subsidiaries by means of (1) the sale or other disposition (other than to the U.S. Borrower or a Restricted Subsidiary) of Investments made in reliance on clause (q) of the definition of “Permitted Investments”, repurchases and redemptions of such Investments (other than by the U.S. Borrower or any Restricted Subsidiary) and repayments of loans or advances that constitute such Investments or (2) the sale (other than to the U.S. Borrower or a Restricted Subsidiary) of Equity Interests in an Unrestricted Subsidiary (solely to the extent that such Investments in Unrestricted Subsidiaries were outstanding in reliance on clause (q) of the definition of Permitted Investments), plus

(vi) to the extent not already reflected as a return of capital or deemed reduction in the amount of such Investment pursuant to clause (b)(ii) below, the excess, if any, of (x) the fair market value of the Investment in an Unrestricted Subsidiary redesignated after the Closing Date as a Restricted Subsidiary (as determined by the U.S. Borrower in good faith or, if such fair market value exceeded $60.0 million, in writing by an Independent Financial Advisor) at the time of such redesignation to the extent that such Investment in such Unrestricted Subsidiary by the U.S. Borrower or any Restricted Subsidiary was made in reliance on clause (q) of the definition of “Permitted Investments” over (y) the aggregate actual amount of Investments in such Unrestricted Subsidiary made in reliance on clause (q) of the definition of “Permitted Investments”.

minus (b) the sum, without duplication, of:

(i) the aggregate actual amount of Restricted Payments made pursuant to Section 6.04(i) since the Closing Date and prior to the Reference Time; and

(ii) the aggregate actual amount of Investments made in reliance on clause (q) of the definition of “Permitted Investments” (net of any return of capital in respect of such Investment or deemed reduction in the amount of such Investment including, without limitation, upon the redesignation of any Unrestricted Subsidiary as a Restricted Subsidiary or the sale of any such Investment for cash or Qualified Proceeds).

“Applicable Lending Office” means, with respect to each Lender, (a) its U.S. Lending Office in the case of a Loan or Senior Tranche Advance to the U.S. Borrower and (b) its U.K. Lending Office in the case of a Loan to the U.K. Borrower.

“Applicable Rate” means a percentage per annum equal to:

(a) with respect to Term Loans and LC Facility LC Fees, (i) for Eurocurrency Rate Term Loans and LC Facility LC Fees, 2.00%, and (ii) for Base Rate Term Loans, 1.00%, provided that, on and after the first time that the corporate credit rating of the U.S. Borrower by S&P is B+ or better (with no negative outlook) and the corporate family rating of the U.S. Borrower by Moody’s is B1 or better (with no negative outlook), the Applicable Rate set forth in clause (i) above shall be 1.75% and the Applicable Rate set forth in clause (ii) above shall be 0.75%.

(b) with respect to Revolving Loans, Swingline Loans, Facility Fees and Revolving LC Fees, (i) until delivery of financial statements for the first full fiscal quarter commencing on or after the Closing Date pursuant to Section 5.01(b), (A) for Eurocurrency Rate Revolving Loans and Revolving LC Fees, 1.75%, (B) for Base Rate Revolving Loans and Swingline Loans, 0.75%, and (C) for Facility Fees, 0.50% and (ii) thereafter, the following percentages per annum, based upon the Consolidated Secured Debt Ratio as set forth in the most recent Compliance Certificate received by the Agent pursuant to Section 5.01(c):

Applicable Rate
Pricing Level	Consolidated Secured Debt Ratio	Eurocurrency Rate Revolving Loans and Revolving LC Fees	Base Rate Revolving Loans, Revolving Loans and Swingline Loans	Facility Fee Rate

1	<1.75:1 ≥1.75:1 but	1.125%	0.125%	0.375%
2	<2.25:1 ≥2.25:1 but	1.25%	0.25%	0.50%
3	<2.75:1	1.50%	0.50%	0.50%
4	≥2.75:1	1.75%	0.75%	0.50%

Any increase or decrease in the Applicable Rate resulting from a change in the Consolidated Secured Debt Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 5.01(c).

“Approved Budget” means the “Approved Budget” under (and as defined in) the Third Amendment, as such cash forecast may be amended from time to time pursuant to Section 5.13(c).

“Approved Budget Variance Report” has the meaning assigned to such term in Section 5.13(b)(ii).

“Approved Electronic Communications” means each notice, demand, communication, information, document and other material that any Loan Party is obligated to, or otherwise chooses to, provide to the Agent pursuant to any Loan Document or the transactions contemplated therein, including (a) any supplement, joinder or amendment to the Collateral Documents and any other written Contractual Obligation delivered or required to be delivered in respect of any Loan Document or the transactions contemplated therein and (b) any financial statement, financial and other report, notice, request, certificate and other information material; provided that “Approved Electronic Communications” shall exclude (i) any notice pursuant to Section 2.08 and Section 2.09 and any other notice relating to the payment of any principal or other amount due under any Loan Document prior to the scheduled date therefor and (ii) all notices of any Default.

“Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers, advises or manages a Lender.

“Asset Purchase Agreement” means the Asset Purchase Agreement, dated December 20 2006, among Raytheon Aircraft Services Limited and Greenbulb Limited.

“Asset Sale Prepayment Event” means (a) any Disposition of any business units, assets or other property (other than aircraft) of the U.S. Borrower or any of the Restricted Subsidiaries not in the ordinary course of business (including any Disposition of any Equity Interests of any Subsidiary of the U.S. Borrower owned by the U.S. Borrower or a Restricted Subsidiary)~~. Notwithstanding the foregoing, the term “Asset Sale Prepayment Event” shall not include (a) any transaction permitted (or not expressly prohibited) by Section 6.06, other than transactions consummated in reliance on Section 6.06(j) or (n), (b) any Disposition consummated to the extent that, at the time of the consummation thereof or after application of the Net Cash Proceeds therefrom, the Consolidated Secured Debt Ratio was equal to or less than 2.00 to 1.00 (and, for avoidance of doubt, any Net Cash Proceeds of such Disposition in excess of the amount, if any, applied to reduce the Consolidated Secured Debt Ratio to 2.00 to 1.00 shall not constitute Net Cash Proceeds from a Disposition constituting an Asset Sale Prepayment Event) or (c) any Disposition consummated to the extent that, at the time of the consummation thereof or after application of the Net Cash Proceeds therefrom, the Consolidated Secured Debt Ratio was equal to or less than 2.50 to 1.00; provided that this clause (c) shall apply solely to Net Cash Proceeds of such Disposition that are permitted to be used, and are actually used, to repurchase Senior Notes and/or Senior Subordinated Notes pursuant to Section 6.04(xix) (and, for the avoidance of doubt, any Net Cash Proceeds of such Disposition in excess of such amount used to repurchase Senior Notes and/or Senior Subordinated Notes shall, to the extent required by clause (b) above, constitute Net Cash Proceeds from a Disposition constituting an Asset Sale Prepayment Event)~~ or (b) any Disposition of any aircraft (excluding aircraft subject to a bona fide sale contract as of the Third Amendment Effective Date), in each case, excluding Dispositions among Loan Parties.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Agent, in the form of Exhibit B or any other form approved by the Agent ~~and the U.S. Borrower~~.

“Attributable Debt” in respect of a Sale and Lease-Back Transaction means, as at the time of determination, the present value (discounted at the interest rate then borne by the Term Loans,

compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale and Lease-Back Transaction (including any period for which such lease has been extended); provided, however, that if such Sale and Lease-Back Transaction results in a Capitalized Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of “Capitalized Lease Obligation”.

“Auction Manager” mean Goldman Sachs Credit Partners L.P.

“Auction Procedures” means the auction procedures, auction notice and returnbid in substantially the form set forth as Exhibit I to this Agreement; provided, however, that the Auction Manager, in consultation with the U.S. Borrower, may amend or modify the procedures, notices and bids in connection with any Permitted Voluntary Prepayment (including economic terms to the extent no Lenders have validly tendered Term Loans requested in an offer but excluding economic terms of an auction after any Lender has validly tendered Term Loans requested in an offer other than to increase the Auction Amount or raise the Discount Range); provided, further, that no such amendments or modifications may be implemented after 24 hours prior to the date and time return bids are due. Notwithstanding anything to the contrary set forth herein, the Auction Procedures may not be amended or modified in any manner that requires Agent to take or not take any action or otherwise imposes any obligation of any type on Agent without Agent’s prior written consent.

“Aviation Regulatory Authority” means the DOT, the FAA or any governmental entity or other governing body in a foreign country with jurisdiction to regulate the manufacturing of aircraft, the operations of air carriers, the certification of aircraft as airworthy, the repair, maintenance or alteration of aircraft, the training of individuals regarding the operation of aircraft, the supply and sale of aircraft parts, or any other aviation matter that is regulated by the FAA or DOT in the United States.

“Base Rate” means, for any day, a rate per annum equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus  1/2 of 1%. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

“Base Rate Advance” means any Senior Tranche Advance (or portion thereof) accruing interest based on the Base Rate.

“Benchmark LIBOR Rate” has the meaning assigned to such term in Section 2.18(b).

“Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Board of Directors” means (a) with respect to a corporation, the board of directors of the corporation, (b) with respect to a partnership, the board of directors or equivalent of the general partner of the partnership and (c) with respect to any other Person, the board of directors or equivalent of such Person serving a similar function.

“Board Resolution” means, with respect to the U.S. Borrower, a duly adopted resolution of the Board of Directors of the U.S. Borrower or any committee thereof.

“Borrowers” has the meaning assigned to such term in the preamble to this Agreement; provided, that upon the repayment in full of all Loans made to the U.K. Borrower or the assumption of such U.K. Borrower’s Foreign Obligations by another Person as contemplated by the definition of Change of Control or as permitted by Section 6.03, such U.K. Borrower shall cease to constitute a “Borrower” (or any equivalent term) hereunder.

“Borrowing” means any Loans of the same Type and currency to the same Borrower made, converted or continued on the same date and, in the case of Eurocurrency Rate Loans, as to which a single Interest Period is in effect.

“Borrowing Date” means a date on which any Borrowing is made pursuant to Section 2.02 or 2.03.

“Borrowing Request” means a request by a Borrower for a Borrowing in accordance with Section 2.02 or 2.03 and substantially in the form attached hereto as Exhibit E, or such other form as shall be approved by the Agent.

“Budget” shall have the meaning assigned to such term in Section 5.01(e).

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed and if the applicable Business Day relates to notices, determinations, fundings and payments in connection with the Eurocurrency Rate for any Eurocurrency Rate Loan denominated in Dollars or Sterling, the Senior Tranche Eurocurrency Rate for any Eurocurrency Rate Advance or the LIBOR Rate in connection with the LC Facility, a day on which banks are open for general business in London.

“Capital Expenditures” means, for any period, the aggregate, without duplication, of (a) all expenditures (whether paid in cash or accrued as liabilities) by the U.S. Borrower and the Restricted Subsidiaries during such period that, in conformity with GAAP, are or are required to be included as additions during such period to property, plant or equipment reflected in the consolidated balance sheet of the U.S. Borrower and the Restricted Subsidiaries; and (b) the capitalized amount of any Capitalized Lease Obligations incurred by the U.S. Borrower and its Restricted Subsidiaries during such period; provided that the term “Capital Expenditures” shall not include:

(i) expenditures made in connection with the replacement, substitution, restoration or repair of assets to the extent financed with (x) insurance proceeds paid on account of the loss of or damage to the assets being replaced, restored or repaired or (y) awards of compensation arising from the taking by eminent domain or condemnation of the assets being replaced,

(ii) the purchase price of equipment that is purchased simultaneously with the trade-in of existing equipment to the extent that the gross amount of such purchase price is reduced by a credit granted by the seller of such equipment for the equipment being traded in at such time,

(iii) the purchase of plant, property or equipment to the extent financed with the proceeds of Dispositions that are not applied to prepay Senior Tranche Obligations and Loans pursuant to Section 2.09,

(iv) expenditures that constitute consolidated lease expense,

(v) expenditures that are accounted for as capital expenditures by the U.S. Borrower or any Restricted Subsidiary and that actually are paid for by a Person other than the U.S. Borrower or any Restricted Subsidiary and for which neither the U.S. Borrower nor any Restricted Subsidiary has provided or is required to provide or incur, directly or indirectly, any consideration or obligation to such Person or any other Person (whether before, during or after such period),

(vi) the book value of any asset owned by the U.S. Borrower or any Restricted Subsidiary prior to or during such period to the extent that such book value is included as a capital expenditure during such period as a result of such Person reusing or beginning to reuse such asset during such period without a corresponding expenditure actually having been made in such period; provided that any expenditure necessary in order to permit such asset to be reused shall be included in Capital Expenditures during the period in which such expenditure actually is made, or

(vii) expenditures that constitute acquisitions of Persons or business units permitted hereunder.

“Capital Stock” means (a) in the case of a corporation, corporate stock, (b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (c) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited) and (d) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Capitalized Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) in accordance with GAAP.

“Capitalized Software Expenses” means, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities) by a Person and its Restricted Subsidiaries during such period in respect of licensed or purchased software or internally developed software and software enhancements that, in conformity with GAAP, are or are required to be reflected as capitalized costs on the consolidated balance sheet of a Person and its Restricted Subsidiaries.

“Cash Equivalents” means:

(a) Dollars;

(b) Sterling, Euro or, in the case of any Foreign Subsidiary, such local currencies held by it from time to time in the ordinary course of business;

(c) securities issued or directly and fully and unconditionally guaranteed or insured by the government of the United States of America or any agency or instrumentality thereof the securities of which are unconditionally guaranteed as a full faith and credit obligation of such government with maturities of 24 months or less from the date of acquisition;

(d) certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any commercial bank having capital and surplus in excess of $250.0 million;

(e) repurchase obligations for underlying securities of the types described in clauses (c) and (d) above entered into with any financial institution meeting the qualifications specified in clause (d) above;

(f) commercial paper rated at least “P-1” by Moody’s or at least “A 1” by S&P and in each case maturing within 12 months after the date of issuance thereof;

(g) investment funds investing at least 95% of their assets in securities of the types described in clauses (a) through (f) above;

(h) readily marketable direct obligations issued by any state of the United States of America or any political subdivision thereof having one of the two highest rating categories obtainable from either Moody’s or S&P with maturities of 24 months or less from the date of acquisition;

(i) Indebtedness or Preferred Stock issued by Persons with a rating of “A” or higher from S&P or “A2” or higher from Moody’s with maturities of 12 months or less from the date of acquisition; and

(j) in the case of any Foreign Subsidiary, investments of comparable tenure and credit quality to those described in the foregoing clauses (a) through (i) or other high quality short term investments, in each case, customarily utilized in countries in which such Foreign Subsidiary operates for short term cash management purposes.

Notwithstanding the foregoing, Cash Equivalents shall include amounts denominated in currencies other than those set forth in clauses (a) and (b) above; provided that such amounts are converted into one or more of the currencies set forth in clauses (a) and (b) above as promptly as practicable and in any event within ten (10) Business Days following the receipt of such amounts.

“Cash Management Agreement” means any agreement or arrangement to provide cash management services, including treasury, depository, overdraft, credit or debit card, electronic funds transfer and other cash management arrangements.

“Casualty Event” shall mean, with respect to any equipment, fixed assets or real property (including any improvements thereon) of the U.S. Borrower or any Restricted Subsidiary, any loss of or damage to, or any condemnation or other taking by a Governmental Authority of, such property, the date on which Holdings, the U.S. Borrower or any of the Restricted Subsidiaries receives insurance proceeds, or proceeds of a condemnation award or other compensation to replace or repair such property, in each case, in excess of $4.0 million with respect to any such event.

“Change in Law” means (a) the adoption of any law, treaty, order, policy, rule or regulation after the date of this Agreement, (b) any change in any law, treaty, order, policy, rule or regulation or in the interpretation, administration or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender (or, for purposes of Section 2.14(c), by any lending office of such Lender or by such Lender’s holding company, if any) with any request, guideline, directive or order (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement (other than any such request, guideline or directive to comply with any law, rule or regulation that was in effect on the date of this Agreement).

“Change of Control” means, at any time, (a) prior to the consummation of a Qualifying IPO of Holdings or any direct or indirect parent of Holdings (each of Holdings and any such parent, a

“Parent”), the Permitted Holders shall cease to beneficially own and control at least 51% on a fully diluted basis of the voting interests in the then outstanding voting stock of each such Parent; (b) following the consummation of a Qualifying IPO of any Parent, any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) other than the Permitted Holders (i) shall have acquired beneficial ownership of 35% or more on a fully diluted basis of the voting interest in the then outstanding voting stock of such Parent, and the percentage of the voting interest in such voting stock of such Parent acquired by such person or group exceeds, in the aggregate, the percentage held by the Permitted Holders taken as a whole or (ii) shall have obtained the power (whether or not exercised) to elect a majority of the members of the board of directors (or similar governing body) of such Parent; (c) the majority of the seats (other than vacant seats) on the board of directors (or similar governing body) of any Parent shall cease to be occupied by Persons who either (i) were members of the board of directors of such Parent on the Closing Date (after giving effect to the Transaction) or (ii) were nominated for election by the board of directors of such Parent, a majority of whom were directors on the Closing Date (after giving effect to the Transaction) or whose election or nomination for election was previously approved by a majority of such directors; (d) Holdings shall cease to beneficially own and control 100% on a fully diluted basis of the voting interests in the then outstanding voting stock of HBAC; or (e) any “change of control” (or any comparable term) in the Senior Notes Indenture or the Senior Subordinated Notes Indenture.

“Class” when used (i) in reference to any LC Facility Deposit, Loan or Borrowing, refers to whether such LC Facility Deposit, Loan, or the Loans comprising such Borrowing, are LC Facility Deposits, U.S. Revolving Loans, U.K. Revolving Loans, Term Loans, New Revolving Loans, New Term Loans (of any Series) or U.S. Swingline Loans, (ii) in reference to any Commitment refers to whether such Commitment is a U.S. Revolving Commitment, U.K. Revolving Commitment, New Revolving Commitment, Term Commitment, New Term Commitment (of any Series), LC Facility Commitment or Senior Tranche Commitment and (iii) in reference to any Lender, refers to whether such Lender is a U.S. Revolving Lender, U.K. Revolving Lender, New Revolving Lender, Term Loan Lender, New Term Lender (for any Series of New Term Loans) ~~or~~, LC Facility Lender or Senior Tranche Lender.

“Closing Date” means the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 9.02).

“Closing Date Material Adverse Effect” means any effect or change that is materially adverse to the business, results of operations or condition (financial or otherwise) of HBAC, RASL and their respective Subsidiaries, taken as a whole; provided that none of the following shall be deemed to constitute, and none of the following shall be taken into account in determining whether there has been, a Closing Date Material Adverse Effect: any adverse change, event, development, or effect arising from or relating to (1) general business or economic conditions, or conditions in the industries in which HBAC, RASL and their respective Subsidiaries operate, (2) the announcement of the Purchase Agreements and the transactions contemplated thereby or the performance of the Purchase Agreements and the transactions contemplated thereby, (3) national or international political or social conditions, including the engagement by the United States in hostilities, whether or not pursuant to the declaration of a national emergency or war, or the occurrence of any actual or threatened military or terrorist attack upon the United States, or any of its territories, possessions, or diplomatic or consular offices or upon any military installation, equipment or personnel of the United States, (4) the conditions of any financial, banking, or securities markets (including any disruption thereof and any decline in the price of any security or any market index), (5) changes in United States generally accepted accounting principles, (6) any increase in fuel prices or oil shortages, or (7) changes in laws, rules, regulations, orders, or other binding directives issued by any Governmental Entity after the date hereof; except to the extent that any change, event, development or effect arising from or relating to any of items (1), (3), (4) or (5) above, adversely affects HBAC, RASL and their respective Subsidiaries (taken as a whole) in a disproportionate manner compared to other companies engaged in business in the principal industries in which HBAC, RASL and their respective Subsidiaries operate.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Collateral” means any and all property owned, leased or operated by a Person from time to time subject to a security interest or Lien under the Collateral Documents.

“Collateral Documents” means, collectively, the Security Agreement, the Foreign Pledge Agreement, the Mortgages and any other documents granting a Lien upon the Collateral as security for payment of all or a portion of the Secured Obligations, including, without limitation, documents for filing and recording with the United States Patent and Trademark Office and the United States Copyright Office.

“Commitment” means, with respect to any Lender, such Lender’s Revolving Commitments, if any, such Lender’s Term Commitment, if any ~~and~~, such Lender’s LC Facility Commitment, if any, and such Lender’s Senior Tranche Commitment, if any.

“Commitment Schedule” means the Schedule attached hereto identified as such.

“Commitments” means the aggregate Revolving Commitments, Term Commitments, LC Facility Commitments, the New Revolving Commitments ~~and~~, New Term Commitments and Senior Tranche Commitments of all Lenders, if any.

“Compliance Certificate” means a certificate of the U.S. Borrower substantially in the form of Exhibit C.

“Consolidated Depreciation and Amortization Expense” means with respect to any Person for any period, the total amount of depreciation and amortization expense, including the amortization of deferred financing fees, debt issuance costs, commissions, fees and expenses, and Capitalized Software Expenses of such Person and its Restricted Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP.

“Consolidated Interest Expense” means, with respect to any Person for any period, the sum, without duplication, of (a) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, to the extent such expense was deducted (and not added back) in computing Consolidated Net Income (including (i) amortization of original issue discount resulting from the issuance of Indebtedness at less than par, (ii) all commissions, discounts and other fees and charges owed with respect to letters of credit or bankers’ acceptances, (iii) noncash interest payments (but excluding any noncash interest expense attributable to the movement in the mark-to-market valuation of Hedging Obligations or other derivative instruments pursuant to GAAP), (iv) the interest component of Capitalized Lease Obligations~~,~~ and (v) net payments, if any, pursuant to interest rate Hedging Obligations with respect to Indebtedness ~~and (vi) all commissions, discounts, yield and other fees and charges in the nature of interest expense related to any Receivables Facility~~, and excluding (A) Additional Interest, (B) amortization of deferred financing fees, debt issuance costs, commissions, fees and expenses, (C) any expensing of bridge, commitment and other financing fees, (D) the interest component, if any, of all Intercompany IRBs, and (E) any redemption premiums paid in connection with the redemption of the Existing Debt, plus (b) consolidated capitalized interest of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, less (c) interest income for such period. For purposes of this definition, interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by such Person to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.

“Consolidated Leverage Ratio”, with respect to any Person as of any date of determination, means the ratio of (a) the excess of (i) Consolidated Total Indebtedness of such Person as of the end of the most recent fiscal quarter for which financial statements have been delivered pursuant to Section 5.01 over (ii) an amount equal to the amount of cash and Cash Equivalents of the U.S. Borrower and its Restricted Subsidiaries on such date that are free and clear of any Lien (other than Liens in favor of the Collateral Agent, non-consensual Permitted Liens and Permitted Liens of the type set forth in clauses (u) through (x) of the definition of Permitted Liens) to (b) the aggregate amount of EBITDA of such Person for the period of the most recently ended four full consecutive fiscal quarters for which financial statements have been delivered pursuant to Section 5.01, in each case with such pro forma adjustments to Consolidated Total Indebtedness and EBITDA as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of “Interest Coverage Ratio”.

“Consolidated Net Income” means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, and otherwise determined in accordance with GAAP; provided that, without duplication:

(a) any after tax effect of extraordinary, non-recurring or unusual gains or losses (less all fees and expenses relating thereto) or expenses (including relating to severance, relocation, consolidation and closing costs, integration and facilities opening costs, business optimization costs, inventory optimization programs, systems establishment costs, transition costs, including costs related to a transition to a stand-alone company, restructuring costs, any expenses related to any reconstruction, recommissioning or reconfiguration of fixed assets for alternative uses, plant shutdown costs, acquisition integration costs, or any multi-year strategic initiatives, signing, retention or completion bonuses, curtailments or modifications to pension and post-retirement employee benefit plans, unusual contract terminations, one time compensation charges, warrants or options to purchase Capital Stock of Holdings or a direct or indirect parent of Holdings and costs of the Transactions) shall be excluded,

(b) the Net Income for such period shall not include the cumulative effect of a change in accounting principles and changes as a result of the adoption of modification of accounting policies during such period in accordance with GAAP,

(c) any after-tax effect of income (loss) from disposed, abandoned or discontinued operations and any net after-tax gains or losses on disposal of disposed, abandoned, transferred, closed or discontinued operations shall be excluded,

(d) any after-tax effect of gains or losses (less all fees and expenses relating thereto) attributable to asset dispositions or abandonments or the sale or other disposition of any Capital Stock of any Person other than in the ordinary course of business, as determined in good faith by the U.S. Borrower, shall be excluded,

(e) the Net Income for such period of any Person that is an Unrestricted Subsidiary shall be excluded; provided that Consolidated Net Income of the U.S. Borrower shall be increased by the amount of dividends or distributions or other payments that are actually paid in cash (or to the extent converted into cash) to the U.S. Borrower or a Restricted Subsidiary thereof in respect of such period,

(f) solely for the purpose of determining Excess Cash Flow, the Net Income for such period of any Restricted Subsidiary (other than any Subsidiary Guarantor) shall be excluded to the extent the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of its Net Income is not at the date of determination permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule, or governmental regulation applicable to that Restricted Subsidiary or its stockholders, unless such restriction with respect to the payment of dividends or similar distributions has been legally waived; provided that Consolidated Net Income of the U.S. Borrower will be increased by the amount of dividends or other distributions or other payments actually paid in cash (or to the extent converted into cash) or Cash Equivalents to the U.S. Borrower or a Restricted Subsidiary thereof in respect of such period, to the extent not already included therein,

(g) any increase in amortization or depreciation or other noncash charges resulting from the application of purchase accounting in relation to the Transactions or any acquisition that is consummated after the Closing Date, net of taxes, shall be excluded,

(h) any after-tax effect of income (loss) from the early extinguishment of Indebtedness or Hedging Obligations or other derivative instruments shall be excluded,

(i) any impairment charge or asset write-off or write-down, including impairment charges or asset write-offs or write-downs related to intangible assets, long-lived assets, investments in debt and equity securities or as a result of a change in law or regulation, in each case pursuant to GAAP, the amortization of intangibles arising pursuant to GAAP and the amortization of a prepaid cash item that was paid in a prior period to the extent Consolidated Net Income was reduced by the full amount of such cash payment in such period shall be excluded (provided that if any such non-cash charges represent an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period shall be subtracted from Consolidated Net Income to such extent),

(j) any noncash compensation expense resulting from the application of Financial Accounting Standards No. 123R or any deferred compensation charges net of any cash payments made under such deferred compensation plans during such period to officers, directors, managers, consultants or employees (or their estates, Controlled Investment Affiliates or Immediate Family Members) shall be excluded,

(k) any non-cash compensation charge or expense, including any such charge arising from the grants of stock appreciation or similar rights, stock options, restricted stock or other rights shall be excluded,

(l) (i) all lot accounting adjustments shall be excluded, and (ii) all project start up, ramp up and launch costs and expenses, including those associated with the development and production of new aircraft, shall be excluded,

(m) any fees and expenses incurred during such period, or any amortization thereof for such period, directly related to any acquisition, Permitted Investment, Asset Sale, issuance or repayment of Indebtedness, issuance of Equity Interests, refinancing transaction or amendment or modification of any debt instrument (in each case, including any such transaction consummated prior to the Closing Date and any such transaction undertaken but not completed) and any charges or non-recurring merger costs incurred during such period as a result of any such transaction, in each case permitted hereunder, shall be excluded,

(n) accruals and reserves that are established or adjusted within twelve months after the Closing Date that are so required to be established as a result of the Transactions in accordance with GAAP shall be excluded,

(o) the following items shall be excluded:

(i)	any net unrealized gain or loss (after any offset) resulting in such period from Hedging Obligations and the application of Statement of Financial Accounting Standards No. 133; and

(ii)	any net unrealized gain or loss (after any offset) resulting in such period from currency translation gains or losses including those (i) related to currency remeasurements of Indebtedness and (ii) resulting from hedge agreements for currency exchange risk, and

(p) to the extent covered by insurance and actually reimbursed, or, so long as the U.S. Borrower has made a determination that there exists evidence that such amount will in fact be reimbursed by the insurer and only to the extent that such amount is not denied by the applicable carrier in writing within 180 days, expenses with respect to liability or casualty events or business interruption shall be excluded.

In addition, to the extent not already accounted for in the Consolidated Net Income of such Person and its Restricted Subsidiaries, notwithstanding anything to the contrary in the foregoing, Consolidated Net Income shall include the amount of proceeds received from business interruption insurance and reimbursements of any expenses and charges that are covered by indemnification or other reimbursement provisions in connection with any Permitted Investment or any sale, conveyance, transfer or other disposition of assets permitted hereunder.

“Consolidated Secured Debt Ratio” as of any date of determination means the ratio of (a) the excess of (i) Consolidated Total Indebtedness that is secured by any Lien as of the end of the most recent fiscal quarter for which financial statements have been delivered pursuant to Section 5.01 over (ii) an amount equal to the amount of cash and Cash Equivalents of the U.S. Borrower and its Restricted Subsidiaries on such date that are free and clear of any Lien (other than Liens in favor of the Collateral Agent, non-consensual Permitted Liens and Permitted Liens of the type set forth in clauses (u) through (x) of the definition of Permitted Liens) to (b) EBITDA of the U.S. Borrower for the period of the most recently ended consecutive four full fiscal quarters for which financial statements have been delivered pursuant to Section 5.01, in each case with such pro forma adjustments to Consolidated Total Indebtedness and EBITDA, mutatis mutandis, as are set forth in the definition of “Interest Coverage Ratio”.

“Consolidated Total Indebtedness” means, as at any date of determination, an amount equal to the sum of (without duplication) (a) the aggregate amount of all outstanding Indebtedness of the U.S. Borrower and the Restricted Subsidiaries on a consolidated basis consisting of Indebtedness for borrowed money, obligations in respect of Capitalized Lease Obligations, Attributable Debt in respect of Sale and Lease-Back Transactions and debt obligations evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers’ acceptances (excluding any undrawn letters of credit), but excluding all Intercompany IRBs~~,~~ and (b) the aggregate amount of all outstanding Disqualified Stock of the U.S. Borrower and all Disqualified Stock and Preferred Stock of the Restricted Subsidiaries on a consolidated basis, with the amount of such Disqualified Stock and Preferred Stock equal to the greater of their respective voluntary or involuntary liquidation preferences and Maximum Fixed Repurchase Prices ~~and (c) the aggregate outstanding amount of advances under any Receivables Facility of the U.S. Borrower or any of its Restricted Subsidiaries~~, in each case determined on a consolidated basis in accordance with GAAP.

For purposes hereof, the “Maximum Fixed Repurchase Price” of any Disqualified Stock or Preferred Stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock or Preferred Stock as if such Disqualified Stock or Preferred Stock were purchased on any date on which Consolidated Total Indebtedness shall be required to be determined pursuant to this Agreement, and if such price is based upon, or measured by, the fair market value of such Disqualified Stock or Preferred Stock, such fair market value shall be determined reasonably and in good faith by the U.S. Borrower.

“Consolidated Working Capital” means, at any date, the excess of (a) the sum of all amounts (other than cash and Cash Equivalents) that would, in conformity with GAAP, be set forth opposite the caption “total current assets” (or any like caption) on a consolidated balance sheet of the U.S. Borrower and its Restricted Subsidiaries at such date, other than amounts related to current or deferred income taxes, over (b) the sum of all amounts that would, in conformity with GAAP, be set forth opposite the caption “total current liabilities” (or any like caption) on a consolidated balance sheet of the U.S. Borrower and its Restricted Subsidiaries on such date, including deferred revenue but excluding, without duplication, (i) the current portion of any Funded Debt, (ii) the current portion of accrued interest and (iii) the current portion of current and deferred income taxes.

“Contingent Obligations” means, with respect to any Person, any obligation of such Person guaranteeing any leases, dividends or other obligations that do not constitute Indebtedness (the “primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation of such Person, whether or not contingent, (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, or (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.

“Controlled Investment Affiliate” means, as to any Person, any other Person which directly or indirectly is in control of, is controlled by, or is under common control with such Person and is organized by such Person (or any Person controlling such Person) primarily for making direct or indirect equity or debt investments in the U.S. Borrower and/or other companies.

“Credit-Linked Deposit Account” means the account established by the Agent under its sole and exclusive control maintained at the principal New York City office of Credit Suisse or another branch of Credit Suisse designated as the “HBAC Credit-Linked Deposit Account”, which shall be used solely to hold LC Facility Deposits.

“Cumulative Retained Excess Cash Flow Amount” shall mean, at any date, an amount, not less than zero in the aggregate, determined on a cumulative basis equal to the aggregate cumulative sum of the Retained Percentage of Excess Cash Flow for all Excess Cash Flow Periods ending after the Closing Date and prior to such date.

“Debt Incurrence Prepayment Event” means any issuance or incurrence by the U.S. Borrower or any of the Restricted Subsidiaries of any Indebtedness (excluding any Indebtedness permitted to be issued or incurred under Section 6.01 (other than pursuant to Section 6.01(b)(i); provided that, notwithstanding the foregoing, the term “Debt Incurrence Prepayment Event” shall not include any transaction permitted by Section 6.01(b)(i) to the extent that, at a time of the consummation thereof or after application of the Net Cash Proceeds therefrom, the Consolidated Secured Debt Ratio was equal to or less than 2.00 to 1.00 (and, for avoidance of doubt, any Net Cash Proceeds of such transaction in excess of the amount, if any, applied to reduce the Consolidated Secured Debt Ratio to 2.00 to 1.00 shall not constitute Net Cash Proceeds from a Debt Incurrence Prepayment Event)).

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, examinership or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally (including, in the case of the U.K. Borrower, administration, administrative receivership, voluntary arrangement and schemes of arrangement).

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Defaulting Lender” means any Lender that (a) has failed to fund any portion of the Revolving Loans, participations in Revolving L/C Exposure or participations in Swingline Loans required to be funded by it hereunder within one Business Day of the date required to be funded by it hereunder unless such failure has been cured, (b) has otherwise failed to pay over to the Agent or any other Lender any other amount required to be paid by it hereunder within one Business Day of the date when due, unless the subject of a good faith dispute or unless such failure has been cured, or (c) has been deemed insolvent or become the subject of a bankruptcy or insolvency proceeding.

“Deferred Net Cash Proceeds” shall have the meaning provided such term in the definition of “Net Cash Proceeds”.

“Derivative Transaction” means (a) an interest-rate transaction, including an interest-rate swap, basis swap, forward rate agreement, interest rate option (including a cap, collar, and floor), and any other instrument linked to interest rates that gives rise to similar credit risks (including when-issued securities and forward deposits accepted), (b) an exchange-rate transaction, including a cross-currency interest-rate swap, a forward foreign-exchange contract, a currency option, and any other instrument linked to exchange rates that gives rise to similar credit risks and (c) a commodity (including precious metal) derivative transaction, including a commodity-linked swap, a commodity-linked option, a forward commodity-linked contract, and any other instrument linked to commodities that gives rise to similar credit risks.

“Designated Equity Amount” shall have the meaning provided such term in Section 6.01(b)(xx).

“Designated Noncash Consideration” means the fair market value of noncash consideration received by the U.S. Borrower or a Restricted Subsidiary in connection with a Disposition pursuant to Section 6.06(j) that is designated as Designated Noncash Consideration pursuant to a certificate of a Responsible Officer delivered to the Agent, setting forth the basis of such valuation (which amount will be reduced by the fair market value of the portion of the noncash consideration converted to cash within 180 days following the consummation of the applicable Disposition).

“Designated Preferred Stock” means Preferred Stock of the U.S. Borrower or any direct or indirect parent company thereof (in each case other than Disqualified Stock) that is issued for cash (other than to a Restricted Subsidiary) and is so designated as Designated Preferred Stock pursuant to an Officers’ Certificate delivered to the Agent that is executed by a Responsible Officer of the U.S. Borrower or the applicable parent thereof, as the case may be, on the issuance date thereof, the cash proceeds of which are excluded from the calculation set forth in the definition of “Applicable Amount”.

“Determination Date” shall mean (i) with respect to any Eurocurrency Rate Loan denominated in Sterling, each date of determination of the Eurocurrency Rate applicable to such Loan (and, if any Eurocurrency Interest Period has a duration of more than three months, on each date during such Interest Period occurring every three months from the first day of such Eurocurrency Interest Period) and (ii) with respect to each Revolving Letter of Credit denominated in any currency other than Dollars, the first Business Day of each calendar month and any other day determined by the Administrative Agent.

“Discharge of Obligations” shall be deemed to have occurred on the first date that (i) all Commitments shall have been terminated, (ii) all Obligations arising under the Loan Documents (other than contingent obligations for unasserted claims) shall have been repaid, (iii) all LC Facility Deposits shall have been returned to the LC Facility Lenders and (iv) no Letters of Credit shall be outstanding (except to the extent consented to by issuer thereof pursuant to arrangements acceptable to such issuer in its sole discretion).

“Disclosed Compliance Matters” means the compliance matters and investigations disclosed in Schedule 3.07.

“Disclosed Matters” means the actions, suits and proceedings and the environmental matters disclosed in Schedule 3.06.

“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any Sale and Lease-Back Transaction and any issuance or sale of Equity Interests of any Subsidiary) of any property of the U.S. Borrower or any of the Restricted Subsidiaries.

“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person which, by its terms, or by the terms of any security into which it is convertible or for which it is putable or exchangeable, or upon the happening of any event, matures or is mandatorily redeemable (other than solely for Capital Stock that is not Disqualified Stock), other than as a result of a change of control or asset sale, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof (other than as a result of a change of control or asset sale to the extent the terms of such Capital Stock provide that such Capital Stock shall not be required to be repurchased or redeemed until the Discharge of Obligations has occurred or such repurchase or redemption is otherwise permitted by this Agreement (including as a result of a waiver hereunder)), in whole or in part, in each case prior to the date that is ninety-one (91) days after the earlier of the Term Loan Maturity Date and the Discharge of Obligations; provided that if such Capital Stock is issued to any plan for the benefit of employees of the U.S. Borrower or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the U.S. Borrower or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations; provided, further, that any Capital Stock held by any future, present or former employee, director, manager or consultant (or their respective trusts, estates, Controlled Investment Affiliates or Immediate Family Members), of the U.S. Borrower, any of its Subsidiaries or any of its direct or indirect parent companies or any other entity in which the U.S. Borrower or a Restricted Subsidiary has an Investment and is designated in good faith as an “affiliate” by the Board of Directors of the U.S. Borrower (or the Compensation Committee thereof), in each case pursuant to any stockholders’ agreement, management equity plan or stock incentive plan or any other management or employee benefit plan or agreement shall not constitute Disqualified Stock solely because it may be required to be repurchased by the U.S. Borrower or its Subsidiaries.

“Documentation Agent” has the meaning specified in the preamble to this Agreement.

“Dollar Equivalent” of any amount means, at the time of determination thereof, (a) if such amount is expressed in Dollars, such amount, (b) if such amount is expressed in an Alternative Currency, the equivalent of such amount in Dollars determined by using the rate of exchange quoted by Credit Suisse in New York, New York at approximately 11:00 a.m. (New York time) on the date of determination (or, if such date is not a Business Day, the last Business Day prior thereto) to prime banks in New York for the spot purchase in the New York currency exchange market of such amount of Dollars with such Alternative Currency and (c) if such amount is denominated in any other currency, the equivalent of such amount in Dollars as determined by the Agent using any method of determination it deems appropriate acting reasonably.

“Dollars” and the sign “$” each mean the lawful money of the United States of America.

“Domestic Obligations” means all unpaid principal of and accrued and unpaid interest on the Loans and Senior Tranche Advances made to the U.S. Borrower or LC Disbursements made pursuant to Letters of Credit issued for the account of the U.S. Borrower, including on behalf of any of its subsidiaries (other than the U.K. Borrower or its subsidiaries), all accrued and unpaid fees (including pursuant to Section 2.10 of this Agreement) and all expenses, reimbursements, indemnities and other obligations of the Loan Parties to the Lenders or to any Lender, the Agent, the Issuing Bank, the Senior Tranche Issuing Bank, the LC Facility Issuing Bank or any indemnified party arising under the Loan Documents (including interest and fees accruing after commencement of any bankruptcy or insolvency proceeding against any Loan Party, whether or not allowed in such proceeding).

“Domestic Subsidiary” means, with respect to any Person, any Restricted Subsidiary of such Person other than (a) a Foreign Subsidiary or (b) any Subsidiary of a Foreign Subsidiary.

“DOT” means the United States Department of Transportation, or any successor agency performing the duties thereof.

“EBITDA” means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period,

(a) increased by (without duplication): (i) provision for taxes based on income or profits or capital, including, without limitation, foreign, federal, state, franchise and similar taxes and foreign withholding taxes (including penalties and interest related to such taxes or arising from tax examinations) for such period deducted in computing Consolidated Net Income for such period, plus (ii) consolidated Interest Charges for such period to the extent the same was deducted in calculating Consolidated Net Income for such period, plus (iii) Consolidated Depreciation and Amortization Expense for such period to the extent such depreciation and amortization were deducted in computing Consolidated Net Income for such period, plus (iv) any other non-cash charges; provided, that, for purposes of this subclause (iv) of this clause (a), any non-cash charges or losses shall be treated as cash charges or losses in any subsequent period during which cash disbursements attributable thereto are made, plus (v) the amount of any minority interest expense deducted in calculating Consolidated Net Income for such period, plus (vi) the amount of management, monitoring, consulting and advisory fees (including termination fees) and related expenses and indemnities paid (or any accruals related to such fees or related expenses) during such period to the Sponsors to the extent permitted hereunder, plus (vii) the amount of net cost savings, operational improvements and synergies projected by the U.S. Borrower in good faith to be realized during such period (calculated on a pro forma basis as though such cost savings had been realized and in effect on the first day of such period) as a result of actions taken or to be taken in connection with the Transactions or any Investment, acquisition, Disposition, business restructuring or operational change by the U.S. Borrower or any Restricted Subsidiary, net of the amount of actual benefits realized during such period from such actions; provided that (A) such cost savings are reasonably identifiable and factually supportable, (B) such actions are taken within 18 months after the Closing Date or the date of such acquisition or disposition and (C) the aggregate amount of cost savings added pursuant to this clause (vii) shall not exceed the greater of (x) an amount equal to 10% of EBITDA of the U.S. Borrower for the period of four consecutive fiscal quarters most recently ended prior to the determination date (without giving effect to any adjustments pursuant to this clause (vii)) and (y) $40.0 million for any four consecutive quarter period (which adjustments may be incremental to pro forma adjustments made pursuant to the second paragraph of the definition of “Interest Coverage Ratio”), plus (viii) the amount of reduction in corporate or overhead expense as a result of the transition to operating as a stand-alone entity for all measured periods occurring prior to the Closing Date, plus (ix) any costs or expenses incurred by the U.S. Borrower or a Restricted Subsidiary pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or stockholders agreement, to the extent that such costs or expenses are funded with cash proceeds contributed to the capital of the U.S. Borrower or net cash proceeds of issuance of Equity Interests of the U.S. Borrower (other than Disqualified Stock) in each case, solely to the extent that such cash proceeds are excluded from the calculation of the Applicable Amount, plus (x) ~~the amount of loss on sale of receivables and related assets to the Restricted Subsidiary in connection with a Receivables Facility~~[reserved]; plus (xi) the amount of cash receipts (or any netting arrangements resulting in reduced cash expenditures) not representing EBITDA or Consolidated Net Income in any period to the extent non-cash gains relating to such income were deducted in the calculation of EBITDA pursuant to clause (b) below for any previous period and not added back; plus (xii) interest income or investment earnings on retiree medical and intellectual property, royalty or license receivables;

(b) decreased by (without duplication) noncash gains included in Consolidated Net Income of such Person for such period in excess of $2.0 million individually (provided, that such dollar limitation shall not apply to noncash gains realized from the forgiveness of Indebtedness as a result of a Permitted Voluntary Prepayment), excluding any noncash gains that represent the reversal of any accrual of, or cash reserve for, anticipated cash charges in any prior period (other than such cash charges that have been added back to Consolidated Net Income in calculating EBITDA in accordance with this definition); and

(c) increased (by losses) or decreased (by gains), as applicable, by (without duplication) (i) any net noncash gain or loss resulting in such period from Hedging Obligations and the application of Statement of Financial Accounting Standards No. 133 and (ii) any net noncash gain or loss resulting in such period from currency translation gains or losses related to currency remeasurements of Indebtedness.

Notwithstanding the foregoing, subject to further adjustment in connection with acquisitions or dispositions as contemplated by the definition of “Interest Coverage Ratio”, EBITDA of the U.S. Borrower for the fiscal quarters ended March 31, 2006, June 30, 2006, September 30, 2006 and December 31, 2006 shall be deemed to be $57.7 million, $98.5 million, $120.6 million and $128.8 million, respectively (for informational purposes, such amounts being determined as set forth on Schedule 1.01(h)). For purposes of determining EBITDA under this Agreement for any quarter ending prior to the first full quarter ending after the Closing Date, EBITDA for such fiscal quarter shall be calculated to give effect to the Acquisition and the other Transactions occurring on the Closing Date using pro forma adjustments to EBITDA that are consistent, mutatis mutandis, with those as are set forth in the definition of Interest Coverage Ratio.

“Eligible Assignee” means (i) any Lender, any Affiliate of any Lender and any Related Fund (any two or more Related Funds being treated as a single Eligible Assignee for all purposes hereof), and (ii) any commercial bank, insurance company, or company engaged in the business of making commercial loans or a commercial finance company, which Person, together with its Affiliates, is an “accredited investor” as defined under Rule 501 of Regulation D (17 C.F.R. 230.501) promulgated under the Securities Act of 1933; provided, no Affiliate of (x) Holdings or (y) any Sponsor shall be an Eligible Assignee; provided, however, that upon the occurrence of an Event of Default, no Person (other than a Lender) shall be an “Eligible Assignee” if the assignment of any Commitment, LC Facility Participation or Loan to such Person would cause such Person to have Commitments, LC Facility Participations or Loans in excess of twenty-five percent (25%) of the then outstanding total aggregate Commitments, LC Facility Participations or Loans, as the case may be.

“EMU” means the economic and monetary union contemplated by the Treaty of the European Union.

“Environmental Laws” means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions or legally binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the protection of the environment, preservation or reclamation of natural resources, the management, Release or threatened Release of, or exposure to, any Hazardous Material or, to the extent relating to human exposure to Hazardous Materials, health and safety matters.

“Environmental Liability” means any liability, contingent or otherwise (including, without limitation, any liability for damages, costs of environmental investigation, Remedial Action, fines, penalties or indemnities), directly or indirectly resulting from or based upon (a) violation of or liability under any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the Release or threatened Release of any Hazardous Materials into the environment or (e) any contract, agreement or other legally binding consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Contribution” means the contribution by the Sponsors, the Co-Investors and the Management Stockholders in an aggregate amount of not less than 25% of the total consolidated capitalization of the U.S. Borrower on the Closing Date, after giving pro forma effect to the consummation of the Transactions to Holdings as common equity and/or preferred equity having terms reasonably satisfactory to the Joint Lead Arrangers, and the contribution by Holdings of the amount so received to HBAC in respect of Holdings’ common equity and/or preferred equity in HBAC having terms reasonably satisfactory to the Joint Lead Arrangers or in exchange for the issuance to Holdings of Equity Interests of HBAC.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock, but excluding any debt security that is convertible into, or exchangeable for, Capital Stock.

“Equity Offering” means any public or private sale of common stock or Preferred Stock of the U.S. Borrower or any of its direct or indirect parent companies (excluding Disqualified Stock), other than (a) public offerings with respect to the U.S. Borrower’s or any direct or indirect parent company’s common stock registered on Form S-4, (b) any such public or private sale that constitutes an Excluded Contribution and (c) an issuance to any direct or indirect parent company of the U.S. Borrower, the U.S. Borrower or any Subsidiary of the U.S. Borrower.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the U.S. Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30 day notice period is waived); (b) the existence with respect to any Plan of an “accumulated funding deficiency” (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the U.S. Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the U.S. Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice of an intent to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the U.S. Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by the U.S. Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the U.S. Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is insolvent or in reorganization, within the meaning of Title IV of ERISA.

“Euro” and the sign “€” each mean the single currency of participating member states of the EMU.

“Eurocurrency Interest Period” means with respect to any Eurocurrency Rate Borrowing or Eurocurrency Rate Advance, the period commencing on the date of such Borrowing or Eurocurrency Rate Advance and ending on the numerically corresponding day in the calendar month that is one, two, three or six months (or, to the extent agreed to by each Lender in its sole discretion making such Eurocurrency Rate Borrowing or Eurocurrency Rate Advance, nine or twelve months) thereafter, as a Borrower may elect; provided, that (i) if any Eurocurrency Interest Period would end on a day other than a Business Day, such Eurocurrency Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Eurocurrency Interest Period shall end on the next preceding Business Day and (ii) any Eurocurrency Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Eurocurrency Interest Period) shall end on the last Business Day of the last calendar month of such Eurocurrency Interest Period.

“Eurocurrency Liabilities” has the meaning specified in Regulation D of the Federal Reserve Board.

“Eurocurrency Rate” means for any Eurocurrency Interest Period, the rate obtained by dividing (i) the applicable LIBOR Rate for such Eurocurrency Interest Period by (ii) a percentage equal to 1 minus the stated maximum rate (stated as a decimal) of all reserves, if any, required to be maintained against Eurocurrency Liabilities (including any marginal, emergency, special or supplemental reserves).

“Eurocurrency Rate Advance” means any Senior Tranche Advance (or portion thereof) accruing interest based on a Senior Tranche Eurocurrency Rate for an applicable Interest Period.

“Event of Default” has the meaning assigned to such term in Section 7.01.

“Excess Cash Flow” means, for any fiscal year of the U.S. Borrower, an amount equal to the excess of:

(a) the sum, without duplication, of:

(i) Consolidated Net Income of the U.S. Borrower for such period,

(ii) Consolidated Depreciation and Amortization Expense and any other non-cash charges for such period to the extent such depreciation, amortization and other non-cash charges were deducted in computing Consolidated Net Income for such period,

(iii) decreases in Consolidated Working Capital and long-term account receivables for such period (other than any such decreases arising from acquisitions by the U.S. Borrower and its Restricted Subsidiaries completed during such period), and

(iv) an amount equal to the aggregate net noncash loss on the sale, lease, transfer or other disposition of assets by the U.S. Borrower and its Restricted Subsidiaries during such period (other than sales in the ordinary course of business) to the extent deducted in arriving at such Consolidated Net Income; over

(b) the sum, without duplication, of:

(i) an amount equal to the amount of all noncash credits included in arriving at such Consolidated Net Income and cash charges described in clauses (a) through (p) of the definition of Consolidated Net Income and included in arriving at such Consolidated Net Income,

(ii) without duplication of amounts deducted in arriving at such Consolidated Net Income or pursuant to clause (xi) below in prior periods, the amount of Capital Expenditures or acquisitions of intellectual property made in cash during such period (without giving effect to the proviso in the definition thereof), except to the extent that such Capital Expenditures were not financed with Internally Generated Funds,

(iii) the aggregate amount of all principal payments of Indebtedness of the U.S. Borrower and its Restricted Subsidiaries (including (x) the principal component of payments in respect of Capitalized Lease Obligations and (y) the amount of any prepayment of Loans and Senior Tranche Obligations pursuant to Section 2.06 or, to the extent made with the proceeds of a Disposition that resulted in an increase to Consolidated Net Income and not in excess of the amount of such increase, Section 2.09(b) but excluding all other prepayments of the Loans and Senior Tranche Obligations) made during such period (other than in respect of any revolving credit facility to the extent there is not an equivalent permanent reduction in commitments thereunder), except to the extent financed with the proceeds of other Indebtedness of the U.S. Borrower or its Restricted Subsidiaries (other than under any revolving credit facility),

(iv) an amount equal to the aggregate net noncash gain on the sale, lease, transfer or other disposition of assets by the U.S. Borrower and its Restricted Subsidiaries during such period (other than sales in the ordinary course of business) to the extent included in arriving at such Consolidated Net Income,

(v) increases in Consolidated Working Capital and long-term account receivables for such period (other than any such increases arising from acquisitions of a Person or business unit by the U.S. Borrower and its Restricted Subsidiaries during such period),

(vi) cash payments by the U.S. Borrower and its Restricted Subsidiaries during such period in respect of long-term liabilities of the U.S. Borrower and its Restricted Subsidiaries other than Indebtedness,

(vii) without duplication of amounts deducted pursuant to clause (xi) below in prior periods, the amount of Investments and acquisitions made during such period to the extent permitted under Section 6.07 (excluding Investments in (x) Cash Equivalents, (y) Investment Grade Securities and (z) the U.S. Borrower or any of its Restricted Subsidiaries), to the extent that such Investments and acquisitions were financed with Internally Generated Funds,

(viii) the amount of Restricted Payments made in cash during such period to the extent permitted under clauses (iii), (v) and (xiv) of Section 6.04, to the extent that such Restricted Payments were financed with Internally Generated Funds,

(ix) the aggregate amount of expenditures actually made by the U.S. Borrower and the Restricted Subsidiaries in cash during such period (including expenditures for the payment of financing fees) to the extent that such expenditures are not expensed during such period,

(x) the aggregate amount of any premium, make-whole or penalty payments actually paid in cash by the U.S. Borrower and the Restricted Subsidiaries during such period that are required to be made in connection with any prepayment of Indebtedness,

(xi) without duplication of amounts deducted in arriving at such Consolidated Net Income or deducted from Excess Cash Flow in prior periods, to the extent so elected by the U.S. Borrower pursuant to a certificate of a Responsible Officer delivered to the Agent, the aggregate consideration required to be paid in cash by the U.S. Borrower or any of its Restricted Subsidiaries pursuant to binding contracts (the “Contract Consideration”) entered into prior to or during such period relating to acquisitions or Capital Expenditures (without giving effect to the proviso in the definition thereof) to be consummated or made during the period of four consecutive fiscal quarters of the U.S. Borrower following the end of such period; provided that to the extent the aggregate amount of Internally Generated Funds actually utilized to finance such acquisitions or Capital Expenditures during such period of four consecutive fiscal quarters is less than the Contract Consideration, the amount of such shortfall shall be added to the calculation of Excess Cash Flow at the end of such period of four consecutive fiscal quarters,

(xii) the amount of cash taxes paid in such period to the extent they exceed the amount of tax expense deducted in determining Consolidated Net Income for such period, and

(xiii) an amount equal to the aggregate net cash losses on the sale, lease, transfer or other disposition of assets by the U.S. Borrower and its Restricted Subsidiaries during such period (other than sales in the ordinary course of business) to the extent deducted in determining Consolidated Net Income.

“Excess Cash Flow Period” shall mean each fiscal year of the U.S. Borrower, commencing with the fiscal year of the U.S. Borrower ending on December 31, 2007.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Excluded Contribution” means net cash proceeds, marketable securities or Qualified Proceeds received by the U.S. Borrower from (a) contributions to its common equity capital (other than from the proceeds of Designated Preferred Stock), and (b) the sale (other than to a Subsidiary of the U.S. Borrower or to any management equity plan or stock option plan or any other management or employee benefit plan or agreement of the U.S. Borrower or any direct or indirect parent company of the U.S. Borrower to the extent the proceeds of such sale are contributed to the U.S. Borrower) of Capital Stock (other than Disqualified Stock or Designated Preferred Stock) of the U.S. Borrower, in each case designated as Excluded Contributions pursuant to an Officers’ Certificate executed by an executive vice president and the principal financial officer of the U.S. Borrower on the date such capital contributions are made or the date such Equity Interests are sold, as the case may be, which are excluded from the calculation of the Applicable Amount and which are not received by the U.S. Borrower in connection with an equity contribution or an issuance of Junior Capital pursuant to Section 7.03.

“Excluded Taxes” means, with respect to any Agent, LC Facility Issuing Bank, Issuing Bank, Senior Tranche Issuing Bank, Lender or any other recipient of any payment to be made by or on account of any obligation of any Borrower or any other Loan Party hereunder, (a) income or franchise taxes imposed on (or measured by) its net income by a jurisdiction as a result of the recipient being organized or having its principal office or, in the case of any Lender, having its Applicable Lending Office in such jurisdiction or any other jurisdiction as a result of such recipient engaging in a trade or business in such jurisdiction for tax purposes (provided that no such person shall be deemed to be located or engaged in a trade or business in the United States solely as a result of the execution and delivery of the Loan Documents and/or the exercise or enforcement of its rights or performance of its obligations thereunder), (b) any branch profits taxes under Section 884 of the Code or any similar tax imposed by a jurisdiction as a result of the recipient being located in such jurisdiction, and (c) in the case of a Lender (other than an assignee pursuant to a request by a Borrower under Section 2.17(b)) any tax that is imposed on amounts payable to such Lender at the time such Lender becomes a party to this Agreement (or designates a new lending office), or attributable to such Lender’s failure or inability (other than as a result of a Change in Law) to comply with Section 2.15(h) (disregarding, for such purpose, the last sentence thereof), except to the extent, in the case of a Non-U.S. Lender, such Non-U.S. Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the U.S. Borrower or any other Loan Party with respect to such withholding tax pursuant to Section 2.15(a) or (f).

“Existing Debt” means the Funded Debt listed on Schedule 1.01(c).

“Existing Debt Refinancing” means (a) with respect to Existing Debt listed on Part I of Schedule 1.01(c), the redemption, repurchase or other satisfaction and discharge of such Existing Debt or the deposit or placement in escrow of amounts with respect to such redemption with the relevant trustee or holders and (b) with respect to other Existing Debt, the payment in full of all amounts, if any, due or owing under the Existing Debt, the termination of all commitments thereunder and the release and discharge of all guarantees thereof (if any) and all security therefor (if any).

“Exon-Florio Amendment” means Section 721 of the Defense Production Act of 1950, as amended, and any successor thereto and the regulations issued pursuant thereto or in consequence thereof.

“Export Control Laws” means all statutory and regulatory requirements under the Arms Export Control Act, the International Traffic in Arms Regulations, the Export Administration Regulations and associated executive orders, and the Laws implemented by the Office of Foreign Assets Controls, United States Department of the Treasury.

“Facility” means the LC Facility, a Revolving Facility or a Term Loan Facility, as applicable.

“Facility Fees” means the U.S. Revolving Facility Fee and the U.K. Revolving Facility Fee.

“FAA” means the Federal Aviation Administration of the United States, or any successor agency performing the duties thereof.

“Federal Funds Effective Rate” means, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such transactions received by the Agent from three Federal funds brokers of recognized standing selected by it.

“Financial Officer” means the chief financial officer, treasurer or controller of the U.S. Borrower.

“First Amendment” means that certain First Amendment to Credit Agreement dated as of December 19, 2008 among Holdings, the Borrowers, the Agent, the Auction Manager and the Lenders and Guarantors listed on the signature pages thereto.

“First Amendment Effective Date” means the date of satisfaction of the conditions referred to in Section II of the First Amendment.

“First-Tier Foreign Subsidiary” means any Foreign Subsidiary directly owned by any Loan Party.

“Foreign Obligations” means all unpaid principal of and accrued and unpaid interest on the Loans made to the U.K. Borrower or LC Disbursements made pursuant to Letters of Credit issued for the account of the U.K. Borrower or on behalf of any of its Subsidiaries, all accrued and unpaid fees (including pursuant to Section 2.10(b) of this Agreement) and all expenses, reimbursements, indemnities and other obligations of the U.K. Borrower to the Lenders or to any Lender, the Agent, the Issuing Bank or any indemnified party arising under the Loan Documents to which the U.K. Borrower is a party.

“Foreign Pledge Agreement” means each pledge agreement, mortgage, debenture or other security document the subject of which comprises equity interests in the U.K. Borrower or any Foreign Subsidiary, in each case to the extent such security document grants a security interest to the Agent to secure the Obligations.

“Foreign Subsidiary” means, with respect to any Person, any Restricted Subsidiary of such Person that is not organized or existing under the laws of the United States of America, any state thereof or the District of Columbia and any Restricted Subsidiary that holds no material assets other than interest in Foreign Subsidiaries.

“Foreign Subsidiary Total Assets” means the total amount of all assets of Foreign Subsidiaries of the U.S. Borrower, determined on a consolidated basis in accordance with GAAP.

“Funded Debt” means all Indebtedness of the U.S. Borrower and its Restricted Subsidiaries for borrowed money that matures more than one year from the date of its creation or matures within one year from such date that is renewable or extendable, at the option of such Person, to a date more than one year from such date or arises under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one year from such date, including Indebtedness in respect of the Loans and Senior Tranche Advances.

“GAAP” means generally accepted accounting principles in the United States of America that are in effect on the Closing Date.

“Governmental Authority” means the government of the United States of America, any other nation, sovereign or government, any state, province or territory or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness or other obligations, and, when used as a verb, shall have a corresponding meaning.

“Guaranteed Obligations” has the meaning assigned to such term in Section 10.01(a).

“Guarantor Percentage” has the meaning assigned to such term in Section 10.01(a).

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates or byproducts, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated, listed or defined as hazardous or deleterious pursuant to any Environmental Law.

“HBAC” has the meaning assigned to such term in the preamble to this Agreement.

“HBNC” means Hawker Beechcraft Notes Corporation, a Delaware corporation.

“Hedge Agreement” means any agreement with respect to any Derivative Transaction between the U.S. Borrower or any Restricted Subsidiary and any other Person.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person under currency exchange, interest rate or commodity swap agreements, currency exchange, interest rate or commodity cap agreements and currency exchange, interest rate or commodity collar agreements and other agreements or arrangements.

“Holdings” has the meaning assigned to such term in the preamble to this Agreement.

“Immaterial Subsidiary” means, at any date of determination, any Restricted Subsidiary designated as such in writing by the U.S. Borrower that (i) contributed 2.5% or less of EBITDA of the U.S. Borrower for the most recently ended period of four fiscal quarters for which financial statements have been delivered pursuant to Section 5.01 and (ii) had consolidated assets representing 2.5% or less of Total Assets on the last day of the most recent fiscal quarter for which financial statements have been delivered pursuant to Section 5.01. The Immaterial Subsidiaries as of the Closing Date are listed on Schedule 1.01(a).

“Immediate Family Members” means with respect to any individual, such individual’s child, stepchild, grandchild or more remote descendant, parent, stepparent, grandparent, spouse, former spouse, qualified domestic partner, sibling, mother-in-law, father-in-law, son-in-law and daughter-in-law (including adoptive relationships) and any trust, partnership or other bona fide estate-planning vehicle the only beneficiaries of which are any of the foregoing individuals or any private foundation or fund that is controlled by any of the foregoing individuals or any donor-advised fund of which any such individual is the donor.

“Increased Amount Date” has the meaning assigned to such term in Section 2.19(a).

“incur” has the meaning set forth in Section 6.01(a).

“incurrence” has the meaning set forth in Section 6.01(a).

“Indebtedness” means, with respect to any Person, without duplication, (a) any indebtedness (including principal and premium) of such Person, whether or not contingent (i) in respect of borrowed money, (ii) evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers’ acceptances (or, without duplication, reimbursement agreements in respect thereof), (iii) constituting obligations of such Person under conditional sale or other title retention agreements relating to property or assets purchased by such Person, (iv) representing the deferred purchase price of property or services, to the extent that the same would be required to be shown as a long term liability on a balance sheet prepared in accordance with GAAP, (iv) ~~in respect of advances under, or in respect of Receivables Facilities~~[reserved] or (v) representing any Hedging Obligations, if and to the extent that any of the foregoing Indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP; provided that the amount of such Indebtedness in respect of Hedging Obligations will be equal to all net payments that such Person would have to make in the event of an early termination on the date Indebtedness of such Person is being determined in respect thereof, (b) to the extent not otherwise included, any obligation by such Person to be liable for, or to pay, as obligor, guarantor or otherwise, on the obligations of the type referred to in clause (a) of another Person (whether or not such items would appear upon the balance sheet of such obligor or guarantor), other than by endorsement of negotiable instruments for collection in the ordinary course of business; (c) to the extent not otherwise included, the obligations of the type referred to in clause (a) of another Person secured by a Lien on any asset owned by such Person, whether or not such obligations are assumed by such Person and whether or not such obligations would appear upon the balance sheet of such Person; provided that the amount of such Indebtedness will be the lesser of the fair market value of such asset at the date of determination and the amount of Indebtedness so secured; and (d) Attributable Debt in respect of Sale and Lease-Back Transactions; provided, however, that notwithstanding the foregoing, Indebtedness will be deemed not to include Contingent Obligations incurred in the ordinary course of business with respect to obligations not constituting Indebtedness; provided, further, that Indebtedness shall not include (A) trade payables, accrued expenses and intercompany liabilities arising in the ordinary course of business, (B) prepaid or deferred revenue arising in the ordinary course of business, (C) purchase price holdbacks arising in the ordinary course of business in respect of a portion of the purchase price of an asset to satisfy unperformed obligations of the seller of such asset or (D) earn-out obligations until such obligations become a liability on the balance sheet of such person in accordance with GAAP.

“Indemnified Taxes” means Taxes other than Excluded Taxes.

“Independent Financial Advisor” means an accounting, appraisal, investment banking firm or consultant of nationally recognized standing that is, in the good faith judgment of the U.S. Borrower, qualified to perform the task for which it has been engaged and that is independent of the U.S. Borrower and its Affiliates.

“Information” has the meaning set forth in Section 3.13(a).

“Information Memorandum” means the Confidential Information Memorandum dated March 2007, relating to the U.S. Borrower and the Transactions.

“Intellectual Property” means the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, state, multinational or foreign laws or otherwise, including (i) all inventions, all improvements thereto, and all patents, patent applications, and patent disclosures, (ii) all trademarks, service marks, trade dress, logos, brand names, trade names, domain names and corporate names, including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (iii) all copyrightable works and protectable designs, all copyrights, and all applications, registrations, and renewals in connection therewith, (iv) all trade secrets and know how, and (v) any rights in or licenses to or from a third party in any of the foregoing, and (vi) any past, present, or future claims or causes of actions arising out of or related to any infringement, misappropriation, dilution or other violation of any of the foregoing, including the right to receive all proceeds and damages therefrom.

“Interbank Rate” means, for any period, (i) in respect of Loans denominated in Dollars and Senior Tranche Advances, the Federal Funds Rate and (ii) in respect of Loans denominated in any other currency, the Agent’s cost of funds (as reasonably determined by the Agent) for such period.

“Intercompany IRBs” means industrial revenue or similar bonds or obligations issued by a Governmental Authority and secured by and recourse to the obligations of the U.S. Borrower or its Restricted Subsidiary under a lease of property or improvements thereto by the U.S. Borrower or such Restricted Subsidiary from such Governmental Authority to the extent that such bonds or other obligations are held by the U.S. Borrower or a Restricted Subsidiary (that is not an Immaterial Subsidiary), including the Sedgwick County Bond and the related Sedgwick County Lease (and regardless of whether the obligations of the U.S. Borrower and its Restricted Subsidiaries are or should be reflected as a liability on the Consolidated balance sheet of the U.S. Borrower).

“Interest Charges” means, with respect to any Person for any period, the sum of (without duplication) (a) Consolidated Interest Expense of such Person for such period, (b) the consolidated amount of all cash dividend payments and other distributions paid (excluding items eliminated in consolidation) on any series of Preferred Stock (including any dividends paid to any direct or indirect parent company of the U.S. Borrower in order to permit the payment of dividends by such parent company on its Designated Preferred Stock) paid by such Person and its Restricted Subsidiaries during such period, and (c) the consolidated amount of all cash dividend payments or other distributions (excluding items eliminated in consolidation) by such Person and its Restricted Subsidiaries on any series of Disqualified Stock made during such period.

“Interest Coverage Ratio” means, with respect to any Person for any period, the ratio of EBITDA of such Person for such period to the Interest Charges of such Person for such period. In the event that the U.S. Borrower or any Restricted Subsidiary incurs, assumes, guarantees, redeems, retires or extinguishes any Indebtedness (other than Indebtedness incurred under any revolving credit facility that has been permanently repaid and has not been replaced) or issues or redeems Disqualified Stock or Preferred Stock subsequent to the commencement of the period for which the Interest Coverage Ratio is being calculated but prior to or simultaneously with the event for which the calculation of the Interest Coverage Ratio is made (the “Calculation Date”), then the Interest Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee, redemption, retirement or extinguishing of Indebtedness, or such issuance or redemption of Disqualified Stock or Preferred Stock, as if the same had occurred at the beginning of the applicable four-quarter period (the “reference period”).

For purposes of making the computation referred to above, Investments, acquisitions, Dispositions, mergers, consolidations, disposed operations, business restructurings and operational changes that are expected to have a continuing impact (the foregoing, together with any transactions related thereto or in connection therewith, the “relevant transactions”), in each case that have been made by the U.S. Borrower or any Restricted Subsidiary or have otherwise occurred during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Calculation Date, shall be calculated on a pro forma basis assuming that all such relevant transactions (and the change in any associated Interest Charges and the change in EBITDA resulting therefrom) had occurred on the first day of the reference period. If since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the U.S. Borrower or any Restricted Subsidiary since the beginning of such period) shall have made any relevant transaction that would have required adjustment pursuant to this definition, then the Interest Coverage Ratio shall be calculated giving pro forma effect thereto for such period as if such relevant transaction had occurred at the beginning of the reference period.

For purposes of this definition, whenever pro forma effect is to be given to a relevant transaction, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the U.S. Borrower. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligations applicable to such Indebtedness). Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a Financial Officer of the U.S. Borrower in accordance with GAAP. For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the U.S. Borrower may designate.

“Interest Election Request” means a request by a Borrower to convert or continue a Borrowing in accordance with Section ~~2.12.~~2.12(a) and (b).

“Interest Period” means, in the case of any Eurocurrency Rate Loan, Eurocurrency Rate Advance or LC Facility Deposit, the applicable Eurocurrency Interest Period.

“Internally Generated Funds” shall mean any amount expended by the U.S. Borrower and its Restricted Subsidiaries and not representing (i) a reinvestment by the U.S. Borrower or any Restricted Subsidiaries of the Net Cash Proceeds of any Disposition outside the ordinary course of business or

Casualty Event, (ii) the proceeds of any issuance of Indebtedness of the U.S. Borrower or any Restricted Subsidiary (other than Indebtedness under any revolving credit facility), (iii) any credit received by the U.S. Borrower or any Restricted Subsidiary with respect to any trade in of property for substantially similar property or any “like kind exchange” of assets.

“Investment Grade Securities” means (a) securities issued or directly and fully guaranteed or insured by the government of the United States of America or any agency or instrumentality thereof (other than Cash Equivalents), (b) debt securities or debt instruments with a rating of BBB- or higher by S&P or Baa3 or higher by Moody’s or the equivalent of such rating by such rating organization, or, if no rating of S&P or Moody’s then exists, the equivalent of such rating by any other nationally recognized securities rating agency, but excluding any debt securities or instruments constituting loans or advances among the U.S. Borrower and its subsidiaries, (c) investments in any fund that invests exclusively in investments of the type described in clauses (a) and (b), which fund may also hold immaterial amounts of cash pending investment or distribution and (d) corresponding instruments in countries other than the United States of America customarily utilized for high quality investments, in each case, consistent with the U.S. Borrower’s cash management and investment practices.

“Investments” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of guarantees, loans or advances of money or capital contributions to such Person (but excluding any such loan, advance or capital contribution arising in the ordinary course of business and having a term not exceeding 364 days and furthermore excluding, for the avoidance of doubt, any extensions of trade credit in the ordinary course of business) or purchases or other acquisitions of stocks, bonds, debentures, notes or similar securities issued by such Person. For purposes of the definition of “Unrestricted Subsidiary” and Section 6.07, (a) “Investments” shall include the portion (proportionate to the U.S. Borrower’s equity interest in such Subsidiary) of the fair market value of the net assets of a Subsidiary of the U.S. Borrower at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided that upon a redesignation of such Unrestricted Subsidiary as a Restricted Subsidiary, the U.S. Borrower shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary in an amount (if positive) equal to (i) the U.S. Borrower’s “Investment” in such Subsidiary at the time of such redesignation, less (ii) the portion (proportionate to the U.S. Borrower’s equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation, and (b) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the U.S. Borrower. For the avoidance of doubt, a guarantee by a specified Person of the obligations of another Person (the “primary obligor”) shall be deemed to be an Investment by such specified Person in the primary obligor to the extent of such guarantee except that any guarantee by any Loan Party of the obligations of a primary obligor in favor of a Loan Party shall be deemed to be an Investment by a Loan Party in another Loan Party.

“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance).

“Issuing Bank” means Credit Suisse, in its capacity as an issuer of Revolving Letters of Credit hereunder, and its successors in such capacity as provided in Section 2.04(i)(i), and any other Revolving Lender approved by the Agent and the U.S. Borrower (such approvals not to be unreasonably withheld) which has agreed to act as an Issuing Bank hereunder. Each Issuing Bank may, in its discretion, arrange for one or more Revolving Letters of Credit to be issued by Affiliates of such Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Revolving Letters of Credit issued by such Affiliate.

“Joinder Agreement” has the meaning assigned to such term in Section 5.11.

“Joint Bookrunners” means Lehman Brothers Inc. and UBS Securities LLC.

“Joint Lead Arrangers” means Credit Suisse Securities (USA) LLC and Goldman Sachs Credit Partners L.P.

“Judgment Currency” has the meaning specified in Section 9.09(f).

“Junior Capital” shall mean (i) any common or preferred Capital Stock of Holdings or the U.S. Borrower that does not (a) provide for scheduled payments of dividends in cash prior to the date that is 91 days after the Term Loan Maturity Date, or (b) become mandatorily redeemable pursuant to a sinking fund obligation or otherwise prior to the date that is 91 days after the Term Loan Maturity Date and (ii) Indebtedness of Holdings or the U.S. Borrower that (a) is unsecured, (b) is expressly subordinated to the prior payment in full in cash of the obligations of Holdings or the U.S. Borrower, as the case may be, hereunder on terms reasonably satisfactory to the Joint Lead Arrangers and the Agent, (c) has a final maturity date that is not earlier than, and provides for no scheduled payments of principal or mandatory redemption obligations prior to, the date that is 91 days after the Term Loan Maturity Date, (d) in the case of Indebtedness, provides for payments of interest solely in-kind until the date that is 91 days after the Term Loan Maturity Date, and (e) in the case of Indebtedness of the U.S. Borrower, such Indebtedness is issued exclusively to, and held exclusively by, Holdings.

“LC Disbursement” means a Revolving LC Disbursement, a Senior Tranche LC Disbursement or an LC Facility LC Disbursement.

“LC Facility” means the synthetic letter of credit facility created hereunder and funded with the LC Facility Commitments on the Closing Date.

“LC Facility Agent” means Credit Suisse, in its capacity as the holder of the LC Facility Deposits and its successors.

“LC Facility Availability Period” means the period from and including the Closing Date to but excluding the earliest of (i) thirty Business Days prior to the LC Facility Maturity Date and (ii) the date on which all of the LC Facility Deposits are returned to the LC Facility Lenders.

“LC Facility Commitment” means, with respect to any LC Facility Lender, the commitment of such LC Facility Lender to make an LC Facility Deposit in an aggregate amount set forth opposite such Lender’s name on the Commitments Schedule under the caption “LC Facility Commitment”, and “LC Facility Commitments” shall mean the aggregate LC Facility Commitments of all LC Facility Lenders, which amount, initially as of the Closing Date, shall be $110.0 million.

“LC Facility Deposits” means the cash deposits made by the LC Facility Lenders with the LC Facility Agent pursuant to Section 2.01(c), as such deposits may be reduced from time to time pursuant to Section 2.05(b).

“LC Facility Issuing Bank” has the meaning assigned to such term in the preamble to this Agreement and its successors in such capacity as provided in Section 2.04(i)(ii), and any other Revolving Lender approved by the Agent and the U.S. Borrower (such approvals not to be unreasonably withheld). Each LC Facility Issuing Bank may, in its discretion, arrange for one or more LC Facility Letters of Credit to be issued by Affiliates of such LC Facility Issuing Bank, in which case the term “LC Facility Issuing Bank” shall include any such Affiliate with respect to LC Facility Letters of Credit issued by such Affiliate.

“LC Facility LC Disbursement” means any payment made by the LC Facility Issuing Bank pursuant to an LC Facility Letter of Credit.

“LC Facility LC Exposure” means, at any time, the sum of (a) the aggregate undrawn amount of the outstanding LC Facility Letters of Credit at such time plus (b) the aggregate amount of all LC Facility LC Disbursements that have not yet been reimbursed by or on behalf of the U.S. Borrower at such time. The LC Facility LC Exposure of any LC Facility Lender at any time shall be its Ratable Portion of the total LC Facility LC Exposure at such time.

“LC Facility LC Fees” has the meaning assigned to such term in Section 2.10(c).

“LC Facility Lender” means a Lender having an LC Facility Participation.

“LC Facility Letter of Credit” means, at any time, a Letter of Credit issued by the LC Facility Issuing Bank pursuant to Section 2.04(a)(i). All LC Facility Letters of Credit shall be standby letters of credit.

“LC Facility Maturity Date” means March 26, 2014.

“LC Facility Participations” means the obligations and agreements of the LC Facility Lenders under Section 2.04(d)(ii). The amount of the LC Facility Participation of each LC Facility Lender shall initially be its LC Facility Commitment, as such amount may be (a) reduced from time to time pursuant to Section 2.11 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04.

“LC Facility Term Loans” has the meaning specified in Section 2.04(e)(iii). It is understood and agreed that the LC Facility Term Loans shall be Term Loans for all purposes under this Agreement, unless specifically indicated to the contrary.

“LC Facility Term Loan Exposure” means, as to any Lender, the amount of any unpaid LC Facility Term Loan deemed made by the U.S. Borrower pursuant to subsection 2.04(e)(iii).

“LC Facility Term Loan Note” means any Term Loan Note evidencing Indebtedness issued as an LC Facility Term Loan.

“Lenders” means the Swingline Lenders and the Persons listed on the Commitment Schedule and any other Person that shall have become a party hereto pursuant to Section 2.19 or an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.

“Letter of Credit” means any Revolving Letter of Credit, any Senior Tranche Letter of Credit or any LC Facility Letter of Credit.

“LIBOR Rate” means, with respect to any Eurocurrency Interest Period, (a) the rate per annum determined by the Agent at approximately 11:00 a.m. (London time) on the date that is two Business Days prior to the commencement of such Eurocurrency Interest Period (or, if different, the date on which quotations would customarily be provided by leading banks in the London Interbank Market for deposits of amounts in the relevant currency for delivery on the first day of such Eurocurrency Interest

Period) by reference to the applicable Screen Rate for deposits in Dollars or Sterling, as applicable (as set forth by any service selected by the Agent that has been nominated by the British Bankers’ Association as an authorized information vendor for the purpose of displaying such rates), for a period equal to such Interest Period; provided that, to the extent that an interest rate is not ascertainable pursuant to the foregoing provisions of this definition, the “LIBOR Rate” shall be the interest rate per annum determined by the Agent to be the average of the rates per annum at which deposits in Dollars or Sterling, as applicable, are offered for such relevant Eurocurrency Interest Period to major banks in the London interbank market in London, England by the Agent at approximately 11:00 a.m. (London time) on the date that is two Business Days prior to the beginning of such Eurocurrency Interest Period.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the UCC (or equivalent statutes) of any jurisdiction; provided that in no event shall an operating lease be deemed to constitute a Lien.

“Loan Documents” means this Agreement, any promissory notes issued pursuant to this Agreement and the Collateral Documents. Any reference in this Agreement or any other Loan Document to a Loan Document shall include all appendices, exhibits or schedules thereto, and all amendments, restatements, supplements or other modifications thereto.

“Loan Guarantor” means each Loan Party (other than the U.S. Borrower); provided that the U.S. Borrower will be a Loan Guarantor with respect to each other Loan Party’s Obligations hereunder (other than Obligations of such other Loan Party comprising guarantee obligations in respect of the U.S. Borrower Guaranteed Obligations).

“Loan Guaranty” means Article X of this Agreement.

“Loan Parties” means Holdings, the U.S. Borrower, each of the Wholly-Owned Domestic Subsidiaries of the U.S. Borrower (other than subject to compliance with Section 5.11, ~~(i)~~ any Domestic Subsidiary that is an Immaterial Subsidiary~~, or (ii) any Receivables Subsidiary~~) and any other Person who becomes a party to this Agreement as a Loan Party pursuant to a Joinder Agreement, and their respective successors and assigns. For the avoidance of doubt, the term “Loan Parties” shall not include the U.K. Borrower or any of its subsidiaries.

“Loans” means, collectively, the Revolving Loans, Swingline Loans and Term Loans made pursuant to this Agreement.

“Local Time” means, with respect to (i) the U.S. Borrower, New York time and (ii) the U.K. Borrower, London time.

“Management Stockholders” means the members of management and their Controlled Investment Affiliates of the U.S. Borrower or its direct or indirect parent who are holders of Equity Interests of any direct or indirect parent company of the U.S. Borrower on the Closing Date or will become holders of such Equity Interests in connection with the Transactions.

“Mandatory Costs” means, with respect to a Loan or other unpaid sum under the U.K. Revolving Facility, the rate per annum notified by any Lender to the Agent to be the cost to that Lender of compliance with all reserve asset, liquidity or cash margin or other like requirements of the Bank of England, the Financial Services Authority or the European Central Bank and which shall be determined in accordance with Schedule 1.01(f).

“Margin Stock” shall have the meaning assigned to such term in Regulation U.

“Material Adverse Effect” means, from and after the Third Amendment Effective Date, a material adverse effect on (a) the ~~business, assets, operations or financial condition~~ability of the U.S. Borrower and the Restricted Subsidiaries, taken as a whole, ~~(b) the ability of the Borrowers and the other Loan Parties (taken as a whole) to perform their obligations under the Loan Documents or (c)~~ to design, manufacture, sell and service aircraft as such activities are being carried out on the Third Amendment Effective Date, without regard to any financial impact on any such activities or (b) the rights of, or remedies available to, the Agent or the Lenders under, the Loan Documents.

“Material Indebtedness” means Indebtedness (other than the Loans and Senior Tranche Advances), or obligations in respect of one or more Hedge Agreements, of any one or more of the U.S. Borrower and the Restricted Subsidiaries in an aggregate principal amount exceeding $40.0 million. For purposes of determining Material Indebtedness, the “obligations” of the U.S. Borrower or any Restricted Subsidiary in respect of any Hedge Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the U.S. Borrower or such Restricted Subsidiary would be required to pay if such Hedge Agreement were terminated at such time.

“Maximum Liability” has the meaning assigned to such term in Section 10.09.

“Minimum Currency Threshold” means (i) in the case of Base Rate Loans, $2.0 million or an integral multiple of $1.0 million in excess thereof, (ii) in the case of Eurocurrency Rate Loans denominated in Dollars, $5.0 million or an integral multiple of $1.0 million in excess thereof and (iii) in the case of Loans denominated in Sterling, £1.0 million or an integral multiple of £500,000 in excess thereof.

“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.

“Mortgaged Properties” means, initially, the owned real properties of the Loan Parties specified on Schedule 1.01(b), and shall include each other parcel of real property and improvements thereto with respect to which a Mortgage is granted pursuant to Section 5.11.

“Mortgages” means any mortgage, deed of trust or other agreement which conveys or evidences a Lien in favor of the Agent, for the benefit of the Agent and the other Secured Parties, on fee-owned real property of a Loan Party, including any amendment, modification or supplement thereto.

“Multiemployer Plan” means a multiemployer plan as defined in Section 3(37) or 4001(a)(3) of ERISA.

“Net Cash Flow” means, with respect to any Variance Covenant Testing Period, an amount equal to (a) the aggregate cash receipts of the U.S. Borrower and its Subsidiaries during such period less (b) the aggregate cash disbursements of the U.S. Borrower and its Subsidiaries during such period (other than disbursements on account of professional fees and expenses).

“Net Cash Proceeds” shall mean, with respect to any Prepayment Event, (a) the gross cash proceeds (including payments from time to time in respect of installment obligations, if applicable) as and when actually received by or freely transferable for the account of Holdings, the U.S. Borrower or any of the Restricted Subsidiaries in respect of such Prepayment Event, less (b) the sum of:

(i) the amount, if any, of all taxes paid or estimated to be payable by the U.S. Borrower or any of the Restricted Subsidiaries in connection with such Prepayment Event,

(ii) the amount of any reasonable reserve established in accordance with GAAP in respect of (A) the sale price of the assets that are the subject of an Asset Sale Prepayment Event (including in respect of working capital adjustments or an evaluation of such assets) or (B) any liabilities (other than any taxes deducted pursuant to clause (i) above) (x) associated with the assets that are the subject of such Prepayment Event and (y) retained by the U.S. Borrower or any of the Restricted Subsidiaries, including pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction; provided that the amount of any subsequent reduction of such reserve (other than in connection with a payment in respect of any purchase price adjustments or such liability) shall be deemed to be Net Cash Proceeds of such a Prepayment Event occurring on the date of such reduction,

(iii) the principal amount, premium or penalty, if any, interest and other amounts payable on or in respect of any Indebtedness, including indebtedness secured by a Lien on the assets that are the subject of such Prepayment Event (other than Indebtedness under this Agreement) to the extent that such Indebtedness is or, under the instrument creating or evidencing such Indebtedness, is required to be repaid upon consummation of such Prepayment Event, and

(iv~~) in the case of any Asset Sale Prepayment Event or Casualty Event, the amount of any proceeds of such Prepayment Event the U.S. Borrower or any Restricted Subsidiary (or, in the case of a Casualty Event, Holdings) has reinvested (or intends to reinvest within the Reinvestment Period) in the business of the U.S. Borrower or any of the Restricted Subsidiaries; provided that any portion of such proceeds that has not been so reinvested within such Reinvestment Period (with respect to such Prepayment Event, the “Deferred Net Cash Proceeds”) shall (x) be deemed to be Net Cash Proceeds of an Asset Sale Prepayment Event or Casualty Event occurring on the last day of such Reinvestment Period, and (y) be applied to the repayment of Term Loans in accordance with Section 2.09(b); and(v~~) the reasonable out-of-pocket fees and expenses actually incurred in connection with such Prepayment Event.

“Net Income” means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends.

“New Commitments” has the meaning assigned thereto in Section 2.19(a).

“New Lender” means each Lender providing a New Commitment.

“New Revolving Commitments” has the meaning assigned thereto in Section 2.19(a).

“New Revolving Facility” has the meaning assigned thereto in Section 2.19(a).

“New Revolving Lender” has the meaning assigned thereto in Section 2.19(b).

“New Revolving Loan” has the meaning assigned thereto in Section 2.19(b).

“New Term Commitments” has the meaning assigned thereto in Section 2.19(a).

“New Term Loan” has the meaning assigned thereto in Section 2.19(c).

“New Term Loan Lender” has the meaning assigned thereto in Section 2.19(c).

“Non-Consenting Lender” has the meaning assigned to such term in Section 9.02(e).

“Non-Funding Lender” has the meaning provided in Section 2.02(e).

“Non-Paying Guarantor” has the meaning assigned to such term in Section 10.10.

“Non-U.S. Lender” means a Person that is not a “United States person” within the meaning of Section 7701(a)(30) of the Code.

“Obligated Party” has the meaning assigned to such term in Section 10.02.

“Obligations” means the Domestic Obligations and the Foreign Obligations.

“Officer” means the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer, the President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer or the Secretary of the U.S. Borrower.

“Officers’ Certificate” means a certificate signed on behalf of the U.S. Borrower by two Officers of the U.S. Borrower, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the U.S. Borrower.

“Other Information” has the meaning assigned to such term in Section 3.13(b).

“Other Taxes” means any and all present or future stamp, registration or documentary taxes or any other excise or property taxes, charges or similar levies or Taxes arising from any payment made or required to be made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement and any interest, penalties or additions to tax related thereto (but not Excluded Taxes described in clause (a) or clause (b) of the definition thereof).

“Participant” has the meaning assigned to such term in Section 9.04(c).

“Participant Register” has the meaning assigned to such term in Section 9.04(c).

“Paying Guarantor” has the meaning assigned to such term in Section 10.10.

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Perfection Certificate” means a certificate in the form of Exhibit I to the Security Agreement or any other form approved by the Agent.

“Permitted Business” means any business conducted by the U.S. Borrower or any of its Restricted Subsidiaries that is not in contravention of Section 6.13.

“Permitted Holders” means each of the Sponsors and Management Stockholders and any Person that forms a group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision) with the Sponsors; provided that, in the case of such group and without giving effect to the existence of such group or any other group, the Sponsors and Management

Stockholders and assignees of the equity commitments of the Sponsors in respect of assignments of such equity commitments that are consummated prior to the Closing Date, collectively, have beneficial ownership of more than 50% of the total voting power of the Voting Stock of the U.S. Borrower or any of its direct or indirect parent companies.

“Permitted Investments” means:

(a) any Investment (i) by the U.S. Borrower or any Subsidiary Guarantor in the U.S. Borrower or any Subsidiary Guarantor, (ii) by any Restricted Subsidiary that is not a Subsidiary Guarantor in any other Restricted Subsidiary that is not a Subsidiary Guarantor, (iii) arising as a result of any transfers of cash or marketable securities among the U.S. Borrower and the Restricted Subsidiaries and (iv) by any Restricted Subsidiary that is not a Subsidiary Guarantor in the U.S. Borrower or any Subsidiary Guarantor (so long as no Capital Stock of any Subsidiary Guarantor is transferred to a Restricted Subsidiary that is not a Subsidiary Guarantor in connection with such Investment);

(b) any Investment in cash and Cash Equivalents or Investment Grade Securities;

(c) (i) any Investment of cash and marketable securities by the U.S. Borrower or any Restricted Subsidiary in any Person (or in exchange for the Equity Interests of such Person) if as a result of such Investment (A) such Person becomes a Restricted Subsidiary or, (B) such Person, in one transaction or a series of related transactions, is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the U.S. Borrower or a Restricted Subsidiary; (ii) any Investment held by such Person and not acquired by such Person in contemplation of such acquisition, merger consolidation or transfer; and (iii) any Investment of cash and marketable securities by the U.S. Borrower or any Restricted Subsidiary in exchange for all or any portion of a business if, as a result of such Investment, the assets acquired thereby become owned by the U.S. Borrower or any Restricted Subsidiary; provided that the requirement that such Investment be in the form of cash and marketable securities under this clause (c) shall not apply to (i) Investments in Persons that become Subsidiary Guarantors or are merged, consolidated or amalgamated with or liquidated into, or transfer or convey substantially all of their assets to, the U.S. Borrower or a Subsidiary Guarantor, and (ii) Investments by Restricted Subsidiaries that are not Subsidiary Guarantors in Persons that become Restricted Subsidiaries that are not Subsidiary Guarantors or are merged, consolidated with or liquidated into, or transfer or convey all or substantially all of their assets to, a Restricted Subsidiary that is not a Subsidiary Guarantor;

(d) any Investment in securities or other assets not constituting cash, Cash Equivalents or Investment Grade Securities and received in connection with a Disposition made pursuant to Section 6.06;

(e) any Investment existing on the Closing Date or made pursuant to legally binding written commitments in existence on the Closing Date;

(f) loans and advances to, and guarantees of Indebtedness of, employees not in excess of $7.5 million outstanding at any one time, in the aggregate;

(g) any Investment acquired by the U.S. Borrower or any Restricted Subsidiary (i) in exchange for any other Investment or accounts receivable held by the U.S. Borrower or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the Person in which such other Investment is made or which is the obligor with respect to such accounts receivable (including any trade creditor or customer), (ii) in satisfaction of judgments against other Persons or (iii) as a result of a foreclosure by the U.S. Borrower or any Restricted Subsidiary with respect to any secured Investment or other transfer of title with respect to any Investment in default;

(h) Hedging Obligations permitted under Section 6.01(b)(xii);

(i) loans and advances to officers, directors and employees (i) for business-related travel expenses, moving expenses and other similar expenses, in each case incurred in the ordinary course of business or consistent with past practice or (ii) to fund such Person’s purchase of Equity Interests of the U.S. Borrower or any direct or indirect parent company thereof under compensation plans approved by the Board of Directors of the U.S. Borrower or the compensation committee thereof in good faith; provided that to the extent that the net proceeds of any such purchase is made to any direct or indirect parent of the U.S. Borrower, such net proceeds are contributed to the U.S. Borrower;

(j) Investments the payment for which consists of Equity Interests of Holdings, or any of its direct or indirect parent companies;

(k) (i) performance guarantees in the ordinary course of business, (ii) guarantees expressly permitted under Section 6.01(b)(xiv) and (iii) guarantees of obligations of the U.S. Borrower or any Restricted Subsidiary to any employee benefit plan of the U.S. Borrower, or to any employee benefit plan of any direct or indirect parent company of the U.S. Borrower to the extent the benefits under such plan are attributable to the ownership or operation of the U.S. Borrower and its Restricted Subsidiaries, and, in each case, to any Person acting in its capacity as trustee, agent or other fiduciary of any such plan;

(l) Investments consisting of purchases and acquisitions of inventory, supplies, material or equipment or the licensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons in the ordinary course of business;

(m) Investments consisting of purchases and acquisitions of assets or services in the ordinary course of business;

(n) reserved;

(o) Investments in, and solely to the extent contemplated by the organizational documents (as in existence on the Closing Date) of, joint ventures to which the Company or its Restricted Subsidiaries are a party on the Closing Date;

(p) ~~customary Investments relating to a Receivables Facility;~~reserved;

(q) Investments out of the Applicable Amount; provided that no Investment shall be permitted pursuant to this clause (q) unless at the time of the making of such Investment, the U.S. Borrower would have been permitted to make a Restricted Payment in the amount of such Investment in reliance on Section 6.04(i);

(r) Investments out of Excluded Contributions;

(s) any transaction to the extent it constitutes an Investment that is permitted under Section 6.04 or is made in accordance with the provisions of Section 6.05(b) (other than any transaction set forth in clauses (i), (v) and (xiv) of Section 6.05(b);

(t) additional Investments having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (t) that are at that time outstanding, not to exceed an amount equal to the greater of (x) $250.0 million and (y) 5.5% of Total Assets (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

(u) Investments in an amount (when taken together with all Restricted Payments made in reliance on Section 6.04(xii)) not to exceed the greater of (x) $100.0 million and (y) 2.0% of Total Assets; and

(v) any Investment in an Intercompany IRB.

“Permitted Liens” means, with respect to any Person:

(a)~~(i) Liens on accounts, payment intangibles and related assets to secure any Receivables Facility and (ii)~~ Liens arising under the Loan Documents;

(b) pledges or deposits by such Person under workmen’s compensation laws, unemployment insurance laws or similar legislation, or good faith deposits, prepayments or cash pledges to secure bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or U.S. government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case incurred in the ordinary course of business;

(c) Liens imposed by law, such as carriers’, warehousemen’s and mechanics’ Liens and other similar Liens, in each case, for sums not yet overdue for a period of more than thirty (30) days or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review, if adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP;

(d) Liens for taxes, assessments or other governmental charges or claims not yet overdue for a period of more than thirty (30) days or payable or subject to penalties for nonpayment or which are being contested in good faith by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP;

(e) Liens in favor of issuers of performance and surety bonds or bid bonds or with respect to other regulatory requirements or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of its business;

(f) minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties, in each case, which were not incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(g) Liens existing on the Closing Date; provided that any Lien securing Funded Indebtedness in excess of (x) $30.0 million individually or (y) $40.0 million in the aggregate (when taken together with all other Liens securing obligations outstanding in reliance on this clause (g) that are not listed on Schedule 6.02) shall only be permitted to the extent such Lien is listed on Schedule 6.02;

(h) Liens on property of a Person at the time such Person becomes a Restricted Subsidiary; provided that such Liens are not created or incurred in connection with, or in contemplation of, such other Person becoming such a Restricted Subsidiary; provided, further, that such Liens may not extend to any other property owned by the U.S. Borrower or any Restricted Subsidiary;

(i) Liens on property at the time the U.S. Borrower or a Restricted Subsidiary acquired the property, including any acquisition by means of a merger or consolidation with or into the U.S. Borrower or any Restricted Subsidiary; provided that such Liens are not created or incurred in connection with, or in contemplation of, such acquisition; provided, further, that the Liens may not extend to any other property owned by the U.S. Borrower or any Restricted Subsidiary;

(j) Liens securing Indebtedness or other obligations of the U.S. Borrower or a Restricted Subsidiary owing to the U.S. Borrower or another Restricted Subsidiary permitted to be incurred in accordance with clauses (ix) or (x) of Section 6.01(b);

(k) Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(l) leases, subleases, licenses and sublicenses granted to others in the ordinary course of business which do not materially interfere with the ordinary conduct of the business of the U.S. Borrower or any of the Restricted Subsidiaries and do not secure any Indebtedness;

(m) Liens arising from financing statement filings under the UCC or similar state or provincial laws regarding operating leases entered into by the U.S. Borrower and its Restricted Subsidiaries in the ordinary course of business;

(n) Liens in favor of the U.S. Borrower or any Subsidiary Guarantor;

(o) Liens on inventory or equipment of the U.S. Borrower or any Restricted Subsidiary granted in the ordinary course of business to the U.S. Borrower’s or such Restricted Subsidiary’s client at which such inventory or equipment is located;

(p) Liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancing, refunding, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness secured by any Lien referred to in clauses (g), (h), (i) and (q) of this definition; provided that (x) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements on such property), and (y) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (A) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clauses (g), (h), (i) and (q) of this definition at the time the original Lien became a Permitted Lien pursuant this Agreement, and (B) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement;

(q) Liens securing Indebtedness permitted to be incurred pursuant to Section 6.01(b)(vi), (b)(xix), (b)(xxi) and (b)(xxii); provided that (A) Liens securing Indebtedness permitted to be incurred pursuant to Section 6.01(b)(vi) do not at any time encumber any property other than the property financed by such Indebtedness and the proceeds and the products thereof, (B) Liens securing Indebtedness permitted to be incurred pursuant to Section 6.01(b)(xix) extend only to the assets of Foreign Subsidiaries, (C) Liens securing Indebtedness permitted to be incurred pursuant to Section 6.01(b)(xxi) only extend to the property Disposed of in the applicable Sale and Lease-Back Transaction and (D) Liens securing Indebtedness permitted to be incurred pursuant to Section 6.01(b)(xxii) are solely on acquired property or the assets (including any acquired Equity Interests) of the Acquired Entity or Business, as the case may be;

(r) deposits in the ordinary course of business to secure liability to insurance carriers;

(s) Liens securing judgments for the payment of money not constituting an Event of Default under clause (h) of Section 7.01, so long as such Liens are adequately bonded and any appropriate legal proceedings that may have been duly initiated for the review of such judgment and have not been finally terminated or the period within which such proceedings may be initiated has not expired;

(t) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation or exportation of goods in the ordinary course of business;

(u) Liens (i) of a collection bank arising under Section 4-210 of the UCC on items in the course of collection, (ii) attaching to commodity trading accounts or other commodity brokerage accounts incurred in the ordinary course of business and (iii) in favor of banking institutions arising as a matter of law encumbering deposits (including the right of setoff) and which are within the general parameters customary in the banking industry;

(v) Liens that are contractual rights of setoff (i) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposit or sweep accounts of the U.S. Borrower or any of its Restricted Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the U.S. Borrower and its Restricted Subsidiaries or (iii) relating to purchase orders and other agreements entered into with customers of the U.S. Borrower or any of its Restricted Subsidiaries in the ordinary course of business;

(w) Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;

(x) Liens deemed to exist in connection with Investments in repurchase agreements permitted under Section 6.01; provided that such Liens do not extend to any assets other than those assets that are the subject of such repurchase agreement;

(y) other Liens securing obligations in an aggregate amount not to exceed the greater of (x) $40.0 million and (y) 1.0% of Total Assets at any one time outstanding;

(z) Liens on the assets of Foreign Subsidiaries securing Hedging Obligations entered into by such Foreign Subsidiaries that are permitted by Section 6.01(b)(xii) and that do not constitute Secured Obligations; and

(aa) Liens arising in connection with Intercompany IRBs.

“Permitted Voluntary Prepayment” means any voluntary prepayment made in accordance with the provisions set forth in Section 2.08(b)(ii).

“Permitted Voluntary Prepayment Date” means any date on which a Permitted Voluntary Prepayment is consummated.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the U.S. Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Preferred Stock” means any Equity Interest with preferential rights of payment of dividends or upon liquidation, dissolution, or winding up.

“Prepayment Event” shall mean any Asset Sale Prepayment Event, Debt Incurrence Prepayment Event or Casualty Event.

“Prime Rate” means the rate of interest per annum determined from time to time by the Agent as its prime rate in effect at its principal office in New York City and notified to the U.S. Borrower.

“Principal Properties” shall have the meaning given such term by the Security Agreement.

“Projections” means the projections of the U.S. Borrower and the Restricted Subsidiaries included in the Information Memorandum and any other projections and any forward-looking statements of such entities furnished to the Lenders or the Agent by or on behalf of Holdings, the U.S. Borrower or any of the Subsidiaries prior to the Closing Date.

“Purchase Agreements” means the Stock Purchase Agreement and the Asset Purchase Agreement.

“Qualified Proceeds” means assets that are used or useful in a Permitted Business; provided that the fair market value of any such assets shall be determined by the U.S. Borrower in good faith.

“Qualifying IPO” means the issuance by Holdings, any direct or indirect parent of Holdings of its common Equity Interests in an underwritten primary public offering (other than a public offering pursuant to a registration statement on Form S-8) pursuant to an effective registration statement filed with the SEC in accordance with the Securities Act (whether alone or in connection with a secondary public offering).

“RASL” means Hawker Beechcraft Services Limited, a limited company incorporated under the laws of England and Wales with registered number 03479031.

“Ratable Portion” means, (i) with respect to any Revolving Lender under any Revolving Facility, the percentage obtained by dividing the amount of Revolving Commitments of such Revolving Lender under such Revolving Facility by the aggregate amount of Revolving Commitments of all Revolving Lenders under such Revolving Facility (or if the Revolving Commitments under such Revolving Facility have been terminated, the percentage obtained by dividing the Revolving Credit ~~Exposure~~Outstandings of such Revolving Lender under such Revolving Facility by the Revolving Credit ~~Exposure~~Outstandings of all Revolving Lenders under such Revolving Facility, (ii) with respect to any Term Loan Lender, the percentage obtained by dividing the amount such Term Loan Lender’s Term Loans by the aggregate amount of Term Loans of all Term Loan Lenders ~~and~~, (iii) with respect to any LC Facility Lender, the percentage obtained by dividing the amount of such LC Facility Lender’s LC Facility Participation by the aggregate amount of LC Facility Participations of all LC Facility Lenders and (iv) with respect to any Senior Tranche Lender, the percentage obtained by dividing the amount such Senior Tranche Lender’s Senior Tranche Advances by the aggregate amount of Senior Tranche Advances of all Senior Tranche Lenders.

~~“Receivables Facility” means one or more receivables financing facilities, in each case, as amended, supplemented, modified, extended, renewed, restated, refunded, replaced or refinanced from time to time, the Indebtedness of which is non-recourse (except for Standard Receivables Facility Undertakings) to the U.S. Borrower and its Restricted Subsidiaries, other than any Receivables Subsidiary, pursuant to which the U.S. Borrower or any of its Restricted Subsidiaries sells its accounts, payment intangibles and related assets to either (a) a Person that is not a Restricted Subsidiary or (b) a Receivables Subsidiary that in turn sells its accounts, payment intangibles and related assets to a Person that is not a Restricted Subsidiary.~~

~~“Receivables Facility Intercreditor Agreement” means any Receivables Facility Intercreditor Agreement, in form and substance reasonably satisfactory to the Agent and the U.S. Borrower, entered into between the Agent and any agent under a Receivables Facility.~~

~~“Receivables Facility Repurchase Obligation” means any obligation of the U.S. Borrower or a Restricted Subsidiary that is a seller of assets in a Receivables Facility to repurchase the assets it sold thereunder as a result of a breach of a representation, warranty or covenant or otherwise, including as a result of a receivable or portion thereof becoming subject to any asserted defense, dispute, offset or counterclaim of any kind as a result of any action taken by, any failure to take action by or any other event relating to the seller.~~

~~“Receivables Fees” means distributions or payments made directly or by means of discounts with respect to any participation interest issued or sold in connection with, and other fees paid to a Person that is not a Restricted Subsidiary in connection with, any Receivables Facility.~~

~~“Receivables Subsidiary” means any Subsidiary formed solely for the purpose of engaging, and that engages only, in one or more Receivables Facilities.~~

“Refinancing Indebtedness” has the meaning assigned to such term in Section 6.01(b)(xv).

“Refunding Capital Stock” has the meaning specified in Section 6.04(viii).

“Register” has the meaning assigned to such term in Section 9.04(b)(iv).

“Regulation T” means Regulation T of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof, and any successor provision thereto.

“Regulation U” means Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof, and any successor provision thereto.

“Regulation X” means Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof, and any successor provision thereto.

~~“Reinvestment Period” shall mean 18 months following the date of an Asset Sale Prepayment Event or Casualty Event (or, if later, 180 days after the date the U.S. Borrower or a Restricted Subsidiary has entered into a binding commitment to reinvest the proceeds of any such Asset Sale Prepayment Event or Casualty Event prior to the expiration of such 18 months).~~

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, trustees, employees, agents, advisors, controlling persons and members of such Person and such Person’s Affiliates.

“Release” means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of any Hazardous Material into the indoor or outdoor environment (including the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Material), including the movement of any Hazardous Material through the air, soil, surface water or groundwater.

“Relevant Borrower’s Tax Jurisdiction” means the jurisdiction in which a Borrower is resident for Tax purposes.

“Remedial Action” means all actions taken to (i) clean up, remove, remediate, contain, treat, monitor, assess, evaluate or in any other way address Hazardous Materials in the environment; (ii) perform pre-remedial studies and investigations and post-remedial operation and maintenance activities; or (iii) any response actions authorized by 42 U.S.C. 9601 et. seq. or applicable state law.

“Required Class Lenders” means (i) with respect to the Term Loan Facility, Lenders holding more than 50% of the Term Commitments and Term Loans, (ii) with respect to any Revolving Facility, Lenders holding more than 50% of the Revolving Commitments under such Revolving Facility or, if the Revolving Credit Termination Date has occurred with respect to such Revolving Facility, more than 50% of the Revolving Credit Outstandings under such Revolving Facility, (iii) with respect to the Revolving Facilities, the Required Revolving Lenders, and (iv) with respect to LC Facility Lenders, LC Facility Lenders having more than 50% of the aggregate LC Facility Participations. A Non-Funding Lender shall not be included in the calculation of the Required Class Lenders

“Required Lenders” means, collectively, Lenders having more than 50% of the sum of the Dollar Equivalent of (a) the aggregate outstanding amount of the Revolving Commitments or, with respect to any Revolving Facility after the Revolving Credit Termination Date with respect to such Revolving Facility, the Revolving Credit Outstandings under such Revolving Facility), (b) the aggregate outstanding amount of the Term Commitments or, after the Closing Date, the aggregate principal amount of all Term Loans then outstanding and (c) the aggregate LC Facility Participations then outstanding. A Non-Funding Lender shall not be included in the calculation of “Required Lenders”.

“Required Percentage” shall mean, with respect to an Excess Cash Flow Period, 50%; provided, that (a) if the Consolidated Secured Debt Ratio at the end of the Excess Cash Flow Period is greater than 1.75:1.00 but less than or equal to 2.25:1.00, such percentage shall be 25%, and (b) if the Consolidated Secured Debt Ratio at the end of the Excess Cash Flow Period is less than or equal to 1.75:1.00, such percentage shall be 0%.

“Required Revolving Lenders” means, collectively, Lenders having more than 50% of the sum of the Dollar Equivalent of the aggregate outstanding amount of the Revolving Commitments or, with respect to any Revolving Facility after the Revolving Credit Termination Date with respect to such Revolving Facility, the Revolving Outstandings under such Revolving Facility. A Non-Funding Lender shall not be included in the calculation of “Required Revolving Lenders”.

“Required Senior Tranche Lenders” means Senior Tranche Lenders holding more than 50% of the Senior Tranche Commitments and Senior Tranche Advances; provided, that if at any time any Senior Tranche Lender and its Affiliates shall hold more than 50% of the Senior Tranche Commitments and Senior Tranche Advances, “Required Senior Tranche Lenders” shall consist of at least one additional Senior Tranche Lender.

“Requirement of Law” means, as to any Person, the Certificate of Incorporation and By Laws or other organizational or governing documents of such Person, and any law (including, without limitation, the USA PATRIOT Act, the Export Control Laws, the Anti-Bribery Laws and the Exon-Florio Amendment), treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority (including, without limitation, the FAA and the United States Department of Defense), in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Responsible Officer” of any Person means the chief executive officer, the president, any vice president, any director, the chief operating officer or any financial officer of such Person and any other officer or similar official thereof responsible for the administration of the obligations of such Person in respect of this Agreement, and, as to any document delivered on the Closing Date (but subject to the express requirements set forth in Section 4.01), shall include any secretary or assistant secretary of a Loan Party. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“Restricted Payments” has the meaning assigned to such term in Section 6.04.

“Restricted Subsidiary” means, at any time, any direct or indirect Subsidiary of the U.S. Borrower (including the U.K. Borrower and any other Foreign Subsidiary) that is not then an Unrestricted Subsidiary; provided that upon the occurrence of an Unrestricted Subsidiary ceasing to be an Unrestricted Subsidiary, such Subsidiary shall be included in the definition of “Restricted Subsidiary”.

“Retained Percentage” shall mean, with respect to any Excess Cash Flow Period, (a) 100% minus (b) the Required Percentage with respect to such Excess Cash Flow Period.

“Revolving Available Credit” means (i) in the case of the U.S. Revolving Facility, the U.S. Revolving Available Credit and (ii) in the case of the U.K. Revolving Facility, the U.K. Revolving Available Credit.

“Revolving Commitments” means the U.S. Revolving Commitments and the U.K. Revolving Commitments.

“Revolving Credit Borrowing” means any U.S. Revolving Borrowing or any U.K. Revolving Borrowing.

“Revolving Credit Note” means a promissory note of the U.S. Borrower or the U.K. Borrower, as applicable, substantially in the form of Exhibit F-1.

“Revolving Credit Outstandings” means, at any particular time, the sum of (a) the U.S. Revolving Outstandings and (b) the U.K. Revolving Outstandings.

“Revolving Credit Termination Date” shall mean, with respect to any Revolving Facility, the earliest of (a) the Scheduled Termination Date, (b) the date of termination of all of the Revolving Commitments under such Revolving Facility pursuant to Section 2.05(a) and (c) the date on which the Loans under such Revolving Facility become due and payable pursuant to Section 7.02(a) or the Revolving Commitments under such Revolving Facility are terminated.

“Revolving Facilities” means the U.S. Revolving Facility and the U.K. Revolving Facility and “Revolving Facility” refers to any such facility individually.

“Revolving LC Sublimit” means $200,000,000.

“Revolving LC Disbursement” means a payment made by an Issuing Bank pursuant to a Revolving Letter of Credit.

“Revolving LC Exposure” means, at any time, with respect to any Revolving Facility, the Dollar Equivalent of the sum of (a) the aggregate undrawn amount of all outstanding Revolving Letters of Credit under such Revolving Facility at such time plus (b) the aggregate amount of all Revolving LC Disbursements in respect of Revolving Letters of Credit outstanding under such Revolving Facility that have not yet been reimbursed by or on behalf of the Borrowers at such time. The Revolving LC Exposure of any Revolving Lender under any Revolving Facility at any time shall be its Ratable Portion of the total Revolving LC Exposure under such Revolving Facility at such time.

“Revolving LC Fees” has the meaning assigned to such term in Section 2.10(b)(ii).

“Revolving Lender” means each U.S. Revolving Lender, U.K. Revolving Lender or New Revolving Lender.

“Revolving Letter of Credit” means each Letter of Credit issued pursuant to Section 2.04(a)(ii). A Revolving Letter of Credit may be issued as a standby letter of credit or a commercial letter of credit.

“Revolving Loan” means the U.S. Revolving Loans, the U.K. Revolving Loans and any New Revolving Loans.

“Sale and Lease-Back Transaction” means any arrangement with any Person providing for the leasing by the U.S. Borrower or any Restricted Subsidiary of any real or tangible personal property, which property has been or is to be sold or transferred by the U.S. Borrower or such Restricted Subsidiary to such Person in contemplation of such leasing.

“S&P” means Standard & Poor’s Ratings Service, a division of the McGraw-Hill Companies, Inc., and any successor to its rating agency business.

“Scheduled Termination Date” means March 26, 2013.

“Screen Rate” means, in relation to the LIBOR Rate for any Eurocurrency Rate Loan in Sterling, the British Bankers’ Association Settlement Rate for the relevant currency and period. If the agreed page is replaced or service ceases to be available, the Agent may specify another page or service as determined in the reasonable exercise of its judgment displaying the appropriate rate after consultation with the U.S. Borrower.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of its functions.

“Secured Cash Management Obligations” means all obligations owing to the Agent, a Joint Lead Arranger or a co-arranger or any Affiliate of any of the foregoing, a Person that was a Lender or an Affiliate of a Lender at the time a Cash Management Agreement was entered into, and with respect to which, at or prior to the Closing Date or, with respect to such Lender or Affiliate thereof, the time that the Cash Management Agreement relating to such Secured Cash Management Obligations is entered into, the U.S. Borrower (or another Loan Party) and the Lender or other Person referred to above in this definition (or Affiliate) party thereto (except in the case of the Agent) shall have delivered written notice to the Agent that such a transaction has been entered into and that it constitutes a Secured Cash Management Obligation entitled to the benefits of the Collateral Documents.

“Secured Hedging Obligations” means all Hedging Obligations owing to (a) the Agent, a Joint Lead Arranger, a co-arranger or a joint bookrunner or any Affiliate of any of the foregoing or (b) a Person that was a Lender or an Affiliate of a Lender at the time a Hedge Agreement was entered into, with respect to which (i) in the case of Hedging Obligations set forth in clause (a), at or prior to the Closing Date or (ii) in the case of Hedging Obligations set forth in clause (b), at the time that the Hedge Agreement relating to such Hedging Obligation is entered into, the U.S. Borrower (or another Loan Party) and the Person referred to in (a) or (b) above (except in the case of the Agent) shall have delivered written notice to the Agent that such a transaction has been entered into and that it constitutes a Secured Hedging Obligation entitled to the benefits of the Collateral Documents.

“Secured Indebtedness” means any Indebtedness secured by a Lien.

“Secured Obligations” means all Obligations, together with all Secured Hedging Obligations and Secured Cash Management Obligations.

“Secured Parties” has the meaning assigned to such term in the Security Agreement.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Security Agreement” means that certain Pledge and Security Agreement, dated as of the date hereof, between the Loan Parties and the Agent, for the benefit of the Agent and the other Secured Parties.

“Sedgwick County Bonds” means the bonds issued pursuant to that certain Indenture, dated as of December 20, 1989, between Sedgwick County, Kansas, as Issuer, and Bank IV Wichita, National Association, as Trustee, as the same has been and may be amended from time to time.

“Sedgwick County Lease” means that certain Lease Agreement dated December 20, 1989, by and between Sedgwick County, Kansas and Beech Aircraft Corporation, as the same has been and may be amended from time to time.

“Senior Note Documents” means the Senior Notes Indenture and all other instruments, agreements and other documents evidencing the Senior Notes or providing for any guarantee or other right in respect thereof.

“Senior Notes” means the $400,000,000 8.50% Senior Fixed Rate Notes due April 1, 2015 and the $400,000,000 8.875%/9.625% Senior PIK-Election Notes due April 1, 2015, in each case co-issued by HBAC and HBNC.

“Senior Notes Indenture” means the Indenture dated as of the date hereof, among HBAC and HBNC, as co-issuers, certain of HBAC’s subsidiaries, as guarantors, and The Bank of New York, as trustee, pursuant to which the Senior Notes are issued.

“Senior Subordinated Note Documents” means the Senior Subordinated Notes Indenture and all other instruments, agreements and other documents evidencing the Senior Subordinated Notes or providing for any guarantee or other right in respect thereof.

“Senior Subordinated Notes” means the $300,000,000 9.750% Senior Subordinated Notes due April 1, 2017 co-issued by HBAC and HBNC.

“Senior Subordinated Notes Indenture” means the Indenture dated as of the date hereof, among the U.S. Borrower, as issuer, certain of its subsidiaries, as guarantors, and The Bank of New York, as trustee, pursuant to which the Senior Notes are issued.

“Senior Tranche Advance” shall have the meaning assigned to such term in Section 2.01(d)(i).

“Senior Tranche Advance Date” shall have the meaning assigned to such term in Section 2.01(d)(i).

“Senior Tranche Advance Funds” has the meaning assigned to such term in Section 2.01(d)(iii).

“Senior Tranche Advance Request” shall have the meaning assigned to such term in Section 2.01(d)(ii).

“Senior Tranche Commitment” means, with respect to each Lender, the commitment of such Lender to make Senior Tranche Advances to the U.S. Borrower on the Senior Tranche Advance Date in the aggregate principal amount set forth opposite such Lender’s name on the Commitment Schedule, attached hereto as Schedule 1.01, under the caption “Senior Tranche Commitment” as amended to reflect each Assignment and Assumption executed by such Lender and as such amount may be reduced pursuant to this Agreement, and “Senior Tranche Commitments” shall mean the aggregate Senior Tranche Commitments of all Senior Tranche Lenders, which amount, initially as of the Third Amendment Effective Date, shall be $124,500,000.

“Senior Tranche Disbursement” shall have the meaning assigned to such term in Section 2.01(d)(ii).

“Senior Tranche Disbursement Request” means a request by the U.S. Borrower for a Senior Tranche Disbursement in accordance with Section 2.01(d)(ii) and substantially in the form attached hereto as Exhibit I, or such other form as shall be approved by the Agent.

“Senior Tranche Eurocurrency Rate” means for any Eurocurrency Interest Period, the greater of (a) 2.00% and (b) the rate obtained by dividing (i) the applicable LIBOR Rate for such Eurocurrency Interest Period by (ii) a percentage equal to 1 minus the stated maximum rate (stated as a decimal) of all reserves, if any, required to be maintained against Eurocurrency Liabilities (including any marginal, emergency, special or supplemental reserves).

“Senior Tranche Interest Election Request” means a request by the U.S. Borrower to convert or continue all or a portion of a Senior Tranche Advance in accordance with Section 2.12(c) and (d).

“Senior Tranche Issuing Bank” means Credit Suisse AG, Cayman Islands Branch, in its capacity as an issuer of Senior Tranche Letters of Credit hereunder, and its successors in such capacity as provided in Section 2.04(i)(i). The Senior Tranche Issuing Bank may, in its discretion, arrange for one or more Senior Tranche Letters of Credit to be issued by Affiliates of the Senior Tranche Issuing Bank, in which case the term “Senior Tranche Issuing Bank” shall include any such Affiliate with respect to Senior Tranche Letters of Credit issued by such Affiliate.

“Senior Tranche LC Disbursement” means any payment made by the Senior Tranche Issuing Bank pursuant to a Senior Tranche Letter of Credit.

“Senior Tranche LC Exposure” means, at any time, the sum of (a) the aggregate undrawn amount of the outstanding Senior Tranche Letters of Credit at such time plus (b) the aggregate amount of all Senior Tranche LC Disbursements that have not yet been reimbursed by or on behalf of the U.S. Borrower at such time.

“Senior Tranche LC Funds” has the meaning assigned to such term in Section 2.01(d)(iii).

“Senior Tranche LC Facility Termination Date” means June 29, 2012.

“Senior Tranche Letter of Credit” means, at any time, a Letter of Credit issued by the Senior Tranche Issuing Bank pursuant to Section 2.04(a)(ii). All Senior Tranche Letters of Credit shall be standby letters of credit.

“Senior Tranche Lender” means each Lender that has a Senior Tranche Commitment or that holds a Senior Tranche Advance.

“Senior Tranche Maturity Date” means June 29, 2012.

“Senior Tranche Obligations” all unpaid principal of and accrued and unpaid interest on the Senior Tranche Advances or Senior Tranche LC Disbursements and all fees, expenses, reimbursements, indemnities and other obligations of the Loan Parties to any Senior Tranche Lender or the Senior Tranche Issuing Bank in its capacity as such (or any Related Party of any Senior Tranche Lender or the Senior Tranche Issuing Bank to the extent such Senior Tranche Lender or the Senior Tranche Issuing Bank is acting in such capacity in connection therewith) arising under the Loan Documents (including interest and fees accruing after commencement of any bankruptcy or insolvency proceeding against any Loan Party, whether or not allowed in such proceeding), including, without limitation, all amounts payable pursuant to Section 8.6 of the Third Amendment.

“Series” shall have the meaning as provided in Section 2.19(a).

“Significant Subsidiary” means any Subsidiary (or group of Subsidiaries as to which any condition specified in clause (f) or (g) of Section 7.01 applies) of the U.S. Borrower that would be a “significant subsidiary” as defined in Article I, Rule 2-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such regulation is in effect on the date hereof.

“Similar Business” means any business conducted or proposed to be conducted by the U.S. Borrower and its Restricted Subsidiaries on the Closing Date, and any reasonable extension thereof, or any business that is similar, reasonably related, incidental or ancillary thereto.

“Specified Account” means account number xxxxxx6081 maintained by the U.S. Borrower at Bank of America, N.A. (or such other deposit account of the U.S. Borrower subject to a control agreement in favor of the Agent as the Agent shall agree in its sole discretion).

“Specified Equity Contribution” shall have the meaning as provided in Section 7.03.

“Specified Indebtedness” means (a) the Senior Notes, (b) the Senior Subordinated Notes, and (c) any Refinancing Indebtedness in respect of any of the foregoing (including pursuant to successive refinancings).

“Sponsors” means GS Capital Partners VI, L.P., Onex Partners II, L.P. and their respective Affiliates.

~~“Standard Receivables Facility Undertakings” means representations, warranties, covenants and indemnities entered into by the U.S. Borrower or any Restricted Subsidiary of the U.S. Borrower that the U.S. Borrower has determined in good faith to be customary in financings similar to a Receivables Facility, including, without limitation, those relating to the servicing of the assets of a Receivables Facility Subsidiary, it being understood that any Receivables Facility Repurchase Obligation shall be deemed to be a Standard Receivables Facility Undertaking.~~

“Sterling” and the sign “£”each mean the lawful money of the United Kingdom.

“Stock Purchase Agreement” means the Stock Purchase Agreement, dated December 20, 2006, among Raytheon Company, Hawker Beechcraft Holdings, Inc., Hawker Beechcraft Services Limited, Holdings and Greenbulb Limited.

“Subsidiary” means, with respect to any Person, (a) any corporation, association, or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other subsidiaries of that Person or a combination thereof or is consolidated under GAAP with such Person at such time and (b) any partnership, joint venture, limited liability company or similar entity of which (i) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other subsidiaries of that Person or a combination thereof whether in the form of membership, general, special or limited partnership or otherwise, and (ii) such Person or any subsidiary of such Person is a controlling general partner or otherwise controls such entity.

“Subsidiary Guarantor” means each Restricted Subsidiary of the U.S. Borrower that is a Loan Party and that executes this Agreement as a Loan Guarantor on the Closing Date and each other Restricted Subsidiary of the U.S. Borrower that thereafter becomes a Subsidiary Guarantor pursuant to the terms of this Agreement.

“Successor Foreign Borrower” has the meaning assigned to such term in Section 6.03(d)(i).

“Successor Holdings Guarantor” has the meaning assigned to such term in Section 6.03(c).

“Successor Person” has the meaning assigned to such term in Section 6.03(b)(i).

“Successor U.S. Borrower” has the meaning assigned to such term in Section 6.03(a)(i).

“Swingline Exposure” means, at any time, the aggregate principal amount of all Swingline Loans outstanding at such time. The Swingline Exposure of any U.S. Revolving Lender at any time shall be its Ratable Portion of the total Swingline Exposure at such time.

“Swingline Lender” means Credit Suisse, in its capacity as Lender of Swingline Loans, and its successors.

“Swingline Loan” has the meaning assigned to such term in Section 2.03(a).

“Swingline Sublimit” has the meaning assigned to such term as Section 2.03(a).

“Syndication Agent” has the meaning specified in the preamble to this Agreement.

“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, or charges or withholdings of a similar nature imposed by any Governmental Authority and any interest, penalties or additions to tax related thereto.

“Taxes Act” means the U.K. Income and Corporation Taxes Act of 1988.

“Term Commitment” means, with respect to each Term Loan Lender, the commitment of such Lender to make Term Loans to the U.S. Borrower in the aggregate principal amount set forth opposite such Lender’s name on the Commitment Schedule, attached hereto as Schedule 1.01, under the caption “Term Commitment” as amended to reflect each Assignment and Assumption executed by such Lender and as such amount may be reduced pursuant to this Agreement, and “Term Commitments” shall mean the aggregate Term Commitments of all Term Loan Lenders, which amount, initially as of the Closing Date, shall be $1,300.0 million.

“Term Loan” has the meaning specified in Section 2.01(b) and shall also include any LC Facility Term Loans made pursuant to Section 2.04(e)(iii).

“Term Loan Borrowing” means a Borrowing consisting of Term Loans.

“Term Loan Facility” means the Term Commitments and the provisions herein related to the Term Loans.

“Term Loan Lender” means each Lender that has a Term Commitment or that holds a Term Loan.

“Term Loan Maturity Date” means March 26, 2014.

“Term Loan Note” means a promissory note of the U.S. Borrower substantially in the form of Exhibit F-2 and shall include any LC Facility Term Loan Notes issued hereunder.

“Third Amendment” means that certain Forbearance Agreement and Third Amendment to Credit Agreement dated as of March 27, 2012 among Holdings, the Borrowers, the Agent and the Lenders and Guarantors listed on the signature pages thereto.

“Third Amendment Effective Date” means March 27, 2012.

“Total Assets” means the total amount of all assets of the U.S. Borrower and the Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP as shown on the most recent balance sheet of the U.S. Borrower.

“Total LC Facility Deposit” means, at any time, the sum of all LC Facility Deposits at such time, as the same may be reduced from time to time pursuant to Section 2.05(b) or increased pursuant to Section 2.19.

“Transaction Costs” means fees and expenses payable or otherwise borne by Holdings, the U.S. Borrower and its subsidiaries in connection with the Transactions and the transactions contemplated thereby (including redemption or other premiums payable in connection with the repayment of the Existing Debt).

“Transactions” means, collectively, (a) the execution, delivery and performance by the applicable parties of the Purchase Agreements and the consummation of the transactions contemplated thereby, (b) the execution, delivery and performance by the Loan Parties of the Loan Documents to which they are a party, the making of the credit extensions hereunder to be made on the Closing Date, (c) the execution, delivery and performance by Holdings, the Borrowers and the Subsidiaries of the U.S. Borrower party thereto of the Senior Note Documents and the issuance of the Senior Notes, (d) the execution, delivery and performance by Holdings, the Borrowers and the Subsidiaries of the U.S. Borrower party thereto of the Senior Subordinated Note Documents and the issuance of the Senior Subordinated Notes, (e) the Existing Debt Refinancing, (f) the making of the Equity Contribution and (f) the payment of the Transaction Costs.

“Treaty” means a double taxation treaty.

“Treaty Lender” means a Lender which:

(i) is treated as a resident of a Treaty State for the purposes of the relevant Treaty and which is entitled to relief under the interest Article of such Treaty; and

(ii) does not carry on a business in the Relevant Borrower’s Tax Jurisdiction through a permanent establishment with which that Lender’s participation in a Loan or Senior Tranche Advance is effectively connected.

“Treaty State” means a jurisdiction having a double taxation agreement (a “Treaty”) with the Relevant Borrower’s Tax Jurisdiction which makes provision for full exemption from Tax imposed by the Relevant Borrower’s Tax Jurisdiction on interest.

“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Eurocurrency Rate or the Base Rate.

“UCC” means the Uniform Commercial Code as in effect from time to time in the state of New York or any other state the laws of which are required to be applied in connection with the issue of perfection of security interests.

“U.K. Borrower” has the meaning specified in the preamble to this Agreement.

“U.K. Lending Office” means, with respect to any Lender, the office of such Lender specified as its “U.K. Lending Office” opposite its name on Schedule 1.01(e) or in its Administrative Questionnaire (or, if no such office is specified, its U.S. Lending Office) or such other office of such Lender as such Lender may from time to time specify to the U.S. Borrower and the Agent.

“U.K. Qualifying Lender” means:

(i) a Lender (other than a Lender within subparagraph (ii) below) which is beneficially entitled to interest payable to that Lender in respect of an advance under this Agreement and is

(A)	a Lender

(1) which is a bank (as defined for the purpose of section 349 of the Taxes Act) making an advance under this Agreement; or

(2) in respect of an advance made under this Agreement by a person that was a bank (as defined for the purpose of section 349 of the Taxes Act) at the time that that advance was made,

and which is within the charge to United Kingdom corporation tax as respects any payments of interest made in respect of the advance; or

(B)	a Lender which is:

(1) a company resident in the United Kingdom for United Kingdom tax purposes; or

(2) a partnership each member of which is:

(a) a company resident in the United Kingdom for United Kingdom tax purposes; or

(b) a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (for the purposes of section 11(2) of the Taxes Act) the whole of any share of interest payable in respect of that advance that falls to it by reason of sections 114 and 115 of the Taxes Act;

(3) a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (for the purposes of section 11(2) of the Taxes Act) of that company; or

(C)	a Treaty Lender; or

(ii)	a building society (as defined for the purpose of Section 477A of the Taxes Act).

“U.K. Revolving Available Credit” means, at any time, (a) the then effective aggregate U.K. Revolving Commitments minus (b) the aggregate U.K. Revolving Outstandings at such time.

“U.K. Revolving Borrowing” means the U.K. Revolving Loans made on the same day by the U.K. Revolving Lenders ratably according to their respective U.K. Revolving Commitments.

“U.K. Revolving Commitment” means, with respect to each U.K. Revolving Lender, the commitment of such Lender to make U.K. Revolving Loans in the aggregate principal amount outstanding not to exceed the amount set forth opposite such Lender’s name on the Commitment Schedule, attached hereto as Schedule 1.01, under the caption “U.K. Revolving Commitment”, as amended to reflect each Assignment and Assumption executed by such Lender and as such amount may be reduced pursuant to this Agreement, and “U.K. Revolving Commitments” shall mean the aggregate U.K. Revolving Commitments of all U.K. Revolving Lenders, which amount, initially as of the Closing Date, shall be $10.0 million.

“U.K. Revolving Facility” means the U.K. Revolving Commitments and the provisions herein related to the U.K. Revolving Loans and, to the extent issued pursuant to the U.K. Revolving Commitments, Revolving Letters of Credit.

“U.K. Revolving Facility Fee” has the meaning assigned to such term in Section 2.10(a)(ii).

“U.K. Revolving Lender” means each Lender having a U.K. Revolving Commitment.

“U.K. Revolving Loan” has the meaning specified in Section 2.01(a)(ii).

“U.K. Revolving Outstandings” means, at any particular time, the sum of (a) Dollar Equivalent of the aggregate principal amount of the U.K. Revolving Loans outstanding at such time and (b) the Revolving LC Exposure under the U.K. Revolving Facility at such time.

“U.K. Tax Confirmation” means a confirmation by a Lender that the person beneficially entitled to interest payable to that Lender in respect of an advance under this Agreement is either:

(i)	a company resident in the United Kingdom for United Kingdom Tax purposes; or

(ii)	a partnership each member of which is:

   (A) a company so resident in the United Kingdom; or

   (B) a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (for the purposes of section 11(2) of the Taxes Act) the whole of any share of interest payable in respect of that advance that falls to it by reason of sections 114 and 115 of the Taxes Act; or

(iii) a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (for the purposes of section 11(2) of the Taxes Act) of that company.

“Unrefunded Swingline Loan” has the meaning specified in Section 2.03(c).

“Unrestricted Cash and Cash Equivalents” means the aggregate amount of cash and Cash Equivalents held in accounts on the consolidated balance sheet of a Person to the extent that the use of such cash or Cash Equivalents for application to payment of the Obligations or other Indebtedness is not prohibited by law or any contract or other agreement and such cash and Cash Equivalents is free and clear of all Liens (other than Liens in favor of the Collateral Agent).

“Unrestricted Subsidiary” means

(1) any Subsidiary of the U.S. Borrower that at the time of determination is an Unrestricted Subsidiary (as designated by the U.S. Borrower, as provided below), and

(2) any Subsidiary of an Unrestricted Subsidiary.

So long as no Default has occurred and is continuing, the U.S. Borrower may designate any Subsidiary of the U.S. Borrower other than the U.K. Borrower and Hawker Beechcraft Notes Corporation (including any existing Subsidiary and any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Equity Interests or Indebtedness of, or owns or holds any Lien on, any property of, the U.S. Borrower or any Subsidiary of the U.S. Borrower (other than any Subsidiary of the Subsidiary to be so designated); provided that

(a) any Unrestricted Subsidiary must be an entity of which shares of the capital stock or other equity interests (including partnership interests) entitled to cast at least a majority of the votes that may be cast by all shares or equity interests having ordinary voting power for the election of directors or other governing body are owned, directly or indirectly, by the U.S. Borrower,

(b) such designation complies with Section 6.07; and

(c) each of:

(1) the Subsidiary to be so designated, and

(2) its Subsidiaries

has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of the U.S. Borrower or any Restricted Subsidiary.

The U.S. Borrower may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that, immediately after giving effect to such designation no Default shall have occurred and be continuing and either: (1) the U.S. Borrower could incur at least $1.00 of additional Indebtedness pursuant to the Interest Coverage Ratio test described in Section 6.07(a) or (2) the Interest Coverage Ratio for the U.S. Borrower and its Restricted Subsidiaries would be equal to or greater than such ratio for the U.S. Borrower and its Restricted Subsidiaries immediately prior to such designation, in each case on a pro forma basis taking into account such designation.

Any such designation by the U.S. Borrower shall be notified by the U.S. Borrower to the Agent by promptly delivering to the Agent a copy of any applicable Board Resolution giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the foregoing provisions. Notwithstanding the foregoing, as of the Closing Date, all of the Subsidiaries of the U.S. Borrower will be Restricted Subsidiaries.

“Updated Budget” has the meaning assigned to such term in Section 5.13(b)(i).

“U.S. Borrower” has the meaning assigned to such term in the preamble to this Agreement; provided that when used in the context of determining the fair market value of an asset or liability under this Agreement, “U.S. Borrower” shall, unless otherwise expressly stated, be deemed to mean the Board of Directors of the U.S. Borrower when the fair market value of such asset or liability is equal to or in excess of $40.0 million.

“U.S. Borrower Guaranteed Obligations” has the meaning specified in Section 10.01(b).

“U.S. Lending Office” means, with respect to any Lender, the office of such Lender specified as its “U.S. Lending Office” opposite its name on Schedule 1.01(e) or in its Administrative Questionnaire or such other office of such Lender as such Lender may from time to time specify to the U.S. Borrower and the Agent.

“U.S. Person” means any “United States person” under and as defined in Section 7701(a)(30) of the Code.

“U.S. Revolving Available Credit” means, at any time, (a) the then effective aggregate U.S. Revolving Commitments minus (b) the aggregate U.S. Revolving Outstandings at such time.

“U.S. Revolving Borrowing” means U.S. Revolving Loans made on the same day by the U.S. Revolving Lenders ratably according to their respective U.S. Revolving Commitments.

“U.S. Revolving Commitment” means, with respect to each U.S. Revolving Lender, the commitment of such U.S. Revolving Lender to make U.S. Revolving Loans in the aggregate principal amount set forth opposite such U.S. Revolving Lender’s name on the Commitment Schedule, attached hereto as Schedule 1.01, under the caption “U.S. Revolving Commitment”, as amended to reflect each Assignment and Assumption executed by such U.S. Revolving Lender and as such amount may be reduced pursuant to this Agreement, and “U.S. Revolving Commitments” shall mean the aggregate U.S. Revolving Commitments of all U.S. Revolving Lenders, which amount, initially as of the Closing Date, shall be $390.0 million.

“U.S. Revolving Facility” means the U.S. Revolving Commitments and the provisions herein related to the U.S. Revolving Loans, the Swingline Loans and, to the extent issued under the U.S. Revolving Commitments, the Revolving Letters of Credit.

“U.S. Revolving Facility Fee” has the meaning assigned to such term in Section 2.10(a)(i).

“U.S. Revolving Lender” means a Lender with a U.S. Revolving Commitment, in its capacity as such.

“U.S. Revolving Loan” has the meaning specified in Section 2.01(a)(i).

“U.S. Revolving Outstandings” means, at any particular time, the sum of (a) the principal amount of the U.S. Revolving Loans outstanding at such time, (b) the Revolving LC Exposure under the U.S. Revolving Facility at such time and (c) the principal amount of the Swingline Loans outstanding at such time.

“USA PATRIOT Act” means The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. No. 107-56 (signed into law October 26, 2001)), as amended from time to time.

“Variance Covenant” means the covenant of the U.S. Borrower set forth in Section 6.11.

“Variance Covenant Testing Period” the meaning assigned to such term in Section 5.13(b)(ii)

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

“Weekly Actuals Report” has the meaning assigned to such term in Section 5.13(a).

“Weighted Average Life to Maturity” means, when applied to any Indebtedness, Disqualified Stock or Preferred Stock, as the case may be, at any date, the quotient obtained by dividing (1) the sum of the products of the number of years from the date of determination to the date of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Disqualified Stock or Preferred Stock multiplied by the amount of such payment, by (2) the sum of all such payments.

“Wholly-Owned Subsidiary” of any Person means a Restricted Subsidiary of such Person, 100% of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares) shall at the time be owned by such Person or by one or more Wholly-Owned Subsidiaries of such Person.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

SECTION 1.02 Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “U.S. Revolving Loan”) or by Type (e.g., a “Eurocurrency Rate Loan”) or by Class and Type (e.g., a “Eurocurrency Rate U.S. Revolving Loan”). Borrowings also may be classified and referred to by Class (e.g., a “U.S. Revolving Borrowing”) or by Type (e.g., a “Eurocurrency Rate Borrowing”) or by Class and Type (e.g., a “Eurocurrency Rate U.S. Revolving Borrowing”).

SECTION 1.03 Conversion of Currencies.

(a) Dollar Equivalents. The Agent shall determine the Dollar Equivalent of any amount as required hereby, and a determination thereof by the Agent shall be presumed correct absent manifest error. The Agent may, but shall not be obligated to, rely on any determination made by any Loan Party in any document delivered to the Agent. The Agent shall determine or redetermine the Dollar Equivalent of each Loan and each Letter of Credit on each Determination Date and, unless otherwise specified herein, the Agent may determine or redetermine the Dollar Equivalent of any amount hereunder on any other date in its reasonable discretion.

(b) Rounding-Off. The Agent may set up appropriate rounding off mechanisms or otherwise round off amounts hereunder to the nearest higher or lower amount in whole Dollar or cent to ensure amounts owing by any party hereunder or that otherwise need to be calculated or converted hereunder are expressed in whole Dollars or in whole cents, as may be necessary or appropriate.

(c) Negative Covenants, Etc. The Borrowers shall not be deemed to have violated any of the covenants set forth in Article VI (other than Section 6.10) solely as a result of currency fluctuations following the date any action is taken if such action was permitted on the date on which it was taken.

SECTION 1.04 Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. Unless otherwise specifically indicated, the term “consolidated” with respect to any Person refers to such Person consolidated with its Restricted Subsidiaries, and excludes from such consolidation any Unrestricted Subsidiary as if such Unrestricted Subsidiary were not an Affiliate of such Person. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

SECTION 1.05 Effectuation of Transactions. Each of the representations and warranties of the Loan Parties and the U.K. Borrower contained in this Agreement (and all corresponding definitions) is made after giving effect to the Transactions, unless the context otherwise requires. References to the Transactions in Sections 3.02 and 3.03 shall be deemed not to include the making of credit extensions described in clause (b) of the definition of the term “Transactions” set forth in Section 1.01 and shall instead include obtaining such credit extensions.

SECTION 1.06 Change of Currency. Each provision of this Agreement shall be subject to such reasonable changes of construction as the Agent may from time to time specify with the U.S. Borrower’s consent to appropriately reflect a change in currency of any country and any relevant market conventions or practices relating to such change in currency.

SECTION 1.07 Funding of Loans to the U.K. Borrower. Any Lender may designate an Affiliate of such Lender as its lending office with respect to any Loans to be made by such Lender to the U.K. Borrower.

ARTICLE II

THE CREDITS

SECTION 2.01 Commitments.

(a) Revolving Commitments.

(i) U.S. Revolving Commitments. On the terms and subject to the conditions contained in this Agreement, each U.S. Revolving Lender severally agrees to make loans in Dollars to the U.S. Borrower (each a “U.S. Revolving Loan”) from time to time on any Business Day during the period from the Closing Date until the Revolving Credit Termination Date with respect to the U.S. Revolving Facility in an aggregate principal amount at any time outstanding for all such Loans by such U.S. Revolving Lender not to exceed such U.S. Revolving Lender’s U.S. Revolving Commitment; provided, however, that (A) not more than $140.0 million in U.S. Revolving Loans may be made on the Closing Date to finance, in part, the Acquisition and (B) at no time shall any U.S. Revolving Lender be obligated to make a U.S. Revolving Loan in excess of such Revolving Lender’s Ratable Portion of the U.S. Revolving Available Credit. Within the limits of the U.S. Revolving Commitment of each U.S. Revolving Lender and the U.S. Revolving Available Credit, amounts of U.S. Revolving Loans repaid may be reborrowed by the U.S. Borrower under this Section 2.01(a)(i).

(ii) U.K. Revolving Commitments. On the terms and subject to the conditions contained in this Agreement, each U.K. Revolving Lender severally agrees to make loans in Sterling or Dollars (each a “U.K. Revolving Loan”) to the U.K. Borrower or the U.S. Borrower from time to time on any Business Day during the period from the Business Day immediately succeeding the Closing Date until the Revolving Credit Termination Date with respect to the U.K. Revolving Facility in an aggregate principal amount at any time outstanding for all such loans by such U.K. Revolving Lender not to exceed such U.K. Revolving Lender’s U.K. Revolving Commitment; provided, however, that at no time shall any

U.K. Revolving Lender be obligated to make a U.K. Revolving Loan in excess of such U.K. Revolving Lender’s Ratable Portion of the U.K. Revolving Available Credit. Within the limits of the U.K. Revolving Commitment of each U.K. Revolving Lender and the U.K. Revolving Available Credit, amounts of U.K. Revolving Loans repaid may be reborrowed by the U.K. Borrower or the U.S. Borrower under this Section 2.01(a)(ii).

(b) Term Commitments. On the terms and subject to the conditions contained in this Agreement, each Term Loan Lender severally agrees to make a loan (each a “Term Loan”) in Dollars to the U.S. Borrower on the Closing Date, in an amount equal to such Lender’s Term Commitment. Amounts of Term Loans repaid or prepaid may not be reborrowed.

(c) LC Facility Commitment. On the terms and subject to the conditions contained in this Agreement, each LC Facility Lender severally agrees to make an LC Facility Deposit in Dollars on the Closing Date in an amount equal to such LC Facility Lender’s LC Facility Commitment.

(d) Senior Tranche.

(i) Senior Tranche Commitments. On the terms and subject to the conditions contained in this Agreement, each Senior Tranche Lender severally agrees to make an advance (each a “Senior Tranche Advance”) in Dollars to the U.S. Borrower (the date of such advances, the “Senior Tranche Advance Date”) in an amount equal to such Senior Tranche Lender’s Senior Tranche Commitment. Amounts of Senior Tranche Advances repaid or prepaid may not be reborrowed.

(ii) Senior Tranche Advance Request. Each Senior Tranche Advance shall be made on the Senior Tranche Advance Date upon receipt of an advance request, in form and substance reasonably acceptable to the Agent (the “Senior Tranche Advance Request”), given by the U.S. Borrower to the Agent not later than 12:00 noon (New York City time) (i) one Business Day prior to the Senior Tranche Advance Date, in the case of Base Rate Advances and (ii) three Business Days prior to the Senior Tranche Advance Date, in the case of Eurocurrency Rate Advances. The Senior Tranche Advance Request shall specify (A) the Senior Tranche Advance Date, (B) the aggregate amount of the Senior Tranche Advances to be made, (C) whether any portion of the Senior Tranche Advances will be Eurocurrency Rate Advances and (D) the initial Eurocurrency Interest Period or Eurocurrency Interest Periods for any Eurocurrency Rate Advances. The Senior Tranche Advances shall be made as Base Rate Advances unless, subject to Section 2.14, such advance request specifies that all or a portion thereof shall be Eurocurrency Rate Advances.

(iii) Senior Tranche Advances. Each Senior Tranche Lender shall, on the Senior Tranche Advance Date, make available to the Agent at the Agent’s Office, in immediately available funds, such Lender’s Senior Tranche Advance. Upon fulfillment of the conditions set forth in Section 4.03 and after the Agent’s receipt of such funds, the Agent shall (A) make a portion of such funds equal to $43,302,750 available to the U.S. Borrower at the Specified Account, (B) apply a portion of such funds to the payment of certain fees and expenses payable by the U.S. Borrower pursuant to the Third Amendment, (C) pay a portion of such funds equal to $16,000,000 (the “Senior Tranche LC Funds”) to the Senior Tranche Issuing Bank and (D) hold the remainder of such funds (the “Senior Tranche Advance Funds”). The Senior Tranche Advance Funds shall be maintained in an account of the Agent subject to the sole and exclusive control of the Agent (which account shall not be limited solely to holding Senior Tranche Advance Funds). For the avoidance of doubt, the U.S. Borrower hereby grants to Agent, for the benefit of the Senior Tranche Lenders, a security interest in all of its right, title and interest in and to the Senior Tranche Advance Funds and any deposit account in which the Senior Tranche Advance Funds are maintained as security for the Senior Tranche Obligations.

(iv) Senior Tranche Disbursements. On the terms and subject to the conditions contained in this Agreement, Senior Tranche Advance Funds shall be disbursed to the U.S. Borrower (each such disbursement, a “Senior Tranche Disbursement”) from time to time on any Business Day during the period from the Business Day following the Senior Tranche Advance Date until the Senior Tranche Maturity Date. Each Senior Tranche Disbursement shall be made on notice, in the form of a Senior Tranche Disbursement Request, given by the U.S. Borrower to the Agent not later than 12:00 noon (Local Time) two Business Days prior to the date of the proposed Senior Tranche Disbursement. Each such notice shall be in substantially the form of Exhibit I and shall (A) specify the date of such proposed Senior Tranche Disbursement, (B) specify the amount of such proposed Senior Tranche Disbursement and (C) contain a certification of the U.S. Borrower that the U.S. Borrower intends in good faith to utilize the proceeds of such Senior Tranche Disbursement in accordance with the Approved Budget within five (5) Business Days thereof. The Agent shall give to each Senior Tranche Lender prompt notice of the Agent’s receipt of a Senior Tranche Disbursement Request. Upon fulfillment of the conditions set forth in Section 4.03 (or consent by the Required Senior Tranche Lenders), the Agent shall make such Senior Tranche Disbursement available to the U.S. Borrower at the Specified Account. Each such Senior Tranche Disbursement shall be in an amount of not less than $5,000,000.

(v) Unless the Agent shall have received notice from a Senior Tranche Lender prior to the Senior Tranche Advance Date that such Lender will not make available to the Agent such Senior Tranche Lender’s Senior Tranche Advance (or any portion thereof), the Agent may assume that such Senior Tranche Lender has made such Senior Tranche Advance available to the Agent on the Senior Tranche Advance Date in accordance with this Section 2.01(d) and the Agent may, in reliance upon such assumption, make available to the U.S. Borrower on such date a corresponding amount. If and to the extent that such Senior Tranche Lender shall not have so made such Senior Tranche Advance available to the Agent, such Senior Tranche Lender and the U.S. Borrower severally agree to repay to the Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the U.S. Borrower until the date such amount is repaid to the Agent, at (i) in the case of the U.S. Borrower, the interest rate applicable at the time to Base Rate Advances and (ii) in the case of such Senior Tranche Lender, the Interbank Rate for the first Business Day and thereafter at the interest rate applicable at the time to Base Rate Advances. If such Senior Tranche Lender shall repay to the Agent such corresponding amount, such amount so repaid shall constitute such Senior Tranche Lender’s Senior Tranche Advance for purposes of this Agreement. If the U.S. Borrower shall repay to the Agent such corresponding amount, such payment shall not relieve such Lender of any obligation it may have hereunder to the U.S. Borrower. The failure of any Senior Tranche Lender to make on the Senior Tranche Advance Date its respective Senior Tranche Advance shall not relieve any other Senior Tranche Lender of its obligations to make its respective Senior Tranche Advance on such date but no such other Senior Tranche Lender shall be responsible for the failure of any Senior Tranche Lender to make a Senior Tranche Advance.

SECTION 2.02 Loans and Borrowings.

(a) Revolving Credit Borrowings. Each Borrowing under any Revolving Facility shall be made on notice, in the form of a Borrowing Request, given by the applicable Borrower to the Agent not later than 12:00 noon (Local Time) (i) one Business Day, in the case of a Borrowing of Base Rate Loans (which will be available only to the U.S. Borrower) and (ii) three Business Days, in the case of a Borrowing of Eurocurrency Rate Loans, prior to the date of the proposed Borrowing. Each such notice shall be in substantially the form of Exhibit E and shall specify (A) the date of such proposed Borrowing, (B) the aggregate amount of such proposed Borrowing, (C) the Revolving Facility pursuant to which such Loan is to be made, (D) the currency in which such Loan is to be denominated, (E) in the case of any Borrowing in Dollars, whether any portion of the proposed Borrowing will be of Eurocurrency Rate Loans, (F) in the case of any Eurocurrency Rate Loan, the initial Eurocurrency Interest Period or Eurocurrency Interest Periods thereof, (G) the Revolving Available Credit (after giving effect to the proposed Borrowing) under the applicable Revolving Facility and (H) the account or accounts into which the proceeds of such Borrowing are to be deposited. Loans denominated in Dollars shall be made as Base Rate Loans unless, subject to Section 2.14, the Borrowing Request specifies that all or a portion thereof shall be Eurocurrency Rate Loans. Notwithstanding anything to the contrary set forth herein, (i) if Eurocurrency Rate Loans are made on the Closing Date, (ii) if no Eurocurrency Interest Period is specified with respect to any requested Eurocurrency Rate Loan after the Closing Date, then the Eurocurrency Interest Period applicable to such Loans shall be deemed to be of one month’s duration and (iii) if no interest Type is specified with respect to any Loan requested by the U.S. Borrower, then such Loan shall be deemed to be a Base Rate Loan. Each Borrowing shall be in an aggregate amount of not less than the Minimum Currency Threshold.

(b) Term Loan Borrowings. All Term Loan Borrowings shall be made on the Closing Date upon receipt of a Borrowing Request given by the U.S. Borrower to the Agent not later than 12:00 noon (New York City time) (i) one Business Day prior to the Closing Date, in the case of Base Rate Loans and (ii) three Business Days prior to the Closing Date, in the case of Eurocurrency Rate Loans. The Borrowing Request shall specify (A) the Closing Date, (B) the aggregate amount of each proposed Borrowing to be made, (C) whether any portion of the proposed Borrowing will be Eurocurrency Rate Loans, (D) the initial Eurocurrency Interest Period or Eurocurrency Interest Periods for any Eurocurrency Rate Loans, and (E) the account or accounts into which the proceeds of such Term Loans are to be deposited. Term Loans shall be made as Base Rate Loans unless, subject to Section 2.14, the Borrowing Request specifies that all or a portion thereof shall be Eurocurrency Rate Loans. Notwithstanding anything to the contrary set forth herein, (i) if Eurocurrency Rate Loans are made on the Closing Date, (ii) if no Eurocurrency Interest Period is specified with respect to any requested Eurocurrency Rate Loan after the Closing Date, then the Eurocurrency Interest Period applicable to such Loans shall be deemed to be of one month’s duration and (iii) if no interest Type is specified with respect to any requested Loan, then such Loan shall be deemed to be a Base Rate Loan. Each such Term Loan Borrowing shall be in an aggregate amount of not less than the Minimum Currency Threshold.

(c) The Agent shall give to each applicable Lender prompt notice of the Agent’s receipt of a Borrowing Request and, if Eurocurrency Rate Loans are properly requested in such Borrowing Request, the applicable interest rate determined pursuant to Section 2.11(a). Each applicable Lender shall, before 11:00 a.m. (New York City time) on the date of the proposed Borrowing, make available to the Agent at the Agent’s Office, in immediately available funds, such Lender’s Ratable Portion of such proposed Borrowing. Upon fulfillment (or due waiver in accordance with Section 9.02) (i) on the Closing Date, of the conditions set forth in Section 4.01 and (ii) at any time after the Closing Date, of the conditions set forth in Section 4.02, and after the Agent’s receipt of such funds, the Agent shall make such funds available to the applicable Borrower.

(d) Unless the Agent shall have received notice from a Lender prior to the date of any proposed Borrowing that such Lender will not make available to the Agent such Lender’s Ratable Portion of such Borrowing (or any portion thereof), the Agent may assume that such Lender has made such Ratable Portion available to the Agent on the date of such Borrowing in accordance with this Section 2.02 and the Agent may, in reliance upon such assumption, make available to the applicable Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made such Ratable Portion available to the Agent, such Lender and the applicable Borrower severally agree to repay to the Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the applicable Borrower until the date such amount is repaid to the Agent, at (i) in the case of a Borrower, the interest rate applicable at the time to the Loans comprising such Borrowing and (ii) in the case of such Lender, the Interbank Rate for the first Business Day and thereafter at the interest rate applicable at the time to the Loans comprising such Borrowing. If such Lender shall repay to the Agent such corresponding amount, such amount so repaid shall constitute such Lender’s Loan as part of such Borrowing for purposes of this Agreement. If the applicable Borrower shall repay to the Agent such corresponding amount, such payment shall not relieve such Lender of any obligation it may have hereunder to such Borrower.

(e) The failure of any Lender to make on the date specified any Loan or any payment required by it (such Lender, during the period of such failure, being a “Non-Funding Lender”), including any payment in respect of its participation in Swingline Loans and Revolving Letters of Credit, shall not relieve any other Lender of its obligations to make such Loan or payment on such date but no such other Lender shall be responsible for the failure of any Non-Funding Lender to make a Loan or payment required under this Agreement.

SECTION 2.03 Swingline Loans.

(a) Subject to the terms and conditions hereof, the Swingline Lender agrees to make Swingline loans in Dollars (individually, a “Swingline Loan” and collectively, the “Swingline Loans”) to the U.S. Borrower from time to time following the Closing Date and prior to the Revolving Credit Termination Date for the U.S. Revolving Facility in accordance with the procedures set forth in this Section 2.03; provided that (i) the aggregate principal amount of all U.S. Swingline Loans shall not exceed $35.0 million (the “Swingline Sublimit”) at any one time outstanding, (ii) the principal amount of any borrowing of Swingline Loans may not exceed the aggregate amount of the U.S. Revolving Available Credit of all U.S. Revolving Lenders immediately prior to such Borrowing or result in the Revolving Credit Outstandings under all Revolving Facilities then outstanding exceeding the Revolving Commitments then in effect under all Revolving Facilities, and (iii) in no event may Swingline Loans be borrowed hereunder if a Default shall have occurred and be continuing. Amounts borrowed under this Section 2.03 may be repaid and, up to but excluding the Revolving Credit Termination Date for the U.S. Revolving Facility, reborrowed. All Swingline Loans shall at all times be Base Rate Loans. The U.S. Borrower shall give the Swingline Lender and the Agent notice of any Swingline Loan requested hereunder (which notice must be received by the Swingline Lender and the Agent prior to 1.00 p.m., New York City time, on the requested Borrowing Date) specifying (A) the amount to be borrowed, (B) the requested Borrowing Date and (C) the account or accounts in to which the proceeds of such Swingline Loans are to be deposited. Not later than 3:00 p.m., New York City time, on the Borrowing Date specified in such notice, the Swingline Lender shall make such Swingline Loan available to the U.S. Borrower by the Agent crediting the account of the U.S. Borrower as specified in the Notice of Borrowing (or, in the case of a Swingline Loan made to finance the reimbursement of a Revolving LC Disbursement as provided in Section 2.04(e), by remittance to the Issuing Bank) and in like funds as received by the Agent. Each Borrowing of Swingline Loans pursuant to this Section 2.03 shall be in a minimum principal amount of $500,000 or an integral multiple of $100,000 in excess thereof.

(b) Notwithstanding the occurrence of any Default or noncompliance with the conditions precedent set forth in Section 4.02 or the minimum borrowing amounts specified in Section 2.02, if any Swingline Loan shall remain outstanding at 10:00 a.m., New York City time, on the tenth Business Day following the Borrowing Date thereof and if by such time on such tenth Business Day the Agent shall have received neither (i) a Borrowing Request delivered by the U.S. Borrower pursuant to Section 2.02 requesting that Revolving Loans in Dollars be made pursuant to Section 2.01 on the immediately succeeding Business Day in an amount at least equal to the aggregate principal amount of such Swingline Loan, nor (ii) any other notice satisfactory to the Agent indicating the U.S. Borrower’s intent to repay such Swingline Loan on the immediately succeeding Business Day with funds obtained from other sources, the Agent shall be deemed to have received a notice from the U.S. Borrower pursuant to Section 2.02 requesting that Base Rate U.S. Revolving Loans be made pursuant to Section 2.01(a) on such immediately succeeding Business Day in an amount equal to the amount of such Swingline Loan, and the procedures set forth in Section 2.02 shall be followed in making such Base Rate U.S. Revolving Loans; provided that for the purposes of determining each U.S. Revolving Lender’s Commitment with respect to such Borrowing, the Swingline Loan to be repaid with the proceeds of such Borrowing shall be deemed to not be outstanding. The proceeds of such Base Rate U.S. Revolving Loans shall be applied to repay such Swingline Loan.

(c) If, for any reason, Base Rate U.S. Revolving Loans may not be, or are not, made pursuant to Section 2.03(b) to repay any Swingline Loan as required by such paragraph, effective on the date such Base Rate U.S. Revolving Loans would otherwise have been made, each U.S. Revolving Lender severally, unconditionally and irrevocably agrees that it shall, without regard to the occurrence of any Default, purchase a participating interest in such Swingline Loan (an “Unrefunded Swingline Loan”) in an amount equal to such U.S. Revolving Lender’s Ratable Portion of the aggregate amount of the Base Rate U.S. Revolving Loan which would otherwise have been made pursuant to Section 2.03(b). Each U.S. Revolving Lender will immediately transfer to the Agent, in immediately available funds, the amount of its participation, and the proceeds of such participations shall be distributed by the Agent to the Swingline Lender. All payments by the U.S. Revolving Lenders in respect of Unrefunded Swingline Loans and participations therein shall be made in accordance with Section 2.13.

(d) Notwithstanding the foregoing, a U.S. Revolving Lender shall not have any obligation to acquire a participation in a Swingline Loan pursuant to the foregoing paragraphs if a Default shall have occurred and be continuing at the time such Swingline Loan was made and such Lender shall have notified the Swingline Lender in writing, prior to the time such Swingline Loan was made, that such Default has occurred and that such Lender will not acquire participations in Swingline Loans made while such Default is continuing.

SECTION 2.04 Letters of Credit.

(a) General. Subject to the terms and conditions set forth herein, (i) the U.S. Borrower may request, including on behalf of any Restricted Subsidiary, the issuance of (and the LC Facility Issuing Bank shall issue) LC Facility Letters of Credit, at any time and from time to time during the LC Facility Availability Period, ~~and (ii~~(ii) the U.S. Borrower may request, including on behalf of any Restricted Subsidiary, the issuance of (and the Senior Tranche Issuing Bank shall issue) Senior Tranche Letters of Credit, at any time and from time to time during the period from the Senior Tranche Advance Date until the Senior Tranche LC Facility Termination Date and (iii) any Borrower may request (and the applicable Issuing Bank shall issue) the issuance of Revolving Letters of Credit under any Revolving Facility with respect to which it is a Borrower, at any time and from time to time from and after the Closing Date to but excluding the date that is thirty Business Days prior to the Revolving Credit Termination Date, in each case for the account of such Borrower or any Restricted Subsidiary, in a form reasonably acceptable to the Agent and the relevant Issuing Bank, the Senior Tranche Issuing Bank or the LC Facility Issuing Bank, as the case may be. Any Revolving Letter of Credit issued under any Revolving Facility may be denominated in any currency selected by the applicable Borrower in which Revolving Loans may be made under such Revolving Facility. Each Senior Tranche Letter of Credit shall be denominated in Dollars and shall be issued for the benefit of customers making deposits in connection with bona fide contracts to purchase aircraft. For purposes hereof, a Letter of Credit issued on behalf of the U.S. Borrower or a Restricted Subsidiary (other than a Senior Tranche Letter of Credit) that is denominated in Dollars shall at all times and from time to time be deemed to be an LC Facility Letter of Credit unless after giving effect to the issuance of such LC Facility Letter of Credit, the LC Facility LC Exposure would exceed the Total LC Facility Deposit. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by such Borrower to, or entered into by such Borrower with, an Issuing Bank, the Senior Tranche Issuing Bank or the LC Facility Issuing Bank, as applicable, relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

(b) Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the requesting Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the applicable Issuing Bank or the LC Facility Issuing Bank, as applicable) to the applicable Issuing Bank, the Senior Tranche Issuing Bank or the LC Facility Issuing Bank, as applicable, and the Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying (A) the date of issuance, amendment, renewal or extension (which shall be a Business Day), (B) the date on which such Letter of Credit is to expire (which shall comply with Section 2.04(c), (C) the amount of such Letter of Credit, (D) the currency in which such Letter of Credit is to be denominated (which shall comply with Section 2.04(a)), (E) if such Letter of Credit is a Revolving Letter of Credit, the Revolving Facility under which such Letter of Credit is to be issued, (F) the name and address of the beneficiary thereof and (G) such other information as shall be necessary to issue, amend, renew or extend such Letter of Credit. If requested by the applicable Issuing Bank, the Senior Tranche Issuing Bank or the LC Facility Issuing Bank, as applicable, the requesting Borrower shall also submit a letter of credit application on such Issuing Bank’s, the Senior Tranche Issuing Bank’s or the LC Facility Issuing Bank’s standard form in connection with any request for a Letter of Credit. A Letter of Credit shall not be issued, amended, renewed or extended if (and upon issuance, amendment, renewal or extension of each Letter of Credit the requesting Borrower shall be deemed to represent and warrant that it shall not be the case that), after giving effect to such issuance, amendment, renewal or extension, (x) with respect to Revolving Letters of Credit, (I) the Revolving Credit ~~Exposure~~Outstandings under all Revolving Facilities would exceed the Revolving Commitments, (II) the Revolving LC Exposure would exceed the Revolving LC Sublimit or (III) the Revolving Available Credit under the applicable Revolving Facility would be less than zero ~~and (y~~, (y) with respect to Senior Tranche Letters of Credit, the product of the Senior Tranche LC Exposure and 1.04 would exceed $16,000,000 and (z) with respect to LC Facility Letters of Credit, the LC Facility LC Exposure would exceed the Total LC Facility Deposit. Upon the issuance of any Letter of Credit or increase in the amount of a Letter of Credit, the Issuing Bank, the Senior Tranche Issuing Bank or LC Facility Issuing Bank shall promptly notify the Agent. Each Issuing Bank, the Senior Tranche Issuing Bank and the LC Facility Issuing Bank will also furnish to the Agent an activity report with respect to the Letters of Credit issued by it no later than five Business Days following the end of each calendar quarter and on any other date reasonably requested by the Agent.

(c) Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit or, in the case of any renewal or extension thereof, one year after such renewal or extension; provided that, if the requesting Borrower and the Issuing Bank or LC Facility Issuing Bank, as applicable, so agree, any Letter of Credit may provide for the automatic renewal of such Letter of Credit for successive one year terms (subject to clause (ii)) and (ii) (x) with respect to any Revolving Letter of Credit, the date that is five Business Days prior to the Scheduled Termination Date ~~and (y~~, (y) with respect to any Senior Tranche Letter of Credit, the date that is one year after the Senior Tranche LC Facility Termination Date and (z) with respect to any LC Facility Letter of Credit, the date that is five Business Days prior to the LC Facility Maturity Date.

(d) Participations.

(i) By the issuance of a Revolving Letter of Credit (or an amendment to a Revolving Letter of Credit increasing the amount thereof) pursuant to any Revolving Facility and without any further action on the part of the Issuing Bank issuing such Revolving Letter of Credit or the Revolving Lenders under such Revolving Facility, each Issuing Bank hereby grants to each Revolving Lender under such Revolving Facility, and each such Revolving Lender hereby acquires from each Issuing Bank, a participation in each such Letter of Credit equal to such Lender’s Ratable Portion of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Revolving Lender hereby absolutely and unconditionally agrees to pay to the Agent, for the account of the applicable Issuing Bank, such Revolving Lender’s Ratable Portion of each Revolving LC Disbursement made by such Issuing Bank with respect to any Revolving Letter of Credit issued pursuant to any Revolving Facility under which such Lender holds a Revolving Commitment and not reimbursed by a Borrower on the date due as provided in Section 2.04(e) or of any reimbursement payment required to be refunded to such Borrower. Each Revolving Lender acknowledges and agrees that its obligation to acquire participations pursuant to this Section 2.04(d) in respect of Revolving Letters of Credit issued pursuant to the Revolving Facility under which such Lender holds Revolving Commitments is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Revolving Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Revolving Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

(ii) By the issuance of an LC Facility Letter of Credit (or an amendment to an LC Facility Letter of Credit increasing the amount thereof), without any further action on the part of the LC Facility Issuing Bank or the LC Facility Lenders, the LC Facility Issuing Bank hereby grants to each LC Facility Lender, and each LC Facility Lender hereby acquires from the LC Facility Issuing Bank, a participation in each LC Facility Letter of Credit equal to such LC Facility Lender’s Ratable Portion of the aggregate amount available to be drawn under such LC Facility Letter of Credit. The aggregate purchase price for the participations of each LC Facility Lender in LC Facility Letters of Credit shall equal the amount of the LC Facility Deposit of such LC Facility Lender. Each LC Facility Lender hereby absolutely and unconditionally agrees that if the LC Facility Issuing Bank makes an LC Facility LC Disbursement which is not reimbursed by the U.S. Borrower on the date due as provided in Section 2.04(e), or is required to refund any reimbursement payment in respect of an LC Facility LC Disbursement to the U.S. Borrower for any reason, the LC Facility Agent shall reimburse the LC Facility Issuing Bank for the amount of such LC Facility LC Disbursement from the Credit-Linked Deposit Account in accordance with Section 2.04(e)(iii). Each LC Facility Lender acknowledges and agrees that its authorization granted hereby and obligations hereunder are unconditional and irrevocable and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any LC Facility Letter of Credit or the occurrence and continuance of a Default or the return of the LC Facility Deposits. Without limiting the foregoing, the LC Facility Lenders irrevocably authorize the LC Facility Agent to apply the LC Facility Deposits as provided in this Section 2.04(d)(ii).

(e) Reimbursement.

(i) If an Issuing Bank, the Senior Tranche Issuing Bank or the LC Facility Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit issued by it, the applicable Borrower shall reimburse such LC Disbursement by paying to the Agent an amount equal to such LC Disbursement in the currency in which such LC Disbursement is denominated not later than the Business Day immediately following the day that such Borrower receives notice that an LC Disbursement has been made; provided that, so long as no Default is continuing of which the Agent has been notified and subject to the availability of unused Revolving Commitments under the applicable Revolving Facility, the U.S.

Borrower, each Issuing Bank, the Agent and the Lenders hereby agree that in the event an Issuing Bank makes any LC Disbursement under a Revolving Letter of Credit issued pursuant to the U.S. Revolving Facility and the U.S. Borrower shall not have reimbursed such amount when due pursuant to this Section 2.04(e)(i), such unreimbursed LC Disbursement and all obligations of such U.S. Borrower relating thereto shall be satisfied when due and payable by the borrowing of one or more Revolving Loans denominated in Dollars, that are Base Rate Loans, in an amount equal to such unreimbursed LC Disbursement which the U.S. Borrower hereby acknowledges is requested and the U.S. Revolving Lenders hereby agree to fund; provided, further, that prior to any such Revolving Loans being made, the Agent may, but shall not be required to, confirm with the U.S. Borrower that the conditions set forth in Section 4.02 are met, and if the U.S. Borrower does not confirm that such condition shall be met then the Agent shall be under no obligation to cause such U.S. Revolving Loans to be made.

(ii) If a Borrower fails to make any payment due under Section 2.04(e)(i) with respect to a Revolving Letter of Credit when due, the Agent shall notify each Revolving Lender the applicable Revolving Facility of the applicable Revolving LC Disbursement, the payment then due from such Borrower in respect thereof and such Lender’s Ratable Portion thereof. Promptly following receipt of such notice, each Revolving Lender shall pay to the Agent its Ratable Portion of the payment then due from such Borrower in the currency in which such payment is due, in the same manner as provided in Section 2.02 with respect to Loans made by such Lender (and Section 2.02 shall apply, mutatis mutandis, to the payment obligations of the Revolving Lenders), and the Agent shall promptly pay to the Issuing Bank that has made the Revolving LC Disbursement the amounts so received by it from the Revolving Lenders. Promptly following receipt by the Agent of any payment from a Borrower pursuant to this paragraph, the Agent shall distribute such payment to the applicable Issuing Bank or, to the extent that Revolving Lenders have made payments pursuant to this paragraph to reimburse such Issuing Bank, then to such Revolving Lenders and the applicable Issuing Bank as their interests may appear. Any payment made by a Revolving Lender pursuant to this paragraph to reimburse an Issuing Bank for any Revolving LC Disbursement (other than the funding of Base Rate Revolving Loans as contemplated above) shall not constitute a Loan and shall not relieve the applicable Borrower of its obligation to reimburse such LC Disbursement.

(iii) If the U.S. Borrower fails to make any payment due under Section 2.04(e)(i) with respect to an LC Facility Letter of Credit (or if the LC Facility Issuing Bank would be required to make an LC Facility LC Disbursement and so requests), the Agent shall notify each LC Facility Lender of the applicable LC Facility LC Disbursement, the payment then due from the U.S. Borrower in respect thereof and such Lender’s Ratable Portion thereof, and the LC Facility Agent shall promptly pay to the LC Facility Issuing Bank each LC Facility Lender’s Ratable Portion of such LC Facility LC Disbursement from the LC Facility Deposits. Promptly following receipt by the Agent of any payment by or on behalf of the U.S. Borrower in respect of any LC Facility LC Disbursement, the Agent shall distribute such payment to the LC Facility Issuing Bank or, to the extent payments have been made from the LC Facility Deposits, to the LC Facility Agent to be added to the LC Facility Deposits of the LC Facility Lenders in the Credit-Linked Deposit Account in accordance with their respective Ratable Portions. The U.S. Borrower acknowledges that each payment made pursuant to this Section 2.04(e)(iii) in respect of any LC Facility LC Disbursement is required to be made for the benefit of the distributees indicated in the immediately preceding sentence. Subject to the provisions set forth in Section 2.18(c), provided that no Event of Default under Section 7.01(f) or (g) shall have occurred and be continuing, any payment made from the Credit Linked Deposit Account or from funds of the LC Facility Agent pursuant in either case to this paragraph or Section 2.18(c), to pay the LC Facility Issuing Bank for any LC Facility LC Disbursement shall be deemed an extension of Term Loans made on such date by the LC Facility Lenders ratably in accordance with their Ratable Portion of the LC Facility Deposits, and the amount so funded shall permanently reduce the LC Facility Deposits; any amount so funded pursuant to this paragraph shall, on and after the funding date thereof, be deemed to be Term Loans for all purposes hereunder and have the same terms as other Terms Loans hereunder (such deemed Term Loan, an “LC Facility Term Loan”). Any LC Facility Term Loans deemed made on the same day shall be designated a separate “set” of LC Facility Term Loans for all purposes of this Agreement. In the event that the U.S. Borrower is required to reimburse the LC Facility Issuing Bank for any disbursement under an LC Facility Letter of Credit issued by such LC Facility Issuing Bank, for a period of 91 days following such reimbursement payment by the U.S. Borrower, the LC Facility LC Exposure shall be deemed to include (as if such LC Facility Letter of Credit were still outstanding) for purposes of determining availability for the issuance of any new LC Facility Letter of Credit during such period, the amount of such reimbursement payment until the end of such 91-day period.

(iv) If the U.S. Borrower fails to make any payment due under Section 2.04(e)(i) with respect to a Senior Tranche Letter of Credit when due, the Senior Tranche Issuing Bank shall apply Senior Tranche LC Funds in an amount equal to the related LC Disbursement to such payment. If the U.S. Borrower fails to make any other payment due and owing to the Senior Tranche Issuing Bank under the Loan Documents, the Senior Tranche Issuing Bank shall apply Senior Tranche LC Funds in an amount equal to such unpaid obligation to such payment. Notwithstanding anything to the contrary herein, no Default or Event of Default shall be deemed to have occurred solely as a result of any failure of the U.S. Borrower to make any payment due under Section 2.04(e)(i) with respect to a Senior Tranche Letter of Credit when due to the extent Senior Tranche LC Funds are available for application in accordance with this paragraph (iv).

(f) Obligations Absolute. The Borrowers’ obligations to reimburse LC Disbursements as provided in Section 2.04(e) shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by an Issuing Bank, the Senior Tranche Issuing Bank or the LC Facility Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit (except as otherwise provided below), or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section 2.04, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrowers’ obligations hereunder; provided that the foregoing shall not be construed to excuse the Issuing Bank, the Senior Tranche Issuing Bank or the LC Facility Issuing Bank, as applicable, from liability to any Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by each Borrower to the extent permitted by applicable law) suffered by any Borrower that are caused by such Issuing Bank’s, such Senior Tranche Issuing Bank’s or such LC Facility Issuing Bank’s gross negligence or willful misconduct (as finally determined by a court of competent jurisdiction). Neither the Agent, the LC Facility Agent, the Lenders, the Issuing Banks, the Senior Tranche Issuing Bank nor the LC Facility Issuing Bank, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the applicable Issuing Bank, the Senior Tranche Issuing Bank or the LC Facility Issuing Bank, as applicable; provided that the foregoing shall not be construed to excuse the Issuing Bank, the Senior Tranche Issuing Bank or the LC Facility Issuing Bank, as applicable from liability to any Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by each Borrower to the extent permitted by applicable law) suffered by any Borrower that are caused by such Issuing Bank’s, such Senior Tranche Issuing Bank’s or such LC Facility Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. In the absence of gross negligence or willful misconduct on the part of an Issuing Bank, the Senior Tranche Issuing Bank or the LC Facility Issuing Bank, such Issuing Bank ~~or~~, such Senior Tranche Issuing Bank or such LC Facility Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the applicable Issuing Bank, the Senior Tranche Issuing Bank or the LC Facility Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

(g) Disbursement Procedures. An Issuing Bank, the Senior Tranche Issuing Bank or the LC Facility Issuing Bank, as applicable, shall, promptly following its receipt thereof, subject to the terms of the applicable Letter of Credit, examine all documents purporting to represent a demand for payment under a Letter of Credit. An Issuing Bank, the Senior Tranche Issuing Bank or the LC Facility Issuing Bank as applicable, shall promptly notify the Agent and the Agent shall notify the U.S. Borrower by telephone of such demand for payment and whether such Issuing Bank, the Senior Tranche Issuing Bank or such LC Facility Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve any Borrower of its obligation to reimburse the applicable Issuing Bank, the Senior Tranche Issuing Bank or LC Facility Issuing Bank and the Revolving Lenders or LC Facility Lenders with respect to any such LC Disbursement.

(h) Interim Interest. If an Issuing Bank shall make any LC Disbursement, then, unless the applicable Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date the applicable Borrower (or any other account party) reimburses such LC Disbursement, at (1) in the case of a Revolving LC Disbursement in Dollars, the rate per annum then applicable to Base Rate Revolving Loans and (2) in the case of a Revolving LC Disbursement in Sterling, the rate per annum that would be applicable to a Eurocurrency Term Loan denominated in such currency with a one month Interest Period commencing on the date of such LC Disbursement; provided that, if a Borrower fails to reimburse (or cause another account party to reimburse) such LC Disbursement when due pursuant to Section 2.04(e), then Section 2.11(c) shall apply from such due date until such reimbursement is made. Interest accrued pursuant to this paragraph shall be for the account of the Issuing Bank making such LC Disbursement, except that interest accrued on and after the date of payment by any Revolving Lender pursuant to Section 2.04(e)(ii) to reimburse an Issuing Bank shall be for the account of such Lender to the extent of such payment. If the LC Facility Issuing Bank shall make any LC Disbursement, then, unless the U.S. Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date the U.S. Borrower reimburses such LC Disbursement, at the rate per annum that would be applicable to Eurocurrency Term Loans with a one month Interest Period commencing on the date of such LC Disbursement; provided that, if the U.S. Borrower fails to reimburse (or cause another account party to reimburse) such LC Disbursement when due pursuant to Section 2.04(e), then the resulting payment from the Credit Linked Deposit Account shall be deemed to be an LC Facility Term Loan as set forth in Section 2.04(e)(iii) above.

(i) Replacement of Issuing Banks and the LC Facility Issuing Bank.

(i) An Issuing Bank may be replaced at any time by written agreement among the U.S. Borrower, the Agent, the replaced Issuing Bank and the successor Issuing Bank. The Agent shall notify the Revolving Lenders of any such replacement of an Issuing Bank. At the time any such replacement shall become effective, each Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.10(b) or (c). From and after the effective date of any such replacement, (1) the successor Issuing Bank shall have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (2) references herein to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of the Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit or to amend or extend any previously issued Letters of Credit.

(ii) The LC Facility Issuing Bank may be replaced at any time by written agreement among the U.S. Borrower, the Agent, the replaced LC Facility Issuing Bank and the successor LC Facility Issuing Bank. The Agent shall notify the LC Facility Lenders of any such replacement of the LC Facility Issuing Bank. At the time any such replacement shall become effective, the U.S. Borrower shall pay all unpaid fees accrued for the account of the replaced LC Facility Issuing Bank pursuant to Section 2.10(c). From and after the effective date of any such replacement, (1) the successor LC Facility Issuing Bank shall have all the rights and obligations of the LC Facility Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (2) references herein to the term “LC Facility Issuing Bank” shall be deemed to refer to such successor or to any previous LC Facility Issuing Bank, or to such successor and all previous LC Facility Issuing Banks, as the context shall require. After the replacement of the LC Facility Issuing Bank hereunder, the replaced LC Facility Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of the LC Facility Issuing Bank under this Agreement with respect to LC Facility Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional LC Facility Letters of Credit or to amend or extend any previously issued Letters of Credit.

(iii) The Senior Tranche Issuing Bank may be replaced at any time by written agreement among the U.S. Borrower, the Agent, the replaced Senior Tranche Issuing Bank and the successor Senior Tranche Issuing Bank. The Agent shall notify the Senior Tranche Lenders of any such replacement of the Senior Tranche Issuing Bank. At the time any such replacement shall become effective, the U.S. Borrower shall pay all unpaid fees accrued for the account of the replaced Senior Tranche Issuing Bank pursuant to Section 2.10(d). From and after the effective date of any such replacement, (1) the successor Senior Tranche Issuing Bank shall have all the rights and obligations of the Senior Tranche Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (2) references herein to the term “Senior Tranche Issuing Bank” shall be deemed to refer to such successor or to any previous Senior Tranche Issuing Bank, or to such successor and all previous Senior Tranche Issuing Banks, as the context shall require. After the replacement of the Senior Tranche Issuing Bank hereunder, the replaced Senior Tranche Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of the Senior Tranche Issuing Bank under this Agreement with respect to Senior Tranche Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Senior Tranche Letters of Credit or to amend or extend any previously issued Letters of Credit.

(j) Cash Collateralization; Senior Tranche LC Funds.

(i) ~~(j) Cash Collateralization.~~ If any Event of Default shall occur and be continuing, on the Business Day that the U.S. Borrower receives notice from the Agent or the Required Lenders (or,

if the maturity of the Loans has been accelerated, LC Facility Lenders with LC Facility LC Exposure representing greater than 50% of the total LC Facility LC Exposure and/or Revolving Lenders with Revolving LC Exposure representing greater than 50% of the total Revolving LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph or if a Borrower is required to cash collateralize Revolving Letters of Credit pursuant to Section 2.09(e), each Borrower shall deposit in one or more accounts which shall by established at such time by the Agent, in the name of the Agent and for the benefit of the Lenders, the Issuing Banks and the LC Facility Issuing Bank, an amount in cash in the currency in which the applicable LC Facility LC Exposure and/or Revolving LC Exposure, as applicable, is denominated equal to the LC Facility LC Exposure and/or the Revolving LC Exposure, as applicable, as of such date plus any accrued and unpaid fees thereon; provided that the obligation to deposit such cash collateral shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default described in Section 7.01(f) or (g) with respect to the Borrower for which such Letter of Credit was issued. Each such deposit shall be held by the Agent as collateral for the payment and performance of the obligations of the Borrowers under this Agreement with respect to such LC Facility LC Exposure and/or Revolving LC Exposure and shall be invested in short term cash equivalents selected by the Agent in its sole discretion (it being understood that the Agent shall in no event be liable for the selection of such cash equivalents or for investment losses with respect thereto, including losses incurred as a result of the liquidation of such cash equivalents prior to stated maturity). The Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the Borrowers’ risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Agent to reimburse the Issuing Bank or the LC Facility Issuing Bank, as applicable, for LC Disbursements for which they have not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of Borrowers for the LC Facility LC Exposure and/or Revolving LC Exposure, as applicable, at such time. If any Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to such Borrower promptly and in any event within three Business Days after all Events of Default have been cured or waived. If any Borrower is required to provide an amount of cash collateral hereunder pursuant to Section 2.05(c), such amount (to the extent not applied as aforesaid) shall be returned to such Borrower as and to the extent that, after giving effect to such return, such Borrower would remain in compliance with Section 2.05(c) and no Default shall have occurred and be continuing. For the avoidance of doubt, this paragraph (i) shall not apply in respect of the Senior Tranche LC Funds, the Senior Tranche Letters of Credit or the Senior Tranche Issuing Bank.

(ii) The Senior Tranche LC Funds shall be maintained in a deposit account of the Senior Tranche Issuing Bank subject to the sole and exclusive control of the Senior Tranche Issuing Bank (which account shall not be limited solely to holding Senior Tranche LC Funds). For the avoidance of doubt, the U.S. Borrower hereby grants to the Senior Tranche Issuing Bank a security interest in all of its right, title and interest in and to the Senior Tranche LC Funds and any deposit account in which the Senior Tranche LC Funds are maintained as security for the Senior Tranche Obligations owing to the Senior Tranche LC Issuer. If any time the Senior Tranche LC Funds held by the Senior Tranche Issuing Bank shall be less than 104% of the Senior Tranche LC Exposure, the U.S. Borrower shall pay an amount equal to such deficiency to the Senior Tranche Issuing Bank to be held as additional Senior Tranche LC Funds hereunder. Upon the initial date following the Senior Tranche LC Facility Termination Date upon which no Senior Tranche Letters of Credit are outstanding and all Senior Tranche Obligations have been paid in full, the Senior Tranche Issuing Bank shall disburse the remaining Senior Tranche LC Funds to the U.S. Borrower. For the avoidance of doubt, all rights of the U.S. Borrower to receive disbursements of Senior Tranche Advance Funds and Senior Tranche LC Funds under this Agreement shall be subject to a security interest in favor of Agent securing the Secured Obligations.

(k) Assignment. The parties acknowledge and agree that (a) the entity acting as Issuing Bank, the Senior Tranche Issuing Bank or LC Facility Issuing Bank, in its capacity as such, may, without the consent of any party hereto, assign to an Affiliate all right, title and interest of (the “Affiliate Assigned Rights”) in, to and under any and all obligations of the Borrowers under Section 2.04(e) to reimburse the Issuing Bank for Revolving LC Disbursements, the Senior Tranche Issuing Bank for Senior Tranche LC Disbursements or the LC Facility Issuing Bank for LC Facility LC Disbursements (the “Reimbursement Obligations”), (b) in respect of all such Reimbursement Obligations constituting Affiliate Assigned Rights, for all purposes of this Agreement such Affiliate shall be deemed the “Issuing Bank” , the “Senior Tranche Issuing Bank” or the “LC Facility Issuing Bank”, as applicable, (c) the obligations of the Revolving Lenders and Borrowers to the Issuing Bank, the obligations of the U.S. Borrower to the Senior Tranche Issuing Bank and the obligations of the LC Facility Lenders and U.S. Borrower to the LC Facility Issuing Bank shall, in the case of the Affiliate Assigned Rights, inure to the benefit of the Affiliate acquiring or having acquired such Affiliate Assigned Rights and be enforceable by such Affiliate and/or by the Issuing Bank, the Senior Tranche Issuing Bank and LC Facility Issuing Bank on behalf of such Affiliate and (d) all payments made by Borrowers and/or any Revolving Lender or LC Facility Lender to such Affiliate acquiring or having acquired such Affiliate Assigned Rights shall discharge all such obligations otherwise owing to the Issuing Bank or LC Facility Issuing Bank that has assigned such Affiliated Assigned Rights, to the extent so paid. The foregoing shall not otherwise affect the rights and obligations of the entities acting as Issuing Banks and LC Facility Issuing Bank hereunder.

(l) Applicability of ISP and UCP. Unless otherwise expressly agreed by the Issuing Bank or the LC Facility Issuing Bank and the applicable Borrower when a Letter of Credit is issued, (i) the rules of the ISP shall apply to each standby Letter of Credit, and (ii) the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce at the time of issuance, shall apply to each commercial Letter of Credit.

SECTION 2.05 Termination and Reduction of Commitments and LC Facility Deposits.

(a) The U.S. Borrower may, upon at least three Business Days’ prior notice to the Agent, terminate in whole or reduce in part the unused portions of the U.S. Revolving Commitments or U.K. Revolving Commitments or, prior to the Closing Date, the Term Commitments; provided, however, that each partial reduction shall be in an aggregate amount of not less than the Minimum Currency Threshold. To the extent not previously utilized, all Term Commitments shall terminate at 5:00 p.m. New York City time on the Closing Date.

(b) The U.S. Borrower may at any time or from time to time, upon three Business Days’ prior notice to the Agent and the LC Facility Agent, direct the LC Facility Agent to reduce the Total LC Facility Deposit; provided that (i) each partial reduction of the LC Facility Deposits shall be in an integral multiple of $1.0 million and (ii) the LC Facility Deposits shall not be reduced to the extent that, after giving effect to such reduction, the aggregate LC Facility LC Exposure would exceed the Total LC Facility Deposit. In the event the Total LC Facility Deposit shall be reduced as provided in the preceding sentence, the LC Facility Agent will return the amount in the Credit-Linked Deposit Account in excess of the reduced Total LC Facility Deposit to the Agent which shall make such amount available to the LC Facility Lenders, ratably in accordance with their Ratable Portions of the Total LC Facility Deposit (as determined immediately prior to such reduction).

(c) If any LC Facility Letter of Credit remains outstanding on the LC Facility Maturity Date, the U.S. Borrower will deposit with the Agent, in accordance with Section 2.04(j), an amount in cash equal to the aggregate undrawn amount of all outstanding LC Facility Letters of Credit in order to secure the U.S. Borrower’s reimbursement obligations with respect to any drawings that may occur. Subject only to the U.S. Borrower’s compliance with its obligations under the preceding sentence, any amount of the LC Facility Deposits in the Credit-Linked Deposit Account will be returned by the LC Facility Agent to the Agent and distributed by the Agent to the LC Facility Lenders on the LC Facility Maturity Date.

SECTION 2.06 Repayment of Loans and Senior Tranche Advances.

(a) Each Borrower promises to repay on the Scheduled Termination Date, or if such date is not a Business Day, then on the immediately preceding Business Day, the entire unpaid principal amount of the Revolving Loans (and in the case of the U.S. Borrower, Swingline Loans) made to such Borrower in the currency in which such Loans are denominated.

(b) The U.S. Borrower promises to repay in Dollars the Term Loans on the dates and in the amounts set forth below (if the date specified below is not a Business Day, then the U.S. Borrower shall make such repayment on the immediately preceding Business Day):

Date	Amount
06/30/07	0.25% of all Term Loans made or deemed made hereunder
09/30/07	0.25% of all Term Loans made or deemed made hereunder
12/31/07	0.25% of all Term Loans made or deemed made hereunder
03/31/08	0.25% of all Term Loans made or deemed made hereunder
06/30/08	0.25% of all Term Loans made or deemed made hereunder
09/30/08	0.25% of all Term Loans made or deemed made hereunder
12/31/08	0.25% of all Term Loans made or deemed made hereunder
03/31/09	0.25% of all Term Loans made or deemed made hereunder
06/30/09	0.25% of all Term Loans made or deemed made hereunder
09/30/09	0.25% of all Term Loans made or deemed made hereunder
12/31/09	0.25% of all Term Loans made or deemed made hereunder
03/31/10	0.25% of all Term Loans made or deemed made hereunder
06/30/10	0.25% of all Term Loans made or deemed made hereunder
09/30/10	0.25% of all Term Loans made or deemed made hereunder
12/31/10	0.25% of all Term Loans made or deemed made hereunder

Date	Amount
03/31/11	0.25% of all Term Loans made or deemed made hereunder
06/30/11	0.25% of all Term Loans made or deemed made hereunder
09/30/11	0.25% of all Term Loans made or deemed made hereunder
12/31/11	0.25% of all Term Loans made or deemed made hereunder
03/31/12	0.25% of all Term Loans made or deemed made hereunder
06/30/12	0.25% of all Term Loans made or deemed made hereunder
09/30/12	0.25% of all Term Loans made or deemed made hereunder
12/31/12	0.25% of all Term Loans made or deemed made hereunder
03/31/13	0.25% of all Term Loans made or deemed made hereunder
06/30/13	0.25% of all Term Loans made or deemed made hereunder
9/30/13	0.25% of all Term Loans made or deemed made hereunder
12/31/13	0.25% of all Term Loans made or deemed made hereunder
Term Loan Maturity Date	The entire remaining unpaid principal amount of Term Loans made or deemed made hereunder

(c) On the Senior Tranche Maturity Date, the Agent shall disburse any remaining Senior Tranche Advance Funds held by the Agent as of such date to the Senior Tranche Lenders, pro rata according to their Ratable Shares, in reduction of the outstanding principal balance of the Senior Tranche Advances. The U.S. Borrower promises to repay on the Senior Tranche Maturity Date, or if such date is not a Business Day, then on the immediately preceding Business Day, the entire unpaid principal amount of the Senior Tranche Advances after giving effect to the foregoing disbursement.

SECTION 2.07 Evidence of Debt.

(a) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of each Borrower to such Lender resulting from each Loan and Senior Tranche Advance made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(b) The Agent shall maintain accounts in which it shall record (i) the amount of each LC Facility Participation, Loan and ~~Loan~~Senior Tranche Advance made hereunder, the Type thereof, whether such Senior Tranche Advance is a Eurodollar Rate Advance or Base Rate Advance and the Interest Period (if any) applicable to each Loan and Senior Tranche Advance hereunder, (ii) the amount of any principal, interest and fees due and payable or to become due and payable from each Borrower to each Lender hereunder and (iii) the amount of any sum received by the Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(c) The entries made in the accounts maintained pursuant to paragraph (a) or (b) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of any Borrower to repay its Obligations in accordance with the terms of this Agreement.

(d) Any Lender may request that Loans and Senior Tranche Advances made by it be evidenced by a promissory note. In such event, the applicable Borrower shall reasonably promptly prepare, execute and deliver to such Lender a promissory note payable to such Lender and its registered assigns and in substantially the form of Exhibit F-~~1 or~~1, Exhibit F-2 or Exhibit F-3 hereto, as applicable, with appropriate insertions and deletions. Thereafter, the Loans or Senior Tranche Advances, as applicable, evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the payee named therein and its registered assigns.

SECTION 2.08 Optional Prepayment of Loans and Senior Tranche Advances.

(a) Revolving Loans. Each Borrower may upon prior notice to the Agent not later than 11:00 a.m. (Local Time) (i) at least three Business Days prior to the date of prepayment, in the case of any prepayment of Eurocurrency Rate Loans, (ii) at least one Business Day prior to the date of prepayment in the case of Base Rate Loans or (iii) on the date of prepayment, in the case of Swingline Loans, prepay without premium or penalty the outstanding principal amount of any or all of its Revolving Loans and Swingline Loans, as applicable, in whole or in part at any time in the currencies in which such Loans are denominated; provided, however, that if any prepayment of any Eurocurrency Rate Loan is made by a Borrower other than on the last day of an Interest Period for such Loan, such Borrower shall also pay all interest and fees accrued to the date of such prepayment on the principal amount prepaid and any amount owing pursuant to Section 2.14(e); provided, further, that each partial prepayment shall be in an aggregate principal amount not less than the applicable Minimum Currency Threshold. Upon the giving of any notice of prepayment, the principal amount of Revolving Loans or Swingline Loans specified therein to be prepaid shall become due and payable on the date specified therein for such prepayment (except that any notice of prepayment in connection with the refinancing of all of the ~~Facilities~~Obligations may be contingent upon the consummation of such refinancing). Notwithstanding the foregoing, no prepayments of any Revolving Loan or Swingline Loan shall be permitted at any time any Senior Tranche Obligation is outstanding.

(b) Term Loans.

(i) The U.S. Borrower may, upon prior notice to the Agent not later than 11:00 a.m. (New York City time) (i) at least three Business Days prior to the date of prepayment, in the case of any prepayment of Eurocurrency Rate Loans and (ii) at least one Business Day prior to the date of prepayment, in the case of any prepayment of Base Rate Loans, prepay without premium or penalty its Term Loans in Dollars, in whole or in part, together with accrued interest to the date of such prepayment on the principal amount prepaid; provided, however, that if any prepayment of any Eurocurrency Rate Loan is made by the U.S. Borrower other than on the last day of an Interest Period for such Loan, the U.S. Borrower shall also pay any amounts owing pursuant to Section 2.14(e); provided, further, that each partial prepayment shall be in an aggregate amount not less than the Minimum Currency Threshold and that any such partial prepayment shall be applied to reduce the remaining installments of the outstanding principal amount of the Term Loans as directed by the U.S. Borrower. In connection with any optional prepayments of Term Loans by the U.S. Borrower, any voluntary prepayment thereof shall be applied first to Base Rate Loans to the full extent thereof before application to Eurodollar Rate Loans, in each case in a manner that minimizes the amount of any payments required to be made by the U.S. Borrower pursuant to Section ~~214~~2.14(e). Upon the giving of any notice of prepayment, the principal amount of the Term Loans specified therein to be prepaid shall become due and payable on the date specified therein for such prepayment (except that any notice of prepayment in connection with the refinancing of all of the ~~Facilities~~Obligations may be contingent upon the consummation of such refinancing). Notwithstanding the foregoing, no prepayments of any Term Loan shall be permitted at any time any Senior Tranche Obligation is outstanding.

(ii) Permitted Voluntary Prepayments. Notwithstanding anything to the contrary contained in Section 2.13(a) or any other provision of this Agreement, so long as no Default or Event of Default has occurred and is continuing or would result therefrom, the U.S. Borrower shall have the right to prepay outstanding Term Loans on the following basis:

(A) At any time on or prior to June 30, 2010, the U.S. Borrower shall have the right to prepay, in cash, Term Loans up to an amount to be specified by the U.S. Borrower at a prepayment price to be determined, in each case in accordance with the Auction Procedures established for each such prepayment; provided that (1) the Auction Amount (as defined in the Auction Procedures) in respect of each Permitted Voluntary Prepayment shall be in an amount not less than $20,000,000 of principal amount of outstanding Term Loans and (2) in no event shall the aggregate cash used by the U.S. Borrower in respect of all Permitted Voluntary Prepayments made pursuant to this Section 2.08(b)(ii) exceed $300,000,000. Each Permitted Voluntary Prepayment shall be financed exclusively with either (x) cash of the U.S. Borrower and its Subsidiaries (other than that constituting the direct proceeds from the issuance of Equity Interests of, or equity contributions to, Holdings and/or the U.S. Borrower, used to fund a Permitted Voluntary Prepayment); provided that (1) to the extent that after giving effect to such Permitted Voluntary Prepayment made pursuant to this clause (x) (and the application of such cash actually used to finance the same under this clause (x)) the sum of (A) the Unrestricted Cash and Cash Equivalents of the U.S. Borrower and its domestic Restricted Subsidiaries plus (B) the U.S. Revolving Available Credit at such time shall equal or exceed U.S.$400,000,000 and (2) the U.S. Borrower shall have delivered an officer’s certificate to the Auction Manager (with a copy to the Agent) on the date of such Permitted Voluntary Prepayment demonstrating compliance with preceding subclause (1) and/or (y) cash proceeds of equity contributions which are Excluded Contributions.

(B) In connection with any Permitted Voluntary Prepayment, as of each date an Auction (as defined in Exhibit I) commences and each Permitted Voluntary Prepayment Date, the U.S. Borrower represents it is not in possession of any material non-public information regarding the U.S. Borrower, Holdings, and of Holdings’ Subsidiaries or any of Holdings’ Affiliates that has not been disclosed to the Agent, Auction Manager and the Lenders prior to each such date.

(C) With respect to each Permitted Voluntary Prepayment made by the U.S. Borrower, (1) the U.S. Borrower shall pay all accrued and unpaid interest, if any, on the applicable Term Loans to the date of such Permitted Voluntary Prepayment; and (2) such Permitted Voluntary Prepayment shall not change the scheduled amortization required by Section 2.06, except to reduce the amount outstanding and due and payable on the Term Loan Maturity Date (and such reduction, for the avoidance of doubt, shall only apply, on a non-pro rata basis, to the Term Loans that are the subject of such Permitted Voluntary Prepayment).

(D) Immediately following any Permitted Voluntary Prepayment, no interest shall accrue from and after the Permitted Voluntary Prepayment Date on any Term Loans prepaid thereon, the aggregate par amount of the Term Loans the subject of such Permitted Voluntary Prepayment shall be deemed prepaid by the U.S. Borrower for all purposes and no longer outstanding for all purposes of this Agreement and all other Loan Documents (notwithstanding any provisions herein or therein to the contrary), including, but not limited to (1) the making of, or the application of, any payments to the Lenders under this Agreement or any other Loan Document, (2) the making of any request, demand, authorization, direction, notice, consent or waiver under this Agreement or any other Loan Document or (3) the determination of Required Lenders, or for any similar or related purpose, under this Agreement or any other Loan Document.

(E) The U.S. Borrower shall make Permitted Voluntary Prepayments of the applicable amounts accepted for prepayment pursuant to the Auction Procedures by transmitting funds to the Agent to be applied as set forth in the Auction Procedures.

(F) Permitted Voluntary Prepayments may not, under any circumstance, be made from the proceeds of Revolving Loans.

(G) The provisions of this Section 2.08(b)(ii) shall not require the U.S. Borrower to undertake any Permitted Voluntary Prepayment.

(c) Senior Tranche Advances. The U.S. Borrower may, upon prior notice to the Agent not later than 11:00 a.m. (New York City time) (i) at least three Business Days prior to the date of prepayment, in the case of any prepayment of Eurocurrency Rate Advances and (ii) at least one Business Day prior to the date of prepayment, in the case of any prepayment of Base Rate Advances, prepay without premium or penalty the Senior Tranche Advances in Dollars, in whole or in part, together with accrued interest to the date of such prepayment on the principal amount prepaid; provided, however, that if any prepayment of any Eurocurrency Rate Advance is made by the U.S. Borrower other than on the last day of an Interest Period for such Eurocurrency Rate Advance, the U.S. Borrower shall also pay any amounts owing pursuant to Section 2.14(e); provided, further, that each partial prepayment shall be in an aggregate amount not less than $5,000,000. In connection with any optional prepayments of Senior Tranche Advances, any voluntary prepayment thereof shall be applied first to Base Rate Advances to the full extent thereof before application to Eurodollar Rate Advances, in each case in a manner that minimizes the amount of any payments required to be made by the U.S. Borrower pursuant to Section 2.14(e). Upon the giving of any notice of prepayment, the principal amount of the Senior Tranche Advances specified therein to be prepaid shall become due and payable on the date specified therein for such prepayment (except that any notice of prepayment in connection with the refinancing of all of the Obligations may be contingent upon the consummation of such refinancing).

SECTION 2.09 Mandatory Prepayment of Loans and Advances.

(a) Subject to clause (d) below, no later than three Business Days after the earlier of (i) ninety (90) days after the end of each fiscal year of the U.S. Borrower, commencing with the fiscal year ending on December 31, 2007, and (ii) the date on which the financial statements with respect to such fiscal year are delivered pursuant to Section 5.01(a) (the “Excess Cash Flow Application Date”), the U.S. Borrower shall prepay (or cause the other Borrowers to prepay) outstanding Senior Tranche Obligations and Term Loans in an aggregate ~~principal~~ amount equal to the Required Percentage of Excess Cash Flow for the fiscal year then ended; provided that the amount of such prepayment shall be reduced

(without duplication of any amount that has reduced the amount of Loans required to be prepaid pursuant to this clause (a) in any other year) by an amount equal to the amount of Loans prepaid pursuant to Section 2.08 (other than pursuant to Section 2.08(b)(ii)) during the time period commencing at the beginning of the fiscal year with respect to which such prepayment is required and ending on the day preceding the Excess Cash Flow Application Date (other than a prepayment of Revolving Loans or Swingline Loans except to the extent accompanied by a corresponding reduction in the amount of the Revolving Commitments), other than prepayments funded with the proceeds of the incurrence of Indebtedness (other than under any revolving credit facility).

(b) Subject to clause (d) below, on each occasion that a Prepayment Event occurs, the U.S. Borrower shall (or shall cause the other Borrowers to) within five Business Days after the occurrence of such Prepayment Event ~~(or, in the case of Deferred Net Cash Proceeds, within five Business Days after the last day of the Reinvestment Period relating to such Prepayment Event)~~, prepay, in accordance with clause (c) below, ~~a principal amount of~~Senior Tranche Obligations and Term Loans in an amount equal to 100% of the Net Cash Proceeds from such Prepayment Event; provided that (i) no prepayment shall be required as a result of any Asset Sale Prepayment Event described in clause (a) of the definition thereof until the aggregate amount of Net Cash Proceeds from all such Asset Sale Prepayment Events following the ~~Closing~~Third Amendment Effective Date that have not previously been applied to prepay Senior Tranche Obligations and Loans in accordance with this Section 2.09 exceeds $~~25.0 million and then only the excess over $25.0 million shall be required to be applied to prepay~~5.0 million and then only the excess over $5.0 million shall be required to be applied to prepay Senior Tranche Obligations and Loans and (ii) no prepayment shall be required as a result of any Asset Sale Prepayment Event described in clause (b) of the definition thereof until the aggregate amount of Net Cash Proceeds from all such Asset Sale Prepayment Events following the Third Amendment Effective Date during any calendar month (excluding March 2012) that have not previously been applied to prepay Senior Tranche Obligations and Loans in accordance with this Section 2.09 exceeds $30.0 million and then only the excess over $30.0 million shall be required to be applied to prepay Senior Tranche Obligations and Loans.

(c) The U.S. Borrower shall deliver to the Agent, at the time of each prepayment required under Section 2.09(a) or (b), a certificate signed by a Financial Officer of the U.S. Borrower setting forth in reasonable detail the calculation of the amount of such prepayment, to the extent practicable, at least five (5) Business Days prior written notice of such prepayment. Amounts required to be applied to the prepayment of Senior Tranche Obligations and Term Loans in accordance with clauses (a) and (b) above shall be applied ~~pro rata to prepay Term Loans under the Term Loan Facilities and~~(i) first, to prepay Senior Tranche Advances, (ii) second, to repay any other Senior Tranche Obligations then outstanding and (iii) third, to prepay Term Loans; provided that any such prepayment of Term Loans shall be applied to scheduled amortization of such Term Loans as directed by the U.S. Borrower. Each notice of prepayment shall specify the prepayment date and the ~~principal~~ amount of ~~each Loan~~Senior Tranche Obligations or Term Loans (or portion thereof) to be prepaid. In connection with any mandatory prepayments by the U.S. Borrower of the Senior Tranche Advances pursuant to this Section 2.09, such prepayments shall be applied to Senior Tranche Advances that are Base Rate Advances to the full extent thereof before application to Senior Tranche Advances that are Eurodollar Rate Advances in a manner that minimizes the amount of any payments required to be made by the U.S. Borrower pursuant to Section 2.14(e). In connection with any mandatory prepayments by the U.S. Borrower of the Term Loans pursuant to this Section 2.09, such prepayments shall be applied on a pro rata basis to the then outstanding Term Loans being prepaid irrespective of whether such outstanding Term Loans are Base Rate Loans or Eurodollar Rate Loans; provided that if no Lenders exercise the right to waive a given mandatory prepayment of the Term Loans pursuant to Section 2.09(d), then, with respect to such mandatory prepayment, the amount of such mandatory prepayment shall be applied first to Term Loans that are Base Rate Loans to the full extent thereof before application to Term Loans that are Eurodollar Rate Loans in a manner that minimizes the amount of any payments required to be made by the Borrower pursuant to Section 2.14(e). Prepayments of Senior Tranche Advances and Term Loans shall be accompanied by accrued interest as required by Section 2.11. To the extent no outstanding Senior Tranche Obligations exist and no outstanding Term Loans exist ~~under the Term Loan Facility~~, amounts otherwise required to be applied to the prepayment of Senior Tranche Obligations and Term Loans in accordance with clauses (a) and (b) above shall be applied, first, pro rata to prepay Revolving Loans and, second, to cash collateralize outstanding Letters of Credit, in each case without any corresponding permanent reduction in Revolving Commitments. All prepayments of Senior Tranche Obligations and Borrowings under this Section 2.09 shall be subject to Section 2.14, but shall otherwise be without premium or penalty.

(d) Notwithstanding anything to the contrary contained herein, each Term Loan Lender shall have the right, within 5 Business Days after the date any mandatory prepayment is required to be made, not to accept any mandatory prepayment otherwise required to be made pursuant to Section 2.09(a) and/or (b) hereunder. Any amounts not accepted by any Term Loan Lenders shall be re-offered by the U.S. Borrower to the non-rejecting Term Loan Lenders on a Ratable Portion basis. Any amounts not accepted by such non-rejecting Term Loan Lenders within 5 Business Days of any such re-offer may be retained by the U.S. Borrower and used for purposes not inconsistent with this Agreement. The process by which such mandatory prepayments may be rejected and re-offered hereunder shall be determined by the Agent in its sole discretion.

(e) If at any time the Agent notifies the U.S. Borrower that the aggregate Dollar Equivalent of Revolving Credit Outstandings under any Revolving Facility exceeds the aggregate Revolving Commitments under such Revolving Facility at such time, each Borrower under such Revolving Facility shall forthwith prepay on a pro rata basis with any other Borrower under such Revolving Facility an amount of Revolving Loans made to such Borrower under such Revolving Facility then outstanding in an aggregate amount with respect to the Borrower under such Revolving Facility equal to such excess; provided, however, that, to the extent such excess results solely by reason of a change in exchange rates, no Borrower shall be required to make such prepayment unless the amount of such excess causes the Revolving Credit Outstandings under such Revolving Facility to exceed 105% of the Revolving Commitments under such Revolving Facility. If any such excess remains after prepayment in full of the aggregate outstanding Revolving Loans under the applicable Revolving Facility, the applicable Borrower shall provide cash collateral on a pro rata basis with any other Borrower under such Revolving Facility for the Revolving Letters of Credit issued for the account of such Borrower under such Revolving Facility in the manner set forth in Section 2.04(j) in an aggregate amount with respect to the Borrower under such Revolving Facility equal to such excess.

SECTION 2.10 Fees.

(a) Revolving Facility Fees. (i) The U.S. Borrower agrees to pay, in Dollars in immediately available funds, (A) to each U.S. Revolving Lender a facility fee (a “U.S. Revolving Facility Fee”) equal to the Applicable Rate times the actual daily amount of the aggregate U.S. Revolving Commitments (or, if the U.S. Revolving Commitments have terminated, on the U.S. Revolving Outstandings); regardless of usage; provided, however, that any facility fee accrued with respect to any of the U.S. Revolving Commitments of a Defaulting Lender during the period prior to the time such Lender became a Defaulting Lender and unpaid at such time shall not be payable by the U.S. Borrower so long as such Lender shall be a Defaulting Lender except to the extent that such facility fee shall otherwise have been due and payable by the U.S. Borrower prior to such time; and provided further that no facility fee shall accrue on any of the U.S. Revolving Commitments of a Defaulting Lender so long as such Lender shall be a Defaulting Lender and (ii) The U.K. Borrower agrees to pay, in Dollars in immediately available funds, (A) to each U.K. Revolving Lender a facility fee (a “U.K. Revolving Facility Fee”) equal to the Applicable Rate times the actual daily amount of the aggregate U.K. Revolving Commitments (or, if the U.K. Revolving Commitments have terminated, on the U.K. Revolving Outstandings); regardless of usage; provided, however, that any facility fee accrued with respect to any of the U.K. Revolving Commitments of a Defaulting Lender during the period prior to the time such Lender became a Defaulting Lender and unpaid at such time shall not be payable by the U.K. Borrower so long as such Lender shall be a Defaulting Lender except to the extent that such facility fee shall otherwise have been due and payable by the U.K. Borrower prior to such time; and provided further that no facility fee shall accrue on any of the U.K. Revolving Commitments of a Defaulting Lender so long as such Lender shall be a Defaulting Lender. The facility fees shall accrue at all times from the date hereof through the Revolving Credit Termination Date at the Applicable Rate (and thereafter so long as any U.S. Revolving Outstandings or U.K. Revolving Outstandings, as applicable, exist), including at any time during which one or more of the conditions in Article IV is not met, and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the last Business Day in June 2007, on the Revolving Credit Termination Date (and, if applicable, thereafter on demand) and Facility Fees accrued until the effective date of any termination of Revolving Commitments shall be paid on the effective date of such termination. The Facility Fees shall be calculated quarterly in arrears, and if there is any change in the Applicable Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.

(b) Revolving Letter of Credit Fees. Each Borrower agrees to pay, in immediately available funds, the following amounts denominated in Dollars with respect to Revolving Letters of Credit issued by any Issuing Bank at the request of such Borrower:

(i) to each Issuing Bank with respect to each Revolving Letter of Credit issued by such Issuing Bank, an issuance fee equal to a percentage to be agreed to by such Issuing Bank and the U.S. Borrower of the Dollar Equivalent of the maximum undrawn face amount of such Revolving Letter of Credit, payable in arrears (A) for the preceding calendar quarter on the last Business Day of each March, June, September and December, commencing on the first such Business Day following the issuance of such Letter of Credit and (B) on the Revolving Credit Termination Date for the Revolving Facility under which such Revolving Letter of Credit was issued;

(ii) to the Agent for the ratable benefit of the Revolving Lenders under any Revolving Facility under which a Revolving Letter of Credit was issued, a fee (a “Revolving LC Fee”) accruing at a rate per annum equal to the Applicable Rate on the Dollar Equivalent of the maximum undrawn face amount of such Letter of Credit, payable in arrears (A) on the last Business Day of each March, June, September and December, commencing on the first such Business Day following the issuance of such Letter of Credit and (B) on the Revolving Credit Termination Date for the Revolving Facility under which such Revolving Letter of Credit was issued; and

(iii) to each Issuing Bank with respect to any Revolving Letter of Credit issued by it, with respect to the issuance, amendment or transfer of each Revolving Letter of Credit and each drawing made thereunder, documentary and processing charges in accordance with such Issuing Bank’s standard schedule for such charges in effect at the time of issuance, amendment, transfer or drawing, as the case may be.

(c) LC Facility LC Fees. The U.S. Borrower agrees to pay:

(i) in addition to the fees payable to the LC Facility Lenders pursuant to Section 2.18(b), to the Agent for the account of each LC Facility Lender a participation fee (an “LC Facility LC

Fee”) with respect to its LC Facility Deposit, which shall accrue at the Applicable Rate plus 10 basis points from time to time in effect on the daily amount of such LC Facility Lender’s LC Facility Deposit during the period from and including the Closing Date to but excluding the date on which the entire amount of such Lender’s LC Facility Deposit is returned to it;

(ii) to the LC Facility Issuing Bank, with respect to each LC Facility Letter of Credit, an issuance fee equal to a percentage per annum to be agreed to by the U.S. Borrower and the LC Facility Issuing Bank on the daily amount of the maximum undrawn face amount of such LC Facility Letter of Credit, payable in arrears on the daily amount (A) due on the last Business Day of each March, June, September and December~~,~~ following the issuance of such Letter of Credit~~,~~ and (B) on the LC Facility Maturity Date; and

(iii) the LC Facility Issuing Bank’s standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder.

LC Facility LC Fees and fronting fees on LC Facility Letters of Credit accrued through and including the last Business Day of each March, June, September and December of each calendar year shall be payable on the last Business Day of each March, June, September and December, commencing on the last Business Day of June 2007; provided that all such fees shall be payable on the date on which the LC Facility Deposits are returned to the LC Facility Lenders and any such fees accruing after the date on which the LC Facility Deposits are returned to the LC Facility Lenders shall be payable on demand. Any other fees payable to the LC Facility Issuing Bank pursuant to this clause (c) shall be payable within ten days after demand. All LC Facility LC Fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(d) Senior Tranche LC Fees. The U.S. Borrower agrees to pay:

(i) to the Senior Tranche Issuing Bank, with respect to each Senior Tranche Letter of Credit, an issuance fee equal to a percentage per annum to be agreed to by the U.S. Borrower and the Senior Tranche Issuing Bank on the daily amount of the maximum undrawn face amount of such Senior Tranche Letter of Credit, payable in arrears on the daily amount (A) on a bi-weekly basis, on the last Business Day of the applicable calendar week, commencing on March 30, 2012, following the issuance of such Letter of Credit, and (B) on the Senior Tranche Maturity Date; and

(ii) the Senior Tranche Issuing Bank’s standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder.

Fronting fees on Senior Tranche Letters of Credit accrued through and including the last Business Day of each March, June, September and December of each calendar year shall be payable on the last Business Day of each March, June, September and December, commencing on the last Business Day of March 2012. Any other fees payable to the Senior Tranche Issuing Bank pursuant to this clause (d) shall be payable within ten days after demand.

(e) ~~(d)~~ Additional Fees. The U.S. Borrower shall pay to the Agent additional fees as have been separately agreed.

SECTION 2.11 Interest.

(a) Rate of Interest – Loans.

(i) Subject to the terms and conditions set forth in this Agreement, at the option of the applicable Borrower, all Loans denominated in Dollars (other than Swingline Loans) shall be made as Base Rate Loans or Eurocurrency Rate Loans; provided, however, that all such Loans shall be made as Base Rate Loans, unless, subject to Section 2.14, the Borrowing Request specifies that all or a portion thereof shall be Eurocurrency Rate Loans. All Swingline Loans shall be made as Base Rate Loans and all Term Loans shall be made as Eurocurrency Rate Loans.

(ii) All Loans shall bear interest on the unpaid principal amount thereof from the date such Loans are made as follows:

(A) if a Base Rate Loan, at a rate per annum equal to the sum of (1) the Base Rate as in effect from time to time and (2) the Applicable Rate in effect from time to time; and

(B) if a Eurocurrency Rate Loan, at a rate per annum equal to the sum of (A) the Eurocurrency Rate determined for the applicable Eurocurrency Interest Period, (B) the Applicable Rate in effect from time to time during such Eurocurrency Interest Period and (C) if applicable, Mandatory Costs.

(b) Interest Payments – Loans and Other Obligations. (i) Interest accrued on each Base Rate Loan, including the Swingline Loan, shall be payable in arrears on the last Business Day of each March, June, September and December of each calendar year, commencing on the last Business Day of June 2007, (B) in the case of Base Rate Loans that are Term Loans, upon the payment or prepayment thereof in full or in part and (C) if not previously paid in full, at maturity (whether by acceleration or otherwise) of such Base Rate Loan, (ii) interest accrued on each Eurocurrency Rate Loan shall be payable in arrears (A) on the last day of each Interest Period applicable to such Loan and, if such Interest Period has a duration of more than three months, on each date during such Interest Period occurring every three months from the first day of such Interest Period, (B) upon the payment or prepayment thereof in full or in part and (C) if not previously paid in full, at maturity (whether by acceleration or otherwise) of such Eurocurrency Rate Loan and (iii) interest accrued on the amount of all other Obligations (other than Senior Tranche Obligations) shall be payable on demand from and after the time such Obligation becomes due and payable (whether by acceleration or otherwise).

(c) Default Interest – Loans and Other Obligations. If all or a portion of (i) the principal amount of any Loan or any LC Disbursement or (ii) any interest payable thereon, LC Facility LC Fees or Revolving LC Fees shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum that is (x) in the case of overdue principal, the rate that would otherwise be applicable thereto plus 2%, (y) in the case of any LC Disbursement, at the rate applicable under Section 2.04(h) plus 2% and (z) in the case of any overdue interest, LC Facility LC Fees or Revolving LC Fees, to the extent permitted by applicable law, the rate described in Section 2.10 or Section 2.11(a), as applicable, plus 2% from and including the date of such non-payment to but excluding the date on which such amount is paid in full (after as well as before judgment).

(d) Rate of Interest – Senior Tranche Advances.

(i) Subject to the terms and conditions set forth in this Agreement, all Senior Tranche Advances shall be made as Base Rate Advances or Eurocurrency Rate Advances; provided, however, that all such Senior Tranche Advances shall be made as Base Rate Advances, unless, subject to Section 2.14, the advance request delivered pursuant to Section 2.01(d)(ii) specifies that all or a portion thereof shall be Eurocurrency Rate Advances.

(ii) All Senior Tranche Advances shall bear interest on the unpaid principal amount thereof from the date such Senior Tranche Advances are made as follows:

(A) if a Base Rate Advance, at a rate per annum equal to the sum of (1) the Base Rate as in effect from time to time and (2) 11.00%; and

(B) if a Eurocurrency Rate Advance, at a rate per annum equal to the sum of (A) the Senior Tranche Eurocurrency Rate determined for the applicable Eurocurrency Interest Period and (B) 12.00%.

(e) Interest Payments – Senior Tranche Advances. (i) Interest accrued on each Senior Tranche Advance shall be payable in arrears on a bi-weekly basis, on the last Business Day of the applicable calendar week, commencing on March 30, 2012, (B) upon the payment or prepayment thereof in full or in part and (C) if not previously paid in full, at maturity (whether by acceleration or otherwise) of such Senior Tranche Advance and (ii) interest accrued on all other Senior Tranche Obligations shall be payable upon demand from and after the time such Senior Tranche Obligation becomes due and payable (whether by acceleration or otherwise).

(f) Default Interest – Senior Tranche Advances. If all or a portion of the principal amount of any Senior Tranche Advance or Senior Tranche LC Disbursement or any interest payable thereon shall not be paid when due (whether at the stated maturity, by acceleration or otherwise, including, in the case of a Senior Tranche LC Disbursement, due to insufficient Senior Tranche LC Funds available pursuant to Section 2.04(e)(iv)), such overdue amount shall bear interest at a rate per annum that is (x) in the case of overdue principal, the rate that would otherwise be applicable thereto plus 2% and (y) in the case of any overdue interest, to the extent permitted by applicable law, the rate described in Section 2.11(d) applicable to Base Rate Advances plus 2% from and including the date of such non-payment to but excluding the date on which such amount is paid in full (after as well as before judgment).

SECTION 2.12 Conversion/Continuation Options.

(a) The U.S. Borrower may elect (i)(x) at any time on any Business Day to convert Base Rate Loans (other than Swingline Loans) or any portion thereof to Eurocurrency Rate Loans or (y) at the end of any Eurocurrency Interest Period applicable to any Loan that is denominated in Dollars, to convert such Loan into a Base Rate Loan, (ii) at the end of any applicable Interest Period, to continue Eurocurrency Rate Loans or any portion thereof for an additional Interest Period; provided, however, that in the case of clause (i) above the aggregate amount of the Eurocurrency Rate Loans for each Interest Period shall not be less than the Minimum Currency Threshold. Each conversion or continuation shall be allocated among the Loans of each Lender in accordance with such Lender’s Ratable Portion. Each such election shall be in substantially the form of Exhibit G and shall be made by giving the Agent prior written notice by 12:00 noon (Local Time) at least three Business Days in advance specifying (A) the amount and type of Loan being converted or continued, (B) in the case of a conversion to or a continuation of Eurocurrency Rate Loans, the applicable Interest Period and (C) in the case of a conversion, the date of such conversion.

(b) The Agent shall promptly notify each applicable Lender of its receipt of an Interest Election Request and of the options selected therein. Notwithstanding the foregoing, (i) Loans denominated in any currency other than Dollars may not be converted to Base Rate Loans, (ii) no (A) conversion in whole or in part of Base Rate Loans to Eurocurrency Rate Loans, (B) continuation in whole or in part of Eurocurrency Rate Loans denominated in Dollars upon the expiration of any applicable Interest Period or (C) continuation of any Eurocurrency Rate Loan denominated in any currency other than Dollars for a Eurocurrency Interest Period of other than one month’s duration, in each case, shall be permitted at any time at which (I) an Event of Default shall have occurred and be continuing and the Agent or the Required Lenders shall have determined not to permit such continuation or conversion or (II) the continuation of, or conversion into, a Eurocurrency Rate Loan would violate any provision of Section 2.14(b). If, within the time period required under the terms of this Section 2.12, the Agent does not receive an Interest Election Request from the applicable Borrower containing a permitted election to continue any Eurocurrency Rate Loans for an additional Interest Period or to convert any such Loans, then, upon the expiration of the applicable Interest Period, Loans denominated in Dollars shall be automatically converted into Base Rate Loans and Loans denominated in any currency other than Dollars shall be automatically continued as Eurocurrency Rate Loans with a Eurocurrency Interest Period of one month. Each Interest Election Request shall be irrevocable.

(c) The U.S. Borrower may elect (i)(x) at any time on any Business Day to convert Base Rate Advances or any portion thereof to Eurocurrency Rate Advances or (y) at the end of any Eurocurrency Interest Period applicable to any Eurocurrency Rate Advance, to convert such Eurocurrency Rate Advance into a Base Rate Advance or (ii) at the end of any applicable Interest Period, to continue Eurocurrency Rate Advances or any portion thereof for an additional Interest Period; provided, however, that in the case of clause (i) above the aggregate amount of the Eurocurrency Rate Advances for each Interest Period shall not be less than $5,000,000. Each conversion or continuation shall be allocated among the Senior Tranche Advances of each Senior Tranche Lender in accordance with such Lender’s Ratable Portion. Each such election shall be in substantially the form of Exhibit J and shall be made by giving the Agent prior written notice by 12:00 noon (Local Time) at least three Business Days in advance specifying (A) the amount and type of Senior Tranche Advance being converted or continued, (B) in the case of a conversion to or a continuation of Eurocurrency Rate Advances, the applicable Interest Period and (C) in the case of a conversion, the date of such conversion.

(d) The Agent shall promptly notify each Senior Tranche Lender of its receipt of a Senior Tranche Interest Election Request and of the options selected therein. Notwithstanding the foregoing, (i) no (A) conversion in whole or in part of Base Rate Advances to Eurocurrency Rate Advances or (B) continuation in whole or in part of Eurocurrency Rate Advances upon the expiration of any applicable Interest Period, in each case, shall be permitted at any time at which (I) an Event of Default shall have occurred and be continuing and the Agent or the Required Lenders shall have determined not to permit such continuation or conversion or (II) the continuation of, or conversion into, a Eurocurrency Rate Advance would violate any provision of Section 2.14(b). If, within the time period required under the terms of this Section 2.12, the Agent does not receive a Senior Tranche Interest Election Request from the U.S. Borrower containing a permitted election to continue any Eurocurrency Rate Advances for an additional Interest Period or to convert any such Eurocurrency Rate Advances, then, upon the expiration of the applicable Interest Period, such Eurocurrency Rate Advances shall be automatically converted into Base Rate Advances. Each Senior Tranche Interest Election Request shall be irrevocable.

SECTION 2.13 Payments and Computations.

(a) Each Borrower shall make each payment hereunder (including fees and expenses) not later than 1:00 p.m. (New York City time) on the day when due, in the currency specified herein (or, if no such currency is specified, in Dollars), except as specified in the following sentence, to the Agent at the Agent’s Office for payments in such currency in immediately available funds without setoff or counterclaim; provided that payments under Section 2.08(b)(ii) shall be paid to the Agent and applied as required by the Auction Procedures. Subject to the provisions set forth in Section 2.08(b)(ii)(E), the Agent shall promptly thereafter cause to be distributed immediately available funds relating to the payment of principal, interest or fees to the applicable Lenders in accordance with their Ratable Portions of the applicable payment; provided, however, that (x) amounts payable pursuant to Section 2.14 or Section 2.15 shall be paid only to the affected LC Facility Issuing Bank, Senior Tranche Issuing Bank, Issuing Bank, Lender or Lenders, (y) amounts payable with respect to Swingline Loans shall be paid only to the Swingline Lender and (z) amounts payable to the Issuing Banks, the Senior Tranche Issuing Bank and LC Facility Issuing Bank in accordance with Section 2.10 shall be paid directly to such Issuing Banks, the Senior Tranche Issuing Bank and LC Facility Issuing Bank. Payments received by the Agent (or other applicable party) after 1:00 p.m. (New York City time) shall be deemed to be received on the next Business Day, in the Agent’s sole discretion.

(b) All computations of interest and of fees shall be made by the Agent on the basis of a year of 360 days (other than computations of interest for LC Facility LC Fees, Base Rate Loans, Base Rate Advances and Loans denominated in Sterling which shall be made by the Agent on the basis of a year of 365 or 366 days, as the case may be), in each case, for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest and fees are payable. Each determination by the Agent of a rate of interest hereunder shall be conclusive and binding for all purposes, absent manifest error.

(c) Except as otherwise provided herein, each payment by a Borrower with respect to any Senior Tranche Advance, Loan or Letter of Credit and each reimbursement of reimbursable expenses or indemnified liabilities shall be made in the currency in which such Senior Tranche Advance or Loan was made, such Letter of Credit issued or such expense or liability was incurred.

(d) Except as otherwise provided herein, whenever any payment hereunder shall be stated to be due on a day other than a Business Day, the due date for such payment shall be extended to the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or fees, as the case may be; provided, however, that, if such extension would cause payment of interest on or principal of any Eurocurrency Rate Loan or Eurocurrency Rate Advance to be made in the next calendar month, such payment shall be made on the immediately preceding Business Day.

(e) Unless the Agent shall have received notice from any Borrower to the Lenders prior to the date on which any payment is due hereunder that the such Borrower will not make such payment in full, the Agent may assume that the such Borrower has made such payment in full to the Agent on such date and the Agent may, in reliance upon such assumption, cause to be distributed to each applicable Lender on such due date an amount equal to the amount then due such Lender. If and to the extent that such Borrower shall not have made such payment in full to the Agent, each applicable Lender shall repay to the Agent forthwith on demand such amount distributed to such Lender together with interest thereon (at the Interbank Rate for the first Business Day, and, thereafter, at the rate applicable to Base Rate Loans) for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Agent.

SECTION 2.14 Increased Costs; Change of Law, Etc.

(a) Determination of Interest Rate. The Eurocurrency Rate for each Eurocurrency Interest Period for Eurocurrency Rate Loans and Eurocurrency Rate Advances shall be determined by the Agent pursuant to the procedures set forth in the definition of “Eurocurrency Rate”. The Benchmark LIBOR Rate for each day shall be determined by the LC Facility Agent and notified to the Agent.

(b) Interest Rate Unascertainable, Inadequate or Unfair. In the event that (i) the Agent determines that adequate and fair means do not exist for ascertaining the applicable interest rates by reference to which the Eurocurrency Rate or the Benchmark LIBOR Rate then being determined is to be fixed or (ii) the Required Class Lenders of the affected Facility notify the Agent that the Eurocurrency Rate or the Benchmark LIBOR Rate for any Interest Period (or, in the case of the Benchmark LIBOR Rate, other period) will not adequately reflect the cost to the Lenders of making or maintaining such Loans or LC Facility Deposits in the applicable currency for such Interest Period or other period, the Agent shall forthwith so notify the U.S. Borrower and the Lenders, whereupon (w) the LC Facility Deposits shall be invested so as to earn a return equal to the greater of the Federal Funds Effective Rate and a rate determined by the LC Facility Agent in accordance with banking industry rules on interbank compensation, (x) each affected Eurocurrency Rate Loan denominated in Dollars shall automatically, on the last day of the current Interest Period for such Loan, convert into a Base Rate Loan and the obligations of the Revolving Lenders and the Term Loan Lenders to make Eurocurrency Rate Loans denominated in Dollars or to convert Base Rate Loans into Eurocurrency Rate Loans shall be suspended until the Agent shall notify the U.S. Borrower that the Required Class Lenders under the affected Facility have determined that the circumstances causing such suspension no longer exist and (y) each Eurocurrency Rate Loan that is denominated in a currency other than Dollars, the affected Eurocurrency Rate Loans shall be made or continued, as the case may be, as Eurocurrency Rate Loans with an Interest Period of one month and the amount of interest payable in respect of any such Eurocurrency Rate Loan shall be determined in accordance with the following provisions:

(i) if the Agent so requires, within five days of such notification the Agent and the applicable Borrower, as applicable, shall enter into negotiations with a view to agreeing on a substitute basis for determining the rate of interest (a “Substitute Interest Rate”) which may be applicable to affected Eurocurrency Rate Loans of such Borrower in the future and any such Substitute Interest Rate that is agreed shall take effect in accordance with its terms and be binding on each party hereto; provided that the Agent may not agree on any such Substitute Interest Rate without the prior consent of the Required Class Lenders under the affected Facility;

(ii) if no Substitute Interest Rate is agreed pursuant to clause (i) above, any affected Eurocurrency Rate Loan shall bear interest during the subsequent Interest Period at the rate per annum otherwise applicable to Eurocurrency Rate Loans under such Facility, except that in the place of the Eurocurrency Rate, in respect of Eurocurrency Rate Loans denominated in any currency other than Dollars, the Agent shall use the cost to the applicable Lender (as conclusively certified by such Lender in a certificate to the Agent and the applicable Borrower and expressed as a rate per annum) and containing a general description of the source selected of funding such Loan from whatever source it shall reasonably select; and

(iii) if the Agent has required a Borrower to enter into negotiations pursuant to clause (i) above, the Agent may (acting on the instructions of the Required Class Lenders under the affected Facility) declare that no further Eurocurrency Rate Loans in the applicable currency shall be converted, continued or made unless a Substitute Interest Rate has been agreed by the applicable Borrower and the Agent within 30 days of the Agent having so required negotiations.

In the event that (i) the Agent determines that adequate and fair means do not exist for ascertaining the applicable interest rates by reference to which the Eurocurrency Rate then being determined is to be fixed or (ii) the Required Senior Tranche Lenders notify the Agent that the Eurocurrency Rate for any Interest Period will not adequately reflect the cost to the Senior Tranche Lenders of making or maintaining Senior Tranche Advances for such Interest Period, the Agent shall forthwith so notify the U.S. Borrower and the Senior Tranche Lenders, whereupon each affected Eurocurrency Rate Advance shall automatically, on the last day of the current Interest Period for such Eurocurrency Rate Advance, convert into a Base Rate Advance and the obligations of the Senior Tranche Lenders to make Eurocurrency Rate Advances or to convert Base Rate Advances into Eurocurrency Rate Advances shall be suspended until the Agent shall notify the U.S. Borrower that the Required Senior Tranche Lenders have determined that the circumstances causing such suspension no longer exist.

(c) Increased Costs.

(i) If any Change in Law shall:

(A) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Eurocurrency Rate);

(B) impose on any Lender or the London interbank market any other condition affecting this Agreement ~~or~~, Eurocurrency Rate Advances made by such Lender, Eurocurrency Rate Loans made by such Lender or LC Facility Deposits maintained by such Lender; or

(C) subject any Lender to any Taxes or change the basis of taxation of such Lender except for Indemnified Taxes indemnifiable under Section 2.15 or Excluded Taxes;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Senior Tranche Advance, Loan or LC Facility Deposit or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or otherwise), then, following delivery of the certificate contemplated by paragraph (iii) of this clause (c), the applicable Borrower will pay to such Lender in accordance with clause (iii) below such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

(ii) If any Lender determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement ~~or~~, the Senior Tranche Advances made by such Lender, the Loans made by such Lender or the LC Facility Deposits maintained by such Lender to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law other than due to Indemnified Taxes indemnifiable under Section 2.15 or Excluded Taxes (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), then from time to time following delivery of the certificate contemplated by paragraph (iii) of this clause (c) of this Section the applicable Borrower will pay to such Lender in accordance with clause (iii) below such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.

(iii) A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company as specified in paragraph (i) or (ii) of this clause (c) and setting forth in reasonable detail the manner in which such amount or amounts were determined shall be delivered to the applicable Borrower and shall be conclusive absent manifest error. The applicable Borrower shall pay such Lender the amount shown as due on any such certificate within ten (10) days after receipt thereof.

(iv) Failure or delay on the part of any Lender to demand compensation pursuant to this clause (c) shall not constitute a waiver of such Lender’s right to demand such compensation; provided that no Borrower shall be required to compensate a Lender pursuant to this clause (c) for any increased costs or reductions incurred more than 180 days prior to the date that such Lender notifies such Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor; provided, further, that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

(v) This clause (c) of this Section shall not apply with regard to increased costs with respect to Taxes, which shall be governed by Section 2.15.

(d) Illegality. Notwithstanding any other provision of this Agreement, if any Lender determines that the introduction of, or any change in or in the interpretation of, any law, treaty or governmental rule, regulation or order after the date of this Agreement shall make it unlawful, or any central bank or other Governmental Authority shall assert that it is unlawful, for such Lender or its applicable Lending Office to make Eurocurrency Rate Loans or to continue to fund or maintain Eurocurrency Rate Loans, then, on notice thereof and demand therefor by such Lender to the U.S. Borrower through the Agent, (i) the obligation of such Lender to make or to continue Eurocurrency Rate Loans and to convert Base Rate Loans into Eurocurrency Rate Loans shall be suspended, and each such Lender shall make a Base Rate Loan as part of any requested Borrowing of Eurocurrency Rate Loans, (ii) if any affected Loans are then outstanding that are denominated in Dollars as Eurocurrency Rate Loans, the applicable Borrower shall immediately convert each such Loan into Base Rate Loans and (iii) in the case of any affected Loans that are not denominated in Dollars, such Loans shall bear interest at an alternate rate determined by the Agent to adequately reflect such Lender’s cost of capital. Notwithstanding any other provision of this Agreement, if any Senior Tranche Lender determines that the introduction of, or any change in or in the interpretation of, any law, treaty or governmental rule, regulation or order after the date of this Agreement shall make it unlawful, or any central bank or other Governmental Authority shall assert that it is unlawful, for such Senior Tranche Lender or its applicable Lending Office to make Eurocurrency Rate Advances or to continue to fund or maintain Eurocurrency Rate Advances, then, on notice thereof and demand therefor by such Senior Tranche Lender to the U.S. Borrower through the Agent, (i) the obligation of such Senior Tranche Lender to make or to continue Eurocurrency Rate Advances and to convert Base Rate Advances into Eurocurrency Rate Advances shall be suspended and (ii) if any affected Eurocurrency Rate Advances are then outstanding, the U.S. Borrower shall immediately convert each such Eurocurrency Rate Advance into Base Rate Advances. If, at any time after a Lender gives notice under this clause (d), such Lender determines that it may lawfully make Eurocurrency Rate Loans or Eurocurrency Rate Advances, as applicable, such Lender shall promptly give notice of that determination to the U.S. Borrower and the Agent, and the Agent shall promptly transmit the notice to each other Lender. Each Borrower’s right to request, and such Lender’s obligation, if any, to make Eurocurrency Rate Loans or Eurocurrency Rate Advances, as applicable, shall thereupon be restored.

(e) Breakage Costs. In addition to all amounts required to be paid by the Borrowers pursuant to Section 2.11, each Borrower shall compensate each Lender that has made a Loan or Senior Tranche Advance to such Borrower, upon written request in accordance with this paragraph (e), for all losses, expenses and liabilities (including any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund or maintain such Lender’s Eurocurrency Rate Loans or Eurocurrency Rate Advances to such Borrower but excluding any loss of the

Applicable Rate on the relevant Loans or the margin specified in Section 2.11(d)(ii)(A)(2) or (B)(2) on the relevant Senior Tranche Advances) that such Lender may sustain (i) if for any reason (other than by reason of such Lender being a Non-Funding Lender) a proposed Borrowing, conversion into or continuation of Eurocurrency Rate Loans or Eurocurrency Rate Advances does not occur on a date specified therefor in a Borrowing Request ~~or a~~, Interest Election Request or Senior Tranche Interest Election Request given by a Borrower or in a telephonic request by it for borrowing or conversion or continuation or a successive Interest Period does not commence after notice therefor is given pursuant to Section 2.12, (ii) if for any reason any Eurocurrency Rate Loan or Eurocurrency Rate Advances is repaid or prepaid (including pursuant to Section 2.09) on a date that is not the last day of the applicable Interest Period, (iii) as a consequence of a required conversion of a Eurocurrency Rate Loan to a Base Rate Loan as a result of any of the events indicated in clause (d) above ~~or (iv~~, (iv) as a consequence of a required conversion of a Eurocurrency Rate Advance to a Base Rate Advance as a result of any of the events indicated in clause (d) above or (v) as a result of any assignment of any Eurocurrency Rate Loans pursuant to a request by the applicable Borrower pursuant to Section 2.17. In the case of a Eurocurrency Rate Loan or Eurocurrency Rate Advance, such loss, cost or expense to any Lender shall be deemed to be the amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Eurocurrency Rate or Senior Tranche Eurocurrency Rate that would have been applicable to such Loan or Senior Tranche Advance for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan or Senior Tranche Advance), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the eurodollar market. The applicable Borrower shall pay the applicable Lender the amount shown as due on any certificate delivered to such Borrower and setting forth any amount or amounts that such Lender is entitled to receive pursuant to this clause (e) and the basis therefor within ten (10) days after receipt thereof; provided such certificate sets forth in reasonable detail the manner in which such amount or amounts was determined.

SECTION 2.15 Taxes.

(a) Any and all payments by or on account of any obligation of any Borrower or any Loan Party hereunder shall be made free and clear of and without deduction or withholding for or on account of any Indemnified Taxes or Other Taxes unless a deduction or withholding is required by law; provided that if by law any Indemnified Taxes or Other Taxes are required to be deducted or withheld from such payments, then (i) the sum payable shall be increased as necessary so that after making all such required deductions or withholdings (including deductions or withholdings applicable to additional sums payable under this Section) the Agent, Issuing Bank, Senior Tranche Issuing Bank, LC Facility Issuing Bank or Lender (as applicable) receives an amount equal to the sum it would have received had no such deductions or withholdings been made, (ii) the applicable Borrower or Loan Party shall make or cause to be made such deductions or withholdings in the minimum amount required by law and (iii) such Borrower or such Loan Party shall timely pay or cause to be paid the full amount deducted or withheld to the relevant Governmental Authority within the time allowed and in accordance with applicable law.

(b) With respect to the U.K. Revolving Loans, the U.K. Borrower is not required to make an increased payment to a Lender under clause (a) above for any deduction or withholding for or on account of any Indemnified Taxes or Other Taxes where that Tax is imposed by the United Kingdom from a payment of interest on a Loan if on the date on which the payment falls due:

(i) the payment could have been made to the relevant Lender without a deduction or withholding for or on account of Indemnified Taxes or Other Taxes if it was a U.K. Qualifying Lender, but on that date that Lender is not or has ceased to be a U.K. Qualifying Lender other than as a result of any Change in Law (including any change in any Treaty or in any published practice or concession of any relevant taxing authority) after the date it became a Lender under this Agreement; or

(ii) (A) the relevant Lender is a U.K. Qualifying Lender solely under subclause (i)(B) of the definition of “U.K. Qualifying Lender”; and

(B) the Board of the Her Majesty’s Revenue & Customs has given (and not revoked) a direction (a “Direction”) under section 349C of the Taxes Act (as that provision has effect on the date on which the relevant Lender became a party to this Agreement) which relates to that payment and that Lender has received from that Borrower a certified copy of that Direction; and

(C) the payment could have been made to the Lender without any deduction or withholding for or on account of Taxes in the absence of that Direction; or

(iii) the relevant Lender is a U.K. Qualifying Lender solely under subclause (i)(B) of the definition of “U.K. Qualifying Lender” and it has not, other than by reason of any change after the date of this Agreement in (or in the interpretation, administration or application of) any law, or any published practice or concession of any relevant Governmental Authority, given a U.K. Tax Confirmation to the U.K. Borrower;

(iv) the relevant Lender is a Treaty Lender and the Borrower making the payment is able to demonstrate that the payment could have been made to that Lender without the deduction or withholding for or on account of any Taxes had that Lender complied with its obligations under clause (h) below.

(c) Reserved.

(d) Reserved.

(e) In addition, the Borrowers and the Loan Parties shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(f) Each Borrower and each Loan Party shall indemnify the Agent, Issuing Bank, Senior Tranche Issuing Bank, LC Facility Issuing Bank and each Lender, within twenty (20) days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Agent, Issuing Bank, LC Facility Issuing Bank or Lender, as applicable, on or with respect to any payment by or on account of any obligation of such Borrower or such Loan Party hereunder (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment delivered to the applicable Borrower by a Lender, Issuing Bank, Senior Tranche Issuing Bank or LC Facility Issuing Bank, or by the Agent on its own behalf or on behalf of any such Person, shall be conclusive absent manifest error.

(g) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by a Borrower or a Loan Party to a Governmental Authority, such Borrower or such Loan Party shall deliver to the Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Agent.

(h) With respect to payments under this Agreement, any Lender that is legally entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the applicable Borrower is located or any treaty to which such jurisdiction is a party shall cooperate with the applicable Borrower in completing any procedural formalities necessary for that Borrower to obtain authorization to make such payments without withholding or at a reduced rate. Additionally, at the time each Lender becomes a party to this Agreement (or designates a new lending office), such Lender that is a Non-U.S. Lender shall deliver to the U.S. Borrower and the Agent (i) two duly signed, properly completed original copies of (x) Internal Revenue Service Form W-8BEN or any successor thereto (relating to such Non-U.S. Lender and entitling it to an exemption from, or reduction of, United States withholding tax on all payments to be made to such Non-U.S. Lender by the Borrower or any other Loan Party pursuant to this Agreement or any other Loan Document), (y) Internal Revenue Service Form W-8ECI or any successor thereto (relating to all payments to be made to such Non-U.S. Lender by the U.S. Borrower or any other Loan Party pursuant to this Agreement or any other Loan Document), or (z) in the case of a Non-U.S. Lender claiming such an exemption under Section 881(c) of the Code, a Non-Bank Certificate substantially in the form of Exhibit H and two duly signed, properly completed copies of Form W-8BEN. Thereafter and from time to time each such Non-U.S. Lender shall (A) promptly submit to the U.S. Borrower and the Agent such additional duly completed and signed copies of one or more of such forms or certificates (or such successor forms or certificates as shall be adopted from time to time by the relevant United States taxing authority) as may then be available under then current United States Laws and regulations to obtain an exemption from (or, in the case of a Non-U.S. Lender that has properly claimed a reduced rate of withholding on the date it became a party to this Agreement, such reduced rate of) United States withholding taxes in respect of all payments to be made to such Non-U.S. Lender by the Borrowers or other Loan Party pursuant to this Agreement, or any other Loan Document, in each case, (1) on or before the date that any previously delivered form, certificate or other evidence expires or becomes obsolete, (2) after the occurrence of any event requiring a change in the most recent form, certificate or evidence previously delivered by it to the U.S. Borrower and the Agent and (3) from time to time if reasonably requested by the U.S. Borrower or the Agent, and (B) promptly notify the U.S. Borrower and the Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction. Not withstanding any other provision of this subsection (h), such Non-U.S. Lender shall not be required to deliver any form pursuant to this subsection (h) that such Non-U.S. Lender is not legally able to deliver.

(i) Each Lender, Issuing Bank, Senior Tranche Issuing Bank, LC Facility Issuing Bank or Agent that is a U.S. Person, agrees to complete and deliver to the U.S. Borrower a duly completed and executed copy of Internal Revenue Service Form W-9 or successor form that indicates that such Lender, such Issuing Bank, such Senior Tranche Issuing Bank, such LC Facility Issuing Bank or such Agent, as the case may be, is not subject to backup withholding and information reporting requirements.

(j) If the Agent, Issuing Bank, Senior Tranche Issuing Bank, LC Facility Issuing Bank or a Lender determines, in its reasonable discretion, that it has received a refund or a credit of any Indemnified Taxes or Other Taxes provided by the jurisdiction which imposed such Indemnified Taxes or Other Taxes as to which it has been indemnified by a Borrower or a Loan Party or with respect to which such Borrower or such Loan Party has paid additional amounts pursuant to this Section 2.15, it shall pay over such refund or such credit to such Borrower or such Loan Party (but only to the extent of indemnity payments made, or additional amounts paid, by or on behalf of such Borrower or such Loan Party under this Section 2.15 with respect to the Indemnified Taxes or Other Taxes giving rise to such refund or credit), net of all out-of-pocket expenses of the Agent, Issuing Bank, Senior Tranche Issuing

Bank, LC Facility Issuing Bank or such Lender, as the case may be, as is determined by the Agent, Issuing Bank, Senior Tranche Issuing Bank, LC Facility Issuing Bank or such Lender in its reasonable discretion, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund or credit); provided that such Borrower or such Loan Party, upon the written request of the Agent, Issuing Bank, Senior Tranche Issuing Bank, LC Facility Issuing Bank or such Lender, agrees to repay as soon as reasonably practicable the amount paid over to such Borrower or such Loan Party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Agent or such Lender in the event the Agent, Issuing Bank, Senior Tranche Issuing Bank, LC Facility Issuing Bank or such Lender is required to repay such refund to such Governmental Authority. This subsection shall not be construed to require the Agent, Issuing Bank, Senior Tranche Issuing Bank, LC Facility Issuing Bank or any Lender to make available its tax returns (or any other information relating to its taxes which it deems confidential) to such Borrower or such Loan Party or any other Person.

(k) Any amount payable under this Agreement by a Borrower or any Loan Party with respect to the Loan made to the U.K. Borrower is exclusive of any value added tax or any other Tax of a similar nature which might be chargeable in connection with that amount. If any such Tax is chargeable, the applicable Borrower or applicable Loan Party must pay to the Agent, Issuing Bank, Senior Tranche Issuing Bank, LC Facility Issuing Bank or Lender (as applicable) (in addition to and at the same time as paying that amount) an amount equal to the amount of that Tax.

(l) Where this Agreement requires any party to this Agreement to reimburse the Agent, Issuing Bank, Senior Tranche Issuing Bank, LC Facility Issuing Bank or Lender (as the case may be) for any costs or expenses with respect to the Loan made to the U.K. Borrower, that party must also at the same time pay and indemnify the Agent, Issuing Bank, Senior Tranche Issuing Bank, LC Facility Issuing Bank or Lender (as the case may be) against all value added tax or any other Tax of a similar nature incurred by the Agent, Issuing Bank, Senior Tranche Issuing Bank, LC Facility Issuing Bank or Lender (as the case may be) in respect of those costs or expenses but only to the extent that the Agent, Issuing Bank, Senior Tranche Issuing Bank, LC Facility Issuing Bank or Lender (as the case may be) (acting reasonably) determines that it is not entitled to credit or repayment from the relevant tax authority in respect of the Tax.

(m) A Lender who is a U.K. Qualifying Lender solely under subparagraph (i)(B) of the definition of “U.K. Qualifying Lender” on the day on which this Agreement entered into must notify or procure the notification of its status as such to the U.K. Borrower upon becoming a party to the Agreement, and gives a U.K. Tax Confirmation to the U.K. Borrower by entering into this Agreement. A Lender who is a U.K. Qualifying Lender under sub-paragraph (i)(B) of the definition of “U.K. Qualifying Lender” must promptly notify the Agent of any change to its status that may affect any confirmation made by it.

(n) If a Borrower or any Loan Party determines in good faith that a reasonable basis exists for contesting any Indemnified Taxes or Other Taxes for which additional amounts have been paid or are due under this Section 2.15, the Agent, Issuing Bank, Senior Tranche Issuing Bank, LC Facility Issuing Bank or Lender (as applicable) shall use reasonable efforts to cooperate with such Borrower or such Loan Party in challenging such Indemnified Taxes or Other Taxes, at such Borrower’s or such Loan Party’s expense, if so requested by such Borrower or such Loan Party in writing; provided that nothing in this Section 2.15(n) shall obligate the Agent, Issuing Bank, Senior Tranche Issuing Bank, LC Facility Issuing Bank or any Lender to take any action that, in its reasonable judgment, would be materially disadvantageous to such Person.

(o) Each Lender which is participating in the Loan made to the U.K. Borrower and is a Treaty Lender undertakes to use reasonable endeavors to process as soon as practicable the appropriate application pursuant to the Double Taxation Relief (Taxes on Income) (General) Regulations 1970 and the relevant Treaty to enable interest on the Loan made by it to the U.K. Borrower under this Agreement to be paid to it without deduction of United Kingdom withholding tax.

SECTION 2.16 Allocation of Proceeds; Sharing of Setoffs.

(a) All proceeds of any Collateral and all payments from any Loan Party, in each case, received by the Agent after an Event of Default has occurred and is continuing and all or any portion of the Loans shall have been accelerated hereunder pursuant to Section 7.02, shall upon election by the Agent or at the direction of the Required Lenders be applied, first, to, ratably, pay any fees (other than fees due pursuant to Section 2.10(a), (b) or (c)), indemnities, or expense reimbursements then due to the Agent from any Borrower (other than in connection with Secured Hedging Obligations or Secured Cash Management Obligations), second, ~~ratably, to pay any~~to pay unpaid Senior Tranche LC Disbursements and all other Senior Tranche Obligations payable to the Senior Tranche Issuing Bank, third, ratably, to pay any expense reimbursements then due to the Senior Tranche Lenders from the U.S. Borrower, fourth, to pay interest due and payable in respect of the Senior Tranche Advances, ratably, fifth, to prepay principal on the Senior Tranche Advances, ratably, sixth, to the payment of any other Senior Tranche Obligation, ratably, seventh, ratably, to pay any other expense reimbursements then due to the Issuing Bank, LC Facility Issuing Bank or Lenders from the Borrowers (other than in connection with Secured Hedging Obligations or Secured Cash Management Obligations) ~~to the extent such obligations are secured by such Collateral, third,~~ , eighth, to pay interest due and payable in respect of the Loans and Revolving LC Fees and LC Facility LC Fees and to pay Facility Fees, Revolving LC Fees and LC Facility LC Fees, ~~in each case to the extent such obligations are secured by such Collateral,~~ ratably, ~~fourth~~ninth, to prepay principal on the Loans and unpaid LC Disbursements and any amounts owing with respect to Secured Hedging Obligations or Secured Cash Management Obligations, ~~in each case to the extent such obligations are secured by such Collateral,~~ ratably, ~~fifth~~tenth, to the payment of any other Secured Obligation due to the Agent or any Lender ~~that are secured by such Collateral~~, and ~~sixth~~eleventh, to the applicable Loan Party or as the U.S. Borrower shall direct.

(b) If, following any Event of Default under Section 7.01(a) (but only to the extent that prior to the waiver of such Event of Default an Event of Default under Section 7.01(f) (with respect to the U.S. Borrower) or an acceleration of the Loans pursuant to Section 7.02 occurs), Section 7.01(f) (with respect to the U.S. Borrower) or any acceleration of the Loans pursuant to Section 7.02, any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any fees, principal of or interest on any of its Loans or LC Facility Participations resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans or LC Facility Participations and accrued interest and fees thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans or LC Facility Participations of other Lenders at such time outstanding to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest and fees on their respective Loans and LC Facility Participations; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, (ii) the provisions of this paragraph shall not be construed to apply to any payment made by any Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or LC Facility Participations to any assignee or participant, other than to a Borrower or any Restricted Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply) and (iii) in the event that any Lender would be required to purchase any participations in Loans to the U.S. Borrower or LC Facility Participations as a result of the receipt by such Lender of any amount from the U.K. Borrower, such Lender shall not be allowed to purchase any participations in any such Domestic Obligations. Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Borrower rights of setoff, consolidation and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Borrower in the amount of such participation.

(c) If any Lender shall fail to make any payment required to be made by it pursuant to this Agreement, then the Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Agent for the account of such Lender to satisfy such obligations of such Lender until all such unsatisfied obligations are fully paid.

(d) If, following any Event of Default under Section 7.01(a) (but only to the extent that prior to the waiver of such Event of Default an Event of Default under Section 7.01(f) (with respect to the U.S. Borrower) or an acceleration of the Loans pursuant to Section 7.02 occurs), Section 7.01(f) (with respect to the U.S. Borrower) or any acceleration of the Loans pursuant to Section 7.02, any Senior Tranche Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Senior Tranche Advances resulting in such Senior Tranche Lender receiving payment of a greater proportion of the aggregate amount of its Senior Tranche Advances and accrued interest thereon than the proportion received by any other Senior Tranche Lender, then the Senior Tranche Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Senior Tranche Advances of other Senior Tranche Lenders at such time outstanding to the extent necessary so that the benefit of all such payments shall be shared by the Senior Tranche Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Senior Tranche Advances; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by any Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Senior Tranche Lender as consideration for the assignment of or sale of a participation in any of its Senior Tranche Advances to any assignee or participant, other than to a Borrower or any Restricted Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). The U.S. Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Senior Tranche Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the U.S. Borrower rights of setoff, consolidation and counterclaim with respect to such participation as fully as if such Senior Tranche Lender were a direct creditor of the U.S. Borrower in the amount of such participation.

SECTION 2.17 Mitigation Obligations; Replacement of Lenders.

(a) If any Lender requests compensation under Section 2.14, or if a Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.15, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Senior Tranche Advances, Loans or LC Facility Deposits hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the reasonable judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.14 or 2.15, as applicable, in the future and (ii) would not subject such Lender to any material unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender in any material respect. The U.S. Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b) If any Lender requests compensation under Section 2.14, or if a Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.15 or if any Lender becomes a Non-Funding Lender, then such Borrower may, at its sole expense and effort, upon notice to such Lender and the Agent, replace such Lender by requiring such Lender to assign and delegate (and such Lender shall be obligated to assign and delegate), without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) such Borrower shall have received the prior written consent of the Agent, which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Senior Tranche Advances, Loans, LC Facility Participation and any participations in Revolving Letters of Credit and Swingline Loans funded by such Lender, if any, accrued interest thereon, accrued fees and all other amounts due and payable to it hereunder, from the assignee (to the extent of such outstanding principal, participation and accrued interest and fees) or such Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.14 or payments required to be made pursuant to Section 2.15, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the applicable Borrower to require such assignment and delegation cease to apply.

SECTION 2.18 Credit Linked Deposit Account.

(a) On the Closing Date, each LC Facility Lender shall pay to the LC Facility Agent for deposit in the Credit-Linked Deposit Account an amount equal to its LC Facility Commitment in accordance with Section 2.01(c). The LC Facility Deposits shall be held by the LC Facility Agent in the Credit-Linked Deposit Account, and no party other than the LC Facility Agent shall have a right of withdrawal from the Credit-Linked Deposit Account or any other right or power with respect to the LC Facility Deposits. Notwithstanding anything herein to the contrary, (i) the funding obligation of each LC Facility Lender in respect of its participation in LC Facility Letters of Credit pursuant to Section 2.04 or otherwise as provided in this Agreement shall be satisfied in full upon the funding of its LC Facility Deposit in the amount of its LC Facility Commitment and (ii) each LC Facility Lender hereby grants a security interest in its LC Facility Deposit to the LC Facility Agent as security for the obligations of the U.S. Borrower in respect of the LC Facility (it being understood that this clause (ii) shall not relieve the U.S. Borrower of its reimbursement obligations hereunder).

(b) Each of the Agent, the LC Facility Agent, the LC Facility Issuing Bank and each LC Facility Lender hereby acknowledges and agrees that each LC Facility Lender is funding its LC Facility Deposit to the LC Facility Agent for application in the manner contemplated by Section 2.04 and that the LC Facility Agent has agreed to invest the LC Facility Deposits so as to earn a return on the principal outstanding amount of the LC Facility Deposits from time to time (as they may be reduced and subsequently increased by withdrawals and deposits made with respect to the Credit-Linked Deposit Account pursuant to the other provisions of this Agreement) for the LC Facility Lenders equal to a rate per annum equal to (i) the rate for three month LIBOR deposits (the “Benchmark LIBOR Rate”) minus (ii) 0.10% (calculated on the basis of a 360 day year). (The initial Interest Period for deposits made on the Closing Date shall consist of a period commencing on the Closing Date and ending on the last Business Day of June 2007, subsequent Interest Periods shall consist of each subsequent three month period (ending on the last Business Day of each March, June, September and December) and only one Benchmark LIBOR Rate shall apply to the LC Facility Deposits at any time. In addition, to the extent the LC Facility Deposits are withdrawn and re-deposited, the U.S. Borrower shall pay to the Agent an amount equal to the product of (x) the LC Facility Deposits times (y) the difference between (1) the Benchmark LIBOR Rate applicable prior to such withdrawal and (2) the Benchmark LIBOR Rate applicable after such re-deposit.) Such amount (or the amount determined in accordance with Section 2.14) will be paid by the LC Facility Agent to the Agent and by the Agent to the LC Facility Lenders quarterly in arrears when LC Facility LC Fees are payable pursuant to Section 2.12. In addition to the foregoing payments to the LC Facility Lenders, the U.S. Borrower agrees to make payments to the LC Facility Lenders quarterly in arrears when LC Facility LC Fees are payable pursuant to Section 2.10(c) with respect to any period (and together with the payment of such fees) in an amount equal to 0.10% of the daily amount of the LC Facility Lenders’ LC Facility Deposits during such period.

(c) In the event funds from the Credit-Linked Deposit Account are withdrawn by the LC Facility Agent to reimburse the LC Facility Issuing Bank for an unreimbursed LC Facility LC Disbursement, the U.S. Borrower shall have the right, with respect to two payments made from the Credit-Linked Deposit Account on up to two (2) occasions, in each case within five days form the date of such payment, to pay over to the LC Facility Agent in reimbursement thereof an amount equal to the amount so withdrawn for deposit in the Credit-Linked Deposit Account. Until the U.S. Borrower shall repay any amount withdrawn from the Credit-Linked Deposit Account to reimburse the LC Facility Issuing Bank for an unreimbursed LC Facility LC Disbursement, the interest payable by the LC Facility Agent to the Agent for distribution to the LC Facility Lenders on their LC Facility Deposits under Section 2.18(b) shall be correspondingly reduced and the LC Facility Lenders shall without further act succeed, ratably in accordance with their respective Ratable Portions, to the rights of the LC Facility Agent with respect to such amount.

(d) Neither the U.S. Borrower nor any other Loan Party shall have any right, title or interest in or to the LC Facility Deposits or any obligations with respect thereto (including any obligation to pay interest at the LIBOR Rate) (except to refund portions thereof used to reimburse the LC Facility Issuing Bank with respect to LC Facility LC Disbursements as provided in Section 2.04), it being acknowledged and agreed by the parties hereto that the making of the LC Facility Deposits by the LC Facility Lenders, the provisions of this Section 2.18 and the application of the LC Facility Deposits in the manner contemplated by Section 2.04(e) constitute agreements among the Agent, the LC Facility Agent, the LC Facility Issuing Bank and each LC Facility Lender with respect to the funding obligations of each LC Facility Lender in respect of its participation in LC Facility Letters of Credit and do not constitute any loan or extension of credit to the U.S. Borrower, except as provided in Section 2.04(e)(iii). Notwithstanding anything in the preceding sentence to the contrary, the U.S. Borrower shall be deemed to have granted to the LC Facility Agent, as of the Closing Date, for the sole and exclusive benefit of the LC Facility Issuing Bank and the LC Facility Lenders, a first priority security interest in and lien upon the LC Facility Deposits and all funds invested therein.

(e) Provided that the U.S. Borrower has complied with Section 2.05(c), the LC Facility Agent shall return any remaining LC Facility Deposits to the Agent and the Agent shall distribute such amounts to the LC Facility Lenders on the LC Facility Maturity Date.

(f) If the LC Facility Agent is advised by Credit Suisse that it is not offering Dollar deposits (in the applicable amounts) in the London interbank market, or the LC Facility Agent determines that adequate and fair means do not otherwise exist for ascertaining the LIBOR Rate for the LC Facility Deposits (or any part thereof), then the LC Facility Deposits (or such parts, as applicable) shall be invested so as to earn a return equal to the greater of the Federal Funds Rate and a rate determined by the LC Facility Agent in accordance with banking industry rules on interbank compensation.

SECTION 2.19 Incremental Facilities.

(a) The U.S. Borrower may by written notice to Agent elect to request the establishment of (i) one or more (x) additional tranches of term loans of any class in Dollars (the commitments with respect thereto, the “New Term Commitments”) and/or (y) increases in Revolving Commitments under one or more of the Revolving Facilities (the “New Revolving Commitments”) or under a new revolving facility (a “New Revolving Facility”) and (ii) increases in LC Facility Commitments (the “New LC Facility Commitments” and, together with the New Term Commitments and the New Revolving Commitments, the “New Commitments”), by an aggregate amount not in excess of the Dollar Equivalent of (1) in the case of all New Commitments set forth in clause (i), $250.0 million in the aggregate and not less than the Dollar Equivalent of $25.0 million individually (or such lesser amount which shall be approved by Agent or such lesser amount that shall constitute the difference between $250.0 million and the Dollar Equivalent of all such New Commitments obtained prior to such date) and (2) in the case of all New LC Facility Commitments, $140.0 million in the aggregate and not less than $25.0 million individually. Each such notice shall specify the date (each, an “Increased Amount Date”) on which the U.S. Borrower proposes that the New Commitments shall be effective, which shall be a date not less than five Business Days after the date on which such notice is delivered to Agent; provided that any Lender or LC Facility Participant offered or approached to provide all or a portion of the New Commitments may elect or decline, in its sole discretion, to provide a New Commitment. Such New Commitments shall become effective, as of such Increased Amount Date; provided that (i) no Default or Event of Default shall exist on such Increased Amount Date before or after giving effect to such New Commitments, as applicable; (ii) both before and after giving effect to the making of any New Term Loans or New Revolving Loans and the issuance of any new LC Facility Letters of Credit, each of the conditions set forth in Section 4.02 shall be satisfied; (iii) the U.S. Borrower and the Restricted Subsidiaries shall be in pro forma compliance with Section 6.10 as of the last day of the most recently ended fiscal quarter prior to such Increased Amount Date and as in effect on such Increased Amount Date after giving effect to such New Commitments and any Investment to be consummated in connection therewith and shall not in any event, on a pro forma basis, have a Consolidated Secured Debt Ratio as of such most recently ended fiscal quarter that is in excess of the level specified on the Closing Date as the maximum Consolidated Secured Debt Ratio permitted as of the end of the fiscal quarter ending March 31, 2008; and (iv) the New Commitments shall be effected pursuant to one or more supplements to this Agreement executed and delivered by the New Lenders and the Agent. Any New Term Loans made on an Increased Amount Date shall be designated a separate series (a “Series”) of New Term Loans for all purposes of this Agreement. In connection with the obtaining of any New Commitments pursuant to this Section 2.19(a), the U.S. Borrower shall, or shall cause the other applicable Loan Parties to, make such amendments to the Collateral Documents and take such other customary actions, if any, as the Agent may reasonably request in order to preserve and protect the Liens on the Collateral securing the Obligations (either prior to or within 30 days (or such longer period as to which the Agent may consent) following the Increased Amount Date for such New Commitments).

(b) On any Increased Amount Date on which New Revolving Commitments are effected under any existing Revolving Facility, subject to the satisfaction of the foregoing terms and conditions, (a) each of the Lenders with Revolving Commitments under the applicable Revolving Facility shall assign to each Lender with a New Revolving Commitment (each, a “New Revolving Lender”) and each of the New Revolving Lenders shall purchase from each of the Lenders with Revolving Commitments under the applicable Revolving Facility, at the principal amount thereof (together with accrued interest), such interests in the Revolving Loans outstanding under the applicable Revolving Facility on such Increased Amount Date as shall be necessary in order that, after giving effect to all such assignments and purchases, such Revolving Loans will be held by existing Lenders with Revolving Loans under the applicable Revolving Facility and New Revolving Lenders ratably in accordance with their Ratable Portions after giving effect to the addition of such New Revolving Commitments to the Revolving Commitments under the applicable Revolving Facility, (b) each such New Revolving Commitment shall be deemed for all purposes a Revolving Commitment under the applicable Revolving Facility and each Loan made thereunder (a “New Revolving Loan”) shall be deemed, for all purposes, a Revolving Loan under the applicable Revolving Facility and (c) each New Revolving Lender with a New Revolving Commitment under an existing Revolving Facility shall become a Lender under the applicable Revolving Facility with respect to the New Revolving Commitment and all matters relating thereto. On any Increased Amount Date on which New Revolving Commitments are effected under any New Revolving Facility, subject to the satisfaction of the foregoing terms and conditions, the Agent and the Borrowers shall enter into an amendment to this Agreement to incorporate the terms of such new Revolving Facility hereunder on substantially the same terms as were applicable to the existing Revolving Facilities.

(c) On any Increased Amount Date on which any New Term Commitments of any Series are effective, subject to the satisfaction of the foregoing terms and conditions, (i) each Lender with a New Term Commitment (each, a “New Term Loan Lender”) of any Series shall make a Loan to the U.S. Borrower (a “New Term Loan”) in Dollars in an amount equal to its New Term Commitment of such Series, and (ii) each New Term Loan Lender of any Series shall become a Lender hereunder with respect to the New Term Commitment of such Series and the New Term Loans of such Series made pursuant thereto.

(d) The terms and provisions of the New Term Loans and New Term Commitments of any Series shall be, except as otherwise set forth herein or in the applicable supplement relating thereto, identical to the existing Term Loans; provided that (i) the final maturity date of each Series shall be no earlier than the final maturity of the applicable Class of existing Term Loans outstanding on the Increased Amount Date with respect to such New Term Loans and the mandatory prepayment and other payment rights (other than scheduled amortization) of the New Term Loans and the existing Term Loans shall be identical, (ii) the rate of interest and the amortization schedule applicable to the New Term Loans of each Series shall be determined by the U.S. Borrower and the applicable new Lenders and shall be set forth in each applicable supplement relating thereto; provided that the Weighted Average Life to Maturity of any New Term Loans will be no shorter than the Weighted Average Life to Maturity of the existing Term Loans and (iii) all other terms applicable to the New Term Loans of each Series that differ from the existing Term Loans shall be reasonably acceptable to the Agent and the Lead Arrangers (as evidenced by its execution of the applicable supplement relating thereto). The terms and provisions of the New Revolving Loans and New Revolving Commitments shall be identical to the Revolving Credit Loans and the Revolving Commitments under the applicable Revolving Facility and the terms and provisions of the New LC Facility Commitments shall be identical to the LC Facility Commitments.

(e) Each supplement pursuant to this Section 2.19 may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the opinion of the Agent and the Lead Arrangers, to effect the provision of this Section 2.19.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Each of each Loan Party and the U.K. Borrower represents and warrants to the Lenders that:

SECTION 3.01 Organization; Powers. Each of the Loan Parties and each of the Restricted Subsidiaries (a) is duly organized or incorporated and validly existing under the laws of the jurisdiction of its organization or incorporation, as the case may be, and (b) except as would not individually or in the aggregate reasonably be expected to result in a Material Adverse Effect, has all requisite power and authority to own its property and assets and to carry on its business as now conducted and is qualified to do business in, and is in good standing (to the extent such concepts exist in the applicable jurisdictions) in every jurisdiction where such qualification is required.

SECTION 3.02 Authorization; Enforceability. The Transactions are within each applicable Loan Party’s and the U.K. Borrower’s corporate or limited liability company powers and have been duly authorized by all necessary corporate, limited liability company and, if required, stockholder action of such Loan Party or the U.K. Borrower. Each Loan Document to which each Loan Party or the U.K. Borrower is a party has been duly executed and delivered by such Loan Party or the U.K. Borrower and is a legal, valid and binding obligation of such Loan Party or the U.K. Borrower, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally and to general principles of equity.

SECTION 3.03 Governmental Approvals; No Conflicts. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, including the FAA, except (A) such as have been obtained or made and are in full force and effect, (B) for filings and registrations necessary to perfect Liens created pursuant to the Loan Documents and (C) for filings in connection with consummating the Acquisition and filings as may be required under the Exchange Act and applicable stock exchange rules in connection therewith, (b) will not violate any Requirement of Law applicable to any Loan Party or any of the Restricted Subsidiaries, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon any Loan Party or any of the Restricted Subsidiaries or their respective assets, or (except for the consideration for the Acquisition and the Existing Debt Refinancing) give rise to a right thereunder to require any payment to be made by any Loan Party or any of the Restricted Subsidiaries, and (d) will not result in the creation or imposition of any Lien on any asset of any Loan Party or any of the Restricted Subsidiaries, except Liens created pursuant to the Loan Documents; except, in the case of each of clauses (a) through (d) above, to the extent that any such violation, default or right, or any failure to obtain such consent or approval or to take any such action, would not reasonably be expected to result in a Material Adverse Effect.

SECTION 3.04 Financial Condition; No Material Adverse Change.

(a) The U.S. Borrower has heretofore furnished to the Lenders the consolidated balance sheet and statements of earnings, shareholders’ equity and cash flows of HBAC (i) as of and for the fiscal years ended December 31, 2004, December 31, 2005 and December 31, 2006, each reported on by PricewaterhouseCoopers LLP, an independent registered public accounting firm. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of HBAC and its consolidated subsidiaries as of such dates and for such periods in accordance with GAAP consistently applied (except to the extent provided in the notes thereto).

(b) The U.S. Borrower has heretofore delivered to the Lenders its unaudited pro forma condensed consolidated balance sheet and the related pro forma statements of earnings as of and for the fiscal year ended December 31, 2006, prepared giving effect to the Transactions as if they had occurred, with respect to such balance sheet, on such date and, with respect to such statements of earnings, on the first day of the 12-month period ending on such date. Such pro forma financial statements have been prepared in good faith by the U.S. Borrower, based on the assumptions believed by the U.S. Borrower to be reasonable at the time such pro forma financial statements were prepared and accurately reflect the adjustments described therein.

(c) Since the ~~Closing~~Third Amendment Effective Date, no event, change or condition has occurred that has had, or would reasonably be expected to have, a Material Adverse Effect.

SECTION 3.05 Properties.

(a) As of the Closing Date, Schedule 1.01(b) sets forth the address of each parcel of real property (or each set of parcels that collectively comprise one operating property) that is owned by each Loan Party with an aggregate fair market value (as determined by the U.S. Borrower in good faith) in excess of $15.0 million or that the U.S. Borrower has otherwise agreed shall initially be a Mortgaged Property. Schedule 3.05(a) identifies the principal place of business and chief executive office of each Loan Party as of the Closing Date.

(b) Each of the U.S. Borrower and each of the Restricted Subsidiaries has good and insurable fee simple title to, or valid leasehold interests in, or easements or other limited property interests in, all its real properties (including all Mortgaged Properties) and has good and marketable title to its personal property and assets, in each case, except for defects in title that do not materially interfere with its ability to conduct its business as currently conducted or to utilize such properties and assets for their intended purposes and except where the failure to have such title would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. All such properties and assets are free and clear of Liens, other than Permitted Liens.

(c) Each of the U.S. Borrower and each of the Restricted Subsidiaries has complied with all obligations under all leases to which it is a party, except where the failure to comply would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and all such leases are in full force and effect, except leases in respect of which the failure to be in full force and effect would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Each of the U.S. Borrower and each of the Restricted Subsidiaries enjoys peaceful and undisturbed possession under all such leases, other than leases in respect of which the failure to enjoy peaceful and undisturbed possession would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(d) As of the Closing Date, neither Holdings nor the U.S. Borrower has received any notice of, or has any knowledge of, any pending or contemplated condemnation proceeding affecting any of the Mortgaged Properties or any sale or disposition thereof in lieu of condemnation, other than any of the foregoing that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(e) To the U.S. Borrower’s knowledge, as of the Closing Date, none of the U.S. Borrower or any Restricted Subsidiary is obligated under any right of first refusal, option or other contractual right to sell, assign or otherwise dispose of any Mortgaged Property or any interest therein.

(f) Each of the U.S. Borrower and the Restricted Subsidiaries owns or possesses, or is licensed to use, all Intellectual Property and all licenses and rights with respect to such Intellectual Property, that is necessary for or used in the present conduct of its business, without any conflict with the rights of others, and free from any burdensome restrictions on the present conduct of its business, except as set forth on Schedule 3.05(f) or as could not be reasonably expected to have a Materially Adverse Effect. Neither the U.S. Borrower nor the Restricted Subsidiaries is infringing upon, misappropriating, diluting, or otherwise violating the Intellectual Property rights of any other Person, except where any such infringement, misappropriation, dilution, or violation could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. There is no pending or threatened claim or litigation against either of U.S. Borrower or the Restricted Subsidiaries alleging any such infringement, misappropriation, dilution, or other violation, except as set forth on Schedule 3.05(f). To the U.S. Borrower’s knowledge, unless resolved or except as disclosed in Schedule 3.05, during the past two (2) years (or earlier if not resolved) no Person has interfered with, infringed upon, misappropriated, or otherwise violated any Intellectual Property rights of U.S. Borrower or the Restricted Subsidiaries. Each of U.S. Borrower and the Restricted Subsidiaries has taken commercially reasonable steps, consistent with industry standards, to maintain and protect all Intellectual Property that is material to the conduct of its business.

SECTION 3.06 Litigation and Environmental Matters.

(a) Other than the Disclosed Matters, there are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the U.S. Borrower, threatened against or affecting the Loan Parties or any of their Subsidiaries (including the U.K. Borrower) (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or (ii) on the Closing Date, that involve any Loan Documents or the Transactions.

(b) Except for the Disclosed Matters and any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect (i) no Loan Party nor any of its Subsidiaries has received written notice of, or otherwise has knowledge of, any pending or threatened claim with respect to any Environmental Liability, (ii) no Loan Party nor any of its Subsidiaries (1) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (2) has generated, treated, stored, transported or Released Hazardous Materials on, under or from any of its properties (whether currently or formerly owned, leased or operated by any Loan Party or its Subsidiaries) in a manner that could give rise to any Environmental Liability, (3) is subject to any Environmental Liability, or (4) knows of any facts, circumstances, conditions, occurrences or any other basis (including the presence or Release of any Hazardous Materials) for any claims, suits or proceedings asserting Environmental Liability, (iii)

none of the Mortgaged Property is subject to any Lien, restriction on ownership, occupancy, use or transferability imposed pursuant to Environmental Law or has ever contained any storage tanks, surface impoundments, septic tanks, pits, sumps or lagoons in which Hazardous Materials are being or have been treated, stored or disposed, and (iv) no Loan Party nor any of its Subsidiaries is undertaking or has undertaken but has not yet completed, any Remedial Action relating to any actual or threatened Release of Hazardous Materials at any site, location or operation, either voluntarily or pursuant to the order of any Governmental Authority or the requirements of any Environmental Law.

(c) Since the date of this Agreement, there has been no change in the status of the Disclosed Matters that, individually or in the aggregate, has resulted in, or could reasonably be expected to result in, a Material Adverse Effect.

SECTION 3.07 Compliance with Laws and Agreements; Licenses and Permits.

(a) Other than the Disclosed Compliance Matters, each Loan Party and each Restricted Subsidiary is in compliance with all Requirements of Law applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

(b) Each Loan Party and the Restricted Subsidiaries have obtained and hold in full force and effect, all franchises, licenses, leases, permits, certificates, authorizations, qualifications, easements, rights of way and other rights and approvals which are necessary or advisable for the operation of their businesses as presently conducted and as proposed to be conducted, except where the failure to have so obtained or hold or to be in force, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect. No Loan Party or any of the Restricted Subsidiaries is in violation of the terms of any such franchise, license, lease, permit, certificate, authorization, qualification, easement, right of way, right or approval, except where any such violation, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

SECTION 3.08 Investment Company Status. No Loan Party is an “investment company” as defined in, or is required to be registered under, the Investment Company Act of 1940.

SECTION 3.09 Taxes. The Loan Parties and the Subsidiaries (including the U.K. Borrower) have timely filed or caused to be filed all Tax returns and reports required to have been filed and have paid or caused to be paid all Taxes required to have been paid by them (whether or not shown on a tax return), except (a) Taxes that are being contested in good faith by appropriate proceedings and for which such Loan Party or such Subsidiary, as applicable, has set aside on its books adequate reserves in accordance with GAAP or (b) to the extent that the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect. All amounts have been withheld by each of the Loan Parties and the Subsidiaries (including the U.K. Borrower) from their respective employees for all periods in compliance with the tax, social security and unemployment withholding provisions of the applicable law and such withholdings have been timely paid to the respective Governmental Authorities, except to the extent that the failure to withhold and pay would not reasonably be expected to, individually or in the aggregate, result in a Material Adverse Effect.

SECTION 3.10 Deduction of Tax. Without prejudice to the operation of Section 2.15, provided the Lenders are U.K. Qualifying Lenders and subject to the completion by the Lenders of any procedural formalities, the U.K. Borrower is not required to make any deduction for or on account of Tax from any payment it may make under this Agreement.

SECTION 3.11 No Filing or Stamp Taxes. Under the laws of a Relevant Borrower’s Tax Jurisdiction it is not necessary that this Agreement be filed, recorded or enrolled with any court or other authority in that jurisdiction or that any stamp, registration or similar tax be paid on or in relation to this Agreement.

SECTION 3.12 ERISA. No ERISA Event has occurred in the five year period prior to the date on which this representation is made or deemed made and is continuing or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, would reasonably be expected to result in a Material Adverse Effect. Except as would not reasonably be expected to have a Material Adverse Effect, the present value of all accumulated benefit obligations under all Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of such Plans, in the aggregate.

SECTION 3.13 Reserved.

SECTION 3.14 Material Agreements. Neither any Loan Party nor any Restricted Subsidiary is in default in any material respect in the performance, observance or fulfillment of any of its obligations contained in (i) any material agreement to which it is a party or (ii) any agreement or instrument to which it is a party evidencing or governing Indebtedness, except in each case where any such default would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

SECTION 3.15 Solvency.

(a) Immediately after the consummation of the Transactions to occur on the Closing Date, (i) the fair value of the assets of the Loan Parties and the U.K. Borrower on a consolidated basis, at a fair valuation, will exceed the debts and liabilities, direct, subordinated, contingent or otherwise, of the Loan Parties and the U.K. Borrower on a consolidated basis; (ii) the present fair saleable value of the property of the Loan Parties and the U.K. Borrower on a consolidated basis will be greater than the amount that will be required to pay the probable liability of the Loan Parties on a consolidated basis, on their debts and other liabilities, direct, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (iii) the Loan Parties and the U.K. Borrower on a consolidated basis will be able to pay their debts and liabilities, direct, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (iv) the Loan Parties and the U.K. Borrower on a consolidated basis will not have unreasonably small capital with which to conduct the businesses in which they are engaged as such businesses are now conducted and are proposed to be conducted following the Closing Date. The amount of contingent liability of any time shall be computed as the amount that, in light of all facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

(b) The Loan Parties and the U.K. Borrower do not intend to incur debts beyond their ability to pay such debts as they mature, taking into account the timing and amounts of cash to be received by the Loan Parties or the U.K. Borrower and the timing and amounts of cash to be payable by the Loan Parties or the U.K. Borrower on or in respect of their Indebtedness.

SECTION 3.16 Reserved.

SECTION 3.17 Reserved.

SECTION 3.18 Security Interest in Collateral. The provisions of the Collateral Documents create legal and valid Liens on all the Collateral in favor of the Agent, for the benefit of the Secured Parties specified therein; and upon the proper filing of UCC financing statements required pursuant to paragraph (k) of Section 4.01 and any Mortgages with respect to Mortgaged Properties and other actions to be taken pursuant to the terms of any Foreign Pledge Agreement, such Liens constitute perfected and continuing Liens on the Collateral, securing the Secured Obligations, enforceable against the applicable Loan Party and all third parties, and having priority over all other Liens on the Collateral except in the case of (a) Permitted Liens, to the extent any such Permitted Liens would have priority over the Liens in favor of the Agent pursuant to any applicable law and (b) Liens perfected only by possession (including possession of any certificate of title) to the extent the Agent has not obtained or does not maintain possession of such Collateral.

SECTION 3.19 ~~Reserved~~Disclosure. The Approved Budget and each Updated Budget has been prepared in good faith by the U.S. Borrower, based on assumptions believed by the U.S. Borrower to be reasonable at the time such forecasts were prepared.

SECTION 3.20 Federal Reserve Regulations.

(a) On the Closing Date, none of the Collateral is Margin Stock.

(b) None of Holdings, the U.S. Borrower and the Restricted Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of buying or carrying Margin Stock.

(c) No part of the proceeds of any Loan or Senior Tranche Advance will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, (i) to purchase or carry Margin Stock (other than pursuant to, or in connection with, the Merger) or to extend credit to others for the purpose of purchasing or carrying Margin Stock or to refund indebtedness originally incurred for such purpose, or (ii) for any purpose that entails a violation of, or that is inconsistent with, the provisions of Regulation T, U or X.

SECTION 3.21 Transaction Documents. Holdings and the U.S. Borrower have delivered to the Agent a complete and correct copy of the Purchase Agreements (including all schedules, exhibits, amendments, supplements and modifications thereto). Neither Holdings, the U.S. Borrower nor any other Loan Party or, to the knowledge of Holdings, the U.S. Borrower or each Loan Party, any other Person party thereto is in default in the performance or compliance with any material provisions thereof. Except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, all representations and warranties set forth in the Purchase Agreements are true and correct at the time as of which such representations and warranties are made (or deemed made).

SECTION 3.22 Senior Indebtedness. The Obligations constitute “Senior Indebtedness” and “Designated Senior Indebtedness” under and as defined in the Senior Subordinated Note Documents to the extent such terms are defined therein.

ARTICLE IV

CONDITIONS

SECTION 4.01 Conditions Precedent to Initial Credit Extensions. The obligations of the Lenders to make Loans hereunder on the Closing Date, the obligations of the LC Facility Lenders to fund their LC Facility Deposits on the Closing Date and the obligations of the LC Facility Issuing Bank and Issuing Bank to issue Letters of Credit hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02):

(a) Credit Agreement and Loan Documents. The Agent (or its counsel) shall have received (i) from each party hereto either (A) a counterpart of this Agreement signed on behalf of such party or (B) written evidence satisfactory to the Agent (which may include facsimile transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement and (ii) fully executed copies of the other Loan Documents to be entered into on the Closing Date and such other certificates, documents, instruments and agreements as the Agent shall reasonably request in connection with the transactions contemplated by this Agreement and the other Loan Documents, including any promissory notes requested by a Lender pursuant to Section 2.07 at least three Business Days prior to the Closing Date.

(b) Legal Opinions. The Agent shall have received, on behalf of itself and the Lenders on the Closing Date, a favorable written opinion of (i) Fried, Frank, Harris, Shriver & Jacobson LLP, special New York counsel for the Loan Parties, in form and substance reasonably satisfactory to the Agent and (ii) local or other counsel reasonably satisfactory to the Agent as specified on Schedule 4.01(b), in each case (A) dated the Closing Date, (B) addressed to the Agent and the Lenders and (C) in form and substance reasonably satisfactory to the Agent and covering such other matters under the laws of the respective jurisdiction in which such counsel is admitted to practice relating to the Loan Documents and the Transactions, as the Agent shall reasonably request.

(c) Financial Statements and Projections. The Lenders shall have received (i) the financial statements and opinion referred to in Section 3.04(a) and (ii) the pro forma condensed consolidated balance sheet and the related pro forma statements of earnings as of and for the fiscal year ended December 31, 2006, prepared giving effect to any adjustments necessary to redact assets and liabilities included in such audited financial statements but not being acquired by Holdings pursuant to the Purchase Agreements as if such assets or liabilities were not included in such financial statements, with respect to such balance sheet, on such date and, with respect to such statements of earnings, on the first day of the 12-month period ending on such date.

(d) Closing Certificates; Certified Certificate of Incorporation; Good Standing Certificates. The Agent shall have received (i) a certificate of each Loan Party and the U.K. Borrower, dated the Closing Date and executed by its Secretary, Assistant Secretary or director, which shall (A) certify the resolutions of its Board of Directors, members or other body authorizing the execution, delivery and performance of the Loan Documents to which it is a party, (B) identify by name and title and bear the signatures of the other officers of such Loan Party or Borrower authorized to sign the Loan Documents to which it is a party, and (C) contain appropriate attachments, including the certificate or articles of incorporation or organization of each Loan Party and the U.K. Borrower (and in the case of any Loan Party, certified by the relevant authority of the jurisdiction of organization of such Loan Party), and a true and correct copy of its by laws, memorandum and articles of incorporation or operating, management, partnership or equivalent agreement to the extent applicable, and (ii) a good standing certificate for each Loan Party from its jurisdiction of organization to the extent such concept exists in such jurisdiction.

(e) No Default. On the Closing Date (i) no Default shall have occurred and be continuing (other than any Default arising pursuant to clause (d) of Section 7.01 (other than with respect to any of the representations enumerated in clause (ii) below)), and (ii)(A) the representations and warranties contained in Sections 3.01, 3.02, 3.03, 3.07, 3.08, 3.15, 3.18, 3.20 and 3.22 are true and correct in all material respects as of such date and (B) the representations and warranties contained in the Purchase Agreements are true and correct, but only to the extent that Holdings and the U.S. Borrower has a right to terminate the Purchase Agreements as a result of the breach of such representations and warranties in the Purchase Agreements and only to the extent that any such breach has not been waived, supplemented or modified by Holdings or the U.S. Borrower in a manner that is materially adverse to the Lenders unless such waiver, supplement or modification has been approved by the Agent, such approval not to be unreasonably withheld or delayed, and the Agent shall have received a certificate, signed by the chief financial officer of the U.S. Borrower to the foregoing effect and to the effect that, to the knowledge of such officer, the condition set forth in clause (m) below has been satisfied.

(f) Fees. The Lenders and the Agent shall have received all fees required to be paid, and all expenses for which invoices have been presented (including the reasonable documented fees and expenses of legal counsel), on or before the Closing Date.

(g) Lien and Judgment Searches. The Agent shall have received the results of recent lien and judgment searches in each of the jurisdictions reasonably requested by it.

(h) Solvency. The Agent shall have received a customary certificate from the chief financial officer of the U.S. Borrower certifying that the Loan Parties and the U.K. Borrower, on a consolidated basis after giving effect to the Transactions to occur on the Closing Date, are solvent (within the meaning of Section 3.15).

(i) Equity Contribution. The Equity Contribution shall have been made.

(j) Pledged Stock; Stock Powers; Pledged Notes. The Agent shall have received (i) the certificates representing the shares of Capital Stock of the U.S. Borrower and each Wholly-Owned Domestic Subsidiary of the U.S. Borrower (that is not an Immaterial Subsidiary) pledged pursuant to the Security Agreement (to the extent required thereby), together with an undated stock power for each such certificate executed in blank by a duly authorized officer of the pledgor thereof, (ii) each promissory note (if any) pledged to the Agent pursuant to the Security Agreement endorsed (without recourse) in blank (or accompanied by an executed transfer form in blank) by the pledgor thereof and (iii) all documentation required to be delivered on or prior to the Closing Date pursuant to the terms of each Foreign Pledge Agreement (it being understood that, to the extent any collateral in respect of the Security Agreement or any Foreign Pledge Agreement (other than (x) the pledge and perfection of the security interests in the capital stock (A) of each Borrower and (B) held by each Borrower and each Wholly-Owned Domestic Subsidiary of the U.S. Borrower (that is not an Immaterial Subsidiary) and (y) other assets pursuant to which a lien may be perfected by the filing of a financing statement under the Uniform Commercial Code) is not provided on the Closing Date after the use by the Loan Parties of commercially reasonable efforts to do so, the delivery of such collateral shall not constitute a condition precedent to the initial extensions of credit on the Closing Date hereunder).

(k) Perfection Certificate; Filings, Registrations and Recordings. The Agent shall have received (i) a completed Perfection Certificate dated the Closing Date and signed by a Responsible Officer of the U.S. Borrower, together with all attachments contemplated thereby and (ii) each document (including any UCC financing statement) reasonably requested by the Agent to be filed, registered or recorded in order to create in favor of the Agent, for the benefit of the Secured Parties, a perfected Lien on the Collateral described therein.

(l) Mortgages, etc. The Agent shall have received, with respect to each Mortgaged Property, each of the following (provided that the receipt of any of the following deliverables by the Agent after the Loan Parties’ commercially reasonable efforts to obtain and provide such deliverables to the Agent by the Closing Date shall not constitute a condition precedent to the availability of the Facilities), in form and substance reasonably satisfactory to the Agent:

(i) a Mortgage on such property;

(ii) evidence that a counterpart of the Mortgage has been recorded or delivered to the appropriate title insurance company subject to arrangements reasonably satisfactory to the Agent for recording promptly following the closing hereunder, in each case, in each applicable jurisdiction;

(iii) ALTA or other mortgagee’s title policy;

(iv) an opinion of counsel in the state in which such Mortgaged Property is located in form and substance and from counsel reasonably satisfactory to the Agent; and

(v) such other information, documentation, and certifications as may be reasonably required by the Agent, including, without limitation, a completed Federal Emergency Management Agency Standard Flood Hazard Determination with respect to each Mortgaged Property;

provided that the amount of debt secured by each Mortgage in any State that imposes a mortgage tax shall be reasonably limited to an amount equal to the fair market value of the applicable Mortgaged Property.

(m) Closing Date Material Adverse Effect. Since September 24, 2006, no change shall have occurred that has had, or could reasonably be expected to have, a Closing Date Material Adverse Effect.

(n) Other Indebtedness. The Existing Debt Refinancing shall be consummated substantially concurrently with the initial credit extensions hereunder. After giving effect to the Transactions and the other transactions contemplated hereby, Holdings, the U.S. Borrower and the Subsidiaries shall not have any outstanding Funded Debt or preferred stock other than (a) the Obligations, (b) the Senior Notes, (c) the Senior Subordinated Notes, and (d) Indebtedness set forth on Schedule 6.01, or permitted thereunder and not required to be listed thereon, which shall not, in the aggregate, exceed $10,000,000.

(o) Insurance. The Agent shall have received certificates reasonably satisfactory with respect to insurance coverage of the Loan Parties and the U.K. Borrower.

(p) Acquisition. The Acquisition shall be consummated substantially simultaneously with the making of the Loans to be made on the Closing Date, in accordance with the Purchase Agreements (which shall not have been amended or modified prior to the Closing Date in a manner adverse to the Lenders in any material respect without the prior written consent of the Agent, such consent not to be unreasonably withheld or delayed).

(q) Other Financing. The U.S. Borrower shall have received gross cash proceeds of not less than (i) $800.0 million from the issuance of the Senior Notes and (ii) $300.0 million from the issuance of the Senior Subordinated Notes.

(r) PATRIOT Act. The Agent shall have received all documentation and other information reasonably requested by it that is required to be obtained or maintained by it by regulatory authorities under applicable “know your customer” and anti-money laundering or terrorist financing rules and regulations, including the USA PATRIOT Act.

(s) Government Approvals. All requisite governmental authorities shall have approved or consented to the Transactions and the other transactions contemplated hereby to the extent required by the Purchase Agreements as a condition of the closing thereunder, except where the failure to obtain any such approval or consent would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, all applicable appeal periods shall have expired and there shall be no litigation, governmental, administrative or judicial action, actual or threatened, that could reasonably be expected to restrain, prevent or impose burdensome conditions on the Transactions or the other transactions contemplated hereby to the extent the same is a condition to the obligation of the obligation of the U.S. Borrower or its affiliates to consummate the closing thereunder.

(t) U.K. Borrower Closing Deliverables. The Agent (or its counsel) shall have received from the U.K. Borrower (provided that the following shall only be a condition to the initial extensions of credit to the U.K. Borrower and shall not constitute a condition to the other extensions of credit to the U.S. Borrower contemplated hereby):

(i) A copy of the constitutional documents of the U.K. Borrower;

(ii) A copy of a resolution of the Board of Directors of the U.K. Borrower (or a committee of its board of directors) (A) approving the terms of, the transactions contemplated by, and the execution, delivery and performance of the Loan Documents to which it is a party, (B) authorizing a specified person or persons to execute the Loan Documents to which it is a party on its behalf, (C) authorizing a specified person or persons, on its behalf, to sign and/or dispatch all documents and notices to be signed and/or dispatched by it under or in connection with the Loan Documents to which it is a party and (D) authorizing Holdings to act as its agent in connection with the Loan Documents;

(iii) If applicable, a copy of a resolution of the Board of Directors of the U.K. Borrower establishing the committee referred to in paragraph 3 above;

(iv) A specimen of the signature of each person authorized on behalf of the U.K. Borrower to execute or witness the execution of any Loan Document or to sign or send any document or notice in connection with any Loan Document;

(v) A copy of a resolution, signed by all of the holders of the issued or allotted shares of the U.K. Borrower, approving the terms of, the transactions contemplated by, and the execution, delivery and performance of the Loan Documents to which it is a party;

(vi) If applicable, a copy of a resolution of the Board of Directors of each corporate shareholder in the U.K. Borrower approving the resolution referred to in subclause (vi) above;

(vii) A certificate of an authorized signatory of the U.K. Borrower:

(A) confirming that the transactions contemplated hereby to which it is a party will not breach any limit binding on it; and

(B) certifying that each copy document specified in this clause (s) is correct and complete and that the original of each of those documents is in full force and effect and has not been amended or superseded as at a date no earlier than the first Closing Date;

(viii) If available, a copy of the latest audited accounts of the U.K. Borrower; and

(ix) Evidence that the agent for service of process of the U.K. Borrower under each Loan Document to which it is a party has accepted its appointment.

(x) Reserved.

(xi) A copy of all notices required to be sent under the security documents set out in paragraph (x) above; and

(xii) A copy of all share certificates, transfers and stock transfer forms or equivalent duly executed by Holdings in blank in relation to the assets subject to the security documents set out in paragraph (x) above.

(xiii) The results of recent searches of the U.K. Borrower’s companies file at the Companies Registry of England and Wales showing, amongst other things, no appointment of (or the presentation of any petition in relation to any appointment of) a receiver, liquidator or administrator and no Liens on the assets of the U.K. Borrower except for Liens permitted hereunder or discharged on or prior to the Closing Date pursuant to documentation satisfactory to the Agent.

SECTION 4.02 Conditions Precedent to Each Loan and Letter of Credit.

The obligation of each Lender on any date (other than the Closing Date) to make any Loan or of the Issuing Bank or LC Facility Issuing Bank to issue, increase, renew, amend or extend any Letter of Credit is subject to the satisfaction of each of the following conditions precedent:

(a) Request for Borrowing or Issuance of Letter of Credit. With respect to any Loan, the Agent shall have received a duly executed Borrowing Request, and, with respect to any Letter of Credit, the Agent and the relevant Issuing Bank or LC Facility Issuing Bank shall have received a request for a Letter of Credit complying with Section 2.04.

(b) Representations and Warranties; No Defaults. On the date of such Loan or issuance, both before and after giving effect thereto and, in the case of any Loan, to the application of the proceeds thereof:

(i) the representations and warranties set forth in Article III (other than Section 3.21) and in the other Loan Documents shall be true and correct in all material respects with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date; provided that any representation or warranty that is qualified as to materiality or “Material Adverse Effect” shall be true and correct in all respects; and

(ii) no Default shall have occurred and be continuing.

The acceptance by a Borrower of the proceeds of each Loan requested in any Borrowing Request, and the issuance of each Letter of Credit requested hereunder at the request of any Borrower, shall be deemed to constitute a representation and warranty by such Borrower as to the matters specified in clause (b) above on the date of the making of such Loan or the issuance of such Letter of Credit (except that no opinion need be expressed as to the Agent’s or the Required Lenders’ satisfaction with any document, instrument or other matter).

SECTION 4.03 Conditions Precedent to Each Senior Tranche Advance, Senior Tranche Disbursement and Senior Tranche Letter of Credit.

The obligation of each Senior Tranche Lender on the Senior Tranche Advance Date to make any Senior Tranche Advance, of the Agent on any date to make any Senior Tranche Disbursement or of the Senior Tranche Issuing Bank to issue, increase, renew, amend or extend any Letter of Credit is subject to the satisfaction of each of the following conditions precedent:

(a) Request for Senior Tranche Disbursement or Issuance of Senior Tranche Letter of Credit. With respect to any Senior Tranche Disbursement, the Agent shall have received a duly executed Senior Tranche Disbursement Request and, with respect to any Senior Tranche Letter of Credit, the Agent and the Senior Tranche Issuing Bank shall have received a request for a Senior Tranche Letter of Credit complying with Section 2.04.

(b) Representations and Warranties; No Defaults. On the date of such Senior Tranche Advance or Senior Tranche Disbursement or issuance, both before and after giving effect thereto and to the application of the proceeds thereof:

(i) the representations and warranties set forth in Article III (other than Section 3.21) and in the other Loan Documents shall be true and correct in all material respects with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date; provided that any representation or warranty that is qualified as to materiality or “Material Adverse Effect” shall be true and correct in all respects; and

(ii) no Default shall have occurred and be continuing.

(c) Approved Budget. With respect to any Senior Tranche Disbursement, such Disbursement Request shall be made at or about the time and in the amount (subject to variances permitted pursuant to Section 6.11) specified in the Approved Budget.

(d) Senior Tranche Advance Date. In the case of the Senior Tranche Advances, each of the conditions set forth in Section 4.2 of the Third Amendment shall have been satisfied and the Senior Tranche Advance Date shall have occurred on either March 27, 2012 or March 28, 2012.

The acceptance by the U.S. Borrower of the proceeds of each Senior Tranche Advance and Senior Tranche Disbursement, and the issuance of each Senior Tranche Letter of Credit requested hereunder at the request of the U.S. Borrower, shall be deemed to constitute a representation and warranty by the U.S. Borrower as to the matters specified in clause (b) above on the date of the making of such Senior Tranche Advance or Senior Tranche Disbursement or the issuance of such Senior Tranche Letter of Credit (except that no opinion need be expressed as to the Agent’s or any Lender’s satisfaction with any document, instrument or other matter).

ARTICLE V

AFFIRMATIVE COVENANTS

Until the Discharge of Obligations, the Loan Parties and the U.K. Borrower covenant and agree, jointly and severally, with the Lenders that:

SECTION 5.01 Financial Statements and Other Information. The U.S. Borrower will furnish to the Agent (which will promptly furnish such information to the Lenders in accordance with its customary practice):

(a) within ninety (90) days after the end of each fiscal year of the U.S. Borrower, its audited consolidated balance sheet and related statements of earnings, shareholders’ equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by PricewaterhouseCoopers LLP or other independent public accountants of recognized national standing and reasonably acceptable to the Agent (without a “going concern” or like qualification or exception or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly, in all material respects, the financial position and results of operations of the U.S. Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP;

(b) within forty-five (45) days after the end of each of the first three fiscal quarters of each fiscal year of the U.S. Borrower, its consolidated balance sheet and related statements of earnings and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly, in all material respects, the financial position and results of operations of the U.S. Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP, subject to normal year-end audit adjustments;

(c) concurrently with any delivery of financial statements under clause (a) or (b) above, a Compliance Certificate signed by a Financial Officer of the U.S. Borrower in substantially the form of Exhibit C (i) commencing with the fiscal quarter ending March 31, 2008, setting forth the calculations required to establish whether the U.S. Borrower and the Restricted Subsidiaries were in compliance with the provisions of Section 6.10 as at the end of such fiscal year or period, as the case may be and, if such certificate demonstrates an Event of Default of any covenant under Section 6.10, the U.S. Borrower may deliver, together with such Compliance Certificate, notice of an intent to cure (a “Notice of Intent to Cure”) such Event of Default pursuant to Section 7.03; provided that the delivery of a Notice of Intent to Cure shall in no way affect or alter the occurrence, existence or continuation of any such Event of Default or the rights, benefits, powers and remedies of the Agent and the Lenders under any Loan Document, (ii) certifying that no Event of Default or Default has occurred or, if an Event of Default or Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto and (iii) setting forth, in the case of the financial statements delivered under clause (a), (x) the U.S. Borrower’s calculation of Excess Cash Flow for such fiscal year and (y) a list of names of all Immaterial Subsidiaries (if any), that each Restricted Subsidiary set forth on such list individually qualifies as an Immaterial Subsidiary and that all Domestic Subsidiaries listed as Immaterial Subsidiaries in the aggregate comprise less than 5% of Total Assets of the U.S. Borrower and the Restricted Subsidiaries at the end of the period to which such financial statements relate and represented (on a contribution basis) less than 5% of EBITDA of the U.S. Borrower for the period to which such financial statements relate;

(d) no later than five (5) days after the delivery of consolidated financial statements under clause (a) or (b) above, the related unaudited consolidating financial statements reflecting the adjustments necessary to eliminate the accounts of Unrestricted Subsidiaries (if any) from such consolidated financial statements;

(e) no later than five (5) days after the ninety (90) days after the beginning of each fiscal year, a detailed consolidated budget of the U.S. Borrower and the Restricted Subsidiaries for such fiscal year (including a projected consolidated balance sheet and the related consolidated statements of projected cash flows and projected income as of the end of and for such fiscal year), including a summary of the underlying material assumptions with respect thereto (collectively, the “Budget”);

(f) as soon as practicable, deliver an updated Perfection Certificate reflecting all material changes (but in any event, all changes to any Loan Party’s corporate name or jurisdiction of organization) since the date of the information most recently received pursuant to this clause (f) or Section 5.11;

(g) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials publicly filed by the U.S. Borrower or any Restricted Subsidiary with the SEC, or with any national securities exchange, or, after an initial public offering of shares of Capital Stock of the U.S. Borrower, distributed by the U.S. Borrower to its shareholders generally, as the case may be;

(h) promptly following the Agent’s request therefor, all documentation and other information that the Agent reasonably requests on its behalf or on behalf of any Lender in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering or terrorist financing rules and regulations, including the USA PATRIOT Act; and

(i) as promptly as reasonably practicable from time to time following the Agent’s request therefor, such other information regarding the operations, business affairs and financial condition of Holdings, the U.S. Borrower or any Restricted Subsidiary, or compliance with the terms of any Loan Document, as the Agent may reasonably request (on behalf of itself or any Lender).

Notwithstanding the foregoing, the obligations in clauses (a) and (b) of this Section 5.01 may be satisfied with respect to financial information of the U.S. Borrower and its Subsidiaries by furnishing (A) the applicable financial statements of Holdings (or any direct or indirect parent of Holdings) or (B) the U.S. Borrower’s or Holdings’ (or any direct or indirect parent thereof), as applicable, Form 10-K or 10 Q, as applicable, filed with the SEC; provided that, with respect to each of clauses (A) and (B), (i) to the extent such information relates to Holdings (or a parent thereof), such information is accompanied by consolidating information that explains in reasonable detail the differences between the information relating to Holdings (or such parent), on the one hand, and the information relating to the U.S. Borrower and its Subsidiaries on a standalone basis, on the other hand and (ii) to the extent such information is in lieu of information required to be provided under clause (a) of this Section 5.01, such materials are accompanied by a report and opinion of PricewaterhouseCoopers LLP or other independent public accountants of recognized national standing and reasonably acceptable to the Agent, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit.

Documents required to be delivered pursuant to clauses (a), (b), (d), (f) or (h) of this Section 5.01 may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the U.S. Borrower posts such documents, or provides a link thereto on the U.S. Borrower’s website on the Internet at the website address listed on Schedule 9.01; (ii) on which such documents are posted on the U.S. Borrower’s behalf on IntraLinks™ or a substantially similar electronic platform, if any, to which each Lender and the Agent have access (whether a commercial, third-party website or whether sponsored by the Agent); or (iii) on which such documents are filed for public availability on the SEC’s Electronic Data Gathering and Retrieval System; provided that the U.S. Borrower shall notify (which may be by facsimile or electronic mail) the Agent of the posting of any such documents and provide to the Agent by electronic mail electronic versions (i.e., soft copies) of such documents. Notwithstanding anything contained herein, in every instance the U.S. Borrower shall be required to provide paper copies of the Compliance Certificates required by clause (c) of this Section 5.01 to the Agent.

Any financial statements required to be delivered pursuant to clause (b) of this Section 5.01 prior to the first date of delivery of financial statements pursuant to clause (a) of this Section 5.01 following the Closing Date shall not be required to contain all purchase accounting adjustments relating to the Transactions to the extent it is not practicable to include any such adjustments in such financial statements.

SECTION 5.02 Notices of Material Events

(a) . The U.S. Borrower will furnish to the Agent written notice of the following promptly after any Responsible Officer of Holdings or the U.S. Borrower obtains knowledge thereof:

(a) the occurrence of any Event of Default or Default;

(b) the filing or commencement of any action, suit or proceeding, whether at law or in equity or by or before any Governmental Authority or in arbitration, against Holdings, the U.S. Borrower or any of the Restricted Subsidiaries as to which an adverse determination is reasonably probable and which, if adversely determined, would reasonably be expected to have a Material Adverse Effect;

(c) any loss, damage, or destruction to the Collateral in the amount of $25.0 million or more whether or not covered by insurance;

(d) the occurrence of any ERISA Event that, together with all other ERISA Events that have occurred and are continuing would reasonably be expected to have a Material Adverse Effect; and

(e) any other development that results in, or would reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section 5.02 shall be accompanied by a statement of a Responsible Officer of the U.S. Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

SECTION 5.03 Existence; Conduct of Business. Each Loan Party will, and will cause each Restricted Subsidiary to, do or cause to be done all things reasonably necessary to preserve, renew and keep in full force and effect its legal existence and rights, qualifications, licenses, permits, franchises, governmental authorizations, and Intellectual Property rights, except as any such would otherwise expire or become abandoned or permitted to lapse in the ordinary course of business, that are necessary or used in the normal conduct of its business, and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted, except (i) other than with respect to Holdings’ or any Borrower’s existence, to the extent such failure to do so would not reasonably be expected to have a Material Adverse Effect or (ii) pursuant to a transaction permitted by Section 6.03.

SECTION 5.04 Payment of Obligations. Each Loan Party will, and will cause each Subsidiary to, pay or discharge all material Tax liabilities, before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) such Loan Party or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest would not reasonably be expected to result in a Material Adverse Effect.

SECTION 5.05 Maintenance of Properties. Each Loan Party will, and will cause each Restricted Subsidiary to (a) at all times maintain and preserve all material property necessary to the normal conduct of its business in good repair, working order and condition, ordinary wear and tear excepted and casualty or condemnation excepted and (b) make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto as necessary in accordance with prudent industry practice in order that the business carried on in connection therewith, if any, may be properly conducted at all times, except, in each case, where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

SECTION 5.06 Books and Records; Inspection Rights. The U.S. Borrower shall, and shall cause its Restricted Subsidiaries, to (a) maintain proper books of record and account, in which entries that are full, true and correct in all material respects and are in conformity with GAAP consistently applied shall be made of all material financial transactions and matters involving the assets and business of the U.S. Borrower and each Restricted Subsidiary and (b) permit representatives and independent contractors of the Agent and each Lender to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, all at the reasonable expense of the U.S. Borrower and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the U.S. Borrower (it being understood that, in the case of any such meetings or advice from such independent accountants, the U.S. Borrower shall be deemed to have satisfied its obligations under this Section 5.06 to the extent that it has used commercially reasonable efforts to cause its independent accountants to participate in any such meeting); provided that, excluding any such visits, meetings and inspections during the continuation of an Event of Default, only the Agent on behalf of the Lenders may exercise rights of the Agent and the Lenders under this Section 5.06 and the Agent shall not exercise such rights more often than two (2) times during any calendar year absent the existence of an Event of Default and only one (1) such time shall be at the U.S. Borrower’s expense; provided, further, that when an Event of Default exists, the Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the U.S. Borrower at any time during normal business hours and upon reasonable advance notice. The Agent and the Lenders shall give the U.S. Borrower the opportunity to participate in any discussions with the U.S. Borrower’s independent public accountants.

SECTION 5.07 Maintenance of Ratings. Holdings and the U.S. Borrower shall use their commercially reasonable efforts to cause the credit facilities provided for herein to be continuously rated by S&P and Moody’s.

SECTION 5.08 Compliance with Laws. Each Loan Party will, and will cause each Subsidiary to, comply in all material respects with all Requirements of Law applicable to it or its property, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

SECTION 5.09 Use of Proceeds. The proceeds of the Loans, Senior Tranche Advances and other extensions of credit under this Agreement will be used only for the purposes specified in the introductory statement to this Agreement. No part of the proceeds of any Loan or other extension of credit hereunder will be used, whether directly or indirectly, for any purpose that would entail a violation of Regulation T, U or X.

SECTION 5.10 Insurance.

(a) Each Loan Party will, and will cause each Restricted Subsidiary to, maintain, with financially sound and reputable insurance companies (a) insurance in such amounts and against such risks, as are customarily maintained by similarly situated companies engaged in the same or similar businesses operating in the same or similar locations (after giving effect to any self-insurance reasonable and customary for similarly situated companies) and (b) all insurance required pursuant to the Collateral Documents (and shall cause the Agent to be listed as a loss payee on property and casualty policies covering loss or damage to Collateral and as an additional insured on liability policies). The U.S. Borrower will furnish to the Agent, upon request, information in reasonable detail as to the insurance so maintained.

(b) With respect to each Mortgaged Property, obtain flood insurance in such total amount as the Agent may from time to time reasonably require, if at any time the area in which any improvements are located on any Mortgaged Property is designated a “flood hazard area” in any Flood Insurance Rate Map published by the Federal Emergency Management Agency (or any successor agency), and otherwise comply with the National Flood Insurance Program as set forth in the Flood Disaster Protection Act of 1973, as amended from time to time.

SECTION 5.11 Additional Collateral; Further Assurances.

(a) Subject to applicable law, the U.S. Borrower shall cause (i) each of its Wholly-Owned Domestic Subsidiaries (other than any Immaterial Subsidiary (except as otherwise provided in paragraph (e) of this Section 5.11) ~~or Receivables Subsidiary~~) which becomes a Wholly-Owned Domestic Subsidiary after the Closing Date and (ii) any such Wholly-Owned Domestic Subsidiary that was an

Immaterial Subsidiary but, as of the end of the most recently ended fiscal quarter of the U.S. Borrower has ceased to qualify as an Immaterial Subsidiary, to become a Loan Party as promptly thereafter as reasonably practicable by executing a Joinder Agreement in substantially the form set forth as Exhibit D hereto (the “Joinder Agreement”). Upon execution and delivery thereof, each such Person (i) shall automatically become a Loan Guarantor hereunder and thereupon shall have all of the rights, benefits, duties, and obligations in such capacity under the Loan Documents and (ii) will simultaneously therewith or as soon as practicable thereafter (but in any case not more than 90 days (or such longer period as (A) may be required to the extent the U.S. Borrower is diligently pursuing such actions required to be taken under this Section 5.11(a) and (B) may be agreed by the Agent in its sole discretion) after becoming a Loan Guarantor) grant Liens to the Agent, for the benefit of the Agent and the Lenders and each other Secured Party at such time party to or benefiting from the Collateral Documents, to the extent required by the terms thereof, in any property (subject to the limitations with respect to Equity Interests set forth in paragraph (b) of this Section 5.11 and the Security Agreement, the limitations with respect to real property set forth in paragraph (g) of this Section 5.11 and any other limitations set forth in the Security Agreement) of such Loan Party which constitutes Collateral, on such terms as may be required pursuant to the terms of the Collateral Documents.

(b) The U.S. Borrower and each Subsidiary that is a Loan Party will cause (i) 100% of the issued and outstanding Equity Interests of each of its Wholly-Owned Domestic Subsidiaries, ~~other than any Receivables Subsidiary,~~ and (ii) (A) 100% of the issued and outstanding Equity Interests entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) and (B) 100% of the issued and outstanding Equity Interests not entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) in each case of clause (A) and (B) above, of each First-Tier Foreign Subsidiary to be subject at all times to a first priority perfected Lien in favor of the Agent pursuant to the terms and conditions of the Loan Documents or other security documents as the Agent shall reasonably request; provided, however, that (x) only 65% of the outstanding Equity Interests of any Foreign Subsidiary pledged pursuant to subclause (b)(ii)(A) above shall secure the Domestic Obligations, (y) this clause (b) shall not require any Loan Party to grant a security interest in the Equity Interests of any Unrestricted Subsidiary and (z) no pledge of any Equity Interests shall be required to the extent such Equity Interests are excluded from the Collateral pursuant to the terms of the Security Agreement.

(c) Reserved.

(d) Without limiting the foregoing, each Loan Party will, and will cause each Loan Party to, execute and deliver, or cause to be executed and delivered, to the Agent such documents, agreements and instruments, and will take or cause to be taken such further actions (including the filing and recording of financing statements, fixture filings, mortgages, deeds of trust and other documents and such other actions or deliveries of the type required by Article IV, as applicable, including, without limitation, documents or other instruments for filing with the United States Patent & Trademark Office and the United States Copyright Office), which may be required by law or which the Agent may, from time to time, reasonably request to carry out the terms and conditions of this Agreement and the other Loan Documents and to ensure perfection and priority of the Liens created or intended to be created by the Collateral Documents (subject to the limitations with respect to Equity Interests set forth in paragraph (b) of this Section 5.11, the limitations with respect to real property set forth in paragraph (g) of this Section 5.11 and any other limitations set forth in the Security Agreement), all at the expense of the Loan Parties.

(e) Subject to the limitations set forth or referred to in this Section 5.11, if any material assets (including any real property or improvements thereto or any interest therein) are created, developed, or acquired by any Borrower or any Subsidiary that is a Loan Party after the Closing Date (other than assets constituting Collateral under the Security Agreement that become subject to the Lien in favor of the Agent upon acquisition thereof), the applicable Borrower will notify the Agent and the Lenders thereof, and the applicable Borrower will cause such assets to be subjected to a Lien securing the applicable Secured Obligations and will take, and cause the Loan Parties that are Subsidiaries to take, such actions as shall be necessary or reasonably requested by the Agent to grant and perfect such Liens (in each case, to the extent required and allowed under clauses (a), (b), (c) and (d) above, (g) below and by the Security Agreement), including actions described in clause (d) of this Section 5.11, all at the expense of the Loan Parties.

(f) If, at any time and from time to time after the Closing Date, Domestic Subsidiaries that are not Loan Parties because they are Immaterial Subsidiaries comprise in the aggregate more than 5% of Total Assets as of the end of the most recently ended fiscal quarter of the U.S. Borrower or more than 5% of EBITDA of the U.S. Borrower for the period of four consecutive fiscal quarters as of the end of the most recently ended fiscal quarter of the U.S. Borrower, then the U.S. Borrower shall, not later than 45 days after the date by which financial statements for such quarter are required to be delivered pursuant to this Agreement, cause one or more such Domestic Subsidiaries to become additional Loan Parties (notwithstanding that such Domestic Subsidiaries are, individually, Immaterial Subsidiaries) such that the foregoing condition ceases to be true.

(g) Notwithstanding anything to the contrary in this Section 5.11, real property to be mortgaged or otherwise subjected to a Lien under this Section 5.11 shall be limited to real property owned in fee by a Loan Party and having a fair market value at the time of the acquisition thereof of $15.0 million or more (provided that the cost of perfecting such Lien is not unreasonable in relation to the benefits to the Lenders of the security afforded thereby in the Agent’s reasonable judgment after consultation with the U.S. Borrower).

(h) Notwithstanding anything to the contrary contained herein, the Loan Parties shall not be required to include as Collateral any Excluded Assets (as defined in the Security Agreement).

(i) The U.S. Borrower shall, not later than seven (7) Business Days following the Senior Tranche Advance Date (or such later date as Agent shall agree):

(i) cause HBC, LLC, a Delaware limited liability company (“HBC, LLC”), to (A) become a Loan Party by executing a Joinder Agreement, (B) execute and deliver to Agent a supplement to the Security Agreement, in form and substance acceptable to Agent, pursuant to which HBC, LLC shall be come a “Subsidiary Party” thereunder and grant to Agent, for the benefit of the Secured Parties, a first-priority perfected security interest in its respective Collateral, including, without limitation, the Equity Interests of each of Hawker Beech de México S. de R. L. de C.V (“HB Mexico”) and Hawker Beech International Services de México de R.L. de C.V. (“HB International Services de Mexico” and, collectively with HB Mexico, the “Specified Mexican Subsidiaries”) owned thereby and (C) execute and deliver to Agent a Foreign Pledge Agreement governed by the laws of Mexico, in form and substance reasonably satisfactory to Agent, granting Agent, for the benefit of the Secured Parties, a security interest in the Equity Interests of the Specified Mexican Subsidiaries owned thereby;

(ii) cause Hawker Beechcraft Corporation, a Kansas corporation, to (i) execute and deliver to Agent an amendment to the Security Agreement, in form and substance acceptable to Agent, granting to Agent, for the benefit of the Secured Parties, a first-priority perfected security interest in the Equity Interests of HB Mexico owned thereby, (ii) execute and deliver to Agent a Foreign Pledge Agreement governed by the laws of Mexico, in form and substance reasonably satisfactory to Agent, granting Agent, for the benefit of the Secured Parties, a security interest in the Equity Interests of HB Mexico owned thereby and (iii) execute and deliver to Agent a security agreement governed by the laws of Mexico, in form and substance reasonably acceptable to the Agent, granting to Agent, for the benefit of the Secured Parties, a perfected, first priority security interest on all of its respective Collateral constituting movable property located in Mexico;

(iii) cause HB Mexico to (A) become a Loan Party by executing a Joinder Agreement, (B) execute and deliver to Agent a supplement to the Security Agreement, in form and substance acceptable to Agent, pursuant to which HB Mexico shall become a “Subsidiary Party” thereunder and grant to Agent, for the benefit of the Secured Parties, a first-priority perfected security interest in its respective Collateral and (C) execute and deliver to Agent a security agreement governed by the laws of Mexico, in form and substance reasonably acceptable to the Agent, granting to Agent, for the benefit of the Secured Parties, a perfected, first priority security interest on all of its respective Collateral constituting movable property; and

(iv) cause HB International Services de Mexico to (A) become a Loan Party by executing a Joinder Agreement, (B) execute and deliver to Agent a supplement to the Security Agreement, in form and substance acceptable to Agent, pursuant to which HB International Services de Mexico shall become a “Subsidiary Party” thereunder and grant to Agent, for the benefit of the Secured Parties, a first-priority perfected security interest in its respective Collateral and (C) execute and deliver to Agent a security agreement governed by the laws of Mexico, in form and substance reasonably acceptable to the Agent, granting to Agent, for the benefit of the Secured Parties, a perfected, first priority security interest on all of its Collateral constituting movable property.

In the case of each of the foregoing, each Loan Party will, and will cause each Loan Party to, execute and deliver, or cause to be executed and delivered, concurrently with the documentation described above such corporate resolutions, opinions of counsel, stock certificates, stock powers and other corporate documentation as the Agent shall reasonably request in connection therewith. Each Loan Party will, and will cause each Loan Party to, execute and deliver, or cause to be executed and delivered, to such further documents, agreements and instruments, and will take or cause to be taken such further actions, which may be required by law or which the Agent may, from time to time, reasonably request to carry out the foregoing provisions of this paragraph (i) and to ensure perfection and priority of the Liens created or intended to be created by the applicable Collateral Documents, all at the reasonable expense of the Loan Parties.

SECTION 5.12 Environmental. Without limitation on any other covenants, rights or obligations expressed elsewhere in this agreement:

(a) Compliance, Hazardous Materials Activities, Etc. Each Loan Party will, and will cause each of its Subsidiaries, to take all reasonable and prompt actions necessary to: (i) cure any violation of applicable Environmental Laws by any Loan Party or its Subsidiaries that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; (ii) make an appropriate response to any claim, suit or proceeding against any Loan Party or any of its Subsidiaries asserting any Environmental Liability and discharge any obligations it may have to any Person thereunder where failure to do so could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; (iii) implement any and all Remedial Actions reasonably necessary to comply with Environmental Laws or that are legally required by any Governmental Authority (following final resolution of the Loan Party’s or its Subsidiaries’ challenges or appeals, if any, of the relevant Governmental Authority’s order or decision) or that are otherwise necessary to maintain the value and marketability of its owned or leased real property for industrial usage, except where failure to perform any such Remedial Action could not reasonably be expected to result in a Material Adverse Effect.

(b) Environmental Disclosure. Promptly upon the occurrence thereof, the U.S. Borrower shall deliver to Agent and Lenders written notice describing in reasonable detail (1) any Release that could reasonably be expected to require a Remedial Action or give rise to Environmental Liability that would reasonably be likely to result in a Material Adverse Effect, (2) any Remedial Action taken by any Loan Party, its Subsidiaries or any other Person in response to the presence or Release of Hazardous Materials that has a reasonable likelihood of resulting in Environmental Liability of any Loan Party or its Subsidiaries that would reasonably be likely to result in a Material Adverse Effect, (3) any claim, demand, suit or proceeding (including any request for information by a Governmental Authority) that could reasonably be expected to result in Environmental Liability of any Loan Party or its Subsidiaries that would reasonably be likely to result in a Material Adverse Effect, (4) any Loan Party or its Subsidiaries’ discovery of any occurrence or condition at any of its owned or leased real property, or on any adjoining real property, that could reasonably be expected to cause such owned or leased real property or any part thereof to be subject to any material restrictions on the ownership, occupancy, transferability or use thereof under any Environmental Laws, (5) any proposed acquisition of stock, assets, or property by Loan Party or any of its Subsidiaries that could reasonably be expected to expose any Loan Party or any of its Subsidiaries to, or result in, Environmental Liability that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and (6) any proposed action to be taken by any Loan Party or any of its Subsidiaries to modify current operations in a manner that could reasonably be expected to subject any Loan Party or any of its Subsidiaries to additional obligations or requirements under Environmental Laws that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

SECTION 5.13 Approved Budget; Cash Flow Reporting.

(a) Commencing with the first Wednesday that is at least one week after the Third Amendment Effective Date, the U.S. Borrower will furnish to the Agent and the Senior Tranche Lenders on each Wednesday (or, if such day is not a Business Day, the next succeeding Business Day) of each week, a report (the “Weekly Actuals Report”), in form and detail acceptable to the Agent, setting forth actual cash receipts and disbursements for the one week period ended on the previous Saturday. The first Weekly Actuals Report shall cover the period from March 18, 2012 through March 31, 2012.

(b) Together with the Weekly Actuals Report for the calendar weeks ended April 7, 2012 and April 21, 2012 and each calendar week ended thereafter, the U.S. Borrower will furnish to Agent and the Senior Tranche Lenders:

(i) an updated cash forecast (each, an “Updated Budget”) for the period from the previous Sunday through the end of the term of the Approved Budget, setting forth projected cash receipts and disbursements, in form and scope similar to the Approved Budget;

(ii) a variance report (each, an “Approved Budget Variance Report”) showing the difference between actual cash receipts and disbursements for the period from March 18, 2012 through the previous Saturday (each such period, a “Variance Covenant Testing Period”) and projected cash receipts and disbursements for such period set forth in the Approved Budget; and

(iii) a variance report showing the difference between actual cash receipts and disbursements for the period from March 18, 2012 through the previous Saturday and projected cash receipts and disbursements set forth in the Updated Budget for the period from March 18, 2012 through the previous Saturday.

(c) On or prior to April 20, 2012, the U.S. Borrower will furnish to Agent an amendment to the Approved Budget, in form and scope similar to the Approved Budget and in substance acceptable to the Agent and Required Senior Tranche Lenders, setting forth projected cash receipts and disbursements for the period from May 1, 2012 through May 31, 2012; provided, that if the U.S. Borrower shall, on or prior to April 20, 2012, deliver an Approved Budget in form and scope similar to the Approved Budget that is not approved by the Agent and Required Senior Tranche Lenders, the U.S. Borrower shall not be deemed to be in violation of this paragraph (c) until April 30, 2012. On or prior to May 15, 2012, the U.S. Borrower will furnish to Agent an amendment to the Approved Budget, in form, scope and substance acceptable to the Agent and Required Senior Tranche Lenders, setting forth projected cash receipts and disbursements for the period from June 1, 2012 through the Senior Tranche Maturity Date.

(d) At any time, the U.S. Borrower may request modifications to the Approved Budget by written notice to Agent and the Senior Tranche Lenders. During any Variance Covenant Testing Period, the U.S. Borrower may carry-forward positive variances and balances within line items of the Approved Budget and reallocate such variances and balances between other line items in the Approved Budget and otherwise reallocate receipts and disbursements among line items in the Approved Budget in a manner that does not increase aggregate receipts or disbursements, as applicable, during any Variance Covenant Testing Period. Any other modification to the Approved Budget shall require written consent of the Agent and the Required Senior Tranche Lenders.

ARTICLE VI

NEGATIVE COVENANTS

Until the Discharge of Obligations, the Loan Parties and the U.K. Borrower covenant and agree, jointly and severally, with the Lenders that:

SECTION 6.01 Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock.

(a) The U.S. Borrower will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise (collectively, “incur” and collectively, an “incurrence”), with respect to any Indebtedness (including Acquired Indebtedness), and the U.S. Borrower will not issue any shares of Disqualified Stock and will not permit any Restricted Subsidiary to issue any shares of Disqualified Stock or Preferred Stock; provided that so long as no Event of Default has occurred and is continuing the U.S. Borrower may incur Indebtedness (including Acquired Indebtedness) or issue shares of Disqualified Stock, and any Restricted Subsidiary may incur Indebtedness (including Acquired Indebtedness), issue shares of Disqualified Stock or issue shares of Preferred Stock, if the U.S. Borrower’s Interest Coverage Ratio for the U.S. Borrower’s most recently ended four full fiscal quarters for which financial statements have been delivered pursuant to Section 5.01 would have been at least 2.00 to 1.00, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock or Preferred Stock had been issued, as the case may be, and the application of the proceeds therefrom had occurred at the beginning of such four-quarter period; provided, further, that any incurrence of Indebtedness or issuance of Disqualified Stock or Preferred Stock by any Restricted Subsidiary that is not a Subsidiary Guarantor pursuant to this clause (a) shall be subject to the limitations set forth in Section 6.01(g).

(b) The limitations set forth in clause (a) of this Section 6.01 shall not apply to any of the following items:

(i) ~~Indebtedness under any Receivables Facility;~~Reserved;

(ii) Indebtedness of the U.S. Borrower and any of its Restricted Subsidiaries under the Loan Documents;

(iii) the incurrence by the U.S. Borrower and any Subsidiary Guarantor of Indebtedness represented by the Senior Notes and the Senior Subordinated Notes issued on the Closing Date (including any guarantees thereof) and the exchange notes and related exchange guarantees to be issued in exchange for the Senior Notes and the Senior Subordinated Notes pursuant to the Registration Rights Agreement;

(iv) Reserved;

(v) Indebtedness ~~(other than Indebtedness under any Receivables Facility)~~ existing on the date hereof; provided that any Indebtedness which is in excess of (x) $5.0 million individually or (y) $25.0 million in the aggregate (when taken together with all other Indebtedness outstanding in reliance on this clause (v) that is not set forth on Schedule 6.01) shall only be permitted under this clause (v) to the extent such Indebtedness is set forth on Schedule 6.01;

(vi) Indebtedness (including Capitalized Lease Obligations), Disqualified Stock and Preferred Stock incurred by the U.S. Borrower or any of the Restricted Subsidiaries, to finance the development, construction, purchase, lease (other than the lease, pursuant to Sale and Lease-Back Transactions, of property (real or personal), equipment or other fixed or capital assets owned by the U.S. Borrower or any Restricted Subsidiary as of the Closing Date or acquired by the U.S. Borrower or any Restricted Subsidiary after the Closing Date in exchange for, or with the proceeds of the sale of, such assets owned by the U.S. Borrower or any Restricted Subsidiary as of the Closing Date), repairs, additions or improvement of property (real or personal), equipment or other fixed or capital assets (including any refinancing or replacement thereof); provided that either (x) at the time of incurrence of such Indebtedness or issuance of such Disqualified Stock and Preferred Stock incurred pursuant to this clause (vi), when aggregated with the then outstanding amount of Indebtedness under clause (xv) incurred to refinance Indebtedness incurred in reliance on this clause (vi), such Indebtedness does not exceed $100.0 million or (y) after giving effect to the incurrence of such Indebtedness or issuance of such Disqualified Stock or Preferred Stock, the Consolidated Secured Debt Ratio as of the most recently completed fiscal quarter would be equal to or less than 4.00 to 1.0);

(vii) Indebtedness incurred by the U.S. Borrower or any Restricted Subsidiary constituting reimbursement obligations with respect to letters of credit or surety bonds issued in the ordinary course of business, including letters of credit in respect of workers’ compensation claims, or other Indebtedness with respect to reimbursement type obligations regarding workers’ compensation claims; provided that, upon the drawing of such letters of credit or the incurrence of such Indebtedness, such obligations are reimbursed within thirty (30) days following such drawing or incurrence;

(viii) Indebtedness arising from agreements of the U.S. Borrower or a Restricted Subsidiary providing for indemnification, adjustment of purchase price, earnouts or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or a Subsidiary, to the extent such disposition is permitted under this Agreement, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition; provided that (A) such Indebtedness is not reflected on the balance sheet of the U.S. Borrower or any Restricted Subsidiary (contingent obligations referred to in a footnote to financial statements and not otherwise reflected on the balance sheet shall not be deemed to be reflected on such balance sheet for purposes of this clause (A)) and (B) the maximum assumable liability in respect of all such Indebtedness (other than for those indemnification obligations that are not customarily subject to a cap) shall at no time exceed the Net Cash Proceeds actually received by the U.S. Borrower and the Restricted Subsidiaries in connection with such disposition;

(ix) Indebtedness of the U.S. Borrower to a Restricted Subsidiary, including any Intercompany IRBs; provided that any such Indebtedness owing to a Restricted Subsidiary that is not a Subsidiary Guarantor is subordinated in right of payment to the Obligations; provided, further, that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Indebtedness (except to the U.S. Borrower or another Restricted Subsidiary) shall be deemed, in each case, to be an incurrence of such Indebtedness not permitted under this clause (ix);

(x) Indebtedness of a Restricted Subsidiary to the U.S. Borrower or another Restricted Subsidiary, including any Intercompany IRBs; provided that if a Subsidiary Guarantor incurs such Indebtedness to a Restricted Subsidiary that is not a Subsidiary Guarantor, such Indebtedness is subordinated in right of payment to the obligations of such Subsidiary Guarantor under its Loan Guaranty; provided, further, that any subsequent issuance or transfer of Capital Stock or any other event that results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of any such Indebtedness (except to the U.S. Borrower or another Restricted Subsidiary) shall be deemed, in each case, to be an incurrence of such Indebtedness not permitted by this clause (x);

(xi) subject to compliance with Section 6.07, shares of Preferred Stock of a Restricted Subsidiary issued to the U.S. Borrower or another Restricted Subsidiary; provided that, in the case of Preferred Stock issued by a Subsidiary Guarantor, such Preferred Stock is issued to the U.S. Borrower or another Subsidiary Guarantor; provided, further, that any subsequent issuance or transfer of Capital Stock or any other event that results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of any such Preferred Stock (except (x) in the case of Preferred Stock of a Subsidiary Guarantor, to the U.S. Borrower or another Subsidiary Guarantor and (y) in the case of a Restricted Subsidiary that is not a Subsidiary Guarantor, to the U.S. Borrower or another Restricted Subsidiary) shall be deemed, in each case, to be an issuance of such shares of Preferred Stock not permitted by this clause (xi);

(xii) Hedging Obligations (excluding Hedging Obligations entered into for speculative purposes) for the purpose of limiting: (A) interest rate risk with respect to any Indebtedness that is permitted under this Agreement to be outstanding, (B) exchange rate risk or (C) commodity pricing risk;

(xiii) obligations in respect of performance, bid, appeal and surety bonds and completion guarantees and similar obligations provided by the U.S. Borrower or any Restricted Subsidiary in the ordinary course of business;

(xiv) (A) any guarantee by the U.S. Borrower or a Restricted Subsidiary of Indebtedness or other obligations of any Restricted Subsidiary, so long as, in the case of any guarantee of Indebtedness, the incurrence of such Indebtedness is permitted under the terms of this Agreement or (B) any guarantee by a Restricted Subsidiary of Indebtedness of the U.S. Borrower permitted to be incurred under the terms of this Agreement; provided, in each case, that (x) such guarantee is incurred in accordance with Section 6.08 and (y) in the case of any guarantee of Indebtedness of the U.S. Borrower or any Subsidiary Guarantor by any Restricted Subsidiary that is not a Subsidiary Guarantor, such Restricted Subsidiary executes a Joinder Agreement in order to become a Subsidiary Guarantor under this Agreement;

(xv) the incurrence by the U.S. Borrower or any Restricted Subsidiary of Indebtedness, Disqualified Stock or Preferred Stock that serves to extend, replace, refund, refinance, renew or defease any Indebtedness, Disqualified Stock or Preferred Stock of such Person incurred as permitted under paragraph (a) of this Section 6.01 and clauses (iii), (v) (except for Existing Indebtedness described on Part I of Schedule 1.01(c)) and (vi) above, this clause (xv) and clauses (xix), (xx), (xxi), (xxii) and (xxiii) of this paragraph (b) or any Indebtedness, Disqualified Stock or Preferred Stock issued to so extend, replace, refund, refinance, renew or defease such Indebtedness, Disqualified Stock or Preferred Stock, including, in each case above, additional Indebtedness, Disqualified Stock or Preferred Stock incurred to pay premiums and fees (including reasonable lender premiums) in connection therewith (the “Refinancing Indebtedness”) prior to its respective maturity; provided, however, that such Refinancing Indebtedness (A) has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred which is not less than the remaining Weighted Average Life to Maturity of the Indebtedness, Disqualified Stock or Preferred Stock being extended, replaced, refunded, refinanced, renewed or defeased, (B) to the extent such Refinancing Indebtedness extends, replaces, refunds, refinances, renews or defeases (1) Indebtedness subordinated to the Obligations or the Loan Guaranty of any Subsidiary Guarantor, such Refinancing Indebtedness is subordinated to the Obligations or such Loan Guaranty at least to the same extent as the Indebtedness being extended, replaced, refunded, refinanced, renewed or defeased or (2) Disqualified Stock or Preferred Stock, such Refinancing Indebtedness must be Disqualified Stock or Preferred Stock, respectively, and (C) shall not include (1) Indebtedness, Disqualified Stock or Preferred Stock of a Restricted Subsidiary that is not a Subsidiary Guarantor that refinances Indebtedness, Disqualified Stock or Preferred Stock of the U.S. Borrower, (2) Indebtedness, Disqualified Stock or Preferred Stock of a Restricted Subsidiary that is not a Subsidiary Guarantor that refinances Indebtedness, Disqualified Stock or Preferred Stock of a Subsidiary Guarantor or (3) Indebtedness, Disqualified Stock or Preferred Stock of the U.S. Borrower or a Restricted Subsidiary that refinances Indebtedness, Disqualified Stock or Preferred Stock of an Unrestricted Subsidiary; provided, further, that any incurrence of Indebtedness or issuance of Disqualified Stock or Preferred Stock by any Restricted Subsidiary that is not a Subsidiary Guarantor pursuant to this clause (xv) shall be subject to the limitations set forth in Section 6.01(g) to the same extent as the Indebtedness refinanced;

(xvi) Reserved;

(xvii) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business;

(xviii) Indebtedness supported by a Letter of Credit in a principal amount not to exceed the face amount of such Letter of Credit;

(xix) Indebtedness incurred by a Foreign Subsidiary which, when aggregated with the principal amount of all other Indebtedness incurred pursuant to this clause (xix) and then outstanding (together with any Refinancing Indebtedness in respect of any such Indebtedness, Disqualified Stock or Preferred Stock which is then outstanding in reliance on clause (xv) above), does not exceed the greater of (x) $25.0 million and (y) 5.0% of Foreign Subsidiary Total Assets; provided, further, that, except in the case of any Indebtedness under any working capital facility or otherwise incurred in the ordinary course of business to finance the operations of such Foreign Subsidiary, any incurrence of Indebtedness by any Foreign Subsidiary pursuant to this clause (xix) shall be subject to the limitations set forth in Section 6.01(g);

(xx) Indebtedness, Disqualified Stock and Preferred Stock of the U.S. Borrower or any Restricted Subsidiary not otherwise permitted hereunder in an aggregate principal amount or liquidation preference which, when aggregated with the principal amount and liquidation preference of all other Indebtedness, Disqualified Stock and Preferred Stock incurred pursuant to this clause (xx) and then outstanding (together with any Refinancing Indebtedness in respect of any such Indebtedness, Disqualified Stock or Preferred Stock which is then outstanding in reliance on clause (xv) above), does not at any one time outstanding exceed the sum of (A) the greater of (I) $125.0 million and (II) 3.0% of Total Assets (it being understood that any Indebtedness, Disqualified Stock and Preferred Stock incurred pursuant to this clause (xx) shall for purposes of this clause (xx) cease to be deemed incurred or outstanding under this clause (xx) but shall be deemed incurred pursuant to Section 6.01(a) from and after the first date on which the U.S. Borrower or such Restricted Subsidiary, as applicable, could have incurred such Indebtedness, Disqualified Stock or Preferred Stock pursuant to Section 6.01(a) without reliance on this clause (xx)(A)), plus (B) 100% of the net cash proceeds received by the U.S. Borrower after the Closing Date from the issue or sale of Equity Interests of the U.S. Borrower or cash contributed to the capital of the U.S. Borrower (in each case, other than proceeds of Disqualified Stock or sales of Equity Interests to the U.S. Borrower or any of its Restricted Subsidiaries) as determined in accordance with clause (a)(ii) of the definition of “Applicable Amount” to the extent such net cash proceeds or cash has not been applied to make Restricted Payments or to make Permitted Investments (other than Permitted Investments of the type specified in clause (a) and (c) of the definition thereof) (such amount, the “Designated Equity Amount”), plus (C) the excess of (I) $125.0 million over (II) the amount of Indebtedness outstanding in reliance on clause (xxii) at the time any Indebtedness is incurred in reliance on this subclause (C); provided that any incurrence of Indebtedness or issuance of Disqualified Stock or Preferred Stock by any Restricted Subsidiary that is not a Subsidiary Guarantor pursuant to this clause (xx) shall be subject to the limitations set forth in Section 6.01(g);

(xxi) Attributable Debt incurred by the U.S. Borrower or any Restricted Subsidiary pursuant to Sale and Lease-Back Transactions of property (real or personal), equipment or other fixed or capital assets owned by the U.S. Borrower or any Restricted Subsidiary as of the Closing Date or acquired by the U.S. Borrower or any Restricted Subsidiary after the Closing Date in exchange for, or with the proceeds of the sale of, such assets owned by the U.S. Borrower or any Restricted Subsidiary as of the Closing Date; provided that the aggregate amount of Attributable Debt incurred under this clause (xxi) (together with any Refinancing Indebtedness in respect of any such Indebtedness, Disqualified Stock or Preferred Stock which is then outstanding in reliance on clause (xv) above) does not exceed the greater of (x) $70.0 million and (y) 1.5% of Total Assets;

(xxii) Indebtedness, Disqualified Stock and Preferred Stock of the U.S. Borrower or any Restricted Subsidiary (A) assumed in connection with any Investment permitted by clause (c) of the definition of “Permitted Investments” (with respect to Persons that are acquired by the U.S. Borrower or any Restricted Subsidiary or Persons that are merged into the U.S. Borrower or a Restricted Subsidiary in accordance with the terms of this Agreement) or in connection with the acquisition of minority investments held by Persons other than the Company or a Wholly-Owned Subsidiary in any non-Wholly-Owned Subsidiary or (B) incurred to finance any Investment permitted by clause (c) of the definition of “Permitted Investments” or in connection with the acquisition of minority investments held by Persons other than the Company or a Wholly-Owned Subsidiary in any non-Wholly-Owned Subsidiary, (x) in the case of clause (A), such Indebtedness, Disqualified Stock or Preferred Stock is not incurred in contemplation of such acquisition or merger, (y) in the case of clause (B), such Indebtedness, Disqualified Stock or Preferred Stock does not mature (and is not mandatorily redeemable in the case of Disqualified Stock or Preferred Stock) and does not require any payment of principal prior to the Term Loan Maturity Date and (z) in the case of clauses (A) and (B), (1) that is secured only by the assets or business acquired in the applicable Permitted Investment (including any acquired Equity Interests), (2) so long as both immediately prior and after giving effect thereto no Event of Default shall exist or result therefrom and (3) after giving effect thereto, on a pro forma basis for the issuance or assumption of such Indebtedness, Disqualified Stock or Preferred Stock and the application of proceeds therefrom, the U.S. Borrower would not have a Consolidated Secured Debt Ratio as of such most recently completed fiscal quarter greater than 4.00 to 1.00; provided that the aggregate principal amount or liquidation preference of such Indebtedness (when aggregated with any outstanding Refinancing Indebtedness in respect thereof) at any one time outstanding under clause (B) of this clause (xxii) does not exceed the excess of (x) the greater of (I) $125.0 million and (II) 3.0% of Total Assets over (y) the amount of Indebtedness outstanding in reliance on subclause (C) of clause (xx) at the time any Indebtedness is incurred in reliance on this clause (xxii); provided, further, that any incurrence of Indebtedness or issuance of Disqualified Stock or Preferred Stock by any Restricted Subsidiary that is not a Subsidiary Guarantor pursuant to subclause (B) of this clause (xxii) shall be subject to the limitations set forth in Section 6.01(g);

(xxiii) Indebtedness, Disqualified Stock and Preferred Stock of the U.S. Borrower issued to former, future and current employees, officers, managers, directors or consultants, (or their respective estates, Controlled Investment Affiliates or Immediate Family Members) of the U.S. Borrower, any of its Subsidiaries or any direct or indirect parent company of the U.S. Borrower in each case to finance the purchase or redemption of Equity Interests of the U.S. Borrower or any direct or indirect parent company of the U.S. Borrower permitted by Section 6.04(iii); and

(xxiv) unsecured Indebtedness, to the extent that (v) such Indebtedness is subordinated to the Obligations on terms no less favorable to the Lenders than the subordination terms applicable to the Senior Subordinated Notes; (w) such unsecured Indebtedness is not incurred during, and the incurrence of such unsecured Indebtedness does not result in, a Default; (x) such Indebtedness if owed to a Subsidiary that is a Subsidiary Guarantor is evidenced by an Intercompany Note and is pledged to the Secured Parties as Collateral; (y) no amortization payments are required in respect of such unsecured Indebtedness prior to the Term Loan Maturity Date and the maturity date in respect of such unsecured Indebtedness shall not be earlier that the date that is 91 days following the Term Loan Maturity Date and (z) at the time of incurrence of such unsecured Indebtedness, the Consolidated Leverage Ratio for the U.S. Borrower’s most recently ended four full fiscal quarters for which financial statements have been delivered pursuant to Section 5.01 was no greater than 6.00 to 1.00, determined on a pro forma basis

(including a pro forma application of the net proceeds therefrom), as if the additional unsecured Indebtedness had been incurred on the date of such calculation; provided, however, that the aggregate amount of all Indebtedness incurred under this clause (xxiv) at any time when the Consolidated Leverage Ratio for the U.S. Borrower’s most recently ended four full fiscal quarters for which financial statements have been delivered pursuant to Section 5.01 was equal to or greater than 5.00 to 1.00 (determined in accordance with the provisions set forth in clause (z) above) shall not exceed $100.0 million.

(c) For purposes of determining compliance with this Section 6.01, in the event that an item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) at any time meets the criteria of more than one of the categories described in subclauses (i) through (xxiv) of clause (b) of this Section 6.01 or is entitled to be incurred pursuant to clause (a) of this Section 6.01, the U.S. Borrower, in its sole discretion, shall classify or reclassify, or later divide, classify or reclassify, such item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) and shall only be required to include the amount and type of such Indebtedness, Disqualified Stock or Preferred Stock in one or more of the above clauses at such time; provided that ~~(x)~~ all Indebtedness outstanding under the Loan Documents shall at all times be deemed to have been incurred in reliance on the exception in subclause (ii) of Section 6.01(b) ~~and (y) all Indebtedness outstanding under any Receivables Facility shall at all times be deemed to have been incurred in reliance on the exception in subclause (i) of Section 6.01(b)~~.

(d) The accrual of interest or dividends, the accretion of accreted value, the accretion or amortization of original issue discount and the payment of interest or dividends in the form of additional Indebtedness, Disqualified Stock or Preferred Stock shall not be deemed to be an incurrence of Indebtedness, Disqualified Stock or Preferred Stock for purposes of this Section 6.01.

(e) For purposes of determining compliance with any Dollar-denominated restriction on the incurrence of Indebtedness, the Dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term debt, or first committed, in the case of revolving credit debt; provided that, if such Indebtedness is incurred to extend, replace, refund, refinance, renew or defease other Indebtedness denominated in a foreign currency, and such extension, replacement, refunding, refinancing, renewal or defeasance would cause the applicable Dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such extension, replacement, refunding, refinancing, renewal or defeasance, such Dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being extended, replaced, refunded, refinanced, renewed or defeased.

(f) The principal amount of any Indebtedness incurred to extend, replace, refund, refinance, renew or defease other Indebtedness, if incurred in a different currency from the Indebtedness being extended, replaced, refunded, refinanced, renewed or defeased, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such extension, replacement, refunding, refinancing, renewal or defeasance.

(g) Notwithstanding anything to the contrary contained in this clause (a) or (b) of this Section 6.01, no Restricted Subsidiary of the U.S. Borrower that is not a Subsidiary Guarantor shall incur any Indebtedness or issue any Disqualified Stock or Preferred Stock in reliance on Section 6.01(a) or under clauses (xix) (except in the case of such clause (xix), Indebtedness under any working capital facility or otherwise incurred in the ordinary course of business to finance the operations of such Restricted Subsidiary), (xx), (xxii) and (xxiv) of Section 6.01(b) (the foregoing provisions (except to the extent specifically excluded) being referred to collectively as the “Limited Guarantor Debt Exceptions”)

if the amount of such Indebtedness, Disqualified Stock and Preferred Stock, when aggregated with the amount of all other Indebtedness, Disqualified Stock and Preferred Stock outstanding under the Limited Guarantor Debt Exceptions (together with any Refinancing Indebtedness in respect thereof) would exceed $250.0 million; provided, that in no event shall any Indebtedness, Disqualified Stock or Preferred Stock of any Restricted Subsidiary that is not a Subsidiary Guarantor (i) existing at the time it became a Restricted Subsidiary or (ii) assumed in connection with any acquisition, merger or acquisition of minority interests of a non-Wholly-Owned Subsidiary (and in the case of subclauses (i) and (ii), not created in contemplation of such Person becoming a Restricted Subsidiary or such acquisition, merger or acquisition of minority interests) be deemed to be Indebtedness outstanding under the Limited Guarantor Debt Exceptions for purposes of this clause (g).

SECTION 6.02 Limitation on Liens. Holdings and the U.S. Borrower will not, and the U.S. Borrower will not permit any of the Subsidiary Guarantors to, directly or indirectly, create, incur, assume or suffer to exist any Lien (other than Permitted Liens) on any asset or property of Holdings, the U.S. Borrower or any Restricted Subsidiary now owned or hereafter acquired, or any income or profits therefrom, or assign or convey any right to receive income therefrom.

SECTION 6.03 Merger, Consolidation or Sale of All or Substantially All Assets.

(a) The U.S. Borrower shall not consolidate or merge with or into or wind up into (whether or not the U.S. Borrower is the surviving entity), or sell, assign, transfer, lease, convey or otherwise dispose of properties and assets constituting all or substantially all of the properties or assets of the U.S. Borrower and the Restricted Subsidiaries on a consolidated basis, in one or more related transactions, to any Person unless:

(i) the U.S. Borrower is the surviving limited liability company or the Person formed by or surviving any such consolidation or merger (if other than the U.S. Borrower) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation, limited partnership or limited liability company organized or existing under the laws of the United States of America, any state thereof, the District of Columbia, or any territory thereof (the U.S. Borrower or such Person, as the case may be, being herein called the “Successor U.S. Borrower”);

(ii) the Successor U.S. Borrower, if other than the U.S. Borrower, expressly assumes all the obligations of the U.S. Borrower under this Agreement and the other Loan Documents pursuant to supplements to the Loan Documents or other documents or instruments in form reasonably satisfactory to the Agent;

(iii) immediately after such transaction, no Default exists;

(iv) immediately after giving pro forma effect to such transaction, as if such transaction had occurred at the beginning of the applicable four-quarter period, either (A) the Successor U.S. Borrower would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Interest Coverage Ratio test set forth in Section 6.01(a) or (B) the Interest Coverage Ratio for the Successor U.S. Borrower and the Restricted Subsidiaries on a consolidated basis would be greater than such ratio for the U.S. Borrower and the Restricted Subsidiaries immediately prior to such transaction;

(v) each Loan Guarantor, unless it is the other party to the transactions described above and is not the Successor U.S. Borrower, shall have by supplement to the Loan Documents confirmed that its guarantee of the Obligations shall apply to such Successor U.S. Borrower’s obligations under the Loan Documents, the Loans and the ~~Loans~~Senior Tranche Advances; and

(vi) the U.S. Borrower shall have delivered to the Agent an Officers’ Certificate and an opinion of counsel, each stating that such consolidation, merger or transfer and such supplements to the Loan Documents, if any, comply with this Agreement and the other Loan Documents;

provided, that the U.S. Borrower shall notify the Agent in writing of any such proposed transaction not less than 3 days prior to the proposed date of consummation of such transaction and shall take all required actions either prior to or within 10 days following such transaction (or such longer period as to which the Agent may consent) in order to preserve and protect the Liens on the Collateral securing the Secured Obligations.

Upon compliance with the foregoing requirements, the Successor U.S. Borrower shall succeed to, and be substituted for, the U.S. Borrower under this Agreement and the other Loan Documents and, except in the case of a lease transaction, the predecessor U.S. Borrower will be released from its obligations hereunder and thereunder. Notwithstanding clauses (iii) and (iv) of paragraph (a) of this Section 6.03, (i) any Restricted Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to, the U.S. Borrower, and (ii) the U.S. Borrower may merge with an Affiliate of the U.S. Borrower incorporated solely for the purpose of reincorporating the U.S. Borrower in another state of the United States of America so long as the amount of Indebtedness of the U.S. Borrower and the Restricted Subsidiaries is not increased thereby.

(b) Subject to Section 10.12, no Subsidiary Guarantor shall, and the U.S. Borrower shall not permit any Subsidiary Guarantor to, consolidate or merge with or into or wind up into (whether or not such Subsidiary Guarantor is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, any Person unless:

(i) (A) such Subsidiary Guarantor is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than such Subsidiary Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation, partnership, limited partnership, limited liability company or trust organized or existing under the laws of the United States of America, any state thereof, the District of Columbia, or any territory thereof (such Subsidiary Guarantor or such Person, as the case may be, being herein called the “Successor Person”), (B) the Successor Person, if other than such Subsidiary Guarantor, expressly assumes all the obligations of such Subsidiary Guarantor under such Subsidiary Guarantor’s Loan Guaranty and the other Loan Documents, pursuant to a Joinder Agreement and supplements to the Loan Documents or other documents or instruments in form reasonably satisfactory to the Agent, (C) immediately after such transaction, no Event of Default exists, and (D) the U.S. Borrower shall have delivered to the Agent an Officers’ Certificate and an opinion of counsel, each stating that such consolidation, merger or transfer and such Joinder Agreement and supplements, if any, comply with this Agreement and the other Loan Documents; or

(ii) the transaction is made in compliance with Section 6.06 (other than clause (e) thereof) or Section 6.07;

provided, that the U.S. Borrower shall notify the Agent in writing of any such proposed transaction not less than 3 days prior to the proposed date of consummation of such transaction and shall take all required actions either prior to or within 10 days following such transaction (or such longer period as to which the Agent may consent) in order to preserve and protect the Liens on the Collateral securing the Secured Obligations.

Upon compliance with the requirements of subclause (i) above, the Successor Person shall succeed to, and be substituted for, such Subsidiary Guarantor under such Subsidiary Guarantor’s Loan Guaranty and the other Loan Documents and, except in the case of a lease transaction, such Subsidiary Guarantor will be released from its obligations thereunder. Notwithstanding the foregoing, any Subsidiary Guarantor may merge into or transfer all or part of its properties and assets to another Subsidiary Guarantor or the U.S. Borrower.

(c) Holdings will not consolidate or merge with or into or wind up into (whether or not Holdings is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, any Person unless (i) Holdings is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than Holdings) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation, limited partnership or limited liability company organized or existing under the laws of the United States of America, any state thereof, the District of Columbia, or any territory thereof (Holdings or such Person, as the case may be, being herein called the “Successor Holdings Guarantor”), (ii) the Successor Holdings Guarantor, if other than Holdings, expressly assumes all the obligations of Holdings under Holdings’ Loan Guaranty and the other Loan Documents, pursuant to a Joinder Agreement or other supplements or other documents or instruments in form reasonably satisfactory to the Agent, (iii) immediately after such transaction, no Event of Default or payment Default exists and (iv) the U.S. Borrower shall have delivered to the Agent an Officers’ Certificate and an opinion of counsel, each stating that such consolidation, merger or transfer and the Joinder Agreement and such supplements or other documents or instruments, if any, comply with this Agreement; provided, that the U.S. Borrower shall notify the Agent in writing of any such proposed transaction not less than 3 days prior to the proposed date of consummation of such transaction and shall take all required actions either prior to or within 10 days following such transaction (or such longer period as to which the Agent may consent) in order to preserve and protect the Liens on the Collateral securing the Secured Obligations.

Upon compliance with the foregoing requirements, the Successor Holdings Guarantor will succeed to, and be substituted for, Holdings under Holdings’ Loan Guaranty and the other Loan Documents and, except in the case of a lease transaction, the predecessor Holdings will be released from its obligations thereunder. Notwithstanding the foregoing, Holdings may merge into or transfer all or part of its properties and assets to a Restricted Subsidiary or the U.S. Borrower, and Holdings may merge with an Affiliate of the U.S. Borrower incorporated solely for the purpose of reincorporating Holdings in another state of the United States of America so long as the amount of Indebtedness of Holdings, the U.S. Borrower and the Restricted Subsidiaries is not increased thereby.

(d) The U.K. Borrower shall not consolidate, amalgamate or merge with or into or wind up into (whether or not the U.K. Borrower is the surviving entity), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to any Person unless (A) a Borrower or a Subsidiary Guarantor shall expressly assume all the Obligations of the U.K. Borrower under this Agreement and the other Loan Documents pursuant to supplements to the Loan Documents or other documents or instruments in form reasonably satisfactory to the Agent, (B) all such Obligations (other than contingent obligations for unasserted claims) of the U.K. Borrower shall have been repaid and no Letters of Credit issued for the account of the U.K. Borrower shall be outstanding or (C) the following conditions shall be satisfied:

(i) the U.K. Borrower is the surviving corporation or the Person formed by or surviving any such consolidation, amalgamation or merger (if other than the U.K. Borrower) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation, limited partnership or other limited liability company organized or existing under the laws of the United States or the jurisdiction in which the U.K. Borrower is organized or incorporated, as the case may be (the U.K. Borrower or such Person, as the case may be, being herein called a “Successor Foreign Borrower”);

(ii) the Successor Foreign Borrower, if other than the U.K. Borrower, expressly assumes all the obligations of the U.K. Borrower under this Agreement pursuant to a supplement to this Agreement in form reasonably satisfactory to the Agent;

(iii) immediately after such transaction, no Event of Default exists;

(iv) the U.S. Borrower and each Loan Guarantor shall have by supplement to the Loan Documents confirmed that its guarantee of the Obligations shall apply to such Successor Foreign Borrower’s obligations under this Agreement; and

(v) the U.S. Borrower shall have delivered to the Agent an Officers’ Certificate and an opinion of counsel, each stating that such consolidation, amalgamation, merger or transfer and such supplements to the Loan Documents, if any, comply with this Agreement and the other Loan Documents.

Upon compliance with the foregoing requirements, the Successor Foreign Borrower shall succeed to, and be substituted for, the U.K. Borrower under this Agreement and, except in the case of a lease transaction, the U.K. Borrower will be released from its obligations hereunder and thereunder. Notwithstanding the foregoing, the U.K. Borrower may transfer all or part of its properties and assets (other than through a merger or consolidation) to the U.S. Borrower or a Subsidiary Guarantor in compliance with Section 6.06 and Section 6.07.

(e) Notwithstanding the foregoing, the Transactions shall be permitted without compliance with this Section 6.03.

(f) For purposes of this Section 6.03, the sale, lease, conveyance, assignment, transfer or other disposition of all or substantially all of the properties and assets of one or more Subsidiaries of the U.S. Borrower or Holdings, as applicable, which properties and assets, if held by the U.S. Borrower or Holdings, as applicable, instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the U.S. Borrower and its Restricted Subsidiaries on a consolidated basis or Holdings and its Subsidiaries on a consolidated basis, as applicable (excluding from such determination any Person that is not a Restricted Subsidiary of the U.S. Borrower), shall be deemed to be the transfer of all or substantially all of the properties and assets of the U.S. Borrower or Holdings, as applicable, on a consolidated basis. However, transfers of assets between or among the U.S. Borrower and the Restricted Subsidiaries in compliance with Section 6.06 and Section 6.07 shall not be subject to this Section 6.03(f).

SECTION 6.04 Limitation on Restricted Payments. The U.S. Borrower shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly (x) declare or pay any dividend or make any distribution on account of the U.S. Borrower’s or any Restricted Subsidiary’s Equity Interests, including any dividend or distribution payable in connection with any merger, amalgamation or consolidation, other than (A) dividends or distributions or other similar payments by the U.S. Borrower payable in Equity Interests (other than Disqualified Stock) of the U.S. Borrower or (B) dividends or distributions or other similar payments by a Restricted Subsidiary so long as, in the case of any dividend or distribution payable on or in respect of any class or series of securities issued by a Restricted Subsidiary other than a Wholly-Owned Subsidiary, the U.S. Borrower or a Restricted Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests in such class or series of securities, (y) purchase, redeem, defease or otherwise acquire or retire for value any Equity Interests of the U.S. Borrower or any direct or indirect parent of the U.S. Borrower, including in connection with any merger or consolidation, or (z) make any principal payment on, or redeem, repurchase, defease or otherwise acquire or retire for value in each case, prior to any scheduled repayment, sinking fund payment or maturity, any Specified Indebtedness (other than the purchase, repurchase or other acquisition of Specified Indebtedness purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of purchase, repurchase or acquisition) (all such payments and other actions set forth in clauses (x) through (z) above being collectively referred to as “Restricted Payments”), other than:

(i) Restricted Payments in an amount not to exceed the Applicable Amount; provided that, at the time any such Restricted Payment is made and after giving pro forma effect to such Restricted Payment, the Consolidated Secured Debt Ratio is equal to or less than 3.25 to 1.00;

(ii) the defeasance, redemption, repurchase or other acquisition or retirement of Specified Indebtedness of the U.S. Borrower or a Subsidiary Guarantor made by exchange for, or out of the proceeds of the substantially concurrent sale of, Refinancing Indebtedness of such Person that is incurred in compliance with Section 6.01(b)(xv);

(iii) a Restricted Payment to pay for the repurchase, retirement or other acquisition or retirement for value of Equity Interests in any direct or indirect parent companies of the U.S. Borrower held by any future, present or former employee, director, manager or consultant (or their respective estates, Controlled Investment Affiliates or Immediate Family Members) of the U.S. Borrower, any of its Subsidiaries or any of its direct or indirect parent companies or any other entity in which the U.S. Borrower or a Restricted Subsidiary has an Investment and that is designated in good faith as an “affiliate by the Board of Directors of the U.S. Borrower (or the compensation committee thereof), in each case pursuant to any stockholders’ agreement, any management equity plan or stock incentive plan or any other management or employee benefit plan or agreement; provided that the aggregate Restricted Payments made under this clause (iii) do not exceed $20.0 million in the first fiscal year following the Closing Date (which amount shall be increased by $2.5 million each fiscal year thereafter and, if applicable, shall increase to $25.0 million subsequent to the consummation of an underwritten public Equity Offering by the U.S. Borrower or any direct or indirect parent entity of the U.S. Borrower) (with unused amounts in any fiscal year being carried over to succeeding fiscal years subject to a maximum (without giving effect to the following proviso) of $25.0 million in any fiscal year (which amount shall be increased to $40.0 million subsequent to the consummation of an underwritten public Equity Offering of any direct or indirect parent entity of the U.S. Borrower); provided, further, that such amount in any fiscal year may be increased by an amount not to exceed the (A) cash proceeds of key man life insurance policies received by the U.S. Borrower and the Restricted Subsidiaries after the Closing Date, plus (B) the cash proceeds from the sale of Equity Interests (other than Disqualified Stock) of the U.S. Borrower and, to the extent contributed to the U.S. Borrower,

Equity Interests of any of the U.S. Borrower’s direct or indirect parent companies, in each case to members of management, directors, managers or consultants (or their respective estates, Controlled Investment Affiliates or Immediate Family Members), of the U.S. Borrower, any of its Subsidiaries or any of its direct or indirect parent companies that occurs after the Closing Date, to the extent the cash proceeds from the sale of such Equity Interests have not otherwise been applied to the payment of Restricted Payments in reliance on clause (i) of this Section 6.04 or the making of Investments in reliance on clause (q) of the definition of Permitted Investments, less (C) the amount of any Restricted Payments previously made pursuant to clauses (A) and (B) of this clause (iii); and provided, further, that cancellation of Indebtedness owing to the U.S. Borrower or any Restricted Subsidiary from members of management, directors, managers or consultants (or their respective estates, Controlled Investment Affiliates or Immediate Family Members), of the U.S. Borrower, any of its direct or indirect parent companies or any Restricted Subsidiary in connection with a repurchase of Equity Interests of any of the U.S. Borrower’s direct or indirect parent companies shall not be deemed to constitute a Restricted Payment for purposes of this Section 6.04 or any other provision of this Agreement;

(iv) Restricted Payments that are made with Excluded Contributions;

(v) the declaration and payment of dividends by the U.S. Borrower to, or the making of loans to, its direct or indirect parent company in amounts required for the U.S. Borrower’s direct or indirect parent companies to pay, in each case without duplication, (A) franchise taxes and other fees, taxes and expenses required to maintain their corporate existence, (B) so long as the U.S. Borrower is treated as a pass-through entity or as a member of a consolidated, combined, unitary or similar group with such direct or indirect parent company for U.S. federal, state, local or foreign income tax purposes, such foreign, federal state and local income taxes, as the case may be, (1) to the extent such income taxes are attributable to the combined net income of the U.S. Borrower and its Restricted Subsidiaries and (2) to the extent such taxes are attributable to the combined net income of such Unrestricted Subsidiaries (but only in an amount not to exceed the amount actually received from its Unrestricted Subsidiaries and not otherwise distributed to the U.S. Borrower’s direct or indirect parent companies), in each case, taking into account any carryovers of any combined net losses of U.S. Borrower and its Restricted Subsidiaries or Restricted Subsidiaries, as the case may be; provided that in each case the amount of such payments in any fiscal year does not exceed the amount that U.S. Borrower and its Restricted Subsidiaries would have been required to pay in respect of such foreign, federal, state and local taxes for such fiscal year were U.S. Borrower not treated as a pass-through entity or a member of a consolidated, combined, unitary or similar group with the direct or indirect parent company; (C) customary salary, bonus and other benefits payable to officers and employees of any direct or indirect parent company of the U.S. Borrower to the extent such salaries, bonuses and other benefits are attributable to the ownership or operation of the U.S. Borrower and its Restricted Subsidiaries, (D) general corporate overhead expenses of any direct or indirect parent company of the U.S. Borrower to the extent such expenses are attributable to the ownership or operation of the U.S. Borrower and its Restricted Subsidiaries, including payments pursuant to retention programs described in the offering memorandum in respect of the Senior Notes, and (E) reasonable fees and expenses incurred in connection with any unsuccessful debt or equity offering by such direct or indirect parent company of the U.S. Borrower;

(vi) any Restricted Payments made as part of the Transactions and the fees and expenses related thereto to the extent the aggregate amount thereof is disclosed as an expense in connection with the Transactions pursuant to the Information Memorandum;

(vii) ~~distributions or payments of Receivables Fees;~~Reserved;

(viii) the redemption, repurchase, retirement or other acquisition of any Equity Interests of the U.S. Borrower or any Equity Interests of any direct or indirect parent company of the U.S. Borrower, in exchange for, or out of the proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary) of, Equity Interests of the U.S. Borrower (other than any Disqualified Stock) or, to the extent the proceeds thereof have actually been contributed to the U.S. Borrower, Equity Interests of any direct or indirect parent company of the U.S. Borrower (“Refunding Capital Stock”);

(ix) the payment of any dividend or distribution within 60 days after the date of declaration thereof, if at the date of declaration such payment would have complied with the provisions of this Agreement;

(x) repurchases of Equity Interests deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants;

(xi) Restricted Payments made pursuant to agreements set forth on Schedule 6.04;

(xii) other Restricted Payments in an amount which, when taken together with all other Restricted Payments made pursuant to this clause (xii) and all Investments outstanding in reliance on clause (u) of the definition of “Permitted Investments”, does not exceed the greater of (x) $100.0 million and (y) 2.0% of Total Assets;

(xiii) the distribution, as a dividend or otherwise (and the declaration of such dividend), of Equity Interest of, or Indebtedness issued to the U.S. Borrower or a Restricted Subsidiary by, any Unrestricted Subsidiary (other than Unrestricted Subsidiaries, the primary assets of which are cash and/or Cash Equivalents);

(xiv) the declaration and payment of dividends to holders of any class or series of Disqualified Stock of the U.S. Borrower or any Restricted Subsidiary issued in accordance with Section 6.01 to the extent such dividends are included in the definition of “Interest Charges”;

(xv) the declaration and payment of dividends (A) to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) issued by the U.S. Borrower after the Closing Date (provided that the amount of dividends paid pursuant to this subclause (A) shall not exceed the aggregate amount of cash actually received by the U.S. Borrower from the sale of such Designated Preferred Stock), (B) to a direct or indirect parent company of the U.S. Borrower, the proceeds of which will be used to fund the payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) of such parent company issued after the Closing Date, or (C) on Refunding Capital Stock that is Preferred Stock (provided that the amount of dividends paid pursuant to subclause (B) shall not exceed the aggregate amount of cash actually contributed to the U.S. Borrower from the sale of such Preferred Stock); provided that (x) all such dividends are included in “Interest Charges” and (y) in the case of each of (A), (B) and (C) of this clause (xv), that for the most recently ended four full fiscal quarters financial statements have been delivered pursuant to Section 5.01, after giving effect to such issuance or declaration on a pro forma basis, the U.S. Borrower and the Restricted Subsidiaries on a consolidated basis would have had an Interest Coverage Ratio of at least 2.00 to 1.00;

(xvi) to the extent such public offering does not increase the Applicable Amount, the declaration and payment of dividends on the U.S. Borrower’s common stock following the first public offering of the U.S. Borrower’s common stock or the common stock of any of its direct or indirect parent companies after the Closing Date, of up to 6% per annum of the net proceeds received by or contributed to the U.S. Borrower in or from any such public offering, other than public offerings with respect to the U.S. Borrower’s common stock registered on Form S–4 or Form S–8 and other than any public sale constituting an Excluded Contribution;

(xvii) payments made or expected to be made by the U.S. Borrower or any Restricted Subsidiary (including payment to any direct or indirect parent company of the U.S. Borrower) in respect of withholding or similar Taxes of any future, present or former employee, director, manager or consultant of such entities or their respective estates, Controlled Investment Affiliates or Immediate Family Members and any repurchases of Equity Interests of the U.S. Borrower or any Restricted Subsidiary or any direct or indirect parent company of the U.S. Borrower in consideration of such payments including deemed repurchases;

(xviii) Restricted Payments in an amount equal to any reduction in taxes actually realized by the U.S. Borrower and its Restricted Subsidiaries in the form of refunds or credits or from deductions when applied to offset income or gain as a direct result of (i) transaction fees and expenses, (ii) commitment and other financing fees or (iii) severance, change in control and other compensation expense incurred in connection with the exercise, repurchase, rollover or payout of stock options or bonuses, in each case in connection with the Transactions;

(xix) Repurchases, repayments or prepayments of Senior Notes and/or Senior Subordinated Notes with the proceeds of Asset Sales that do not constitute Asset Sale Prepayment Events by virtue of the operation of clause (c) of the definition thereof in an aggregate principal amount for all such repurchases from and after the Closing Date not to exceed $300,000,000 (plus all accrued and unpaid interest thereon and all applicable fees and prepayment premiums directly related to such repurchases); and

(xx) Restricted Payments in an aggregate amount equal to Specified Equity Contributions made from and after the Closing Date to the extent that the U.S. Borrower and the Restricted Subsidiaries, at the time any such Restricted Payment is made, shall have complied with the covenant set forth in Section 6.10 for the two most recently completed fiscal quarters other than as a result of any additional Specified Equity Contribution having been made pursuant to Section 7.03.

provided, however, that at the time of, and after giving effect to, any Restricted Payment permitted under clauses (i), (xii), (xvi) and (xx) of this Section 6.04, no Default shall have occurred and be continuing or would occur as a consequence thereof.

SECTION 6.05 Limitations on Transactions with Affiliates.

(a) The U.S. Borrower shall not, and shall not permit any Restricted Subsidiary to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the U.S. Borrower (each of the foregoing, an “Affiliate Transaction”) involving aggregate payments or consideration in excess of $10.0 million, unless (i) such Affiliate Transaction is on terms that are not materially less favorable to the U.S. Borrower or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the U.S. Borrower or such Restricted Subsidiary with an unrelated Person and (ii) the U.S. Borrower delivers to the Agent with respect to any Affiliate

Transaction or series of related Affiliate Transactions involving aggregate payments or consideration in excess of $25.0 million, a Board Resolution adopted by the majority of the members of the Board of Directors of the U.S. Borrower approving such Affiliate Transaction and set forth in an Officers’ Certificate certifying that such Affiliate Transaction complies with clause (i) above.

(b) The limitations set forth in paragraph (a) of this Section 6.05 shall not apply to:

(i) transactions between or among the U.S. Borrower or any of the Restricted Subsidiaries or any entity that becomes a Restricted Subsidiary as a result of such transaction;

(ii) Restricted Payments that are permitted by the provisions of Section 6.04 and Permitted Investments;

(iii) the payment of reasonable and customary fees paid to, and indemnities provided on behalf of, officers, directors, managers, employees or consultants of the U.S. Borrower, any of its direct or indirect parent companies or any Restricted Subsidiary;

(iv) payments by the U.S. Borrower or any Restricted Subsidiary to any of the Sponsors for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including in connection with acquisitions or divestitures, which payments are approved by a majority of the members of the Board of Directors of the U.S. Borrower in good faith;

(v) transactions in which the U.S. Borrower or any Restricted Subsidiary, as the case may be, delivers to the Agent a letter from an Independent Financial Advisor stating that such transaction is fair to the U.S. Borrower or such Restricted Subsidiary from a financial point of view or meets the requirements of clause (i) of paragraph (a) of this Section 6.05;

(vi) (A) payments and Indebtedness, Disqualified Stock and Preferred Stock (and cancellations of any thereof) of the U.S. Borrower and its Restricted Subsidiaries to any future, present or former employee, director, manager or consultant (or their respective estates, Controlled Investment Affiliates or Immediate Family Members) of the U.S. Borrower, any of its Subsidiaries or any of its direct or indirect parent companies or any other entity in which the U.S. Borrower or a Restricted Subsidiary has an Investment and that is designated in good faith as an “affiliate” by the Board of Directors of the U.S. Borrower (or the compensation committee thereof), in each case pursuant to (A) any stockholders’ agreement, management equity plan or stock option plan or any other management or employee benefit, plan or agreement; and (B) any employment agreements, stock option plans and other compensatory and any supplemental executive retirement benefit plans or arrangements with any such employees, directors, managers or consultants (or their respective estates, Controlled Investment Affiliates or Immediate Family Members) that are, in each case, approved by the U.S. Borrower in good faith;

(vii) any agreement, instrument or arrangement as in effect as of the Closing Date and, to the extent entered into following December 31, 2006 and, if involving aggregate consideration in excess of $10.0 million, set forth on Schedule 6.05, or any amendment thereto (so long as any such amendment is not disadvantageous to the Lenders when taken as a whole in any material respect as compared to the applicable agreement as in effect on the Closing Date as reasonably determined in good faith by the U.S. Borrower);

(viii) the existence of, or the performance by the U.S. Borrower or any of the Restricted Subsidiaries of its obligations under the terms of, any stockholders agreement or its equivalent (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of the Closing Date, and any similar agreements which it may enter into thereafter; provided, however, that the existence of, or the performance by the U.S. Borrower or any Restricted Subsidiary of obligations under any future amendment to any such existing agreement or under any similar agreement entered into after the Closing Date shall only be permitted by this clause (ix) to the extent that the terms of any such existing agreement together with all amendments thereto, taken as a whole, or new agreement do not require payments by the U.S. Borrower or any Restricted Subsidiary that are materially in excess of those required pursuant to the terms of the original agreement in effect on the Closing Date as reasonably determined in good faith by the U.S. Borrower;

(ix) the Transactions and the payment of all fees and expenses related to the Transactions in the amounts disclosed in the Information Memorandum;

(x) transactions with customers, clients, suppliers, or purchasers or sellers of goods or services that are Affiliates, in each case in the ordinary course of business and otherwise in compliance with the terms of this Agreement that are fair to the U.S. Borrower and the Restricted Subsidiaries, in the reasonable determination of the Board of Directors or the senior management of the U.S. Borrower, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party or consistent with past practice;

(xi) the issuance or transfer of Equity Interests (other than Disqualified Stock) of Holdings to any Permitted Holder or to any former, current or future director, manager, officer, employee or consultant (or their respective estates, Controlled Investment Affiliates or Immediate Family Members) of the U.S. Borrower, any of its Subsidiaries or any direct or indirect parent company thereof;

(xii) ~~sales of accounts receivable, payment intangibles and related assets or participations therein, in connection with any Receivables Facility and Standard Receivables Facility Undertakings;~~Reserved;

(xiii) investments by the Sponsors and the Management Stockholders in securities of the U.S. Borrower or any of its Restricted Subsidiaries (and payment of reasonable out-of-pocket expenses incurred by such Sponsors in connection therewith) so long as (A) the investment is being offered generally to other investors on the same or more favorable terms and (B) the investment constitutes less than 5.0% of the proposed or outstanding issue amount of such class of securities; and

(xiv) payments to or from, and transactions with, any joint venture in the ordinary course of business.

SECTION 6.06 Dispositions. The U.S. Borrower shall not and shall not permit any Restricted Subsidiary to make any Disposition or enter into any agreement to make any Disposition, except:

(a) Dispositions of obsolete or worn out tangible property, whether now owned or hereafter acquired, in the ordinary course of business and Dispositions of property no longer used or useful in the conduct of the business of the U.S. Borrower and the Restricted Subsidiaries;

(b) Dispositions of inventory (including the resale of any plane purchased by the U.S. Borrower or any Restricted Subsidiary pursuant to trade-in guarantees and other similar agreements), goods held for sale and immaterial assets in the ordinary course of business;

(c) Dispositions of property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such Disposition are promptly applied to the purchase price of such replacement property;

(d) Dispositions of property to the U.S. Borrower or to a Restricted Subsidiary (including through the dissolution of any Restricted Subsidiary); provided that if the transferor of such property is a Subsidiary Guarantor or the U.S. Borrower (i) the transferee thereof must either be the U.S. Borrower or a Subsidiary Guarantor or (ii) to the extent such transaction constitutes an Investment, such transaction is permitted under Section 6.07;

(e) Dispositions permitted by Sections 6.03 and 6.04 and Liens permitted by Section 6.02;

(f) Dispositions of Cash Equivalents or Investment Grade Securities;

(g) Dispositions of accounts receivable in connection with the collection or compromise thereof ~~or Dispositions of accounts receivable, payment intangibles and related assets in connection with any Receivables Facility permitted under Section 6.01(b)(i)~~;

(h) leases, subleases, assignments, licenses or sublicenses (including the provision of software under an open source license), in each case in the ordinary course of business and which do not materially interfere with the business of Holdings, the U.S. Borrower and the Restricted Subsidiaries;

(i) transfers of property subject to Casualty Events upon receipt of the Net Cash Proceeds of such Casualty Event, and foreclosures on assets;

(j) Dispositions of property not otherwise permitted under this Section 6.06; provided that (i) at the time of such Disposition (other than any such Disposition made pursuant to a legally binding commitment entered into at a time when no Default exists), no Default shall exist or would result from such Disposition and (ii) with respect to any Disposition pursuant to this clause (j) with an aggregate fair market value in excess of $25.0 million, the U.S. Borrower or a Restricted Subsidiary shall receive not less than 75% of such consideration in the form of cash or Cash Equivalents (in each case, free and clear of all Liens at the time received, other than nonconsensual Liens permitted by Section 7.02); provided, however, that for the purposes of this clause (ii), (A) any liabilities (as shown on the most recent consolidated balance sheet of the U.S. Borrower provided hereunder or in the footnotes thereto) of the U.S. Borrower or such Restricted Subsidiary, other than with respect to Indebtedness that is not secured by the assets disposed of, that are assumed by the transferee with respect to the applicable Disposition and for which the U.S. Borrower and all of the Restricted Subsidiaries shall have been validly released by all applicable creditors, (B) any securities received by the U.S. Borrower or such Restricted Subsidiary from such transferee that are converted by the U.S. Borrower or such Restricted Subsidiary into cash (to the extent of the cash received) within 180 days following the closing of the applicable Disposition and (C) any Designated Noncash Consideration received by the U.S. Borrower or such Restricted Subsidiary in respect of such Disposition having an aggregate fair market value, taken together with all other Designated Noncash Consideration received pursuant to this clause (C) that is at that time outstanding, not in excess of the greater of (x) $120.0 million and (y) 3.0% of Total Assets of the U.S. Borrower at the time of the receipt of such Designated Noncash Consideration, with the fair market value of each item of Designated Noncash Consideration being measured at the time received and without giving effect to subsequent changes in value, shall in each case of clauses (A), (B) and (C) be deemed to be cash;

(k) any issuance or sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary;

(l) to the extent allowable under Section 1031 of the Code (or comparable or successor provision), any exchange of like property (excluding any boot thereon permitted by such provision) for use in a Permitted Business;

(m) the unwinding of any Hedging Obligations;

(n) Dispositions in connection with Sale and Lease-Back Transactions permitted by Section 6.01(b)(xxi);

(o) Dispositions of Investments in joint ventures to the extent required by, or made pursuant to customary buy/sell arrangements between, the joint venture parties set forth in joint venture arrangements and similar binding arrangements;

(p) Dispositions of property acquired by the U.S. Borrower or any Restricted Subsidiary after the Closing Date pursuant to asset securitizations permitted by section 6.01(b)(i);

(q) non-core assets acquired in an acquisition disposed of by the U.S. Borrower or its Restricted Subsidiaries within 24 months of such acquisition;

(r) Dispositions which are required by court order or regulatory decree or otherwise required or compelled by regulatory authorities;

(s) any Disposition to the extent not involving property (when taken together with any related Disposition or series of Dispositions) with a fair market value in excess of $5.0 million; and

(t) Dispositions of Intercompany IRBs to the extent that, on the date of such Disposition, the obligor in respect of such Intercompany IRBs could have incurred the Indebtedness evidenced thereby under Section 6.01 hereof;

provided that any Disposition or series of related Dispositions of any property pursuant to this Section 6.06 with a fair market value in excess of $25.0 million (except for Dispositions from a Restricted Subsidiary to a Loan Party or from a Restricted Subsidiary that is not a Loan Party to another Restricted Subsidiary that is not a Loan Party), shall be for no less than the fair market value of such property at the time of such Disposition. To the extent any Collateral is Disposed of as expressly permitted by this Section 6.06 to any Person other than a Loan Party, such Collateral shall be sold free and clear of the Liens created by the Loan Documents, and the Agent shall be authorized to take any actions deemed appropriate in order to effect the foregoing.

SECTION 6.07 Limitation on Investments and Designation of Unrestricted Subsidiaries.

(a) The U.S. Borrower shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, make any Investment other than Permitted Investments.

(b) The U.S. Borrower shall not permit any Unrestricted Subsidiary to become a Restricted Subsidiary except pursuant to the penultimate paragraph of the definition of “Unrestricted Subsidiary”. For purposes of designating any Restricted Subsidiary as an Unrestricted Subsidiary, all outstanding Investments by the U.S. Borrower and the Restricted Subsidiaries (except to the extent repaid) in the subsidiary so designated shall be deemed to be Investments in an amount determined as set forth in the last sentence of the definition of “Investment”. Such designation shall be permitted only if an Investment by the U.S. Borrower and its Restricted Subsidiaries pursuant to the definition of Permitted Investments and if such Subsidiary otherwise meets the definition of an “Unrestricted Subsidiary”.

SECTION 6.08 Dividends and Other Payment Restrictions Affecting Restricted Subsidiaries.

(a) The U.S. Borrower shall not, and shall not permit any Restricted Subsidiary that is not a Subsidiary Guarantor to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction on the ability of any such Restricted Subsidiary to:

(i) (A) pay dividends or make any other distributions to the U.S. Borrower or any Restricted Subsidiary on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits, or (B) pay any Indebtedness owed to the U.S. Borrower or any Restricted Subsidiary;

(ii) make loans or advances to the U.S. Borrower or any Restricted Subsidiary; or

(iii) sell, lease or transfer any of its properties or assets to the U.S. Borrower or any Restricted Subsidiary.

(b) The limitations set forth in clause (a) of this Section 6.08 shall not apply (in each case) to such encumbrances or restrictions existing under or by reason of:

(i) contractual encumbrances or restrictions in effect on the Closing Date, including pursuant to the Loan Documents and the related documentation (including Collateral Documents) and Hedging Obligations;

(ii) (A) the Senior Note Documents and the Senior Notes and the subsidiary guarantees of the Senior Notes issued thereunder and (B) the Senior Subordinated Note Documents and the Senior Subordinated Notes and the subsidiary guarantees of the Senior Subordinated Notes issued thereunder;

(iii) purchase money obligations for property acquired in the ordinary course of business and Capitalized Lease Obligations that impose restrictions of the nature described in clause (iii) of paragraph (a) of this Section 6.08 on the property so acquired;

(iv) applicable law or any applicable rule, regulation or order;

(v) any agreement or other instrument of a Person acquired by the U.S. Borrower or any Restricted Subsidiary in existence at the time of such acquisition or at the time it merges with or into the U.S. Borrower or any Restricted Subsidiary or assumed in connection with the acquisition of assets from such Person (but not created in connection therewith or in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person so acquired and its Subsidiaries, or the property or assets of the Person so acquired and its Subsidiaries, or the property or assets so assumed;

(vi) contracts for the sale of assets, including customary restrictions with respect to a Restricted Subsidiary pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Restricted Subsidiary;

(vii) Secured Indebtedness otherwise permitted to be incurred pursuant to Sections 6.01 and 6.02 that limit the right of the debtor to dispose of the assets securing such Indebtedness;

(viii) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

(ix) other Indebtedness, Disqualified Stock or Preferred Stock of Foreign Subsidiaries or Restricted Subsidiaries which are not Subsidiary Guarantors permitted to be incurred after the Closing Date pursuant to Section 6.01;

(x) customary provisions in joint venture agreements and other similar agreements;

(xi) customary provisions contained in leases, licenses and similar agreements, including with respect to Intellectual Property entered into in the ordinary course of business;

(xii) ~~restrictions created in connection with any Receivables Facility; provided that, in the case of Receivables Facilities established after the Closing Date, such restrictions are necessary or advisable, in the good faith determination of the U.S. Borrower, to effect such Receivables Facility;~~Reserved;

(xiii) restrictions or conditions contained in any trading, netting, operating, construction, service, supply, purchase or other agreement to which the U.S. Borrower or any of its Restricted Subsidiaries is a party entered into in the ordinary course of business; provided that such agreement prohibits the encumbrance of solely the property or assets of the U.S. Borrower or such Restricted Subsidiary that are the subject of such agreement, the payment rights arising thereunder or the proceeds thereof and does not extend to any other asset or property of the U.S. Borrower or such Restricted Subsidiary or the assets or property of any other Restricted Subsidiary; and

(xiv) encumbrances or restrictions contained in Indebtedness permitted to be incurred pursuant to Section 6.01(b)(xxii)(B) that apply only to the Person or assets acquired with the proceeds of such Indebtedness;

(xv) Reserved; and

(xvi) any encumbrances or restrictions of the type referred to in clauses (i), (ii) and (iii) of paragraph (a) of this Section 6.08 imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (i) through (xiv) of this paragraph (b); provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the U.S. Borrower, not materially more restrictive with respect to such encumbrance and other restrictions taken as a whole than those prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing; provided, further, that, with respect to contracts, instruments or obligations existing on the Closing Date, any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are not materially more restrictive with respect to such encumbrances and other restrictions than those contained in such contracts, instruments or obligations as in effect on the Closing Date.

SECTION 6.09 Amendments to Specified Indebtedness. Without the consent of the Required Lenders, the U.S. Borrower will not amend, modify or alter the documentation governing any Specified Indebtedness in any way to:

(a) increase the rate of or change the time for payment of interest on any Specified Indebtedness;

(b) advance the final maturity date of or shorten the Weighted Average Life to Maturity of any Specified Indebtedness;

(c) alter the redemption provisions or the price or terms at which the U.S. Borrower is required to offer to purchase any Specified Indebtedness in any manner adverse to the Lenders; or

(d) amend the provisions of documentation governing any Indebtedness arising under Senior Subordinated Notes Indenture that relate to subordination in any manner adverse to the Lenders.

SECTION 6.10 Maximum Consolidated Secured Debt Ratio.

(a) For so long as any Revolving Commitment is outstanding, the U.S. Borrower shall maintain a Consolidated Secured Debt Ratio, as determined as of the last day of each fiscal quarter set forth below, of not more than the maximum ratio set forth below opposite such fiscal quarter:

Fiscal Quarter Ending	Maximum Secured Debt Ratio
March 31, 2008	4.63 to 1.00
June 30, 2008	4.63 to 1.00
September 30, 2008	4.38 to 1.00
December 31, 2008	4.38 to 1.00
March 31, 2009	4.13 to 1.00
June 30, 2009	3.88 to 1.00
September 30, 2009	3.88 to 1.00
December 31, 2009	3.63 to 1.00
March 31, 2010	3.38 to 1.00
June 30, 2010	3.38 to 1.00
September 30, 2010	3.38 to 1.00

Fiscal Quarter Ending	Maximum Secured Debt Ratio
December 31, 2010	3.38 to 1.00
March 31, 2011	3.38 to 1.00
June 30, 2011	3.38 to 1.00
September 30, 2011	3.38 to 1.00
December 31, 2011	3.38 to 1.00
March 31, 2012	3.38 to 1.00
June 30, 2012	3.38 to 1.00
September 30, 2012	3.38 to 1.00
December 31, 2012 and thereafter	3.38 to 1.00

(b) Minimum Liquidity. For any fiscal quarter for which any Revolving Loans are outstanding on the last day of such fiscal quarter, to the extent that compliance with Section 6.10(a) hereof by the U.S. Borrower is waived as of such date pursuant to the Second Amendment (as defined below) the U.S. Borrower shall not permit as of and determined on the last day of such fiscal quarter the sum of (i) the aggregate amount of Unrestricted Cash and Cash Equivalents of the U.S. Borrower and its Domestic Subsidiaries; provided that, without duplication of the effect of any Specified Equity Contribution made pursuant to Section 7.03 hereof, any cash equity contribution (other than in respect of Disqualified Stock of the U.S. Borrower) made to the U.S. Borrower or Holdings (provided that the proceeds thereof have been contributed or provided to the U.S. Borrower as cash common equity) on or prior to the date that is 20 days after the last day of such fiscal quarter and so designated by the U.S. Borrower to the Agent at the time such contribution is made as a curing equity contribution under this Section 6.10(b), shall be counted under this clause (i) as Unrestricted Cash and Cash Equivalents of the U.S. Borrower as of the last day of such fiscal quarter to the extent such contribution is not designated as an Excluded Contribution; provided that (a) in each four fiscal quarter period, there shall be a period of at least one fiscal quarter in respect of which no such curing equity contribution is made, (b) the amount of any such curing equity contribution shall be no greater than the amount required to cause the U.S. Borrower to be in compliance with Section 6.10(b) and (c) all such curing equity contributions shall be disregarded for any purpose under any Loan Document other than determining compliance with Section 6.10(b) in such quarter or any subsequent quarter, plus (ii) the amount of the aggregate Revolving Available Credit, to be less than the sum of (x) $162,500,000, plus (y) 50% of the amount by which the net cash proceeds of any New Term Loans made to the U.S. Borrower pursuant to Section 2.19 of the Credit Agreement after the date of the Second Amendment and prior to March 31, 2010 exceeds $200,000,000.

(c) Minimum Adjusted EBITDA. To the extent (i) any Revolving Commitment is outstanding on the last day of a period indicated below and (ii) compliance with Section 6.10(a) hereof by the U.S. Borrower is waived as of the last day of such period pursuant to the Second Amendment, the U.S. Borrower shall not permit its Adjusted EBITDA for such period, calculated with such pro forma adjustments to Adjusted EBITDA, mutatis mutandis, as are set forth in the definition of “Interest Coverage Ratio,” to be less than the respective amount set forth below:

Period	Minimum Adjusted EBITDA

Two full consecutive fiscal quarters ending on or about June 30, 2011	$42.9 million

Three full consecutive fiscal quarters ending on or about September 30, 2011	$78.6 million

Four full consecutive fiscal quarters ending on or about December 31, 2011	$112.5 million

Four full consecutive fiscal quarters ending on or about March 31, 2012	$143.9 million

Four full consecutive fiscal quarters ending on or about June 30, 2012	$198.4 million

Four full consecutive fiscal quarters ending on or about September 30, 2012	$226.5 million

Four full consecutive fiscal quarters ending on or about December 31, 2012	$276.8 million

For the avoidance of doubt (1) under no circumstance shall the making of any pro forma adjustments to Adjusted EBITDA, as set forth above, result in the adjustments pursuant to clause (l) of the definition of “Consolidated Net Income”, clause (a)(vii) of the definition of “EBITDA”, or the definitions of “Consolidated Net Income” and “EBITDA” with respect to inventory (including, but not limited to, impairment charges, asset write-offs or write-downs, dispositions or abandonments in each case with respect to inventory) being given any effect in any calculation of Adjusted EBITDA and (2) any Specified Equity Contributions made pursuant to Section 7.03 that are included in the calculation of EBITDA with respect to a fiscal quarter and applicable subsequent periods shall be included in the calculation of Adjusted EBITDA for the purpose of determining compliance with this Section 6.10(c) with respect to such fiscal quarter and applicable subsequent periods.

For purposes of this Section 6.10:

“Adjusted EBITDA” means, for purposes of any calculation pursuant to Section 6.10(c) after the effective date of the Second Amendment, with respect to any Person for any period, the EBITDA of such Person for such period without giving effect to any adjustments pursuant to (1) clause (l) of the definition of “Consolidated Net Income”; (2) clause (a)(vii) of the definition of “EBITDA”; or (3) the definitions of “Consolidated Net Income” and “EBITDA” with respect to inventory (including, but not limited to, impairment charges, asset write-offs or write-downs, dispositions or abandonments in each case with respect to inventory).

“Second Amendment” means that certain Second Amendment to Credit Agreement, dated as of November 6, 2009, by and among Holdings, the Borrowers, the other Guarantors, Lenders and other parties party thereto.

SECTION 6.11 ~~Reserved~~Variance Covenant. The U.S. Borrower will not permit Net Cash Flow for any Variance Covenant Testing Period to deviate from the projected Net Cash Flow for such period set forth in the Approved Budget by more than (a) twenty percent (20%) for the Variance Covenant Testing Period ending April 7, 2012, (b) fifteen percent (15%) for the Variance Covenant Testing Period ending April 21, 2012 and (c) five percent (5%) for any Variance Covenant Testing Period ending thereafter.

SECTION 6.12 Hawker Beechcraft Notes Corporation. HBNC will not hold any material assets, become liable for any material obligations or engage in any significant business activities; provided that HBNC may be a co-obligor or guarantor with respect to Indebtedness if HBAC is an obligor of such Indebtedness and the net proceeds of such Indebtedness are received by HBAC or one or more of HBAC’s Restricted Subsidiaries other than HBNC.

SECTION 6.13 Business of U.S. Borrower and Restricted Subsidiaries. The U.S. Borrower and the Restricted Subsidiaries, taken as a whole, will not fundamentally and substantially alter the character of their business, taken as a whole, from the business conducted by the U.S. Borrower and the Restricted Subsidiaries, taken as a whole, on the Closing Date.

ARTICLE VII

EVENTS OF DEFAULT

SECTION 7.01 Events of Default. If any of the following events (“Events of Default”) shall occur:

(a) Non-Payment. Any Borrower or any other Loan Party fails to pay (i) when and as required to be paid herein, any amount of principal of any Loan or Senior Tranche Advance, or (ii) within five (5) days after the same becomes due, any interest on any Loan or Senior Tranche Advance or any other amount payable hereunder or with respect to any other Loan Document; or

(b) Specific Covenants. The U.S. Borrower fails to perform or observe any term, covenant or agreement contained in any of Sections 5.02(a) ~~or~~, 5.03 (solely with respect to Holdings and the Borrowers), 5.11(i) or 5.13 or Article 6; provided that (i) any Event of Default under Section 6.10 is subject to cure as contemplated by Section 7.03 and (ii) any Event of Default arising from the failure to be in compliance with the ratios under Section 6.10 as of any fiscal quarter end shall not constitute an Event of Default with respect to the Term Loan Facility until the earlier of (x) the date that is 20 days after the date the financial statements for such fiscal quarter are required to be delivered for such fiscal quarter pursuant to Section 5.01(a) or (b), and (y) the date on which the Agent or the Revolving Lenders exercise any remedies with respect to the Revolving Facilities in accordance with Section 7.02; and provided, further, that any Event of Default under Section 6.10 may be waived, amended or otherwise modified from time to time by the Required Revolving Lenders pursuant to Section 9.02; or

(c) Other Defaults. Any Borrower or any Loan Party fails to perform or observe any other covenant or agreement (not specified in Section 7.01(a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for thirty (30) days after notice thereof by the Agent to the U.S. Borrower; or

(d) Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of the U.S. Borrower or any other Loan Party herein, in any other Loan Document, or in any document required to be delivered in connection herewith or therewith shall be incorrect or misleading in any material respect when made or deemed made; or

(e) Cross-Default. Any Loan Party or any Restricted Subsidiary (A) fails to make any payment beyond the applicable grace period with respect thereto, if any (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Material Indebtedness, or (B) fails to observe or perform any other agreement or condition relating to any such Material Indebtedness, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Material Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Material Indebtedness to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity; provided that this clause (e)(B) shall not apply to secured Material Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Material Indebtedness, if such sale or transfer is permitted hereunder; or

(f) Insolvency Proceedings, Etc. Any Loan Party or any Significant Subsidiary institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, receiver-manager, trustee, custodian, conservator, liquidator, rehabilitator, administrator, administrative receiver, examiner or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator, administrator, administrative receiver, examiner or similar officer is appointed without the application or consent of such Person and (except in the case of the U.K. Borrower) the appointment continues undischarged or unstayed for sixty (60) calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and (x) except in the case of the U.K. Borrower, continues undismissed or unstayed for sixty (60) calendar days, or an order for relief is entered in any such proceeding and (y) in the case of a winding up petition relating to a U.K. Borrower, continues undismissed or unstayed for fourteen (14) calendar days from the commencement; or

(g) Inability to Pay Debts; Attachment. (i) Any Loan Party or any Significant Subsidiary becomes unable or admits in writing its inability or fails generally to pay its Material Indebtedness as it becomes due, (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of the Loan Parties, taken as a whole, and is not released, vacated or fully bonded within sixty (60) days after its issue or levy, or (iii) any expropriation, attachment, sequestration, distress or execution affects the asset or assets of the U.K. Borrower and is not discharged within 14 calendar days; or

(h) Judgments. There is entered against any Loan Party or any Restricted Subsidiary a final judgment or order for the payment of money in an aggregate amount exceeding $40.0 million (to the extent not covered by independent third-party insurance as to which the insurer has been notified of such judgment or order and has not denied coverage, it being understood for purposes of this Agreement that the issuance of reservation of rights letter will not be considered a denial of coverage) and such judgment or order shall not have been satisfied, vacated, discharged or stayed or bonded pending an appeal for a period of sixty (60) consecutive days; or

(i) ERISA. (i) An ERISA Event occurs with respect to a Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of any Loan Party under Title IV of ERISA in an aggregate amount which could reasonably be expected to result in a Material Adverse Effect, or (ii) any Loan Party or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount which could reasonably be expected to result in a Material Adverse Effect; or

(j) Invalidity of Loan Documents. Any material provision of any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder (including as a result of a transaction permitted under Section 6.03 or 6.05) or as a result of acts or omissions by the Agent or any Lender or the Discharge of Obligations, ceases to be in full force and effect; or any Loan Party or the U.K. Borrower contests in writing the validity or enforceability of any provision of any Loan Document; or any Loan Party or the U.K. Borrower denies in writing that it has any or further liability or obligation under any Loan Document (other than as a result of the discharge of such Loan Party’s or the U.K. Borrower’s Obligations hereunder in accordance with the terms of this Agreement), or purports in writing to revoke or rescind any Loan Document; or

(k) Change of Control. There occurs any Change of Control; or

(l) Collateral Documents. (i) Any Collateral Document after delivery thereof pursuant to Section 4.01 or 5.11 shall for any reason (other than pursuant to the terms thereof including as a result of a transaction permitted under Section 6.03 or 6.05) cease to create a valid and perfected lien, with the priority required by the Collateral Documents, (or other security purported to be created on the applicable Collateral) on and security interest in any portion of the Collateral purported to be covered thereby, subject to Liens permitted under Section 6.02, except to the extent that any such loss of perfection or priority results from the failure of the Agent to maintain possession of certificates actually delivered to it representing securities pledged under the Collateral Documents or to file UCC continuation statements and except as to Collateral consisting of real property to the extent that such losses are covered by a lender’s title insurance policy and such insurer has not denied coverage, or (ii) any of the Equity Interests of the U.S. Borrower ceasing to be pledged pursuant to the Security Agreement free of Liens other than Liens created by the Security Agreement or any nonconsensual Liens arising solely by operation of law, in the case of clauses (i) and (ii), to the extent such Equity Interests or other Collateral have an aggregate fair market value in excess of $40.0 million; or

(m) Junior Financing Documentation. (i) Any of the Obligations of the Loan Parties or the U.K. Borrower under the Loan Documents for any reason shall cease to be “Senior Indebtedness” (or any comparable term) or “Senior Secured Financing” (or any comparable term) under, and as defined in the Senior Subordinated Note Documents, any financing documentation evidencing Indebtedness permitted pursuant to Section 6.01(b)(xxiv) or any other financing documentation evidencing Indebtedness (“Junior Financing”) that is required, under the Loan Documents, to be subordinated to the Obligations (such documentation, “Junior Financing Documentation”) or (ii) the subordination provisions set forth in the Senior Subordinated Note Documents, any financing documentation evidencing Indebtedness permitted pursuant to Section 6.01(b)(xxiv) or any other Junior Financing Documentation shall, in whole or in part, cease to be effective or cease to be legally valid, binding and enforceable against the holders of such Junior Financing, if applicable.

SECTION 7.02 Remedies upon Event of Default. If any Event of Default occurs and is continuing, the Agent may and, at the request of the Required Lenders, shall take any or all of the following actions (it being understood that during any period during which an Event of Default under Section 6.10 exists solely with respect to the Revolving Facilities, the Agent may and at the request of the Required Revolving Lenders, shall take any of the actions described below solely as they relate to the Revolving Facilities):

(a) declare the commitment of each Lender to make Loans ~~and~~or Senior Tranche Advances, any obligation of the Issuing Bank, the Senior Tranche Issuing Bank or LC Facility Issuing Bank to issue, amend or renew Letters of Credit and any obligation of the Agent to make Senior Tranche Disbursements to be terminated, whereupon such commitments and obligation shall be terminated;

(b) declare the unpaid principal amount of all outstanding Loans, all outstanding Senior Tranche Advances and all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrowers; and

(c) exercise on behalf of itself, the Issuing Bank, the Senior Tranche Issuing Bank, the LC Facility Issuing Bank and the Lenders all rights and remedies available to it, the Issuing Bank, the Senior Tranche Issuing Bank, the LC Facility Issuing Bank and the Lenders under the Loan Documents or applicable law;

provided that upon the occurrence of an actual or deemed entry of an order for relief with respect to the U.S. Borrower under the Bankruptcy Code of the United States, the obligation of each Lender to make Loans and Senior Tranche Advances, any obligation of the Issuing Bank, the Senior Tranche Issuing Bank or LC Facility Issuing Bank to issue, amend or renew Letters of Credit and any obligation of the Agent to make Senior Tranche Disubrsements shall automatically terminate, the unpaid principal amount of all outstanding Loans, all outstanding Senior Tranche Advances and all interest and other amounts as aforesaid shall automatically become due and payable, in each case without further act of the Agent, the Issuing Bank, the Senior Tranche Issuing Bank, the LC Facility Issuing Bank or any Lender.

SECTION 7.03 Specified Equity Contributions. For purposes of determining compliance with Section 6.10, any cash equity contribution (other than in respect of Disqualified Stock of the U.S. Borrower), including Junior Capital, made to the U.S. Borrower or Holdings, as the case may be, on or prior to the day that is 20 days after the day on which financial statements are required to be delivered for a fiscal quarter will, at the request of the U.S. Borrower and provided that the proceeds thereof have been contributed or provided to the U.S. Borrower as (other than in the case of Junior Capital of the U.S. Borrower) cash common equity, be included in the calculation of EBITDA for the purposes of determining compliance with such financial covenant at the end of such fiscal quarter and applicable subsequent periods (any such equity contribution so included in the calculation of EBITDA, a “Specified Equity Contribution”); provided that (a) in each four fiscal quarter period, there shall be a period of at least one fiscal quarter in respect of which no Specified Equity Contribution is made, (b) the amount of any Specified Equity Contribution shall be no greater than the amount required to cause the U.S. Borrower to be in compliance with Section 6.10 and (c) all Specified Equity Contributions shall be disregarded for any purpose under any Loan Document other than determining compliance with Section 6.10. To the extent that a Specified Equity Contribution is made with proceeds from Indebtedness constituting Junior Capital and incurred by the U.S. Borrower, the proceeds of such Indebtedness will be used to prepay the Senior Tranche Obligations and the Term Loans in accordance with Section 2.09.

If, after the making of the Specified Equity Contribution and the recalculations of EBITDA pursuant to the preceding paragraph, the U.S. Borrower shall then be in compliance with the requirements of Section 6.10, the U.S. Borrower shall be deemed to have satisfied the requirements of such covenant as of the relevant date of determination with the same effect as though there had been no failure to comply therewith at such date, and the applicable Event of Default that had occurred shall be deemed cured.

ARTICLE VIII

THE AGENT

Each of the Lenders hereby irrevocably appoints the Agent as its agent and authorizes the Agent to take such actions on its behalf, including execution of the other Loan Documents, and to exercise such powers as are delegated to the Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto.

The bank serving as the Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Loan Parties or any Subsidiary of a Loan Party or other Affiliate thereof as if it were not the Agent hereunder.

The Agent shall not have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (a) the Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Loan Documents that the Agent is required to exercise in writing as directed by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02), and (c) except as expressly set forth in the Loan Documents, the Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Loan Party or any of its Subsidiaries that is communicated to or obtained by the bank serving as Agent or any of its Affiliates in any capacity. The Agent shall not be liable for (i) its execution of the First Amendment at the direction of the Required Lenders or any other action taken or not taken by it in connection with a Permitted Voluntary Prepayment with the consent or at the request of the Required Lenders or (ii) any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02) or (iii) any action taken or not taken by it in the absence of its own gross negligence or willful misconduct. The Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Agent by the U.S. Borrower or a Lender, and the Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or in connection with any Loan Document, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, (v) the creation, perfection or priority of Liens on the Collateral or the existence of the Collateral, or (vi) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to the Agent.

The Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Agent may consult with legal counsel (who may be counsel for the Loan Parties), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

The Agent may perform any and all of its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Agent. The Agent and any such sub-agent may perform any and all of their duties and exercise their rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Agent.

Each of the Lenders, the Issuers and the Loan Parties (and the U.K. Borrower) agree, that the Agent may, but shall not be obligated to, make the Approved Electronic Communications available to the Lenders, the Issuing Bank, the Senior Tranche Issuing Bank and the LC Facility Issuing Bank by posting such Approved Electronic Communications on IntraLinks™ or a substantially similar electronic platform chosen by the Agent to be its electronic transmission system (the “Approved Electronic Platform”).

Although the Approved Electronic Platform and its primary web portal are secured with generally-applicable security procedures and policies implemented or modified by the Agent from time to time (including, as of the Closing Date, a dual firewall and a User ID/Password Authorization System) and the Approved Electronic Platform is secured through a single-user-per-deal authorization method whereby each user may access the Approved Electronic Platform only on a deal-by-deal basis, each of the Lenders, the Issuing Bank, the Senior Tranche Issuing Bank and the LC Facility Issuing Bank and the Loan Parties (and the U.K. Borrower) acknowledge and agree that the distribution of material through an electronic medium is not necessarily secure and that there are confidentiality and other risks associated with such distribution. In consideration for the convenience and other benefits afforded by such distribution and for the other consideration provided hereunder, the receipt and sufficiency of which is hereby acknowledged, each of the Lenders, the Loan Parties (and the U.K. Borrower) and the Issuing Bank, the Senior Tranche Issuing Bank and the LC Facility Issuing Bank hereby approve distribution of the Approved Electronic Communications through the Approved Electronic Platform and understands and assumes the risks of such distribution.

The Approved Electronic Communications and the Approved Electronic Platform are provided “as is” and “as available”. None of the Agent or any of its Affiliates or any of their respective officers, directors, employees, agents, advisors or representatives (the “Agent Affiliates”) warrant the accuracy, adequacy or completeness of the Approved Electronic Communications and the Approved Electronic Platform and each expressly disclaims liability for errors or omissions in the Approved Electronic Communications and the Approved Electronic Platform. No warranty of any kind, express, implied or statutory (including, without limitation, any warranty of merchantability, fitness for a particular purpose, noninfringement of third party rights or freedom from viruses or other code defects) is made by the Agent Affiliates in connection with the approved electronic communications or the approved electronic platform.

Each of the Lenders, the Issuing Bank, the Senior Tranche Issuing Bank, the LC Facility Issuing Bank, and the Loan Parties (and the U.K. Borrower) agrees that the Agent may, but (except as may be required by applicable law) shall not be obligated to, store the Approved Electronic Communications on the Approved Electronic Platform in accordance with the Agent’s generally-applicable document retention procedures and policies.

Subject to the appointment and acceptance of a successor Agent as provided in this paragraph, the Agent may resign at any time by notifying the Lenders, the Issuing Bank, the Senior Tranche Issuing Bank, the LC Facility Issuing Bank and the U.S. Borrower. Upon any such resignation, the Required Lenders shall have the right, with the consent (not to be unreasonably withheld or delayed) of the U.S. Borrower, to appoint a successor; provided that, during the existence and continuation of an Event of Default, no consent of the U.S. Borrower shall be required. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Agent gives notice of its resignation, then the retiring Agent may, on behalf of the Lenders, the Issuing Bank, the Senior Tranche Issuing Bank and the LC Facility Issuing Bank appoint a successor Agent which shall be a commercial bank or an Affiliate of any such commercial bank reasonably acceptable to the U.S. Borrower. Upon the acceptance of its appointment as Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrowers to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrowers and such successor. After the Agent’s resignation hereunder, the provisions of this Article and Section 9.03 shall continue in effect for the benefit of such retiring Agent, its sub agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Agent. Any such resignation by the Agent hereunder shall, unless otherwise consented to by such Agent, also constitute the resignation of such Agent (and its Affiliates) as a Swingline Lender hereunder (in which case the U.S. Borrower may appoint a replacement Swingline Lender reasonably acceptable to the new Agent).

Each Lender acknowledges that it has, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or related agreement or any document furnished hereunder or thereunder.

The Joint Lead Arrangers, Joint Bookrunners, Syndication Agent and Documentation Agent shall not have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such.

~~Each Lender authorizes and directs the Agent to, upon the request of the U.S. Borrower, enter into any Receivables Facility Intercreditor Agreement with any agent under any Receivables Facility of the U.S. Borrower or any of its Restricted Subsidiaries and each Lender agrees to be bound by the terms thereof that are applicable to it thereunder.~~

ARTICLE IX

MISCELLANEOUS

SECTION 9.01 Notices.

(a) Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile, as follows:

if to any Loan Party or the U.K. Borrower, to it in care of the U.S. Borrower at:

Hawker Beechcraft Corporation

10511 E Central

Wichita, KS 67206

PO Box 85

Wichita, KS 67201-0085

Attention: Chief Financial Officer

Facsimile No: 316-676-0514

With a copy to:

Kirkland & Ellis LLP

601 Lexington Avenue

New York, NY 10022

Attention: Leonard Klingbaum

Fax No.: (212) 446-6460

if to the Agent, the Swingline Lender, the Senior Tranche Issuing Bank or the LC Facility Issuing Bank, or if to the Issuing Bank for Revolving Letters of Credit, or, if such notice is given in respect of the U.K. Borrower, to it at:

Credit Suisse

One Madison Avenue, 2nd Floor

New York, NY 10010

Attention: Loan Closers

Facsimile No: (212) 538-3477; (212) 538-9120

with a copy to:

~~Latham & Watkins LLP~~

~~885 Third Avenue~~

~~New York, New York 10022~~

~~Attention: Marc Hanrahan~~

~~Fax No.: (212) 906-2976~~

~~E-Mail Address: marc.hanrahan@lw.com~~Sidley Austin LLP

555 West Fifth Street

Los Angeles, California 90013

Attention: Jennifer C. Hagle

Fax No.: (213) 896-6600

if to any other Lender, to it at its address or facsimile number set forth in its Administrative Questionnaire.

All such notices and other communications (i) sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received or (ii) sent by facsimile shall be deemed to have been given when sent and when receipt has been confirmed by telephone, provided that if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient.

(b) Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications (including e mail and internet or intranet websites) pursuant to procedures approved by the Agent; provided that the foregoing shall not apply to notices pursuant to Section 2.08 or 2.09 or Compliance Certificates delivered pursuant to Section 5.01(d) unless otherwise agreed by the Agent and the applicable Lender. The Agent or the U.S. Borrower (on behalf of the Loan Parties and the U.K. Borrower) may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications. All such notices and other communications (i) sent to an e mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e mail or other written acknowledgement); provided that if not given during the normal business hours of the recipient, such notice or communication shall be deemed to have been given at the opening of business on the next Business Day for the recipient, and (ii) posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e mail address as described in the foregoing clause (b)(i) of any required notification that such notice or communication is available and identifying the website address therefor.

(c) Any party hereto may change its address or facsimile number for notices and other communications hereunder by notice to the other parties hereto.

SECTION 9.02 Waivers; Amendments.

(a) No failure or delay by the Agent, the Issuing Bank, the Senior Tranche Issuing Bank, the LC Facility Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Agent, the Issuing Bank, the Senior Tranche Issuing Bank, the LC Facility Issuing Bank and the Lenders hereunder and under any other Loan Document are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, to the extent permitted by law, the making of a Loan, the funding of an LC Facility Deposit or issuing of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Agent, the Issuing Bank, the Senior Tranche Issuing Bank, the LC Facility Issuing Bank or any Lender may have had notice or knowledge of such Default at the time.

(b) Neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except (i) in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Borrowers and the Required Lenders or, (ii) in the case of any other Loan Document (other than any such amendment to effectuate any modification thereto expressly contemplated by the terms of such other Loan Documents), pursuant to an agreement or agreements in writing entered into by the Agent and the Loan Party or Loan Parties that are parties thereto, with the consent of the Required Lenders; provided that no such agreement shall (A) increase the Commitment of any Lender without the written consent of such Lender; it being understood that a waiver of any condition precedent set forth in Article IV or the waiver of any Default or mandatory prepayment shall not constitute an increase of any Commitment of any Lender, (B) reduce or forgive the principal amount of any Loan or reimbursement obligation hereunder with respect to LC Disbursements or reduce the rate of interest thereon, or reduce or forgive any interest or fees payable hereunder or change the currency in which any such amount is required to be paid, without the written consent of each Lender directly affected thereby, (C) extend the date of which the LC Facility Deposits are required to be returned to the LC Facility Lenders, without the written consent of each LC Facility Lender, (D) postpone any scheduled date of payment of the principal amount of any Loan, or any date for the payment of any interest, fees or other Obligations payable hereunder or the reimbursement of any LC Disbursement, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender directly affected thereby; provided that only the consent of the Required Lenders shall be necessary to amend the provisions of Section 2.11(c) providing for the default rate of interest, or to waive any obligations of any Borrower to pay interest at such default rate, (E) change Section 2.16(b) or (c) in a manner that would alter the manner in which payments are shared, without the written consent of each Lender, (F) change any of the provisions of this Section or the definition of “Required Lenders” or “Required Class Lenders” or any other provision of any Loan Document specifying the number or percentage of Lenders required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, without the written consent of each Lender, (G) release all or substantially all of the value of the Loan Guarantors (except as otherwise permitted herein or in the other Loan Documents), without the written consent of each Lender or (H) except as provided in clauses (c) and (d) of this Section or in any Collateral Document, release all or substantially all of the Collateral, without the written consent of each Lender; provided, further, that no such agreement shall amend, modify or otherwise (x) affect the rights or duties of the Agent, Issuing Bank or LC Facility Issuing Bank hereunder without the prior written consent of the Agent, Issuing Bank or LC Facility Issuing Bank, as applicable or (y) make any change to the documents that by its terms affects the rights of any Class of Lenders to receive payments in any manner different than any other Class of Lenders without the written consent of the Required Class Lenders of such Class; and provided, further, that no amendment, modification, waiver of or consent with respect to any of the terms and provisions (and related definitions) of Sections 6.10 shall be effective without the written consent of the Required Revolving Lenders and any such amendment, supplement, modification or waiver shall be effective and binding on all Lenders with the written consent of only the Required Revolving Lenders (or the Agent with the prior written consent thereof), on the one hand, and the Borrowers, on the other hand.

(c) The Lenders hereby irrevocably agree that the Liens granted to the Agent by the Loan Parties on any Collateral shall be automatically released (i) upon the Discharge of Obligations, (ii) upon the sale or other disposition of the property constituting such Collateral (including as part of or in connection with any other sale or other disposition permitted hereunder) to any Person other than another Loan Party, to the extent such sale or other disposition is made in compliance with the terms of this Agreement (and the Agent may rely conclusively on a certificate to that effect provided to it by any Loan Party upon its reasonable request without further inquiry), (iii) subject to paragraph (b) of this Section 9.02, if the release of such Lien is approved, authorized or ratified in writing by the Required Lenders, (iv) to the extent the property constituting such Collateral is owned by any Loan Guarantor, upon the release of such Guarantor from its obligations under its Loan Guaranty in accordance with the provisions of this Agreement or (v) as required to effect any sale or other disposition of such Collateral in connection with any exercise of remedies of the Agent and the Lenders pursuant to the Collateral Documents; provided that the Agent may, in its discretion, release the Lien on Collateral valued in the aggregate not in excess of $5.0 million during each fiscal year without consent of any Lender. Any such release shall not in any manner discharge, affect, or impair the Obligations or any Liens (other than those expressly being released) upon (or obligations of the Loan Parties in respect of) all interests retained by the Loan Parties, including the proceeds of any sale, all of which shall continue to constitute part of the Collateral to the extent required under the provisions of the Loan Documents.

(d) Notwithstanding anything to the contrary contained in this Section 9.02, guarantees and related documents, if any, executed by Foreign Subsidiaries in connection with this

Agreement may be in a form reasonably determined by the Agent and may be amended and waived with the consent of the Agent at the request of the U.S. Borrower without the need to obtain the consent of any other Lenders if such amendment or waiver is delivered in order (i) to comply with local law or advice of local counsel, (ii) to cure ambiguities or defects or (iii) to cause such guarantee or other document to be consistent with this Agreement and the other Loan Documents.

(e) If, in connection with any proposed amendment, waiver or consent requiring the consent of “each Lender”, “such Lender”, “each LC Facility Lender”, or “each Lender directly affected thereby”, the consent of the Required Lenders is obtained, but the consent of other necessary Lenders is not obtained (any such Lender whose consent is necessary but not obtained being referred to herein as a “Non-Consenting Lender”), then the U.S. Borrower may elect to replace a Non-Consenting Lender as a Lender party to this Agreement (or to replace such Non-Consenting Lender from the Class for which consent is being sought); provided that, concurrently with such replacement, (i) another bank or other entity which is reasonably satisfactory to the U.S. Borrower and the Agent, and, with respect to assignees that are Revolving Lenders, the Issuing Bank and, with respect to assignees that are LC Facility Lenders, the LC Facility Issuing Bank shall agree, as of such date, to purchase for cash the Loans and other Obligations due to the Non-Consenting Lender pursuant to an Assignment and Assumption and to become a Lender for all purposes under this Agreement and to assume all obligations of the Non-Consenting Lender to be terminated as of such date and to comply with the requirements of clause (b)(ii) of Section 9.04, (ii) the replacement Lender shall grant its consent with respect to the applicable proposed amendment, waiver or consent and (iii) the applicable Borrower shall pay to such Non-Consenting Lender in same day funds on the day of such replacement all interest, fees and other amounts then accrued but unpaid to such Non-Consenting Lender by such Borrower hereunder to and including the date of termination, including without limitation payments due to such Non-Consenting Lender under Section 2.08(b)(ii), if applicable, and Sections 2.14 and 2.15 (assuming that the Loans of such Non-Consenting Lender have been prepaid on such date rather than sold to the replacement Lender).

SECTION 9.03 Expenses; Indemnity; Damage Waiver.

(a) The U.S. Borrower shall pay (and, to the extent directly attributable to the facilities provided to the U.K. Borrower hereunder, the U.K. Borrower shall jointly and severally with the U.S. Borrower be obligated to pay) (i) all reasonable documented out of pocket expenses incurred by the Agent and its Affiliates, including the reasonable fees, charges and disbursements of ~~Latham & Watkins LLP~~Sidley Austin LLP, counsel for the Agent, in connection with the syndication and distribution (including, without limitation, via the internet or through a service such as Intralinks) of the credit facilities provided for herein and the preparation of the Loan Documents and related documentation, (ii) all reasonable documented out-of-pocket expenses incurred by the Agent and its Affiliates, including the reasonable fees, charges and disbursements of outside legal counsel to the Agent, in connection with any amendments, modifications or waivers of the provisions of any Loan Documents (whether or not the transactions contemplated thereby shall be consummated), (iii) all reasonable documented out-of-pocket expenses incurred by the Joint Lead Arrangers, the Joint Bookrunners, the Agent, the Syndication Agent, the Auction Manager, the Documentation Agent, the Issuing Bank, the Swingline Lender, the Senior Tranche Issuing Bank, the LC Facility Issuing Bank or the Lenders, including the reasonable documented fees, charges and disbursements of any counsel for the Agent and for one law firm retained by the Lenders (and such additional counsel as the Agent or any Lender or group of Lenders determines are necessary in light of actual or potential conflicts of interest or the availability of different claims of defenses), in connection with the enforcement, collection or protection of its rights in connection with the Loan Documents, including its rights under this Section, or in connection with the Loans, Senior Tranche Advances and other extensions of credit made hereunder, including all such reasonable documented out-of-pocket expenses incurred during any workout, restructuring or related negotiations in respect of such Loans and Senior Tranche Advances, (iv) subject to any other provisions of this Agreement, of the Loan Documents or of any separate agreement entered into by the Borrowers and the Agent with respect thereto, all reasonable documented out-of-pocket expenses incurred by the Agent in the administration of the Loan Documents, and (v) subject to any other provisions of this Agreement, of the Loan Documents or of any separate agreement entered into by the Borrowers and the Auction Manager with respect thereto, all reasonable documented out-of-pocket expenses incurred by the Auction Manager in the administration of the Loan Documents or any agreement entered into in connection therewith. Expenses reimbursable by the U.S. Borrower under this Section include, without limiting the generality of the foregoing, subject to any other applicable provision of any Loan Document, reasonable documented out-of-pocket costs and expenses incurred in connection with:

(i) lien and title searches and title insurance; and

(ii) taxes, fees and other charges for recording the Mortgages, filing financing statements and continuations, and other actions to perfect, protect, and continue the Agent’s Liens.

(b) The Borrowers shall indemnify the Joint Lead Arrangers, the Joint Bookrunners, Agent, the Syndication Agent, the Auction Manager, the Documentation Agent, the Issuing Bank, the Senior Tranche Issuing Bank, the LC Facility Issuing Bank and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, penalties, liabilities and related expenses, including the fees, charges and disbursements of one counsel for any Indemnitee and one local counsel in each relevant jurisdiction (but not including the allocated costs of inhouse counsel), incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of the Loan Documents or any agreement or instrument contemplated thereby, the performance by the parties hereto of their respective obligations thereunder (including any such performance by Agent in connection with any Permitted Voluntary Prepayment) or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Environmental Liability related in any way to the U.S. Borrower or any of its Subsidiaries or to any property owned or operated by the U.S. Borrower or any of its Subsidiaries, or (iii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto (and regardless of whether such matter is initiated by a third party or by any Borrower, any other Loan Party or any of their respective Affiliates); provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, penalties, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted primarily from the gross negligence or willful misconduct of such Indemnitee.

(c) To the extent required by applicable law, Agent may withhold from any payment to any Lender an amount equivalent to any applicable withholding tax. If the IRS or any Governmental Authority asserts a claim that Agent did not properly withhold tax from amounts paid to or on account of any Lender because the appropriate form was not delivered or was not properly executed or because such Lender failed to notify Agent of a change in circumstances which rendered exemption from or reduction of withholding tax ineffective or for any other reason, such Lender shall indemnify Agent fully for amounts paid, directly or indirectly, by Agent as tax or otherwise, including any penalties, interest and together with any expenses incurred thereto.

(d) To the extent that the Borrowers fail to pay any amount required to be paid by it to the Agent under paragraph (a) or (b) of this Section (but without affecting the Borrowers’ obligations with respect thereto), each Lender severally agrees to pay to the Agent such Lender’s Ratable Portion

(determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, penalty, liability or related expense, as the case may be, was incurred by or asserted against the Agent in its capacity as such.

(e) To the extent permitted by applicable law, no party to this Agreement shall assert, and each hereby waives, any claim against any other party hereto or any Related Party thereof, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan, any Senior Tranche Advance, any Letter of Credit or the use of the proceeds thereof.

(f) Other than to the extent required to be paid on the Closing Date, all amounts due under clauses (a) and (b) shall be payable by the applicable Borrower within ten (10) Business Days of receipt of an invoice relating thereto and setting forth such expenses in reasonable detail. All amounts due from the Lenders under clause (c) shall be paid promptly after written demand therefor.

(g) To the extent that the Borrowers fail to pay any amount required to be paid by it to the Auction Manager under paragraph (a) or (b) of this Section (but without affecting the Borrowers’ obligations with respect thereto), each Lender severally agrees to pay to the Auction Manager such Lender’s Ratable Portion (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, penalty, liability or related expense, as the case may be, was incurred by or asserted against the Auction Manager in its capacity as such.

SECTION 9.04 Successors and Assigns.

(a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (i) except as permitted by Section 6.03 or the definition of “Change of Control”, no Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by any such Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section (any attempted assignment or transfer not complying with the terms of this Section shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each of the Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment, LC Facility Participation or the Loans or Senior Tranche Advances at the time owing to it) with the prior written consent (such consents not to be unreasonably withheld or delayed) of:

(A) the U.S. Borrower (such consent not to be unreasonably withheld or delayed); provided that no consent of the U.S. Borrower shall be required (i) for an assignment to another Lender, an Affiliate of a Lender, an Approved Fund or, if an Event of Default specified in paragraphs (a), (f) or (g) of Section 7.01 has occurred and is continuing, any other Eligible Assignee or (ii) for an assignment of any Senior Tranche Commitment or Senior Tranche Advances; and

(B) the Agent (and, if a Revolving Commitment is being assigned, each Issuing Bank and the Swingline Lender, in each case, under the applicable Revolving Facility) provided that no consent of the Agent shall be required for an assignment to another Lender, an Affiliate of a Lender or an Approved Fund.

(ii) Assignments shall be subject to the following additional conditions:

(A) except in the case of an assignment to another Lender, an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitment, LC Facility Participation ~~or~~, Loans or Senior Tranche Advances, the amount of the Commitment or LC Facility Participation or the principal amount of Loans and Senior Tranche Advances of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Agent and determined on an aggregate basis in the event of concurrent assignments to Related Funds (as defined below)) shall not be less than $1.0 million or an integral multiple of $1.0 million in excess thereof (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Agent and determined on an aggregate basis in the event of concurrent assignments to Related Funds)), unless each of the U.S. Borrower and the Agent otherwise consent; provided that no such consent of the U.S. Borrower shall be required if an Event of Default specified in paragraphs (a), (f) or (g) of Section 7.01 has occurred and is continuing;

(B) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement (it being understood that non-pro rata assignments of different Classes of Loans, LC Facility Participations and Commitments and Senior Tranche Advances shall be permitted; provided that it is understood and agreed that all assignments under the LC Facility shall be accompanied by an assignment of the applicable Lender’s interest in the Credit-Linked Deposit Account);

(C) the parties to each assignment shall execute and deliver to the Agent an Assignment and Assumption via an electronic settlement system acceptable to the Agent (or, if previously agreed with the Agent, manually) and shall pay to the Agent a processing and recordation fee of $3,500 fee (which may be waived or reduced in the sole discretion of the Agent); provided that not more than one such fee shall be payable in the event of concurrent assignments by or to two or more Related Funds; and

(D) the assignee shall, to the extent it is legally entitled to do so, deliver on or prior to the effective date of such assignment, to the Agent (1) an Administrative Questionnaire and (2) any forms and/or certificates required pursuant to Section 2.15(h).

The term “Related Funds” shall mean with respect to any Lender that is an Approved Fund, any other Approved Fund that is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

(iii) Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and

Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.14, 2.15 and 9.03 with respect to facts and circumstances occurring on or prior to the effective date of such assignment). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.

(iv) The Agent, acting for this purpose as a non-fiduciary agent of the Borrowers, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, or principal amount of the Loans, Senior Tranche Advances or LC Facility Participations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, absent manifest error, and each Borrower, the Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by any Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(v) Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire and tax certifications required by Section 9.04(b)(ii)(D) (unless the assignee shall already be a Lender hereunder) and any written consent to such assignment required by paragraph (b) of this Section, the Agent shall accept such Assignment and Assumption and promptly record the information contained therein in the Register; provided that if either the assigning Lender or the assignee shall have failed to make any payment required to be made by it pursuant to Section 2.02, 2.04, 2.16(c) or 9.03(c), the Agent shall have no obligation to accept such Assignment and Assumption and record the information therein in the Register unless and until such payment shall have been made in full, together with all accrued interest thereon. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(vi) By executing and delivering an Assignment and Assumption, the assigning Lender thereunder and the assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows: (i) such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim and that its Commitment, LC Facility Participation and the outstanding balances of its Loans and Senior Tranche Advances, as applicable, in each case without giving effect to assignments thereof which have not become effective, are as set forth in such Assignment and Assumption, (ii) except as set forth in (i) above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto, or the financial condition of any Borrower or any Subsidiary or the performance or observance by the any Borrower or any Subsidiary of any of its obligations under this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto; (iii) such assignee represents and warrants that it is an Eligible Assignee, legally authorized to enter into such Assignment and Assumption; (iv) such assignee confirms that it has received a copy of this Agreement, together with copies of the most recent financial statements referred to in Section 3.04(a) or delivered pursuant to Section 5.01 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Assumption; (v) such assignee will independently and without reliance upon the Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (vi) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Agent, by the terms hereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

(c) (i) Any Lender may, without the consent of any Borrower, the Agent, the Issuing Bank or the Swingline Lender, sell participations to one or more banks or other entities (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment or LC Facility Participation or the Loans or Senior Tranche Advances owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (C) each Borrower, the Agent, the Issuing Bank, the Facility Issuing Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and (D) in the case of a participation with respect to the U.S. Revolving Loan ~~or~~, Term Loan or Senior Tranche Advances, such Lender, acting solely for this purpose as a non-fiduciary agent of the U.S. Borrower, shall maintain a register on which it enters the name and address of each participant and the amount of each participant’s interest in the Commitments, Loans and/or ~~Loans~~ Senior Tranche Advances held by it (the “Participant Register”) and which entries in the Participant Register shall be conclusive, absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such Loan, Senior Tranche Advance or other obligation hereunder as the owner thereof for all purposes of this Agreement notwithstanding any notice to the contrary. Any such Participant Register shall be available for inspection by the Agent at any reasonable time and from time to time upon reasonable prior notice; provided, however, that each Lender shall have no obligation to show such Participant Register to the Borrower or any Loan Party. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such Participant. Subject to paragraph (c)(ii) of this Section, the Borrowers agree that each Participant shall be entitled to the benefits of Sections 2.14 and 2.15 (subject to the requirements and limitations of such Sections) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender; provided such Participant agrees to be subject to Section 2.16(c) as though it were a Lender.

(ii) A Participant shall not be entitled to receive any greater payment under Section 2.14 or 2.15 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the U.S. Borrower’s prior written consent. No Participant shall be entitled to the benefits of Section 2.15 unless it complies with Sections 2.15(h) and (i) as if it were a Lender.

(d) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(e) Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle (an “SPC”), identified as such in writing from time to time by the Granting Lender to the Agent and the U.S. Borrower, the option to provide to a Borrower all or any part of any Loan that such Granting Lender would otherwise be obligated to make to a Borrower pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to make any Loan, and (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. Each party hereto hereby agrees that (i) an SPC shall be entitled to the benefits of Sections 2.13, 2.14 and to 2.15 to the same extent as if it were a Lender, (ii) neither the grant to any SPC nor the exercise by any SPC of such option shall increase the costs or expenses or otherwise increase or change the obligations of any Borrower under this Agreement (including its obligations under Section 2.14 or 2.15) unless the grant to the SPC was made with the applicable Borrower’s prior written consent, (iii) no SPC shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender) and (iv) the Granting Lender shall for all purposes including approval of any amendment, waiver or other modification of any provision of the Loan Documents, remain the Lender of record hereunder. In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPC, it will not institute against, or join any other Person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any state thereof. In addition, notwithstanding anything to the contrary contained in this Section 9.04, any SPC may (i) with notice to, but without the prior written consent of, any Borrower or the Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to the Granting Lender or to any financial institutions (consented to by the U.S. Borrower and Agent) providing liquidity and/or credit support to or for the account of such SPC to support the funding or maintenance of Loans and (ii) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPC. Any Lender who grants an option to an SPC to make a Loan to the U.S. Borrower shall, if such option is exercised, maintain a register similar to the Participant Register described in paragraph (c) of this section.

SECTION 9.05 Survival. All covenants, agreements, representations and warranties made by the Loan Parties and the U.K. Borrower in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans, Senior Tranche Advances or Senior Tranche Disbursements regardless of any investigation made by any such other party or on its behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or Senior Tranche Advance or any fee or any other amount payable under this Agreement is outstanding and unpaid and so long as the Commitments have not expired or terminated. The provisions of Sections 2.14, 2.15 and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the Discharge of Obligations or the termination of this Agreement or any provision hereof.

SECTION 9.06 Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and the Fee Letter and any separate letter agreements with respect to fees payable to the Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Article IV, this Agreement shall become effective when it shall have been executed by the Agent and when the Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by facsimile shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 9.07 Severability. To the extent permitted by law, any provision of any Loan Document held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 9.08 Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of any Borrower or any Loan Guarantor against any of and all the Secured Obligations held by such Lender, irrespective of whether or not such Lender shall have made any demand under the Loan Documents and although such obligations may be unmatured. The applicable Lender shall promptly notify such Borrower and the Agent of such setoff or application; provided that any failure to give or any delay in giving such notice shall not affect the validity of any such setoff or application under this Section. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have. NOTWITHSTANDING THE FOREGOING, AT ANY TIME THAT ANY OF THE SECURED OBLIGATIONS SHALL BE SECURED BY REAL PROPERTY LOCATED IN CALIFORNIA, NO LENDER SHALL EXERCISE A RIGHT OF SETOFF, LENDER’S LIEN OR COUNTERCLAIM OR TAKE ANY COURT OR ADMINISTRATIVE ACTION OR INSTITUTE ANY PROCEEDING TO ENFORCE ANY PROVISION OF THIS AGREEMENT OR ANY LOAN DOCUMENT UNLESS IT IS TAKEN WITH THE CONSENT OF THE LENDERS REQUIRED BY SECTION 9.02 OF THIS AGREEMENT, IF SUCH SETOFF OR ACTION OR PROCEEDING WOULD OR MIGHT (PURSUANT TO SECTIONS 580a, 580b, 580d AND 726 OF THE CALIFORNIA CODE OF CIVIL PROCEDURE OR SECTION 2924 OF THE CALIFORNIA CIVIL CODE, IF APPLICABLE, OR OTHERWISE) AFFECT OR IMPAIR THE VALIDITY, PRIORITY, OR ENFORCEABILITY OF THE LIENS GRANTED TO THE AGENT PURSUANT TO THE COLLATERAL DOCUMENTS OR THE ENFORCEABILITY OF THE OBLIGATIONS HEREUNDER, AND ANY ATTEMPTED EXERCISE BY ANY LENDER OR ANY SUCH RIGHT WITHOUT OBTAINING SUCH CONSENT OF THE PARTIES AS REQUIRED ABOVE, SHALL BE NULL AND VOID. THIS PARAGRAPH SHALL BE SOLELY FOR THE BENEFIT OF EACH OF THE LENDERS.

SECTION 9.09 Governing Law; Jurisdiction; Consent to Service of Process.

(a) THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (OTHER THAN AS EXPRESSLY SET FORTH IN ANY OTHER LOAN DOCUMENT) SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

(b) Each Loan Party hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any U.S. Federal or New York State court sitting in the Borough of Manhattan, New York, New York in any action or proceeding arising out of or relating to any Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that the Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Loan Party or its properties in the courts of any jurisdiction.

(c) Each Loan Party hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) The U.K. Borrower hereby irrevocably designates, appoints and empowers Hawker Beechcraft, Inc. (the “Process Agent”), in the case of any suit, action or proceeding brought in the United States of America as its designee, appointee and agent to receive, accept and acknowledge for and on its behalf, and in respect of its property, service of any and all legal process, summons, notices and documents that may be served in any action or proceeding arising out of or in connection with this Agreement or any other Loan Document. Such service may be made by mailing (by registered or certified mail, postage prepaid) or delivering a copy of such process to the U.K. Borrower in care of the Process Agent at the Process Agent’s above address, and the U.K. Borrower hereby irrevocably authorizes and directs the Process Agent to accept such service on its behalf. As an alternative method of service, the U.K. Borrower irrevocably consents to the service of any and all process in any such action or proceeding by the mailing (by registered or certified mail, postage prepaid) of copies of such process to the Process Agent or the U.K. Borrower at its address specified in Section 9.01.

(e) To the extent permitted by law, each party to this Agreement hereby irrevocably waives personal service of any and all process upon it and agrees that all such service of process may be made by registered mail (return receipt requested) directed to it at its address for notices as provided for in Section 9.01 or, in the case of the U.K. Borrower, as provided for in Section 9.09(d). Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

(f) If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder in Dollars or Sterling into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Agent could purchase Dollars or Sterling, as the case may be, with such other currency at the spot rate of exchange quoted by the Agent at 11:00 a.m. (New York City time) on the Business Day preceding that on which final judgment is given, for the purchase of Dollars or Sterling, as the case may be, for delivery two Business Days thereafter. The obligation of each Borrower in respect of any such sum due from it to the Agent or the Lenders hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Agent of any sum adjudged to be so due in the Judgment Currency, the Agent may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Agent in the Agreement Currency, each Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Agent or the Person to whom such obligation was owing against such loss.

SECTION 9.10 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 9.11 Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

SECTION 9.12 Confidentiality. The Agent and each Lender agrees (and each Lender agrees to cause its SPC, if any) to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent ordered by any regulatory, governmental or administrative authority, (c) to the extent required by law or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially similar to or consistent with those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, including, without limitation, any SPC, (ii) any pledgee referred to in Section 9.04(d) or (iii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Loan Parties and the U.K. Borrower and their respective obligations, (g) with the consent of the U.S. Borrower or (h) to the extent such

Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Agent or any Lender on a nonconfidential basis from a source other than any Borrower. For the purposes of this Section, “Information” means all information received from or on behalf of any Loan Party or the U.K. Borrower relating to the Loan Parties and the U.K. Borrower, the Subsidiaries or their respective businesses, the Sponsors or the Transactions other than any such information that is available to the Agent or any Lender on a nonconfidential basis prior to disclosure by any Loan Party or any of the Subsidiaries or that becomes publicly available other than as a result of a breach by such Agent or Lender of its obligations hereunder. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised substantially the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

SECTION 9.13 Several Obligations; Nonreliance; Violation of Law. The respective obligations of the Lenders hereunder are several and not joint and the failure of any Lender to make any Loan or Senior Tranche Advance or perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder. Each Lender hereby represents that (a) it is not relying on or looking to any Margin Stock for the repayment of the Borrowings and other credit extensions provided for herein and acknowledges that the Collateral shall not include any Margin Stock and (b) it is not and will not become a “creditor” as defined in Regulation T or a “foreign branch of a broker-dealer” within the meaning of Regulation X. Anything contained in this Agreement to the contrary notwithstanding, no Lender shall be obligated to extend credit to any Borrower in violation of any Requirement of Law.

SECTION 9.14 USA PATRIOT Act. Each Lender that is subject to the requirements of the USA PATRIOT Act hereby notifies each Borrower that pursuant to the requirements of the such Act or Acts, it is required to obtain, verify and record information that identifies each Borrower, which information includes the name and address of each Borrower and other information that will allow such Lender to identify each Borrower in accordance with such Acts.

SECTION 9.15 Disclosure. Each Loan Party, the U.K. Borrower and each Lender hereby acknowledges and agrees that the Agent and/or its Affiliates from time to time may hold investments in, make other loans to or have other relationships with any of the Loan Parties and their respective Affiliates. In addition, each Loan Party, the U.K. Borrower and each Lender hereby acknowledges that Affiliates of the Lead Arrangers, the Joint Bookrunners, the Agent and certain of the Lenders will be initial purchasers of the Senior Notes.

SECTION 9.16 Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan or Senior Tranche Advance, together with all fees, charges and other amounts which are treated as interest on such Loan or Senior Tranche Advance under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan or Senior Tranche Advance in accordance with applicable law, the rate of interest payable in respect of such Loan or Senior Tranche Advance hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such

Loan or Senior Tranche Advance but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or Senior Tranche Advances or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

ARTICLE X

LOAN GUARANTY

SECTION 10.01 Guaranty.

(a) Each Loan Guarantor hereby agrees that it is jointly and severally liable for, as primary obligor and not merely as surety, and absolutely and unconditionally guarantees to the Secured Parties, the prompt payment when due, whether at stated maturity, upon acceleration or otherwise, and at all times thereafter, of the Secured Obligations (collectively the “Guaranteed Obligations”). Each Loan Guarantor further agrees that the Guaranteed Obligations may be extended or renewed in whole or in part without notice to or further assent from it, and that it remains bound upon its guarantee notwithstanding any such extension or renewal.

(b) The U.S. Borrower hereby agrees that it is jointly and severally liable for, as primary obligor and not merely as surety, and absolutely and unconditionally guarantees to the Secured Parties, the prompt payment when due, whether at stated maturity, upon acceleration or otherwise, and at all times thereafter, of the Secured Obligations (other than Secured Obligations that are expressly the obligations of the U.S. Borrower pursuant to the terms of any Loan Document, Hedge Agreement or Cash Management Agreement, which Secured Obligations shall continue to be the primary obligations of the U.S. Borrower) (collectively the “U.S. Borrower Guaranteed Obligations”). The U.S. Borrower further agrees that the U.S. Borrower Guaranteed Obligations may be extended or renewed in whole or in part without notice to or further assent from it, and that it remains bound upon its guarantee notwithstanding any such extension or renewal. The provisions of this Article X (other than Section 10.12) shall apply equally to the U.S. Borrower as guarantor of the U.S. Borrower Guaranteed Obligations as to the Loan Guarantors as guarantors of the Guaranteed Obligations.

SECTION 10.02 Guaranty of Payment. This Loan Guaranty is a guaranty of payment and not of collection. Each Loan Guarantor waives any right to require the Agent or any Lender to sue any Borrower, any Loan Guarantor, any other guarantor, or any other Person obligated for all or any part of the Guaranteed Obligations (each, an “Obligated Party”), or otherwise to enforce its payment against any collateral securing all or any part of the Guaranteed Obligations.

SECTION 10.03 No Discharge or Diminishment of Loan Guaranty

(a) .

(b) Except as otherwise provided for herein, the obligations of each Loan Guarantor hereunder are unconditional and absolute and not subject to any reduction, limitation, impairment or termination for any reason (other than the indefeasible payment in full in cash of the Guaranteed Obligations), including (i) any claim of waiver, release, extension, renewal, settlement, surrender, alteration, or compromise of any of the Guaranteed Obligations, by operation of law or otherwise; (ii) any change in the corporate existence, structure or ownership of any Borrower or any other guarantor of or other Person liable for any of the Guaranteed Obligations; (iii) any insolvency, bankruptcy, reorganization or other similar proceeding affecting any Obligated Party, or their assets or any resulting release or discharge of any obligation of any Obligated Party; or (iv) the existence of any claim, setoff or other rights which any Loan Guarantor may have at any time against any Obligated Party, the Agent, any Lender, or any other Person, whether in connection herewith or in any unrelated transactions.

(c) The obligations of each Loan Guarantor hereunder are not subject to any defense or setoff, counterclaim, recoupment, or termination whatsoever by reason of the invalidity, illegality, or unenforceability of any of the Guaranteed Obligations or otherwise, or any provision of applicable law or regulation purporting to prohibit payment by any Obligated Party, of the Guaranteed Obligations or any part thereof.

(d) Further, the obligations of any Loan Guarantor hereunder are not discharged or impaired or otherwise affected by: (i) the failure of the Agent or any Lender to assert any claim or demand or to enforce any remedy with respect to all or any part of the Guaranteed Obligations; (ii) any waiver or modification of or supplement to any provision of any agreement relating to the Guaranteed Obligations; (iii) any release, non-perfection, or invalidity of any indirect or direct security for the obligations of any Borrower for all or any part of the Guaranteed Obligations or any obligations of any other guarantor of or other Person liable for any of the Guaranteed Obligations; (iv) any action or failure to act by the Agent or any Lender with respect to any collateral securing any part of the Guaranteed Obligations; or (v) any default, failure or delay, willful or otherwise, in the payment or performance of any of the Guaranteed Obligations, or any other circumstance, act, omission or delay that might in any manner or to any extent vary the risk of such Loan Guarantor or that would otherwise operate as a discharge of any Loan Guarantor as a matter of law or equity (other than the indefeasible payment in full in cash of the Guaranteed Obligations).

SECTION 10.04 Defenses Waived. To the fullest extent permitted by applicable law, each Loan Guarantor hereby waives any defense based on or arising out of any defense of any Borrower or any Loan Guarantor or the unenforceability of all or any part of the Guaranteed Obligations from any cause, or the cessation from any cause of the liability of any Borrower or any Loan Guarantor, other than the indefeasible payment in full in cash of the Guaranteed Obligations. Without limiting the generality of the foregoing, each Loan Guarantor irrevocably waives acceptance hereof, presentment, demand, protest and, to the fullest extent permitted by law, any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against any Obligated Party, or any other Person. The Agent may, at its election, foreclose on any Collateral held by it by one or more judicial or nonjudicial sales, accept an assignment of any such Collateral in lieu of foreclosure or otherwise act or fail to act with respect to any collateral securing all or a part of the Guaranteed Obligations, compromise or adjust any part of the Guaranteed Obligations, make any other accommodation with any Obligated Party or exercise any other right or remedy available to it against any Obligated Party, without affecting or impairing in any way the liability of such Loan Guarantor under this Loan Guaranty except to the extent the Guaranteed Obligations have been fully and indefeasibly paid in cash. To the fullest extent permitted by applicable law, each Loan Guarantor waives any defense arising out of any such election even though that election may operate, pursuant to applicable law, to impair or extinguish any right of reimbursement or subrogation or other right or remedy of any Loan Guarantor against any Obligated Party or any security.

SECTION 10.05 Rights of Subrogation. No Loan Guarantor will assert any right, claim or cause of action, including, without limitation, a claim of subrogation, contribution or indemnification that it has against any Obligated Party, or any collateral, until the Loan Parties and the Loan Guarantors have fully performed all their obligations to the Agent and the Lenders.

SECTION 10.06 Reinstatement; Stay of Acceleration. If at any time any payment of any portion of the Guaranteed Obligations is rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, or reorganization of any Borrower or otherwise, each Loan Guarantor’s obligations under this Loan Guaranty with respect to that payment shall be reinstated at such time as though the payment had not been made. If acceleration of the time for payment of any of the Guaranteed Obligations is stayed upon the insolvency, bankruptcy or reorganization of any Borrower, all such amounts otherwise subject to acceleration under the terms of any agreement relating to the Guaranteed Obligations shall nonetheless be payable by the Loan Guarantors forthwith on demand by the Lender.

SECTION 10.07 Information. Each Loan Guarantor assumes all responsibility for being and keeping itself informed of each Borrower’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks that each Loan Guarantor assumes and incurs under this Loan Guaranty, and agrees that neither the Agent nor any Lender shall have any duty to advise any Loan Guarantor of information known to it regarding those circumstances or risks.

SECTION 10.08 Reserved.

SECTION 10.09 Maximum Liability. The provisions of this Loan Guaranty are severable, and in any action or proceeding involving any state corporate law, or any state, Federal or foreign bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Loan Guarantor under this Loan Guaranty would otherwise be held or determined to be avoidable, invalid or unenforceable on account of the amount of such Loan Guarantor’s liability under this Loan Guaranty, then, notwithstanding any other provision of this Loan Guaranty to the contrary, the amount of such liability shall, without any further action by the Loan Guarantors or the Lenders, be automatically limited and reduced to the highest amount that is valid and enforceable as determined in such action or proceeding (such highest amount determined hereunder being the relevant Loan Guarantor’s “Maximum Liability”). This Section with respect to the Maximum Liability of each Loan Guarantor is intended solely to preserve the rights of the Lenders to the maximum extent not subject to avoidance under applicable law, and no Loan Guarantor nor any other Person or entity shall have any right or claim under this Section with respect to such Maximum Liability, except to the extent necessary so that the obligations of any Loan Guarantor hereunder shall not be rendered voidable under applicable law. Each Loan Guarantor agrees that the Guaranteed Obligations may at any time and from time to time exceed the Maximum Liability of each Loan Guarantor without impairing this Loan Guaranty or affecting the rights and remedies of the Lenders hereunder; provided that nothing in this sentence shall be construed to increase any Loan Guarantor’s obligations hereunder beyond its Maximum Liability.

SECTION 10.10 Contribution. In the event any Loan Guarantor (a “Paying Guarantor”) shall make any payment or payments under this Loan Guaranty or shall suffer any loss as a result of any realization upon any collateral granted by it to secure its obligations under this Loan Guaranty, each other Loan Guarantor (each a “Non-Paying Guarantor”) shall contribute to such Paying Guarantor an amount equal to such Non-Paying Guarantor’s “Guarantor Percentage” of such payment or payments made, or losses suffered, by such Paying Guarantor. For purposes of this Article X, each Non-Paying Guarantor’s “Guarantor Percentage” with respect to any such payment or loss by a Paying Guarantor shall be determined as of the date on which such payment or loss was made by reference to the ratio of (i) such Non-Paying Guarantor’s Maximum Liability as of such date (without giving effect to any right to receive, or obligation to make, any contribution hereunder) or, if such Non-Paying Guarantor’s Maximum Liability has not been determined, the aggregate amount of all monies received by such Non-Paying Guarantor from any Borrower after the date hereof (whether by loan, capital infusion or by other means) to (ii) the aggregate Maximum Liability of all Loan Guarantors hereunder (including such Paying Guarantor) as of such date (without giving effect to any right to receive, or obligation to make, any contribution hereunder), or to the extent that a Maximum Liability has not been determined for any Loan Guarantor, the aggregate amount of all monies received by such Loan Guarantors from any Borrower after the date hereof (whether by loan, capital infusion or by other means). Nothing in this provision shall affect any Loan Guarantor’s several liability for the entire amount of the Guaranteed Obligations (up to such Loan Guarantor’s Maximum Liability). Each of the Loan Guarantors covenants and agrees that its right to receive any contribution under this Loan Guaranty from a Non-Paying Guarantor shall be subordinate and junior in right of payment to the payment in full in cash of the Guaranteed Obligations. This provision is for the benefit of both the Agent, the Lenders and the Loan Guarantors and may be enforced by any one, or more, or all of them in accordance with the terms hereof.

SECTION 10.11 Liability Cumulative. The liability of each Loan Party as a Loan Guarantor under this Article X is in addition to and shall be cumulative with all liabilities of each Loan Party to the Agent and the Lenders under this Agreement and the other Loan Documents to which such Loan Party is a party or in respect of any obligations or liabilities of the other Loan Parties, without any limitation as to amount, unless the instrument or agreement evidencing or creating such other liability specifically provides to the contrary.

SECTION 10.12 Release of Loan Guarantors. Notwithstanding anything in Section 9.02(b) to the contrary (i) a Subsidiary Guarantor shall automatically be released from its obligations hereunder and its Loan Guaranty shall be automatically released upon the consummation of any transaction permitted hereunder as a result of which such Subsidiary Guarantor ceases to be a Subsidiary of the U.S. Borrower and (ii) so long as no Event of Default has occurred and is continuing (A) if a Loan Guarantor is or becomes an Immaterial Subsidiary, and such release would not result in any Immaterial Subsidiary being required pursuant to Section 5.11(e) to become a Loan Party hereunder (except to the extent that on and as of the date of such release, one or more other Immaterial Subsidiaries become Loan Guarantors hereunder and the provisions of Section 5.11(e) are satisfied upon giving effect to all such additions and releases), or (B) a Restricted Subsidiary is designated as an Unrestricted Subsidiary in accordance with Section 6.07, then in the case of each of clauses (A) and (B), such Subsidiary Guarantor shall be automatically released from its obligations hereunder and its Loan Guaranty shall be automatically released upon notification thereof from the U.S. Borrower to the Agent. In connection with any such release, the Agent shall execute and deliver to any Subsidiary Guarantor, at such Subsidiary Guarantor’s expense, all documents that such Subsidiary Guarantor shall reasonably request to evidence such termination or release. Any execution and delivery of documents pursuant to the preceding sentence of this Section 10.12 shall be without recourse to or warranty by the Agent.

EXHIBIT C

Exhibit B - Form of Assignment and Assumption

See attached.

[FORM OF]

ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including any letters of credit, guarantees, and swingline loans included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor:	Credit Suisse AG, Cayman Islands Branch

2.	Assignee:

3.	Borrower(s)	Hawker Beechcraft Acquisition Company, LLC

4.	Agent:	Credit Suisse AG, Cayman Islands Branch, as the administrative agent and collateral agent under the Credit Agreement

5.	Credit Agreement:	Credit Agreement dated as of March 26, 2007, among HAWKER BEECHCRAFT, INC., a Delaware corporation (“Holdings”),

HAWKER BEECHCRAFT ACQUISITION COMPANY, LLC (the “U.S. Borrower”), HAWKER BEECHCRAFT LIMITED, a limited company incorporated under the laws of England and Wales with registered number 06018571 (the “U.K. Borrower” and, together with the U.S. Borrower, the “Borrowers”), each Subsidiary of Holdings that, from time to time, becomes a party thereto, the Lenders (as defined in Article I of the Credit Agreement), CREDIT SUISSE, as LC Facility Issuing Bank (in such capacity, the “LC Facility Issuing Bank”), the Issuing Banks named therein, CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as administrative agent and collateral agent for the Lenders thereunder (in such capacities, the “Agent”), GOLDMAN SACHS CREDIT PARTNERS L.P., as syndication agent (the “Syndication Agent”), CITICORP NORTH AMERICA, INC., as documentation agent (the “Documentation Agent”), and the other parties thereto from time to time, as amended by the First Amendment to Credit Agreement dated as of December 19, 2008, the Second Amendment to Credit Agreement dated as of November 6, 2009, and the Forbearance Agreement and Third Amendment to Credit Agreement, dated as of March 27, 2012, and as further amended, supplemented, waived or otherwise modified from time to time.

6.	Assigned Interest:

Facility/Commitment Assigned	Aggregate Amount of Commitment/Loans/Senior Tranche Advances	Amount of Commitment/Loans/ Senior Tranche Advances Assigned	CUSIP
Senior Tranche Advances	$[ ]	$[ ]	N/A
	[$/€/£]	[$/€/£]
	[$/€/£]	[$/€/£]
	[$/€/£]	[$/€/£]

Effective Date: [                    ], 20[    ]

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH

By:

Name:
Title:

By:

Name:
Title:

ASSIGNEE

[NAME OF ASSIGNEE]

By:

Name:
Title:

Accepted:

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH as Agent

by:

Name:
Title:

ANNEX 1

ANNEX 1

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1. Representations and Warranties.

1.1 Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the U.S. Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the U.S. Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2. Assignee. The Assignee (a) represents and warrants that (i) it is an Eligible Assignee and has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements specified in the Credit Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements referred to in Section 3.04(a) or delivered pursuant to Section 5.01 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Agent or any other Lender, and (v) if it is a Non-U.S. Lender, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, (ii) it will appoint and authorize the Agent to take such action on its behalf and to exercise such powers under the Credit Agreement as are delegated to the Agent, by the terms thereof, together with such powers as are reasonably incidental thereto, and (iii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2. Payments. From and after the Effective Date, the Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by fax or in electronic format shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be construed in accordance with and governed by the laws of the State of New York.

EXHIBIT D

Exhibit F-3 - Form of Senior Tranche Note

See attached.

Signature Page to

Forbearance Agreement and Amendment No. 3

EXHIBIT F-3

[FORM OF]

SENIOR TRANCHE NOTE

$[ ]	New York, New York [ ], 20[ ]

FOR VALUE RECEIVED, the undersigned, HAWKER BEECHCRAFT ACQUISITION COMPANY, LLC, a Delaware limited liability company (the “U.S. Borrower”), hereby promises to reimburse to [            ] (the “Lender”) or its registered assigns, at the office of Credit Suisse AG, Cayman Islands Branch (the “Agent”) at 11 Madison Avenue, New York, New York 10010, on the dates and in the amounts set forth in the Credit Agreement dated as of March 26, 2007 (as the same may be amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among HAWKER BEECHCRAFT, INC., a Delaware corporation (“Holdings”), the U.S. Borrower, HAWKER BEECHCRAFT LIMITED, a limited company incorporated under the laws of England and Wales with registered number 06018571 (the “U.K. Borrower” and, together with the U.S. Borrower, the “Borrowers”), each Subsidiary of Holdings that, from time to time, becomes a party thereto, the Lenders (as defined in Article I of the Credit Agreement), CREDIT SUISSE, as LC Facility Issuing Bank (in such capacity, the “LC Facility Issuing Bank”), the Issuing Banks named therein, CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as administrative agent and collateral agent for the Lenders thereunder (in such capacities, the “Agent”), GOLDMAN SACHS CREDIT PARTNERS L.P., as syndication agent (the “Syndication Agent”), CITICORP NORTH AMERICA, INC., as documentation agent (the “Documentation Agent”), and the other parties thereto from time to time, in immediately available funds in dollars, the aggregate unpaid principal amount of the Senior Tranche Advance made by the Lender to the U.S. Borrower pursuant to the Credit Agreement and to pay interest from the date of such Senior Tranche Advance on the principal amount thereof from time to time outstanding, in like funds, at said office, at the rate or rates per annum and payable on the dates provided in the Credit Agreement. Terms used but not defined herein shall have the meanings assigned to them in the Credit Agreement.

The U.S. Borrower promises to pay interest, on demand, on any overdue principal and, to the extent permitted by law, overdue interest from the due dates at a rate or rates provided in the Credit Agreement.

The U.S. Borrower hereby waives diligence, presentment, demand, protest and notice of any kind whatsoever. The nonexercise by the holder hereof of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.

All advances evidenced by this promissory note and all payments and prepayments of the principal hereof and interest hereon and the respective dates thereof shall be endorsed by the holder hereof on the schedules attached hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof, or otherwise recorded by such holder in its internal records; provided, however, that the failure of the holder hereof to make such a notation or any error in such notation shall not affect the obligations of the U.S. Borrower under this Note.

This promissory note is one of the promissory notes referred to in the Credit Agreement that, among other things, contains provisions for the acceleration of the maturity hereof upon the happening of certain events, for optional and mandatory prepayment of the principal hereof prior to the maturity hereof and for the amendment or waiver of certain provisions of the Credit Agreement, all upon the terms and conditions therein specified. This promissory note is entitled to the benefit of the Credit Agreement and is guaranteed and secured as provided therein and in the other Loan Documents referred to in the Credit Agreement. THIS PROMISSORY NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

HAWKER BEECHCRAFT ACQUISITION COMPANY, LLC

By:
Name:
Title:

Signature Page to Senior Tranche Note

EXHIBIT E

Exhibit I – Form of Senior Tranche Disbursement Request

See attached.

EXHIBIT I

[FORM OF]

SENIOR TRANCHE DISBURSEMENT REQUEST

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH

as Agent for the Lenders referred to below,

Eleven Madison Avenue

New York, NY 10010

Attn: Loan Closings

[Date]1

Ladies and Gentlemen:

Reference is made to the Credit Agreement, dated as of March 26, 2007 (as the same may be amended, supplemented or otherwise modified from time to time, the “Credit Agreement”; capitalized terms used herein but not otherwise defined shall have the meanings assigned to them in the Credit Agreement), among HAWKER BEECHCRAFT, INC., a Delaware corporation (“Holdings”), HAWKER BEECHCRAFT ACQUISITION COMPANY, LLC (the “U.S. Borrower”), HAWKER BEECHCRAFT LIMITED, a limited company incorporated under the laws of England and Wales with registered number 06018571 (the “U.K. Borrower” and, together with the U.S. Borrower, the “Borrowers”), each Subsidiary of Holdings that, from time to time, becomes a party thereto, the Lenders (as defined in Article I of the Credit Agreement), CREDIT SUISSE, as LC Facility Issuing Bank (in such capacity, the “LC Facility Issuing Bank”), the Issuing Banks named therein, CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as administrative agent and collateral agent for the Lenders thereunder (in such capacities, the “Agent”), GOLDMAN SACHS CREDIT PARTNERS L.P., as syndication agent (the “Syndication Agent”), CITICORP NORTH AMERICA, INC., as documentation agent (the “Documentation Agent”), and the other parties thereto from time to time.

The undersigned hereby gives you notice pursuant to Section 2.01(d)(iv) of the Credit Agreement that it requests a Senior Tranche Disbursement under the Credit Agreement, and in that connection sets forth below the terms on which such Senior Tranche Disbursement is requested to be made:

(A)	Date of Senior Tranche Disbursement
(which shall be a Business Day)

(B)	Amount of Senior Tranche Disbursement[2]

[1]	Agent must be notified in writing or by telephone (with such telephonic notification to be confirmed promptly in writing) not later than 12:00 noon (Local Time) two Business Days prior to the date of such proposed Senior Tranche Disbursement.
[2]	Any such Senior Tranche Disbursement shall be in an amount of not less than $[ ].

(C)	Account Number and Location

The undersigned hereby certifies that the U.S. Borrower intends in good faith to utilize the proceeds of the requested Senior Tranche Disbursement in accordance with the Approved Budget within five (5) Business Days of such disbursement.

HAWKER BEECHCRAFT ACQUISITION COMPANY, LLC

By:
Name:
Title:

EXHIBIT F

Exhibit J - Form of Senior Tranche Interest Election Request

See attached.

EXHIBIT J

[FORM OF]

SENIOR TRANCHE INTEREST ELECTION REQUEST

Credit Suisse AG, Cayman Islands Branch

as Administrative Agent

11 Madison Avenue

New York, New York 10010

Attention: Loan Closings

[Date]

Re: HAWKER BEECHCRAFT, INC.

Ladies and Gentlemen:

This Senior Tranche Interest Election Request is delivered to you pursuant to Section 2.12 of the Credit Agreement dated as of March 26, 2007 (as the same may be amended, supplemented or otherwise modified from time to time, the “Credit Agreement”; capitalized terms used herein but not otherwise defined shall have the meanings assigned to them in the Credit Agreement), among HAWKER BEECHCRAFT, INC., a Delaware corporation (“Holdings”), HAWKER BEECHCRAFT ACQUISITION COMPANY, LLC (the “U.S. Borrower”), HAWKER BEECHCRAFT LIMITED, a limited company incorporated under the laws of England and Wales with registered number 06018571 (the “U.K. Borrower” and, together with the U.S. Borrower, the “Borrowers”), each Subsidiary of Holdings that, from time to time, becomes a party thereto, the Lenders (as defined in Article I of the Credit Agreement), CREDIT SUISSE, as LC Facility Issuing Bank (in such capacity, the “LC Facility Issuing Bank”), the Issuing Banks named therein, CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as administrative agent and collateral agent for the Lenders thereunder (in such capacities, the “Agent”), GOLDMAN SACHS CREDIT PARTNERS L.P., as syndication agent (the “Syndication Agent”), CITICORP NORTH AMERICA, INC., as documentation agent (the “Documentation Agent”), and the other parties thereto from time to time.

The U.S. Borrower hereby requests that on [            ]1 (the “Conversion or Continuation Date”),

1. $[        ] of the presently outstanding principal amount of the Senior Tranche Advances originally made on [                    ],

[1]	Shall be a Business Day that is three Business Days following the date hereof to the extent this Senior Tranche Interest Election Request is delivered to the Agent prior to 12:00 noon (Local Time) on the date hereof, otherwise the fourth Business Day following the date of delivery hereof.

2. and all presently being maintained as [Base Rate Advances] [Eurocurrency Rate Advances],

3. be [converted into] [continued as],

4. [Eurocurrency Rate Advances having an Interest Period of [one/two/three/six/nine/twelve months]] [Base Rate Advances].

The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the proposed Conversion or Continuation Date, both before and after giving effect thereto and to the application of the proceeds therefrom:

(a) the foregoing [conversion] [continuation] complies with the terms and conditions of the Credit Agreement (including, without limitation, Section 2.12 of the Credit Agreement);

(b) no Default has occurred and is continuing, or would result from such proposed [conversion] [continuation].

[Signature Page Follows]

The U.S. Borrower has caused this Conversion or Continuation Notice to be executed and delivered by its duly authorized officer as of the date first written above.

HAWKER BEECHCRAFT ACQUISITION COMPANY, LLC

By:
Name:
Title:

EXHIBIT G

Schedule 1.01

Senior Tranche Commitments

Lender	Senior Tranche Commitment	Pro Rata Share
Credit Suisse AG, Cayman Islands Branch	$124,500,000	100%

Total	$124,500,000	100%

EXHIBIT H

Additional Closing Documents

Collateral Documents

1.	Senior Aircraft Security Agreement

2.	Wells Senior Aircraft Security Agreement

3.	Certificate of CFO regarding aircraft and engines owned by Loan Parties

4.	Legal Opinion of Daugherty Fowler Peregrin Haught & Jenson regarding the Senior Aircraft Security Agreement and the Wells Senior Aircraft Security Agreement

5.	First Amendment to U.S. Pledge and Security Agreement

Corporate Documents

6.	Certificate of Financial Officer of the Borrower

7.	For each Borrower and Guarantor, a copy of a Secretary’s Certificate, attaching:

(i) certified copy of certificate of formation or incorporation;

(ii) by-laws or LLC Agreement;

(iii) authorizing resolutions/consent;

(iv) incumbency signatures; and

(v) good standing certificate.

Other Closing Items

8.	Legal Opinion of Kirkland and Ellis LLP

9.	Legal Opinion of Wright, Lindsey & Jennings LLP

10.	Legal Opinion of Foulston Siefkin LLP

11.	Documentation and other information required by bank regulatory authorities under applicable “know your-customer” and anti-money laundering rules and regulations, including the Patriot Act

EXHIBIT I-1

Senior Aircraft Security Agreement

See attached.

EXECUTION COPY

SENIOR AIRCRAFT SECURITY AGREEMENT

THIS SENIOR AIRCRAFT SECURITY AGREEMENT (as it may be amended or modified from time to time, this “Agreement”) is entered into as of March 27, 2012 by and among HAWKER BEECHCRAFT CORPORATION (the “Debtor”), and CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH in its capacity as collateral agent for the Secured Parties (as defined in the Credit Agreement) (in such capacity, the “Agent”).

1. Preliminary Statements and Interpretation.

(a) Reference is hereby made to the Credit Agreement dated as of March 26, 2007 by and among HAWKER BEECHCRAFT, INC., a Delaware corporation (“Holdings”), HAWKER BEECHCRAFT ACQUISITION COMPANY, LLC, a Delaware limited liability company (the “U.S. Borrower”), and HAWKER BEECHCRAFT LIMITED, a limited company incorporated under the laws of England and Wales with registered number 06018571 (the “U.K. Borrower” and, together with the U.S. Borrower, the “Borrowers”), the Guarantors from time to time party thereto, the Lenders from time to time party thereto, Credit Suisse AG, Cayman Islands Branch, in its capacity as administrative agent and collateral agent for the Lenders (the “Agent”) and the other parties party thereto (as amended by the First Amendment to Credit Agreement dated as of December 19, 2008, the Second Amendment to Credit Agreement dated as of November 6, 2009, and the Forbearance Agreement and Third Amendment to Credit Agreement, dated as of March 27, 2012 (as the same may be amended or modified from time to time, the “Third Amendment”), and as further amended, supplemented, waived or otherwise modified from time to time, the “Credit Agreement”).

(b) In connection with the Third Amendment and the Senior Tranche Advances made pursuant thereto, the Debtor has agreed to grant a perfected security interest in the Senior Tranche Collateral (as defined herein) to the Agent, for the benefit of the Agent and the Senior Tranche Lenders (the “Senior Tranche Secured Parties”), by entering into a separate security agreement governing the grant and perfection of a security interest in certain of Debtor’s aircraft and aircraft engines. This Agreement implements that requirement.

(c) Capitalized terms used herein and not defined herein shall have the meanings provided in the Credit Agreement

(d) Additional Defined Terms:

“FAA” means the United States Federal Aviation Administration.

“IDERA” means an Irrevocable De-Registration and Export Request Authorization in the form of Exhibit “A” attached hereto and as provided for in the Cape Town Convention.

“International Interest” has the meaning provided in the Convention on International Interests in Mobile Equipment (the “Convention”) and Protocol thereto on Matters Specific to Aircraft Equipment (the “Protocol”) concluded in Cape Town in November 2001 (the Convention and the Protocol, each, in the official English language text thereof, are collectively referred to herein as the “Cape Town Convention”).

“Senior Mortgaged Aircraft” means (a) each aircraft identified on Schedule 1, as amended from time to time in accordance with Section 5, together with all of the following (i) airframes, aircraft engines, propellers and spare parts, (ii) appurtenances, accessions, instruments, avionics, accessories, equipment or parts, and (iii) logs, manuals and other documents reflecting use or maintenance of each aircraft, aircraft engine or propeller identified on Schedule 1, as amended from time to time in accordance with Section 5 and (b) each aircraft engine and each propeller identified on Schedule 1, as amended from time to time in accordance with Section 5, together with all of the following (i) spare parts, (ii) appurtenances, accessions, instruments, avionics, accessories, equipment or parts, and (iii) logs, manuals and other documents reflecting use or maintenance of each aircraft engine or propeller identified on Schedule 1, as amended from time to time in accordance with Section 5.

2. Grant of Security Interest. To secure the prompt and complete payment of the Senior Tranche Obligations and amounts payable pursuant to clause first of Section 2.16(a) of the Credit Agreement (collectively, “Senior Tranche Secured Obligations”), Debtor grants to Agent, on behalf of and for the benefit of the Senior Tranche Secured Parties solely in their capacities as Agent and Senior Tranche Lenders, a security interest and an International Interest in the Senior Mortgaged Aircraft (the “Senior Tranche Collateral”).

3. Representations, Warranties and Covenants of Debtor. As of the date hereof, Debtor represents, warrants and covenants that:

(a) Debtor is situated in the “contracting state” (as defined in the Cape Town Convention) of the United States of America.

(b) Debtor has good and valid rights in, or the power to transfer or dispose of the Senior Mortgaged Aircraft and title to, the Senior Mortgaged Aircraft.

(c) Debtor is (or, to the extent that the Senior Mortgaged Aircraft is to be acquired hereafter, will be) and will remain the sole lawful, owner, in sole, open and notorious possession of the Senior Mortgaged Aircraft, which will all be and remain under U.S. civil registration.

(d) Debtor owns all Senior Mortgaged Aircraft free of any Liens, other than Permitted Liens.

(e) The description of the Senior Mortgaged Aircraft (including the make, model, serial number and registration number) set forth in Schedule 1 hereto is true correct and complete, subject to the periodic addition and removal of Senior Mortgaged Aircraft pursuant to Section 5.

(f) Upon the filing and recordation of this Agreement with the FAA, any supplemental mortgage filed pursuant to Section 5(b), any UCC-1 financing statement filed in

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the State of Kansas, and the registrations of interests with the International Registry as applicable, Agent shall have a first priority perfected security interest in the Senior Mortgaged Aircraft identified in Schedule 1 as amended from time to time in accordance with Section 5, subject only to any Permitted Liens. Debtor further represents and warrants that, except for the registration of the Senior Mortgaged Aircraft and the filing of record of this Agreement with the FAA pursuant to Title 49 of the United States Code, entitled “Transportation,” and the Federal Aviation Regulations promulgated thereunder (collectively, the “Transportation Code”), and except for the filing of a UCC-1 financing statement in the State of Kansas and the registrations of interests with the International Registry as applicable with respect to the Senior Mortgaged Aircraft, no further action is necessary in order to perfect in favor of Agent a security interest in the Senior Mortgaged Aircraft against any third party under the applicable laws of any jurisdiction within the United States and as against any third party in a “contracting state” under the Cape Town Convention, subject only to any Permitted Liens.

(g) Debtor is a “transacting user entity” for purposes of the International Registry, has identified an “administrator”, has appointed a “professional user entity” reasonably satisfactory to Agent and has paid all required fees and taken all other actions necessary to enable Agent to register any International Interest or other interest necessary or advisable to perfect or protect the Agent’s interests created hereby with the International Registry.

4. Additional Covenants of Debtor

(a) Senior Tranche Collateral Records. Debtor will maintain complete and accurate books and records as is consistent with its practices as of the date hereof in all material respects with respect to the Senior Tranche Collateral, and furnish to the Agent such reports relating to the Senior Tranche Collateral as the Agent shall from time to time reasonably request.

(b) Other Financing Statements. Debtor will not authorize the filing of any financing statement naming it as debtor covering all or any portion of the Senior Tranche Collateral, except to cover security interests that are Permitted Liens. Debtor acknowledges that it is not authorized to file any financing statement naming the Agent as secured party or amendment or termination statement with respect to any such financing statement without the prior written consent of the Agent, subject to such Debtor’s rights under Section 9-509(d)(2) of the UCC. Debtor shall not take any action to register or consent to the registration of any prospective or current International Interest or other interest (or any amendment, modification, supplement, subordination or subrogation thereof), in relation to the Senior Mortgaged Aircraft, with the International Registry without the prior written consent of Agent, which may be withheld in Agent’s sole discretion. Debtor shall not execute or deliver any IDERA to any party other than the Agent unless Agent agrees in writing.

(c) Change of Name, Etc. Debtor agrees to furnish to the Agent prompt written notice of any change in: (i) Debtor’s name; (ii) the location of Debtor’s chief executive office or its principal place of business; (iii) Debtor’s organizational legal entity designation or jurisdiction of incorporation or formation; or (iv) Debtor’s Federal Taxpayer Identification Number or organizational identification number assigned to it by its jurisdiction of incorporation or formation. Debtor agrees not to effect or permit any change referred to in the preceding sentence unless all filings have been made under the Uniform Commercial Code or other

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applicable law that are required in order for the Agent to continue at all times following such change to have a valid, legal and perfected, first priority security interest (subject to Permitted Liens that have priority by operation of applicable law) in the Senior Tranche Collateral for its benefit and the benefit of the other Senior Tranche Secured Parties.

(d) No Interference. Debtor agrees that it will not interfere with any right, power and remedy of the Agent provided for in this Agreement or now or hereafter existing at law or in equity or by statute or otherwise, or the exercise or beginning of the exercise by the Agent of any one or more of such rights, powers or remedies.

(f) IDERA. In connection with the execution and delivery of this Agreement to Agent by Debtor, Debtor shall execute and deliver to Agent an IDERA for each and every Senior Mortgaged Aircraft, as applicable, made subject to this Agreement, in the form of Exhibit “A” hereto, which will be filed with the FAA as an attachment to either this Agreement or any amendment or supplement to this Agreement as applicable within five (5) Business Days of such aircraft becoming a Senior Mortgaged Aircraft.

5. Addition and Removal of Senior Mortgaged Aircraft from Collateral.

(a) Without limiting Section 4.1(d), (e), (h) or (i) of the Security Agreement, the parties agree that, upon written notice by Debtor to Agent, Schedule 1 will be supplemented, amended or replaced so that it accurately represents the Senior Mortgaged Aircraft, the subject of the security interests granted hereunder, as may be necessary to permit (i) any Disposition permitted under Section 6.06 of the Credit Agreement other than a Disposition to an Affiliate; provided that no Default or Event of Default (other than a Specified Default (as defined in the Third Amendment) during the Forbearance Period (as defined in the Third Amendment)) under the Credit Agreement shall have occurred and be continuing, and (ii) Debtor to cause any aircraft and/or aircraft engines to become Senior Mortgaged Aircraft subject to this Agreement as required by, and in accordance with, Section 4.1(h)(A) of the Security Agreement. In the case of any Disposition permitted by clause (i) of the immediately preceding sentence, Agent agrees to discharge its International Interest, and any interest related thereto, with the International Registry in the Senior Mortgaged Aircraft that is the subject of such Disposition and to execute a release to be filed with the FAA for recordation which releases Agent’s right, title and interest in and to such Senior Mortgaged Aircraft no later than five (5) Business Days prior to the Scheduled Closing Date (as defined below) of such Disposition; provided that (i) Agent shall have received written notice (a “Disposition Notice”) from the Debtor no later than ten (10), and no earlier than twenty (20), Business Days in advance of the proposed date on which such Disposition will be consummated (the “Scheduled Closing Date”), (ii) the Senior Mortgaged Aircraft that is the subject of such Disposition is a newly manufactured aircraft, (iii) Debtor shall have received, no later than five (5) business days prior to the Scheduled Closing Date, a deposit in cash an amount of not less than 50% of the agreed purchase price of the Senior Mortgaged Aircraft that is the subject of such Disposition, (iv) such Disposition is made in the ordinary course of Debtor’s business, on arm’s length terms and to a purchaser that is not an Affiliate of debtor and (v) such Disposition Notice shall contain a certification of Debtor that such Disposition is expected to be consummated on the Scheduled Closing Date and that such each condition set forth in the foregoing clauses (ii) through (iv) has been satisfied, or shall be satisfied, no later than five (5) Business Days prior to the Scheduled Closing Date. If any such

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Disposition shall fail to be consummated within five (5) Business Days of the Scheduled Closing Date (or such longer period as Agent may agree), the parties agree that (x) Schedule 1 will, as soon as practicable and in any event within one (1) Business Day, be supplemented, amended or replaced to cause the aircraft that was the subject of such proposed Disposition to become a Senior Mortgaged Aircraft subject hereto and (y) the International Interest in favor of Agent shall promptly be re-registered with the International Registry. In the case of any other Disposition permitted by clause (i) of the first sentence of this Section 5(a), Agent agrees to promptly discharge its International Interest, and any interest related thereto, with the International Registry in the Senior Mortgaged Aircraft that is the subject of such Disposition and to execute a release to be filed with the FAA for recordation which releases Agent’s right, title and interest in and to such Senior Mortgaged Aircraft.

(b) Any amendment to Schedule 1 hereto contemplated under Section 5(a) shall be by supplement hereto and in such form as Agent shall reasonably require. Debtor irrevocably authorizes Agent and appoints Agent as its attorney to execute on behalf of Debtor any amendment to Schedule 1 hereto contemplated under Section 5(a). All authorized acts of said attorney are hereby ratified and approved by Debtor. The powers conferred on Agent shall not impose any duty upon Agent or any Senior Tranche Secured Party to exercise any such powers.

6. Further Assurances. Debtor will promptly, upon Agent’s written request and at Debtor’s sole cost and expense, execute, or otherwise authenticate, any document, record or instrument necessary or reasonably advisable for filing, recording, protecting or perfecting the interest of Agent in the Senior Mortgaged Aircraft, and to establish and protect Agent’s rights and remedies under this Agreement, the other Loan Documents or otherwise with respect to the Senior Mortgaged Aircraft. In addition, Debtor hereby expressly authorizes each of Agent, Agent’s designated FAA escrow agent (which may be FAA counsel) and Debtor’s “professional user entity” to file with the FAA or register with the International Registry (i) an Aircraft Bill of Sale (FAA AC Form 8050-2), (ii) an Aircraft Registration Application (FAA AC Form 8050-1), (iii) an FAA Entry Point Filing Form, International Registry (FAA AC Form 8050-135), (iv) any other documents or registrations evidencing Debtor’s ownership of the Senior Mortgaged Aircraft (including a “contract of sale,” as defined by the Cape Town Convention (as applicable)), (v) the International Interest, and (vi) any other interests created by this Agreement in favor of Agent, in each case describing the Senior Mortgaged Aircraft and containing any other information required by or reasonably advisable under the Transportation Code, the Cape Town Convention and any other applicable law, treaty or regulation. At the request of Agent following any expiration or termination of this Agreement, Debtor shall, at Debtor’s sole cost and expense, execute and deliver to Agent, for filing with the FAA and/or registration with the International Registry, as applicable, such documents as Agent shall require to evidence and confirm the expiration or termination of this Agreement and the release of the Senior Mortgaged Aircraft from the terms and conditions hereof, and if Debtor fails for any reason to execute and deliver such documents to Agent, Debtor hereby irrevocably consents to and authorizes Agent to sign Debtor’s name to such documents and to file such documents with the FAA and/or to register (and/or instruct Debtor’s “professional user entity” to register) discharges of interests relating to such documents with the International Registry, as applicable. Other than as expressly provided herein, Debtor shall not file any filings with the FAA (including any corrective, amendment or termination filings) relating to the Senior Mortgaged Aircraft or register any related interests with the International Registry created hereby, without Agent’s prior written consent.

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7. Use, Operation, Maintenance, Repair, Storage and Registration. Debtor shall use, operate, maintain, store and repair the Senior Mortgaged Aircraft and retain actual and operational control and possession thereof in compliance with the following provisions:

(a) Debtor shall use, operate, maintain and store the Senior Mortgaged Aircraft, and every part thereof, properly, carefully and in material compliance with all applicable statutes, ordinances and regulations of all jurisdictions in which the Senior Mortgaged Aircraft is operated or used, as well as all applicable insurance policies, manufacturer’s recommendations and operating and maintenance manuals. Debtor shall not use, attempt to use, or suffer the Senior Mortgaged Aircraft to be used in any manner which may or does contravene any applicable law, rule or regulation governing the Senior Mortgaged Aircraft, including without limitation those relating to intoxicating liquors, narcotics, firearms or similar products.

(b) The Senior Mortgaged Aircraft will be operated at all times by a currently certificated pilot having the minimum total pilot hours and minimum pilot-in-command hours required by FAA rules or regulations or as required by applicable insurance policies, whichever requirements are stricter. Each Senior Mortgaged Aircraft is and shall at all times be maintained by Debtor at its expense in good repair in the configuration and condition existing on the date hereof and in airworthy condition necessary for all aircraft licenses under the laws, ordinances, rules and regulations of all jurisdictions in which the Senior Mortgaged Aircraft will at any time be operated, ordinary wear and tear excepted. Debtor shall ensure timely compliance with all applicable mandatory service bulletins, service letters, manufacturer’s directives and airworthiness directives delivered to Debtor by the manufacturer in respect of any Senior Mortgaged Aircraft. Debtor shall submit written evidence of such maintenance and condition to Agent upon its written request from time to time. Debtor shall use reasonable care to prevent the Senior Mortgaged Aircraft from being damaged or injured, and shall promptly replace any part or component of the Senior Mortgaged Aircraft which may be damaged, worn out, lost, destroyed, confiscated or otherwise rendered unsatisfactory or unavailable for use in or upon the Senior Mortgaged Aircraft.

(c) The International Interest created by this Agreement in the Senior Mortgaged Aircraft pursuant to the provision of the Cape Town Convention shall be registered with the International Registry, and Debtor hereby consents to such registration and authorizes Agent to effect all such registrations with the International Registry. Subject to Section 5(a), no International Interest created in favor of Agent shall be discharged without the prior written consent of Agent.

8. Indemnification and Insurance.

(a) Debtor hereby agrees to indemnify Agent, and its respective successors, assigns, agents and employees (each an “Indemnitee”), from and against any and all losses, claims, damages, penalties, liabilities, and related expenses imposed on, incurred by or asserted against Agent, or its respective successors, assigns, agents and employees, in any way relating to or arising out of this Agreement, or the ownership, delivery, lease, possession, use, operation,

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condition, sale, return or other disposition of any Senior Mortgaged Aircraft in accordance with this Agreement, except to the extent that such losses, claims, damages, penalties, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee.

(b) Debtor shall at all times bear all risk of loss, damage, destruction or confiscation of or to the Senior Mortgaged Aircraft. Debtor shall secure and maintain in effect, at its own expense and at all times, insurance with financially sound and reputable insurance companies in such amounts and against such risks, as are customarily maintained by similarly situated companies engaged in the same or similar businesses operating in the same or similar locations (after giving effect to any self-insurance reasonable and customary for similarly situated companies). Without limiting the generality of the foregoing, Debtor shall secure and maintain: (i) all-risk aircraft hull and engine insurance (including, without limitation, with respect to engine or part thereof while removed from the Senior Mortgaged Aircraft and foreign object damage insurance); and (ii) confiscation, appropriation and war risk and allied perils (including, without limitation, terrorism) insurance and hijacking insurance. All such policies shall name Agent (for the benefit of the Senior Tranche Secured Parties) as a loss payee and shall be in form and substance satisfactory to Agent, which provide that: (a) all proceeds thereunder with respect to the Senior Mortgaged Aircraft shall be payable to Agent; (b) no such insurance shall be affected by any act or neglect of the insured or owner of the Senior Mortgaged Aircraft described in such policy; and (iii) such policy and loss payable may be canceled, amended, or terminated only upon at least thirty (30) days prior written notice given to Agent. Agent may at its option apply insurance proceeds, in whole or in part, to (i) repair or replace the Senior Mortgaged Aircraft or any part thereof or (ii) satisfy any of the Senior Tranche Secured Obligations in accordance with the Credit Agreement.

9. Debtor’s Possession. Until the exercise of Agent’s power of sale or foreclosure upon any Senior Mortgaged Aircraft pursuant to Section 11 of this Agreement, Debtor may possess the Senior Mortgaged Aircraft and use it in any lawful manner not inconsistent with this Agreement or the Loan Documents. Agent or its agents may examine and inspect the Senior Mortgaged Aircraft, wherever located, at any reasonable time upon prior written notice to Debtor, on land and in flight.

10. Default. Debtor shall be in default under this Agreement upon the occurrence and during the continuance of any of the following:

(a) an Event of Default (other than a Specified Default (as defined in the Third Amendment) during the Forbearance Period (as defined in the Third Amendment)); or

(b) failure by Debtor to maintain at all times insurance coverage as required by Section 8(b) of this Agreement. In case Agent is permitted to and changes the insurance requirements, it will give written notice to Debtor of the new requirements and will grant Debtor 30 days after written notice, to comply with those requirements.

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11. Remedies of Agent:

(a) Upon the occurrence and during the continuance of an Event of Default (other than a Specified Default (as defined in the Third Amendment) during the Forbearance Period (as defined in the Third Amendment)), the Agent may exercise any or all of the following rights and remedies:

(i)	those rights and remedies provided in this Agreement, the Credit Agreement or any other Loan Document; provided that this Section 11(a)(i) shall not be understood to limit any rights available to the Agent or the Lenders prior to an Event of Default;

(ii)	those rights and remedies available to a secured party under the UCC, the Cape Town Convention or under any other applicable law (including, without limitation, any law governing the exercise of a bank’s right of setoff or bankers’ Lien) or in equity when a debtor is in default under a security agreement;

(iii)	procure the deregistration of the registration of the aircraft and export of the aircraft to a jurisdiction of Agent’s choice pursuant to the IDERA and as authorized by the Cape Town Convention; and

(iv)	without notice (except as specifically provided in Section 11.2 of the Security Agreement or elsewhere herein), demand or advertisement of any kind to Debtor or any other Person, enter the premises of Debtor where any Senior Tranche Collateral is located (through self-help and without judicial process) to collect, receive, assemble, process, appropriate, sell, lease, assign, grant an option or options to purchase or otherwise dispose of, deliver, or realize upon, the Senior Tranche Collateral or any part thereof in one or more parcels at public or private sale or sales (which sales may be adjourned or continued from time to time with or without notice and may take place at Debtor premises or elsewhere), for cash, on credit or for future delivery without assumption of any credit risk, and upon such other terms as the Agent may deem commercially reasonable.

(b) Debtor acknowledges and agrees that the compliance by the Agent, on behalf of the Senior Tranche Secured Parties, with any applicable state or federal law requirements in connection with a disposition of the Senior Tranche Collateral and compliance will not be considered to adversely affect the commercial reasonableness of any sale of the Senior Tranche Collateral.

(c) The Agent shall have the right upon any public sale or sales and, to the extent permitted by law, upon any private sale or sales, to purchase for the benefit of the Agent and the Senior Tranche Secured Parties, the whole or any part of the Senior Tranche Collateral so sold, free of any right of equity redemption in favor of Debtor, which equity redemption Debtor hereby expressly releases.

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(d) Until the Agent is able to effect a sale, lease, transfer or other disposition of Senior Tranche Collateral, the Agent shall have the right to hold or use Senior Tranche Collateral, or any part thereof, to the extent that it deems appropriate for the purpose of preserving Senior Tranche Collateral or the value of the Senior Tranche Collateral, or for any other purpose deemed appropriate by the Agent. The Agent may, if it so elects, seek the appointment of a receiver or keeper to take possession of Senior Tranche Collateral and to enforce any of the Agent’s remedies (for the benefit of the Agent and Senior Tranche Secured Parties), with respect to such appointment without prior notice or hearing as to such appointment.

(e) Notwithstanding the foregoing, neither the Agent nor the Senior Tranche Secured Parties shall be required to (i) make any demand upon, or pursue or exhaust any of their rights or remedies against, Debtor, any other obligor, guarantor, pledgor or any other Person with respect to the payment of the Senior Tranche Obligations or to pursue or exhaust any of their rights or remedies with respect to any Senior Tranche Collateral therefor or any direct or indirect guarantee thereof, (ii) marshal the Senior Tranche Collateral or any guarantee of the Senior Tranche Obligations or to resort to the Senior Tranche Collateral or any such guarantee in any particular order, or (iii) effect a public sale of any Senior Tranche Collateral.

(f) Upon the written request of the Agent after the occurrence and during the continuance of an Event of Default (other than a Specified Default (as defined in the Third Amendment) during the Forbearance Period (as defined in the Third Amendment)), Debtor will:

(i)	upon reasonable advance notice, assemble and make available to the Agent the Senior Tranche Collateral and all books and records relating thereto at any place or places reasonably specified by the Agent, whether at Debtor’s premises or elsewhere; and

(ii)	permit the Agent, by the Agent’s representatives and agents, to enter, occupy and use any premises where all or any part of the Senior Tranche Collateral, or the books and records relating thereto, or both, are located, to take possession of all or any part of the Senior Tranche Collateral or the books and records relating thereto, or both, to remove all or any part of the Senior Tranche Collateral or the books and records relating thereto, or both, and to conduct sales of the Senior Tranche Collateral, without any obligation to pay Debtor for such use and occupancy.

(g) Agent shall apply the proceeds of any collection, sale, foreclosure or other realization upon any Senior Tranche Collateral pursuant to this Section 11 in accordance with Section 2.16(a) of the Credit Agreement. Except as otherwise provided herein, the Agent shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement. Upon any sale of Senior Tranche Collateral by the Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Senior Tranche Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Agent or such officer or be answerable in any way for the misapplication thereof.

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(h) Notwithstanding anything to the contrary contained in this Agreement or any other Loan Document, prior to exercising any of its remedies set forth in this Section 11 with respect to the Senior Tranche Collateral, Agent shall have exercised its remedies against the Specified Collection Account (as defined in the Security Agreement) and applied the full amount of proceeds therefrom to satisfy the Senior Tranche Secured Obligations in accordance with Section 2.16(a) of the Credit Agreement.

12. Waivers. Except as otherwise specifically provided herein, Debtor hereby waives presentment, demand, protest or any notice (to the maximum extent permitted by applicable law) of any kind in connection with this Agreement or any Mortgaged Collateral. No waiver by Agent of any Event of Default shall operate as a waiver of any other Event of Default or of the same Event of Default on a future occasion.

13. Reports. Debtor shall promptly notify Agent (i) at least 30 days’ prior to any change in its “contracting state” (for purposes of the Cape Town Convention), (ii) at least 30 days prior to any permanent or indefinite relocation of the Senior Mortgaged Aircraft or its home airport, (iii) immediately upon the Senior Mortgaged Aircraft being lost, stolen, missing, confiscated, appropriated, seized, sequestered, destroyed or materially damaged, (iv) immediately upon any material accident involving the Senior Mortgaged Aircraft, or (v) immediately upon Debtor becoming aware of any Lien attaching or being made against the Senior Mortgaged Aircraft (other than any Permitted Lien). Such notice shall contain all reasonable details of the event being reported, and shall be supplemented promptly upon Agent’s reasonable request.

14. Miscellaneous:

(a) This Agreement may or may not be assigned, in whole or in part, by the parties in accordance with the assignment provisions set forth in the Credit Agreement.

(b) All notices to be given in connection with this Agreement shall be delivered as set forth in the Credit Agreement.

(c) No waiver, amendment or other variation of the terms, conditions or provisions of this Agreement whatsoever shall be valid unless in writing signed by Agent with the concurrence or at the direction of the Lenders required under Section 9.02 of the Credit Agreement and then only to the extent in such writing specifically set forth. However, notwithstanding the foregoing, this Agreement and Schedule 1 hereto may be supplemented, amended or replaced from time to time in accordance with Section 5 of this Agreement.

(d) This Agreement shall be binding upon and inure to the benefit of each party hereto and their respective heirs, executors, representatives, successors and permitted assigns.

(e) Any provision in any part of this Agreement that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of this Agreement are declared to be severable.

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(f) This Agreement, together with the Credit Agreement and the other Loan Documents, embodies the entire agreement and understanding between Debtor and Agent relating to the Senior Mortgaged Aircraft and supersedes all prior agreements and understandings between Debtor and Agent relating to the Senior Mortgaged Aircraft. Section headings in this Agreement are for convenience only, and shall not affect the construction or interpretation hereof.

(g) DEBTOR AND AGENT HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT OR THE RELATIONSHIP ESTABLISHED HEREUNDER.

(h) This Agreement shall continue in full force and effect until all of the Senior Tranche Secured Obligations have been paid in full. This Agreement shall continue to be effective or reinstated, as the case may be, in the event that payment and performance of the Senior Tranche Secured Obligations, or any part thereof, is rescinded, reduced, restored or returned, in which case such part of the Senior Tranche Secured Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

(i) THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK; REGARDLESS OF THE LOCATION OF THE SENIOR MORTGAGED AIRCRAFT. DEBTOR HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY U.S. FEDERAL OR NEW YORK STATE COURT SITTING IN NEW YORK, NEW YORK IN THE BOROUGH OF MANHATTAN IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND DEBTOR HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF AGENT TO BRING PROCEEDINGS AGAINST DEBTOR IN THE COURTS OF ANY OTHER JURISDICTION.

(j) This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and either of the parties hereto may execute this Agreement by signing any such counterpart. Signed counterparts of this Agreement may be delivered by facsimile or electronic.pdf signature.

(k) Debtor hereby expressly waives the provisions of Articles 11(2) and 13(2) of the Convention and Article IX(6) of the Protocol.

(l) In the case of a conflict between this Agreement and the Loan Documents, this Agreement shall govern to the extent of such conflict.

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12

IN WITNESS WHEREOF, each Debtor and the Agent have executed this Agreement as of the date first above written.

AGENT:

Credit Suisse, Cayman Islands Branch

By:	/s/ Didier Siffer

Name:	Didier Siffer

Title:	Authorized Signatory

By:	/s/ Megan Kane

Name:	Megan Kane

Title:	Authorized Signatory

DEBTOR:

Hawker Beechcraft Corporation

By:	/s/ Alexander L.W. Snyder

Name:	Alexander L.W. Snyder

Title:	Vice President, General Counsel & Secretary

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Exhibit A

Irrevocable De-Registration and Export Request Authorization

                         , 2012

To:	United States of America

Federal Aviation Administration

Re:	Irrevocable De-Registration and Export Request Authorization[1]

The undersigned is the registered owner of                      model                      bearing manufacturer’s serial number              [if applicable, add IR drop down information] and United States registration mark N             (together with all installed, incorporated or attached accessories, parts and equipment, the “Aircraft”).

This instrument is an irrevocable de-registration and export request authorization issued by the undersigned in favor of                      (the “Authorized Party”) under the authority of Article XIII of the Protocol to the Convention on International Interests in Mobile Equipment on Matters Specific to Aircraft Equipment. In accordance with that Article, the undersigned hereby requests.

(i) recognition that the Authorized Party or the person it certifies as its designee is the sole person entitled to:

a. procure the de-registration of the Aircraft from the United States Civil Aircraft Register maintained by the Federal Aviation Administration Civil Aircraft Registry for the purposes of Chapter III of the Convention on International Civil Aviation, signed at Chicago, on 7 December 1944; and

b. procure the export and physical transfer of the Aircraft from the United States of America; and

(ii) confirmation that the Authorized Party or the person it certifies as its designee may take the action specified in clause (i) above on written demand without the consent of the undersigned and that, upon such demand, the authorities in the United States of America shall co-operate with the Authorized Party with a view to the speedy completion of such action.

The rights in favor of the Authorized Party established by this instrument may not be revoked by the undersigned without the written consent of the Authorized Party.

Agreed to and lodged this              day of                     , 2012.

[Registered Owner]

By:

Name:

Title:

[1]

Filed in connection with and made a part of the Senior Aircraft Security Agreement dated as of March 27, 2012, between Hawker Beechcraft Corporation, as Debtor, and Credit Suisse AG, Cayman Islands Branch as Agent, filed with the FAA [simultaneously herewith][on March     , 2012 ].

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Schedule 1 to Senior Aircraft Security Agreement

Schedule 1 to

Senior Aircraft Security Agreement

Description of Senior Mortgaged Aircraft

1. One (1) Hawker Beechcraft Corporation (shown on the IR as HAWKER BEECHCRAFT CORPORATION) model B300 aircraft bearing manufacturer’s serial number FL-667 and U.S. Registration No. N1459 and two (2) Pratt & Whitney Canada model PT6A-60A aircraft engines bearing manufacturer’s serial numbers PCE-PK1146 and PCE-PK1147 (each of which engines has 550 or more rated takeoff horsepower or the equivalent thereof) (shown on the IR as PRATT & WHITNEY CANADA model PT6A SERIES aircraft engines bearing manufacturer’s serial numbers PK1146 and PK1147).

2. One (1) Hawker Beechcraft Corporation model 4000 (shown on the IR as HAWKER BEECHCRAFT CORPORATION model HAWKER 4000) aircraft bearing manufacturer’s serial number RC-53 and U.S. Registration No. N453HB and two (2) Pratt & Whitney Canada model PW308A aircraft engines bearing manufacturer’s serial numbers PCE-CE0123 and PCE-CE0124 (each of which engines has 550 or more rated takeoff horsepower or the equivalent thereof) (shown on the IR as PRATT & WHITNEY CANADA model PW300 SERIES aircraft engines bearing manufacturer’s serial numbers CE0123 and CE0124).

3. One (1) Hawker Beechcraft Corporation model 4000 (shown on the IR as HAWKER BEECHCRAFT CORPORATION model HAWKER 4000) aircraft bearing manufacturer’s serial number RC-61 and U.S. Registration No. N461HB and two (2) Pratt & Whitney Canada model PW308A aircraft engines bearing manufacturer’s serial numbers PCE-CE0137 and PCE-CE0138 (each of which engines has 550 or more rated takeoff horsepower or the equivalent thereof) (shown on the IR as PRATT & WHITNEY CANADA model PW300 SERIES aircraft engines bearing manufacturer’s serial numbers CE0137 and CE0138).

4. One (1) Hawker Beechcraft Corporation model 4000 (shown on the IR as HAWKER BEECHCRAFT CORPORATION model HAWKER 4000) aircraft bearing manufacturer’s serial number RC-65 and U.S. Registration No. N465HB and two (2) Pratt & Whitney Canada model PW308A aircraft engines bearing manufacturer’s serial numbers PCE-CE0145 and PCE-CE0146 (each of which engines has 550 or more rated takeoff

Multiple Aircraft	30435.212001

Schedule 1 to

Senior Aircraft Security Agreement

horsepower or the equivalent thereof) (shown on the IR as PRATT & WHITNEY CANADA model PW300 SERIES aircraft engines bearing manufacturer’s serial numbers CE0145 and CE0146).

5. One (1) Hawker Beechcraft Corporation model 4000 (shown on the IR as HAWKER BEECHCRAFT CORPORATION model HAWKER 4000) aircraft bearing manufacturer’s serial number RC-66 and U.S. Registration No. N466HB and two (2) Pratt & Whitney Canada model PW308A aircraft engines bearing manufacturer’s serial numbers PCE-CE0147 and PCE-CE0148 (each of which engines has 550 or more rated takeoff horsepower or the equivalent thereof) (shown on the IR as PRATT & WHITNEY CANADA model PW300 SERIES aircraft engines bearing manufacturer’s serial numbers CE0147 and CE0148).

6. One (1) Hawker Beechcraft Corporation model 4000 (shown on the IR as HAWKER BEECHCRAFT CORPORATION model HAWKER 4000) aircraft bearing manufacturer’s serial number RC-68 and U.S. Registration No. N68HB and two (2) Pratt & Whitney Canada model PW308A aircraft engines bearing manufacturer’s serial numbers PCE-CE0151 and PCE-CE0152 (each of which engines has 550 or more rated takeoff horsepower or the equivalent thereof) (shown on the IR as PRATT & WHITNEY CANADA model PW300 SERIES aircraft engines bearing manufacturer’s serial numbers CE0151 and CE0152).

7. One (1) Hawker Beechcraft Corporation (shown on the IR as HAWKER BEECHCRAFT CORPORATION) model B300C aircraft bearing manufacturer’s serial number FM-52 and U.S. Registration No. N8052Z and two (2) Pratt & Whitney Canada model PT6A-60A aircraft engines bearing manufacturer’s serial numbers PCE-PK1475 and PCE-PK1478 (each of which engines has 550 or more rated takeoff horsepower or the equivalent thereof) (shown on the IR as PRATT & WHITNEY CANADA model PT6A SERIES aircraft engines bearing manufacturer’s serial numbers PK1475 and PK1478).

Multiple Aircraft	30435.212001

Schedule 1 to

Senior Aircraft Security Agreement

8. One (1) Hawker Beechcraft Corporation (shown on the IR as HAWKER BEECHCRAFT CORPORATION) model B300 aircraft bearing manufacturer’s serial number FL-781 and U.S. Registration No. N8061E and two (2) Pratt & Whitney Canada model PT6A-60A aircraft engines bearing manufacturer’s serial numbers PCE-PK1486 and PCE-PK1496 (each of which engines has 550 or more rated takeoff horsepower or the equivalent thereof) (shown on the IR as PRATT & WHITNEY CANADA model PT6A SERIES aircraft engines bearing manufacturer’s serial numbers PK1486 and PK1496).

9. One (1) Hawker Beechcraft Corporation (shown on the IR as HAWKER BEECHCRAFT CORPORATION) model B300 aircraft bearing manufacturer’s serial number FL-790 and U.S. Registration No. N8080H and two (2) Pratt & Whitney Canada model PT6A-60A aircraft engines bearing manufacturer’s serial numbers PCE-PK1572 and PCE-PK1573 (each of which engines has 550 or more rated takeoff horsepower or the equivalent thereof) (free-texted on the IR as PRATT & WHITNEY CANADA model PT6A SERIES aircraft engines bearing manufacturer’s serial numbers PK1572 and PK1573).

10. One (1) Hawker Beechcraft Corporation (shown on the IR as HAWKER BEECHCRAFT CORPORATION) model B300 aircraft bearing manufacturer’s serial number FL-776 and U.S. Registration No. N80876 and two (2) Pratt & Whitney Canada model PT6A-60A aircraft engines bearing manufacturer’s serial numbers PCE-PK1477 and PCE-PK1479 (each of which engines has 550 or more rated takeoff horsepower or the equivalent thereof) (shown on the IR as PRATT & WHITNEY CANADA model PT6A SERIES aircraft engines bearing manufacturer’s serial numbers PK1477 and PK1479).

Multiple Aircraft	30435.212001

Schedule 1 to

Senior Aircraft Security Agreement

11. One (1) Hawker Beechcraft Corporation (shown on the IR as HAWKER BEECHCRAFT CORPORATION) model B300 aircraft bearing manufacturer’s serial number FL-780 and U.S. Registration No. N8110R and two (2) Pratt & Whitney Canada model PT6A-60A aircraft engines bearing manufacturer’s serial numbers PCE-PK1492 and PCE-PK1493 (each of which engines has 550 or more rated takeoff horsepower or the equivalent thereof) (shown on the IR as PRATT & WHITNEY CANADA model PT6A SERIES aircraft engines bearing manufacturer’s serial numbers PK1492 and PK1493).

12. One (1) Hawker Beechcraft Corporation (shown on the IR as HAWKER BEECHCRAFT CORPORATION) model B300 aircraft bearing manufacturer’s serial number FL-769 and U.S. Registration No. N8119N and two (2) Pratt & Whitney Canada model PT6A-60A aircraft engines bearing manufacturer’s serial numbers PCE-PK1456 and PCE-PK1457 (each of which engines has 550 or more rated takeoff horsepower or the equivalent thereof) (shown on the IR as PRATT & WHITNEY CANADA model PT6A SERIES aircraft engines bearing manufacturer’s serial numbers PK1456 and PK1457).

13. One (1) Hawker Beechcraft Corporation (shown on the IR as HAWKER BEECHCRAFT CORPORATION) model B200GT aircraft bearing manufacturer’s serial number BY-130 and U.S. Registration No. N8130S and two (2) Pratt & Whitney Canada model PT6A-52 aircraft engines bearing manufacturer’s serial numbers PCE-RX0373 and PCE-RX0374 (each of which engines has 550 or more rated takeoff horsepower or the equivalent thereof) (shown on the IR as PRATT & WHITNEY CANADA model PT6A SERIES aircraft engines bearing manufacturer’s serial numbers RX0373 and RX0374).

14. One (1) Hawker Beechcraft Corporation (shown on the IR as HAWKER BEECHCRAFT CORPORATION) model B300 aircraft bearing

Multiple Aircraft	30435.212001

Schedule 1 to

Senior Aircraft Security Agreement

manufacturer’s serial number FL-772 and U.S. Registration No. N8132F and two (2) Pratt & Whitney Canada model PT6A-60A aircraft engines bearing manufacturer’s serial numbers PCE-PK1471 and PCE-PK1472 (each of which engines has 550 or more rated takeoff horsepower or the equivalent thereof) (shown on the IR as PRATT & WHITNEY CANADA model PT6A SERIES aircraft engines bearing manufacturer’s serial numbers PK1471 and PK1472).

15. One (1) Hawker Beechcraft Corporation (shown on the IR as HAWKER BEECHCRAFT CORPORATION) model B200GT aircraft bearing manufacturer’s serial number BY-134 and U.S. Registration No. N8134Y and two (2) Pratt & Whitney Canada model PT6A-52 aircraft engines bearing manufacturer’s serial numbers PCE-RX0382 and PCE-RX0383 (each of which engines has 550 or more rated takeoff horsepower or the equivalent thereof) (shown on the IR as PRATT & WHITNEY CANADA model PT6A SERIES aircraft engines bearing manufacturer’s serial numbers RX0382 and RX0383).

16. One (1) Hawker Beechcraft Corporation (shown on the IR as HAWKER BEECHCRAFT CORPORATION) model B300 aircraft bearing manufacturer’s serial number FL-759 and U.S. Registration No. N81379 and two (2) Pratt & Whitney Canada model PT6A-60A aircraft engines bearing manufacturer’s serial numbers PCE-PK1435 and PCE-PK1436 (each of which engines has 550 or more rated takeoff horsepower or the equivalent thereof) (shown on the IR as PRATT & WHITNEY CANADA model PT6A SERIES aircraft engines bearing manufacturer’s serial numbers PK1435 and PK1436).

17. One (1) Hawker Beechcraft Corporation (shown on the IR as HAWKER BEECHCRAFT CORPORATION) model B300 aircraft bearing

Multiple Aircraft	30435.212001

Schedule 1 to

Senior Aircraft Security Agreement

manufacturer’s serial number FL-777 and U.S. Registration No. N81407 and two (2) Pratt & Whitney Canada model PT6A-60A aircraft engines bearing manufacturer’s serial numbers PCE-PK1482 and PCE-PK1483 (each of which engines has 550 or more rated takeoff horsepower or the equivalent thereof) (shown on the IR as PRATT & WHITNEY CANADA model PT6A SERIES aircraft engines bearing manufacturer’s serial numbers PK1482 and PK1483).

18. One (1) Hawker Beechcraft Corporation (shown on the IR as HAWKER BEECHCRAFT CORPORATION) model B300 aircraft bearing manufacturer’s serial number FL-770 and U.S. Registration No. N81350 and two (2) Pratt & Whitney Canada model PT6A-60A aircraft engines bearing manufacturer’s serial numbers PCE-PK1462 and PCE-PK1465 (each of which engines has 550 or more rated takeoff horsepower or the equivalent thereof) (shown on the IR as PRATT & WHITNEY CANADA model PT6A SERIES aircraft engines bearing manufacturer’s serial numbers PK1462 and PK1465).

NO PROPELLERS ARE IDENTIFIED OR INCLUDED

IN THIS SCHEDULE 1

Multiple Aircraft	30435.212001

EXHIBIT I-2

Wells Senior Aircraft Security Agreement

See attached.

EXECUTION VERSION

SENIOR AIRCRAFT SECURITY AGREEMENT

(N901XP)

THIS SENIOR AIRCRAFT SECURITY AGREEMENT (as it may be amended or modified from time to time, this “Agreement”) is entered into as of March 27, 2012 by and among WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION, in its capacity as owner trustee of the trust created under the Trust Agreement (as defined below) (“Trustee”), HAWKER BEECHCRAFT CORPORATION (“HBC”), and CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, in its capacity as collateral agent for the Secured Parties (as defined in the Credit Agreement) (in such capacity, the “Agent”).

1. Preliminary Statements and Interpretation.

(a) Reference is hereby made to the Credit Agreement dated as of March 26, 2007 by and among HAWKER BEECHCRAFT, INC., a Delaware corporation (“Holdings”), HAWKER BEECHCRAFT ACQUISITION COMPANY, LLC, a Delaware limited liability company (the “U.S. Borrower”), and HAWKER BEECHCRAFT LIMITED, a limited company incorporated under the laws of England and Wales with registered number 06018571 (the “U.K. Borrower” and, together with the U.S. Borrower, the “Borrowers”), the Guarantors from time to time party thereto, the Lenders from time to time party thereto, Credit Suisse AG, Cayman Islands Branch, in its capacity as administrative agent and collateral agent for the Lenders (the “Agent”) and the other parties party thereto (as amended by the First Amendment to Credit Agreement dated as of December 19, 2008, the Second Amendment to Credit Agreement dated as of November 6, 2009, and the Forbearance Agreement and Third Amendment to Credit Agreement, dated as of March 27, 2012 (as the same may be amended or modified from time to time, the “Third Amendment”), and as further amended, supplemented, waived or otherwise modified from time to time, the “Credit Agreement”).

(b) In connection with the Third Amendment and the Senior Tranche Advances made pursuant thereto, HBC has agreed to cause the Trustee to grant a perfected security interest in the Senior Tranche Collateral (as defined herein) to the Agent, for the benefit of the Agent and the Senior Tranche Lenders (the “Senior Tranche Secured Parties”), by entering into a separate security agreement governing the grant and perfection of a security interest in certain of HBC’s aircraft and aircraft engines. This Agreement implements that requirement.

(c) Pursuant to the Trust Agreement dated as of March 26, 2007 (the “Trust Agreement”) by and between the Trustee and HBC (f/k/a Raytheon Aircraft Company), and that certain Supplement No. 62 dated March 12, 2012 to the Trust Agreement by and between the Trustee and HBC, the Trustee holds each of the Senior Mortgaged Aircraft (defined below) for the benefit of HBC.

(d) For consideration, the value and sufficiency of which is hereby acknowledged by the parties, the Trustee has determined to grant a security interest in each Senior Mortgaged Aircraft to the Agent in accordance with its rights and duties under the Trust Agreement.

(e) Capitalized terms used herein and not defined herein shall have the meanings provided in the Credit Agreement

(f) Additional Defined Terms:

“FAA” means the United States Federal Aviation Administration.

“IDERA” means an Irrevocable De-Registration and Export Request Authorization in the form of Exhibit “A” attached hereto and as provided for in the Cape Town Convention.

“International Interest” has the meaning provided in the Convention on International Interests in Mobile Equipment (the “Convention”) and Protocol thereto on Matters Specific to Aircraft Equipment (the “Protocol”) concluded in Cape Town in November 2001 (the Convention and the Protocol, each, in the official English language text thereof, are collectively referred to herein as the “Cape Town Convention”).

“Senior Mortgaged Aircraft” means (a) each aircraft identified on Schedule 1, as amended from time to time in accordance with Section 5, together with all of the following (i) airframes, aircraft engines, propellers and spare parts, (ii) appurtenances, accessions, instruments, avionics, accessories, equipment or parts, and (iii) logs, manuals and other documents reflecting use or maintenance of each aircraft, aircraft engine or propeller identified on Schedule 1, as amended from time to time in accordance with Section 5 and (b) each aircraft engine and each propeller identified on Schedule 1, as amended from time to time in accordance with Section 5, together with all of the following (i) spare parts, (ii) appurtenances, accessions, instruments, avionics, accessories, equipment or parts, and (iii) logs, manuals and other documents reflecting use or maintenance of each aircraft engine or propeller identified on Schedule 1, as amended from time to time in accordance with Section 5.

2. Grant of Security Interest. To secure the prompt and complete payment of the Senior Tranche Obligations and amounts payable pursuant to clause first of Section 2.16(a) of the Credit Agreement (collectively, “Senior Tranche Secured Obligations”), Trustee grants to Agent, on behalf of and for the benefit of the Senior Tranche Secured Parties solely in their capacities as Agent and Senior Tranche Lenders, a security interest and an International Interest in each of the Senior Mortgaged Aircraft (the “Senior Tranche Collateral”).

3. Consent of Beneficiary. Pursuant to Section 1.04(b) of the Trust Agreement, HBC hereby consents to the foregoing grant of a security interest in the Mortgaged Aircraft to the Agent by the Trustee.

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4. Representations, Warranties and Covenants of Trustee and HBC.

(a) As of the date hereof, Trustee severally represents, warrants and covenants that:

(i) Trustee is situated in the “contracting state” (as defined in the Cape Town Convention) of the United States of America.

(ii) Trustee has good and valid rights in, or the power to transfer or dispose of the Senior Mortgaged Aircraft and title to, the Senior Mortgaged Aircraft.

(iii) Trustee is (or, to the extent that the Senior Mortgaged Aircraft is to be acquired hereafter, will be) the sole lawful owner, in sole, open and notorious possession of the Senior Mortgaged Aircraft, which will all be and remain under U.S. civil registration.

(iv) Trustee owns all Senior Mortgaged Aircraft free of any Liens, other than Permitted Liens.

(v) The description of the Senior Mortgaged Aircraft (including the make, model, serial number and registration number) set forth in Schedule 1 is true correct and complete, subject to the periodic addition and removal of the Senior Mortgaged Aircraft pursuant to Section 5.

(vi) Trustee is a “transacting user entity” for purposes of the International Registry, has identified an “administrator”, has appointed a “professional user entity” reasonably satisfactory to Agent and has paid all required fees and taken all other actions necessary to enable Agent to register any International Interest necessary or advisable to perfect or protect the Agent’s interests created hereby with the International Registry.

(b) As of the date hereof, HBC severally represents, warrants and covenants that:

(i) HBC is situated in the “contracting state” (as defined in the Cape Town Convention) of the United States of America.

(ii) The description of the Senior Mortgaged Aircraft (including the make, model, serial number and registration number) set forth in Schedule 1 is true correct and complete, subject to the periodic addition and removal of the Senior Mortgaged Aircraft pursuant to Section 5.

(iii) Upon the filing and recordation of this Agreement with the FAA, any supplemental mortgage filed pursuant to Section 5(b), any UCC-1 financing statement filed in the State of Kansas, and the registrations of interests with the International Registry as applicable, Agent shall have a first priority perfected security interest in the Senior Mortgaged Aircraft identified in Schedule 1 as amended from time to time in accordance with Section 5, subject only to any Permitted Liens. HBC further represents and warrants that, except for the registration of the Senior Mortgaged Aircraft and the filing of record of this Agreement with the FAA pursuant to Title 49 of the United States Code, entitled “Transportation,” and the Federal

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Aviation Regulations promulgated thereunder (collectively, the “Transportation Code”), and except for the filing of a UCC-1 financing statement in the State of Kansas and the registrations of interests with the International Registry as applicable with respect to the Senior Mortgaged Aircraft, no further action is necessary in order to perfect in favor of Agent a security interest in the Senior Mortgaged Aircraft against any third party under the applicable laws of any jurisdiction within the United States and as against any third party in a “contracting state” under the Cape Town Convention, subject only to any Permitted Liens.

(iv) HBC will maintain complete and accurate books and records as is consistent with its practices as of the date hereof in all material respects with respect to the Senior Tranche Collateral, and furnish to the Agent such reports relating to the Senior Tranche Collateral as the Agent shall from time to time reasonably request.

(v) HBC will not authorize the filing of any financing statement naming it as debtor covering all or any portion of the Senior Tranche Collateral, except to cover security interests that are Permitted Liens. HBC acknowledges that it is not authorized to file any financing statement naming the Agent as secured party or amendment or termination statement with respect to any such financing statement without the prior written consent of the Agent, subject to HBC’s rights under Section 9-509(d)(2) of the UCC. HBC shall not take any action to register or consent to the registration of any prospective or current International Interest or other interest (or any amendment, modification, supplement, subordination or subrogation thereof), in relation to the Senior Mortgaged Aircraft, with the International Registry without the prior written consent of Agent, which may be withheld in Agent’s sole discretion. HBC shall not permit Trustee to execute or deliver any IDERA to any party other than the Agent unless Agent agrees in writing.

(vi) HBC agrees to furnish to the Agent prompt written notice of any change in: (i) HBC’s name; (ii) the location of HBC’s chief executive office or its principal place of business; (iii) HBC’s organizational legal entity designation or jurisdiction of incorporation or formation; or (iv) HBC’s Federal Taxpayer Identification Number or organizational identification number assigned to it by its jurisdiction of incorporation or formation. HBC agrees not to effect or permit any change referred to in the preceding sentence unless all filings have been made under the Uniform Commercial Code or other applicable law that are required in order for the Agent to continue at all times following such change to have a valid, legal and perfected, first priority security interest (subject to Permitted Liens that have priority by operation of applicable law) in the Senior Tranche Collateral for its benefit and the benefit of the other Senior Tranche Secured Parties.

(vii) HBC agrees that it will not interfere with any right, power and remedy of the Agent provided for in this Agreement or now or hereafter existing at law or in equity or by statute or otherwise, or the exercise or beginning of the exercise by the Agent of any one or more of such rights, powers or remedies.

(viii) In connection with the execution and delivery of this Agreement to Agent by HBC, HBC shall cause Trustee to execute and deliver to Agent an IDERA for each and every Senior Mortgaged Aircraft, as applicable, made subject to this Agreement, in the form of Exhibit “A” hereto, which will be filed with the FAA as an attachment to either this Agreement or any amendment or supplement to this Agreement as applicable within five (5) Business Days of such aircraft becoming a Senior Mortgaged Aircraft.

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5. Addition and Removal of Senior Mortgaged Aircraft from Collateral.

(a) Without limiting Sections 4.1(d), (f), (g) or (h) of the Security Agreement, the parties agree that, upon written notice by HBC to Agent, Schedule 1 will be supplemented, amended or replaced so that it accurately represents the Senior Mortgaged Aircraft, the subject of the security interests granted hereunder, as may be necessary to permit (i) any Disposition permitted under Section 6.06 of the Credit Agreement other than a Disposition to an Affiliate; provided that no Default or Event of Default (other than a Specified Default (as defined in the Third Amendment) during the Forbearance Period (as defined in the Third Amendment)) under the Credit Agreement shall have occurred and be continuing and (ii) Trustee and HBC to cause any aircraft and/or aircraft engines to become Senior Mortgaged Aircraft subject to this Agreement as required by, and in accordance with, Section 4.1(h)(A) of the Security Agreement. In the case of any Disposition permitted by clause (i) of the immediately preceding sentence, Agent agrees to discharge its International Interest, and any interest related thereto, with the International Registry in the Senior Mortgaged Aircraft that is the subject of such Disposition and to execute a release to be filed with the FAA for recordation which releases Agent’s right, title and interest in and to such Senior Mortgaged Aircraft no later than five (5) Business Days prior to the Scheduled Closing Date (as defined below) of such Disposition; provided that (i) Agent shall have received written notice (a “Disposition Notice”) from the Debtor no later than ten (10), and no earlier than twenty (20), Business Days in advance of the proposed date on which such Disposition will be consummated (the “Scheduled Closing Date”), (ii) the Senior Mortgaged Aircraft that is the subject of such Disposition is a newly manufactured aircraft, (iii) Debtor shall have received, no later than five (5) business days prior to the Scheduled Closing Date, a deposit in cash an amount of not less than 50% of the agreed purchase price of the Senior Mortgaged Aircraft that is the subject of such Disposition, (iv) such Disposition is made in the ordinary course of Debtor’s business, on arm’s length terms and to a purchaser that is not an Affiliate of debtor and (v) such Disposition Notice shall contain a certification of Debtor that such Disposition is expected to be consummated on the Scheduled Closing Date and that such each condition set forth in the foregoing clauses (ii) through (iv) has been satisfied, or shall be satisfied, no later than five (5) Business Days prior to the Scheduled Closing Date. If any such Disposition shall fail to be consummated within five (5) Business Days of the Scheduled Closing Date (or such longer period as Agent may agree), the parties agree that (x) Schedule 1 will, as soon as practicable and in any event within one (1) Business Day, be supplemented, amended or replaced to cause the aircraft that was the subject of such proposed Disposition to become a Senior Mortgaged Aircraft subject hereto and (y) the International Interest in favor of Agent shall promptly be re-registered with the International Registry. In the case of any other Disposition permitted by clause (i) of the first sentence of this Section 5(a), Agent agrees to promptly discharge its International Interest, and any interest related thereto, with the International Registry in the Senior Mortgaged Aircraft that is the subject of such Disposition and to execute a release to be filed with the FAA for recordation which releases Agent’s right, title and interest in and to such Senior Mortgaged Aircraft.

(b) The parties agree that upon any addition of Senior Mortgaged Aircraft to Schedule I pursuant to Section 5(a), Trustee and HBC will reasonably co-operate with Agent and

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its FAA counsel to ensure the prompt recordation of supplemental mortgages with the FAA and with the International Registry, at HBC’s sole cost and expense. The parties acknowledge that this clause is in addition to, and does not derogate from, any rights and obligations of the parties set forth under Section 4.1(d) of the Security Agreement.

(c) Any amendment to Schedule 1 contemplated under Section 5(a) shall be by supplement hereto and in such form as Agent shall reasonably require. Trustee and HBC each severally and irrevocably authorizes Agent and appoints Agent as its attorney to execute on behalf of Trustee and HBC any amendment to Schedule 1 contemplated under Section 5(a). All authorized acts of said attorney are hereby ratified and approved by Trustee and HBC. The powers conferred on Agent shall not impose any duty upon Agent or any Senior Tranche Secured Party to exercise any such powers.

6. Further Assurances. Trustee and HBC will promptly, upon Agent’s written request and at HBC’s sole cost and expense, execute, or otherwise authenticate, any document, record or instrument necessary or reasonably advisable for filing, recording, protecting or perfecting the interest of Agent in the Senior Mortgaged Aircraft, and to establish and protect Agent’s rights and remedies under this Agreement, the other Loan Documents, or otherwise with respect to the Senior Mortgaged Aircraft. In addition, Trustee and HBC hereby expressly authorizes each of Agent, Agent’s designated FAA escrow agent (which may be FAA counsel) and HBC’s “professional user entity” to file with the FAA or register with the International Registry (i) an Aircraft Bill of Sale (FAA AC Form 8050-2), (ii) an Aircraft Registration Application (FAA AC Form 8050-1), (iii) an FAA Entry Point Filing Form, International Registry (FAA AC Form 8050-135), (iv) any other documents or registrations evidencing Trustee’s ownership of the Senior Mortgaged Aircraft (including a “contract of sale,” as defined by the Cape Town Convention (as applicable)), (v) the International Interest, and (vi) any other interests created by this Agreement in favor of Agent, in each case describing the Senior Mortgaged Aircraft and containing any other information required by or reasonably advisable under the Transportation Code, the Cape Town Convention and any other applicable law, treaty or regulation. At the request of Agent following any expiration or termination of this Agreement, Trustee and HBC shall, at HBC’s sole cost and expense, execute and deliver to Agent, for filing with the FAA and/or registration with the International Registry, as applicable, such documents as Agent shall require to evidence and confirm the expiration or termination of this Agreement and the release of the Senior Mortgaged Aircraft from the terms and conditions hereof, and if Trustee or HBC fails for any reason to execute and deliver such documents to Agent, Trustee and HBC hereby irrevocably consents to and authorizes Agent to sign Trustee’s or HBC’s name to such documents and to file (and/or instruct Trustee’s “professional user entity” to file) such documents with the FAA and/or the International Registry, as applicable. Other than as expressly provided herein, each of Trustee and HBC shall not file any filings (including any corrective, amendment or termination filings) relating to the Senior Mortgaged Aircraft or the interests created hereby, without Agent’s prior written consent.

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7. Use, Operation, Maintenance, Repair, Storage and Registration. Either Trustee or HBC, as applicable in accordance with the terms of the Aircraft Operating Agreement, dated February 16, 2011, and the terms of the Aircraft Operating Agreement, dated April 5, 2011 (the “Operating Agreements”), by and between Trustee and HBC, shall use, operate, maintain, store and repair the Senior Mortgaged Aircraft and retain actual and operational control and possession thereof in compliance with the following provisions:

(a) Trustee or HBC, as applicable, shall use, operate, maintain and store the Senior Mortgaged Aircraft, and every part thereof, properly, carefully and in material compliance with all applicable statutes, ordinances and regulations of all jurisdictions in which the Senior Mortgaged Aircraft is operated or used, as well as all applicable insurance policies, manufacturer’s recommendations and operating and maintenance manuals. Trustee and HBC shall not use, attempt to use, or suffer the Senior Mortgaged Aircraft to be used in any manner which may or does contravene any applicable law, rule or regulation governing the Senior Mortgaged Aircraft, including without limitation those relating to intoxicating liquors, narcotics, firearms or similar products.

(b) The Senior Mortgaged Aircraft will be operated at all times by a currently certificated pilot having the minimum total pilot hours and minimum pilot-in-command hours required by FAA rules or regulations or as required by applicable insurance policies, whichever requirements are stricter. The Senior Mortgaged Aircraft is and shall at all times be maintained by HBC at its own expense, in good repair in the configuration and condition existing on the date hereof and in airworthy condition necessary for all aircraft licenses under the laws, ordinances, rules and regulations of all jurisdictions in which the Senior Mortgaged Aircraft will at any time be operated, ordinary wear and tear excepted. HBC shall ensure timely compliance with all applicable mandatory service bulletins, service letters, manufacturer’s directives and airworthiness directives delivered to Trustee by the manufacturer in respect of any Senior Mortgaged Aircraft. Trustee shall submit written evidence of such maintenance and condition to Agent upon its written request from time to time. Trustee or HBC, as applicable, shall use reasonable care to prevent the Senior Mortgaged Aircraft from being damaged or injured, and shall promptly replace any part or component of the Mortgaged Aircraft which may be damaged, worn out, lost, destroyed, confiscated or otherwise rendered unsatisfactory or unavailable for use in or upon the Senior Mortgaged Aircraft.

(c) The International Interest created by this Agreement in the Mortgaged Aircraft pursuant to the provision of the Cape Town Convention shall be registered with the International Registry, and HBC and Trustee each hereby consents to such registration and authorizes Agent to effect all such registrations with the International Registry. Subject to Section 5(a), no International Interest created in favor of Agent shall be discharged without the prior written consent of Agent.

8. Indemnification and Insurance.

(a) HBC hereby agrees to indemnify Agent, and its respective successors, assigns, agents and employees (each an “Indemnitee”), from and against any and all losses, claims, damages, penalties, liabilities, and related expenses imposed on, incurred by or asserted against Agent, or its respective successors, assigns, agents and employees, in any way relating to or arising out of this Agreement, or the ownership, delivery, lease, possession, use, operation, condition, sale, return or other disposition of any Senior Mortgaged Aircraft in accordance with this Agreement, except to the extent that such losses, claims, damages, penalties, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee.

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(b) HBC shall at all times bear all risk of loss, damage, destruction or confiscation of or to the Senior Mortgaged Aircraft. HBC shall secure and maintain in effect, at its own expense and at all times, insurance with financially sound and reputable insurance companies in such amounts and against such risks, as are customarily maintained by similarly situated companies engaged in the same or similar businesses operating in the same or similar locations (after giving effect to any self-insurance reasonable and customary for similarly situated companies). Without limiting the generality of the foregoing, HBC shall secure and maintain: (i) all-risk aircraft hull and engine insurance (including, without limitation, with respect to engine or part thereof while removed from the Senior Mortgaged Aircraft and foreign object damage insurance); and (ii) confiscation, appropriation and war risk and allied perils (including, without limitation, terrorism) insurance and hijacking insurance. All such policies shall name Agent (for the benefit of the Senior Tranche Secured Parties) as a loss payee and shall be in form and substance satisfactory to Agent, which provide that: (a) all proceeds thereunder with respect to the Senior Mortgaged Aircraft shall be payable to Agent; (b) no such insurance shall be affected by any act or neglect of the insured or owner of the Senior Mortgaged Aircraft described in such policy; and (iii) such policy and loss payable may be canceled, amended, or terminated only upon at least thirty (30) days prior written notice given to Agent. Agent may at its option apply insurance proceeds, in whole or in part, to (i) repair or replace the Senior Mortgaged Aircraft or any part thereof or (ii) satisfy any of the Senior Tranche Secured Obligations in accordance with the Credit Agreement.

9. Trustee’s Possession. Until the exercise of Agent’s power of sale or foreclosure upon any Senior Mortgaged Aircraft pursuant to Section 11 of this Agreement, Trustee and/or HBC may possess the Senior Mortgaged Aircraft and use it in any lawful manner not inconsistent with this Agreement or any other Loan Document. Agent or its agents may examine and inspect the Senior Mortgaged Aircraft, wherever located, at any reasonable time upon prior written notice to Trustee and HBC, on land and in flight.

10. Default. Trustee and/or HBC shall be in default under this Agreement upon the occurrence and during the continuance of any of the following:

(a) an Event of Default (other than a Specified Default (as defined in the Third Amendment) during the Forbearance Period (as defined in the Third Amendment)); or

(b) failure by Trustee and/or HBC to maintain at all times insurance coverage as required by Section 8(b) of this Agreement. In case Agent is permitted to and changes the insurance requirements, it will give written notice to Trustee or HBC, as applicable, of the new requirements and will grant Trustee or HBC, as applicable, 30 days after written notice, to comply with those requirements.

11. Remedies of Agent:

(a) Upon the occurrence and during the continuance of an Event of Default (other than a Specified Default (as defined in the Third Amendment) during the Forbearance Period (as defined in the Third Amendment)), the Agent may exercise any or all of the following rights and remedies:

(i)	those rights and remedies provided in this Agreement, the Credit Agreement or any other Loan Document; provided that this Section 11(a)(i) shall not be understood to limit any rights available to the Agent or the Lenders prior to an Event of Default;

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(ii)	those rights and remedies available to a secured party under the UCC, the Cape Town Convention or under any other applicable law (including, without limitation, any law governing the exercise of a bank’s right of setoff or bankers’ Lien) or in equity when a debtor is in default under a security agreement;

(iii)	procure the deregistration of the registration of the aircraft and export of the aircraft to a jurisdiction of Agent’s choice pursuant to the IDERA and as authorized by the Cape Town Convention; and

(iv)	without notice (except as specifically provided in Section 11.2 of the Security Agreement or elsewhere herein), demand or advertisement of any kind to HBC, Trustee or any other Person, enter the premises of HBC where any Senior Tranche Collateral is located (through self-help and without judicial process) to collect, receive, assemble, process, appropriate, sell, lease, assign, grant an option or options to purchase or otherwise dispose of, deliver, or realize upon, the Senior Tranche Collateral or any part thereof in one or more parcels at public or private sale or sales (which sales may be adjourned or continued from time to time with or without notice and may take place at HBC premises or elsewhere), for cash, on credit or for future delivery without assumption of any credit risk, and upon such other terms as the Agent may deem commercially reasonable.

(b) Each of HBC and Trustee acknowledges and agrees that the compliance by the Agent, on behalf of the Senior Tranche Secured Parties, with any applicable state or federal law requirements in connection with a disposition of the Senior Tranche Collateral and compliance will not be considered to adversely affect the commercial reasonableness of any sale of the Senior Tranche Collateral.

(c) The Agent shall have the right upon any public sale or sales and, to the extent permitted by law, upon any private sale or sales, to purchase for the benefit of the Agent and the Senior Tranche Secured Parties, the whole or any part of the Senior Tranche Collateral so sold, free of any right of equity redemption in favor of HBC or Trustee, which equity redemption each of HBC and Trustee hereby expressly releases.

(d) Until the Agent is able to effect a sale, lease, transfer or other disposition of Senior Tranche Collateral, the Agent shall have the right to hold or use Senior Tranche Collateral, or any part thereof, to the extent that it deems appropriate for the purpose of

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preserving Senior Tranche Collateral or the value of the Senior Tranche Collateral, or for any other purpose deemed appropriate by the Agent. The Agent may, if it so elects, seek the appointment of a receiver or keeper to take possession of Senior Tranche Collateral and to enforce any of the Agent’s remedies (for the benefit of the Agent and Senior Tranche Secured Parties), with respect to such appointment without prior notice or hearing as to such appointment.

(e) Notwithstanding the foregoing, neither the Agent nor the Senior Tranche Secured Parties shall be required to (i) make any demand upon, or pursue or exhaust any of their rights or remedies against, HBC or Trustee, any other obligor, guarantor, pledgor or any other Person with respect to the payment of the Senior Tranche Obligations or to pursue or exhaust any of their rights or remedies with respect to any Senior Tranche Collateral therefor or any direct or indirect guarantee thereof, (ii) marshal the Senior Tranche Collateral or any guarantee of the Senior Tranche Obligations or to resort to the Senior Tranche Collateral or any such guarantee in any particular order, or (iii) effect a public sale of any Senior Tranche Collateral.

(f) Upon the written request of the Agent after the occurrence and during the continuance of an Event of Default (other than a Specified Default (as defined in the Third Amendment) during the Forbearance Period (as defined in the Third Amendment)), HBC will:

(i)	upon reasonable advance notice, assemble and make available to the Agent the Senior Tranche Collateral and all books and records relating thereto at any place or places reasonably specified by the Agent, whether at HBC’s premises or elsewhere; and

(ii)	permit the Agent, by the Agent’s representatives and agents, to enter, occupy and use any premises where all or any part of the Senior Tranche Collateral, or the books and records relating thereto, or both, are located, to take possession of all or any part of the Senior Tranche Collateral or the books and records relating thereto, or both, to remove all or any part of the Senior Tranche Collateral or the books and records relating thereto, or both, and to conduct sales of the Senior Tranche Collateral, without any obligation to pay HBC for such use and occupancy.

(g) Agent shall apply the proceeds of any collection, sale, foreclosure or other realization upon any Senior Tranche Collateral pursuant to this Section 11 in accordance with Section 2.16(a) of the Credit Agreement. Except as otherwise provided herein, the Agent shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement. Upon any sale of Senior Tranche Collateral by the Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Senior Tranche Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Agent or such officer or be answerable in any way for the misapplication thereof.

(h) Notwithstanding anything to the contrary contained in this Agreement or any other Loan Document, prior to exercising any of its remedies set forth in this Section 11 with respect to the Senior Tranche Collateral, Agent shall have exercised its remedies against the

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Specified Collection Account (as defined in the Security Agreement) and applied the full amount of proceeds therefrom to satisfy the Senior Tranche Secured Obligations in accordance with Section 2.16(a) of the Credit Agreement.

12. Waivers. Except as otherwise specifically provided herein, each of Trustee and HBC hereby waives presentment, demand, protest or any notice (to the maximum extent permitted by applicable law) of any kind in connection with this Agreement or any Mortgaged Collateral. No waiver by Agent of any Event of Default shall operate as a waiver of any other Event of Default or of the same Event of Default on a future occasion.

13. Reports. Each of HBC and Trustee shall promptly notify Agent (i) at least 30 days’ prior to any change in its “contracting state” (for purposes of the Cape Town Convention), (ii) at least 30 days prior to any permanent or indefinite relocation of the Senior Mortgaged Aircraft or its home airport, (iii) immediately upon the Senior Mortgaged Aircraft being lost, stolen, missing, confiscated, appropriated, seized, sequestered, destroyed or materially damaged, (iv) immediately upon any material accident involving the Senior Mortgaged Aircraft, or (v) immediately upon HBC or the Trustee becoming aware of any Lien attaching or being made against the Senior Mortgaged Aircraft (other than any Permitted Lien). Such notice shall contain all reasonable details of the event being reported, and shall be supplemented promptly upon Agent’s reasonable request.

14. Miscellaneous:

(a) This Agreement may or may not be assigned, in whole or in part, by the parties in accordance with the assignment provisions set forth in the Credit Agreement.

(b) All notices to be given in connection with this Agreement shall be delivered as set forth in the Credit Agreement.

(c) No waiver, amendment or other variation of the terms, conditions or provisions of this Agreement whatsoever shall be valid unless in writing signed by Agent with the concurrence or at the direction of the Lenders required under Section 9.02 of the Credit Agreement and then only to the extent in such writing specifically set forth. However, notwithstanding the foregoing, this Agreement and Schedule 1 hereto may be supplemented, amended, or replaced from time to time in accordance with Section 5 of this Agreement.

(d) This Agreement shall be binding upon and inure to the benefit of each party hereto and their respective heirs, executors, representatives, successors and permitted assigns.

(e) Any provision in any part of this Agreement that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of this Agreement are declared to be severable.

(f) This Agreement, together with the Credit Agreement and the other Loan Documents, embodies the entire agreement and understanding between HBC, Trustee and Agent

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relating to the Senior Mortgaged Aircraft and supersedes all prior agreements and understandings between HBC, Trustee and Agent relating to the Senior Mortgaged Aircraft. Section headings in this Agreement are for convenience only, and shall not affect the construction or interpretation hereof.

(g) HBC, TRUSTEE AND AGENT HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT OR THE RELATIONSHIP ESTABLISHED HEREUNDER.

(h) This Agreement shall continue in full force and effect until all of the Senior Tranche Secured Obligations have been paid in full. This Agreement shall continue to be effective or reinstated, as the case may be, in the event that payment and performance of the Senior Tranche Secured Obligations, or, any part thereof, is rescinded, reduced, restored or returned, in which case such part of the Senior Tranche Secured Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

(i) THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK; REGARDLESS OF THE LOCATION OF THE SENIOR MORTGAGED AIRCRAFT. HBC AND TRUSTEE HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY U.S. FEDERAL OR NEW YORK STATE COURT SITTING IN NEW YORK, NEW YORK IN THE BOROUGH OF MANHATTAN IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND HBC AND TRUSTEE HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF AGENT TO BRING PROCEEDINGS AGAINST HBC AND TRUSTEE IN THE COURTS OF ANY OTHER JURISDICTION.

(j) This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and either of the parties hereto may execute this Agreement by signing any such counterpart. Signed counterparts of this Agreement may be delivered by facsimile or electronic.pdf signature.

(k) HBC and Trustee hereby expressly waives the provisions of Articles 11(2) and 13(2) of the Convention and Article IX(6) of the Protocol.

(l) In the case of a conflict between this Agreement and the Loan Documents, this Agreement shall govern to the extent of such conflict. Trustee and HBC further agree that in case of a conflict between this Agreement and the Operating Agreements, this Agreement shall govern to the extent of such conflict.

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IN WITNESS WHEREOF, each of HBC, the Trustee and the Agent have executed this Agreement as of the date first above written.

AGENT:

Credit Suisse, Cayman Islands Branch

By:	/s/ Didier Siffer

Name:	Didier Siffer

Title:	Authorized Signatory

By:	/s/ Megan Kane

Name:	Megan Kane

Title:	Authorized Signatory

[Signature Page – Wells Fargo Senior Aircraft Security Agreement]

HBC:

Hawker Beechcraft Corporation

By:	/s/ Alexander L.W. Snyder

Name:	Alexander L.W. Snyder

Title:	Vice President, General Counsel & Secretary

[Signature Page – Wells Fargo Senior Aircraft Security Agreement]

OWNER TRUSTEE:

Wells Fargo Bank Northwest, National Association

By:	/s/ Michael Arsenault

Name:	Michael Arsenault

Title:	Vice President

[Signature Page – Wells Fargo Senior Aircraft Security Agreement]

Exhibit A

Irrevocable De-Registration and Export Request Authorization

                    , 2012

To:	United States of America
Federal Aviation Administration

Re:	Irrevocable De-Registration and Export Request Authorization[1]

The undersigned is the registered owner of                      model                      bearing manufacturer’s serial number              [if applicable, add IR drop down information] and United States registration mark N             (together with all installed, incorporated or attached accessories, parts and equipment, the “Aircraft”).

This instrument is an irrevocable de-registration and export request authorization issued by the undersigned in favor of                      (the “Authorized Party”) under the authority of Article XIII of the Protocol to the Convention on International Interests in Mobile Equipment on Matters Specific to Aircraft Equipment. In accordance with that Article, the undersigned hereby requests.

(i) recognition that the Authorized Party or the person it certifies as its designee is the sole person entitled to:

a. procure the de-registration of the Aircraft from the United States Civil Aircraft Register maintained by the Federal Aviation Administration Civil Aircraft Registry for the purposes of Chapter III of the Convention on International Civil Aviation, signed at Chicago, on 7 December 1944; and

b. procure the export and physical transfer of the Aircraft from the United States of America; and

(ii) confirmation that the Authorized Party or the person it certifies as its designee may take the action specified in clause (i) above on written demand without the consent of the undersigned and that, upon such demand, the authorities in the United States of America shall co-operate with the Authorized Party with a view to the speedy completion of such action.

The rights in favor of the Authorized Party established by this instrument may not be revoked by the undersigned without the written consent of the Authorized Party.

Agreed to and lodged this      day of                     , 2012.

[Registered Owner]

By:

Name:

Title:

[1]	Filed in connection with and made a part of the Senior Aircraft Security Agreement (N901XP) dated as of March 27, 2012, between Wells Fargo Bank Northwest, N.A., Hawker Beechcraft Corporation, and Credit Suisse AG, Cayman Islands Branch as Agent, filed with the FAA [simultaneously herewith][on March , 2012 ].

Schedule 1 to

Senior Aircraft Security Agreement

Description of Senior Mortgaged Aircraft

One (1) Hawker Beechcraft Corporation model Hawker 900XP (shown on the IR as HAWKER BEECHCRAFT CORPORATION model HAWKER 900XP) aircraft bearing manufacturer’s serial number HA-0201 and U.S. Registration No. N901XP and two (2) Honeywell International Inc. model TFE731-50R (shown on the IR as HONEYWELL model TFE731 Series) aircraft engines bearing manufacturer’s serial numbers P122465 and P122466 (each of which engines has 550 or more rated takeoff horsepower or the equivalent thereof).

N901XP	30435.212001

EXHIBIT J

U.S. Pledge and Security Agreement

See attached.

FIRST AMENDMENT TO

U.S. PLEDGE AND SECURITY AGREEMENT

THIS FIRST AMENDMENT TO U.S. PLEDGE AND SECURITY AGREEMENT (this “Amendment”) is dated as of March 27, 2012 and is entered into by and among HAWKER BEECHCRAFT, INC., a Delaware corporation (“Holdings”), HAWKER BEECHCRAFT ACQUISITION COMPANY, LLC (the “U.S. Borrower”), the Subsidiary Parties party hereto and CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH (formerly known as Credit Suisse, Cayman Islands Branch and in its capacity as collateral agent for the Secured Parties, the “Agent”) and is made with reference to that certain U.S. Pledge and Security Agreement entered into as of March 26, 2007 by and among Holdings, the U.S. Borrower, the Subsidiary Parties from time to time a party thereto, and the Agent (as amended, supplemented or otherwise modified from time to time prior to giving effect to this Amendment, the “Existing Pledge and Security Agreement”; the Existing Pledge and Security Agreement as amended by this Amendment and as further amended, supplemented or otherwise modified from time to time, the “Pledge and Security Agreement”). Capitalized terms used herein without definition shall have the meanings given to such terms in the Pledge and Security Agreement or in the Credit Agreement.

RECITALS

WHEREAS, the Grantors have requested that the Agent (at the direction of the Required Lenders) agree to amend the Existing Pledge and Security Agreement as provided for herein; and

WHEREAS, subject to certain conditions set forth herein, the Agent (at the direction of the Required Lenders) is willing to agree to such amendment of the Existing Pledge and Security Agreement.

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

ARTICLE I

AMENDMENT TO PLEDGE AND SECURITY AGREEMENT

Section 1.1 Amendment to Section 1.3: Definitions of Certain Terms Used Herein.

(a) Section 1.3 of the Existing Pledge and Security Agreement is hereby amended by adding the following definitions in proper alphabetical sequence:

“Effective Date Senior Aircraft Security Agreements” means, collectively, the Senior Aircraft Security Agreement and the Wells Senior Aircraft Security Agreement (as such terms are defined in the Third Amendment).

“Excepted Equipment” means aircraft or aircraft engines in which the grant of a perfected security interest in favor of the Agent pursuant to a filing with the FAA or the

International Registry would not be permitted by applicable law, including, without limitation, International Traffic in Arms Regulations or Export Administration Regulations or in which a security interest may not be perfected by filing a security agreement with the FAA.

“Excluded Deposits” means segregated deposits given by customers on or after the Third Amendment Effective Date in connection with bona fide contracts to purchase aircraft.

“FAA” means the United States Federal Aviation Administration.

“International Interest” has the meaning provided in the Convention on International Interests in Mobile Equipment (the “Convention”) and Protocol thereto on Matters Specific to Aircraft Equipment (the “Protocol”) concluded in Cape Town in November 2001 (the Convention and the Protocol, each, in the official English language text thereof, are collectively referred to herein as the “Cape Town Convention”).

“International Registry” means shall mean the international registry created pursuant to the Cape Town Convention.

“Newly Registered Aircraft” has the meaning specified in Section 4.1(e)(i).

“Post-Effective Date Senior Aircraft Security Agreement” has the meaning specified in Section 4.1(h).

“Senior Aircraft Security Agreement” has the meaning specified in the Third Amendment.

“Specified Aircraft” means (a) an aircraft set forth in Schedule 1 to the Senior Aircraft Security Agreement or the Wells Senior Aircraft Security Agreement, in each case as of the Third Amendment Effective Date, (b) an aircraft owned by the Grantors, directly or indirectly, as of the Third Amendment Effective Date as set forth in Exhibit A of the Third Amendment Officer’s Certificate, (c) any aircraft deemed to constitute a Specified Aircraft pursuant to the proviso to Section 4.1(h) and (d) any other aircraft Designated as Senior Tranche Collateral pursuant to Section 5.5(c) below.

“Specified Collection Account” means a deposit account of the U.S. Borrower specified in writing by the U.S. Borrower to the Agent as the “Specified Collection Account” upon execution of a control agreement with respect thereto.

“Specified Engines” means (a) the aircraft engines owned by the Grantors, directly or indirectly, as of the Third Amendment Effective Date as set forth in Exhibit A of the Third Amendment Officer’s Certificate (as updated pursuant to Section 5.5(f)) and (b) any other aircraft engine Designated as Senior Tranche Collateral pursuant to Section 5.5(b) below. An aircraft engine owned by any Grantor shall cease to constitute a Specified Engine upon (i) Disposition thereof by such Grantor to a Person other than an Affiliate of Grantors in connection with a bona fide sale or (ii) the issuance by the FAA of an FAA registration number for the airframe for which such aircraft engine has been designated for installation by any Grantor.

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“Termination Date” means the date on which the Forbearance Period (as defined in the Third Amendment) shall terminate.

“Third Amendment Officer’s Certificate” means the certificate of the Chief Financial Officer of the U.S. Borrower provided to the Agent on the Third Amendment Effective Date with respect to aircraft and engines owned by the Grantors as of such date.

“Wells Senior Aircraft Security Agreement” has the meaning specified in the Third Amendment.

“WIP Aircraft” means a work-in-process aircraft owned by the Grantors, directly or indirectly, as of the Third Amendment Effective Date as set forth in Exhibit B-1 or B-2 of the Third Amendment Officer’s Certificate (excluding any such aircraft deemed to constitute a Specified Aircraft pursuant to the proviso to Section 4.1(h)).

(b) The definition of “Excluded Assets” in the Existing Pledge and Security Agreement is hereby amended by deleting “[Reserved]” from clause (e) thereof and substituting the following therefor:

“Excluded Deposits”.

Section 1.2 Amendment to Section 4.1(c): Further Assurances. Section 4.1(c) of the Existing Pledge and Security Agreement is hereby amended by deleting clause (f) in its entirety and substituting the following therefor:

“(f) the actions specified in Section 4.2(c), Section 4.4, Section 4.7 and Section 4.11.”

Section 1.3 Amendment to Section 4.1(d): Aircraft Collateral. Section 4.1(d) of the Existing Pledge and Security Agreement is hereby deleted in its entirety and the following is hereby substituted therefor:

“(d) Aircraft Collateral (Specified Aircraft and WIP Aircraft). Each Grantor agrees that it shall cooperate with the Agent to perfect all security interests in favor of the Agent, for the benefit of the Secured Parties, in Specified Aircraft or WIP Aircraft:

(A) constituting Transportation Fleet Aircraft by filing an Aircraft Security Agreement with the FAA not more than sixty (60) days (or such longer period as may be agreed by the Agent in its sole discretion) following the Closing Date for the Transportation Fleet as of the Closing Date, and by supplement thereto within sixty (60) Business Days after aircraft are added to or removed from the Transportation Fleet;

(B) constituting Demonstration Fleet Aircraft by filing an Aircraft Security Agreement with the FAA not more than one hundred eighty (180) days (or such longer period as may be agreed by the Agent in its sole discretion) after the Closing Date for

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Demonstration Fleet Aircraft as of the Closing Date, and by supplement thereto within one hundred eighty (180) Business Days after aircraft are added to or removed from the Demonstration Fleet; and

(C) that constitutes a newly-manufactured aircraft for which a U.S. Federal Aviation certificate of airworthiness has been received, by filing an Aircraft Security Agreement with the FAA not more than one hundred eighty (180) days (or such longer period as may be agreed by the Agent in its sole discretion) from receipt of U.S. Federal Aviation certificate of airworthiness in respect of such newly-manufactured aircraft.”

Section 1.4 Amendment to Section 4.1(e). Section 4.1(e) of the Existing Pledge and Security Agreement is hereby deleted in its entirety and the following is hereby substituted therefor:

“(e) Aircraft Collateral.

(i) From and after the Third Amendment Effective Date, the Grantors shall not request the issuance by the FAA of an FAA registration number for any airframe or aircraft not registered with the FAA as of the Third Amendment Effective Date unless (A) such aircraft is airworthy and (B) such Grantor applies for a certificate of airworthiness from the FAA concurrently with such registration (any aircraft subject to any such registration, a “Newly Registered Aircraft”).

(ii) Each Grantor agrees that it shall cooperate with the Agent to perfect all security interests in favor of the Agent, for the benefit of the Secured Parties, in any Newly Registered Aircraft by filing an Aircraft Security Agreement with the FAA and registering an International Interest with the International Registry as soon as practicable upon, and in any event within two (2) Business Days (or such later date as Agent shall agree in its sole discretion) of, issuance by the FAA of an FAA registration number for such aircraft.”

Section 1.5 Addition of Sections 4.1(h), (i) and (j). Section 4.1 of the Existing Pledge and Security Agreement is hereby amended to insert the following new paragraphs (h), (i) and (j) at the end thereof:

“(h) Post-Closing Requirement. Without limiting Section 4.1(d), each Grantor agrees that (i) it shall cooperate with the Agent to perfect all security interests in the Specified Aircraft, WIP Aircraft and Specified Engines and all propellers owned by the Grantors as of the Third Amendment Effective Date (other than those subject to the Effective Date Senior Aircraft Security Agreements) by (x) filing an Aircraft Security Agreement, in form and substance reasonably satisfactory to the Agent, with the FAA naming the Agent as secured party (each, a “Post-Effective Date Senior Aircraft Security Agreement”) and registering an International Interest with the International Registry not more than seven (7) Business Days (or such longer period as may be agreed to by the Agent in its sole discretion) from the Third Amendment Effective Date, and (y) taking all other action as necessary or advisable so that the Agent shall have a first priority perfected security interest in such aircraft, aircraft engines and propellers. Each Post-Effective Date Senior Aircraft Security Agreement shall specify the following:

(A) the security interest in favor of the Agent in the Specified Aircraft, the Specified Engines and all propellers owned by the Grantors as of the Third Amendment Effective Date shall be for the benefit of the Agent and the Senior Tranche Lenders and shall secure solely the Senior Tranche Obligations and certain Obligations owing favor of Agent (in a manner similar to the Effective Date Senior Aircraft Security Agreements); and

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(B) the security interest in favor of the Agent in the WIP Aircraft shall be for the benefit of the Secured Parties and shall secure (x) the Senior Tranche Obligations and certain Obligations owing in favor of Agent (in a manner similar to the Effective Date Senior Aircraft Security Agreements) and (y) all other Secured Obligations in an amount, in the case of this clause (y), equal to the excess, if any, of (1) the aggregate value of the Grantors’ inventory of airframes, aircraft and parts maintained for production of commercial aircraft upon which the Agent for the benefit of the Secured Parties has a perfected first-priority security interest as of the Third Amendment Effective Date over (2) the aggregate value of the Grantors’ inventory of airframes, aircraft and parts maintained for production of commercial aircraft upon which the Agent for the benefit of the Secured Parties has a perfected first-priority security interest as of the Termination Date;

provided, that upon any aircraft set forth on Exhibit B-1 to the Third Amendment Officer’s Certificate obtaining an airworthiness certificate from the FAA, (i) such aircraft shall be deemed to thereafter constitute a Specified Aircraft for all purposes of this Agreement and (ii) such aircraft shall be excluded from the determination of the amount set forth in the foregoing clause (B)(y). The Grantors shall not obtain airworthiness certificates from the FAA with respect to any aircraft except in the ordinary course of business consistent with past practice.

(i) Engines and Propellers. Each Grantor agrees that it shall cooperate with the Agent to perfect all security interests in favor of the Agent, for the benefit of the Secured Parties, in any aircraft engine and propeller owned by any Grantor, directly or indirectly (other than Specified Engines), to the extent subject to the regime for perfection of security interests provided for by, in the case of the following clause (i), the FAA, and in the case of the following clause (ii), the International Registry, by:

(i) (A) in the case of any aircraft engine that ceases to be a Specified Engine as a result of the operation of clause (ii) of the second sentence of the definition of “Specified Engines”, filing an Aircraft Security Agreement with the FAA as soon as practicable upon, and in any event within two (2) Business Days of, such aircraft engine so ceasing to be a Specified Engine and (B) in the case of any other aircraft engine or propeller, filing an Aircraft Security Agreement with the FAA as soon as practicable upon, and in any event within four (4) Business Days of, such Grantor acquiring ownership thereof; and

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(ii) (A) in the case of any aircraft engine that ceases to be a Specified Engine as a result of the operation of clause (ii) of the second sentence of the definition of “Specified Engines”, registering an International Interest with the International Registry as soon as practicable upon, and in any event within two (2) Business Days of, such aircraft engine so ceasing to be a Specified Engine and (B) in the case of any other aircraft engine or propeller, registering an International Interest with the International Registry as soon as practicable upon, and in any event within four (4) Business Days of, such Grantor acquiring ownership thereof.

Any time period specified for delivery or filing of any document pursuant to this paragraph (i) may be extended by the Agent in its sole discretion.

(j) Excepted Equipment. Notwithstanding anything to the contrary in this Section 4.1, no Grantor shall be required to file any Aircraft Security Agreement with the FAA or register any International Interest with the International Registry, in each case, with respect to any Excepted Equipment.”

Notwithstanding anything herein or in the other Loan Documents to the contrary, with respect to the assets on which Liens are or are intended to be granted pursuant to the Effective Date Senior Aircraft Security Agreements or any Post-Effective Date Senior Aircraft Security Agreement, the parties hereto each reserve all rights with respect to the validity, enforceability and perfection of the Liens of the Agent thereon as of the date hereof before giving effect to such agreements and any filing or registration made with respect thereto.

Section 1.6 Amendment to Section 4.11: Bank Accounts. Section 4.11 of the Existing Pledge and Security Agreement is hereby amended and restated in its entirety as follows:

“Section 4.11. Bank Accounts.

(a) The Grantors shall (i) within thirty (30) days of the Third Amendment Effective Date (or such later date as Agent shall agree in its sole discretion), implement control agreements, in form and substance reasonably satisfactory to Agent, relating to such of Grantors’ deposit accounts as Agent shall request and (ii) prior to opening any new deposit accounts from and after the Third Amendment Effective Date, implement control agreements, in form and substance reasonably satisfactory to Agent, with respect to such accounts; provided, that in the case of each of the foregoing clauses (i) and (ii), no such control agreement shall be required with respect to (x) any deposit account or accounts which, individually or in the aggregate, have average daily balances not in excess of $1,000,000, (y) any deposit account in which only Excluded Deposits are maintained or (z) any deposit account that is (1) a bona fide payroll, employee benefits, tax or escrow account, (2) a disbursement account containing amounts on deposit not materially greater than expected disbursements in accordance with past practices, (3) a zero balance account or (4) held outside of the United States.

(b) From and after delivery to the Agent of a control agreement with respect to the Specified Collection Account, each Grantor shall cause all proceeds of the sale of

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Specified Aircraft and Specified Engines to be deposited to the Specified Collection Account promptly following receipt thereof (and in any event with two Business Days following receipt of available funds). No funds shall be deposited to the Specified Collection Account other than proceeds of sales of Specified Aircraft and Specified Engines. The Grantors shall utilize the proceeds of each withdrawal from the Specified Collection Account in accordance with the Approved Budget (subject to variances permitted pursuant to Section 6.11 of the Credit Agreement).

(c) Subject to paragraphs (a) and (b) above, each Grantor shall continue its cash management practices from and after the Third Amendment Effective Date generally in accordance with its practices prior to the Third Amendment Effective Date.”

Section 1.7 Addition of new Section 4.12: Foreign Registration of Aircraft. Section 4.12 is hereby added to the Existing Pledge and Security Agreement as follows:

“Section 4.12. Foreign Registration. The Grantors shall not permit any aircraft owned by any Grantor to be registered with a foreign Governmental Authority without the written consent of Agent, it being understood that registrations with the International Registry shall not be subject to this Section 4.12.”

Section 1.8 Addition of new Section 5.5: Designation as Senior Tranche Collateral. Section 5.5 is hereby added to the Existing Pledge and Security Agreement as follows:

“5.5. Designation as Senior Tranche Collateral.

(a) Defined Terms. For purposes of this Section 5.5:

“Aggregate Available Value” means, as any time, an amount equal to (i) the aggregate Value of all Specified Aircraft sold following the Third Amendment Effective Date minus (iii) the aggregate Value of all aircraft Designated as Senior Tranche Collateral following the Third Amendment Effective Date.

“Designate as Senior Tranche Collateral” means, with respect to any asset subject to an Aircraft Security Agreement delivered after the Third Amendment Effective Date pursuant to Section 4.1(e), to cause the obligations secured by such asset pursuant to such Aircraft Security Agreement to be limited solely to (a) Obligations described in clause first of Section 2.16(a) of the Credit Agreement and (b) the Senior Tranche Obligations. The Grantors and Agent agree that each Aircraft Security Agreement executed after the Third Amendment Effective Date pursuant to Section 4.1(e) shall specify a process reasonably acceptable to the parties providing for a mechanism to cause such assets to secure solely such obligations described in the foregoing clauses (a) and (b), to the extent any such assets are Designated as Senior Tranche Collateral.

“Initial Aggregate Specified Engine Value” means the aggregate Value of the aircraft engines constituting Specified Engines as of the Third Amendment Effective Date.

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“Termination Date Specified Engine Value” means the aggregate Value of the aircraft engines constituting Specified Engines as of the Termination Date.

“Value” means, (a) with respect to any aircraft engine, an amount equal to 60% of the cost of such engine when first acquired (other than from an Affiliate) by any Grantor, (b) with respect to any newly manufactured aircraft, the applicable Grantor’s list price for such model of aircraft as of the Third Amendment Effective Date, (c) with respect to any used aircraft, the “Aircraft Bluebook Price Digest” price therefor as of the date of any Disposition thereof and (d) with respect any demo aircraft, an amount equal to 97% of the applicable Grantor’s list price as of the Third Amendment Effective Date for the applicable model.

(b) Engines. Upon the occurrence of the Termination Date, if the Termination Date Specified Engine Value shall be less than the Initial Aggregate Specified Engine Value, promptly upon the request of the U.S. Borrower, the Agent shall Designate as Senior Tranche Collateral aircraft engines (other than aircraft engines attached to aircraft) selected in accordance with the following sentence. The Agent and the U.S. Borrower shall cooperate reasonably in selecting for designation aircraft engines (i) of similar models and types as the aircraft engines that ceased to constitute Specified Engines after the Third Amendment Effective Date (to the extent of aircraft engines available to be Designated as Senior Tranche Collateral) and (ii) having an aggregate Value as closely as reasonably possible matching (but not exceeding) such deficiency; provided, that the aggregate Value of aircraft engines Designated as Senior Tranche Collateral shall not, together with the aggregate cash proceeds received by the Grantors after the Third Amendment Effective Date in respect of sales of Specified Aircraft, exceed $40,000,000.

(c) Aircraft. Upon the sale of a Specified Aircraft, the U.S. Borrower shall provide written notice to the Agent of (a) the date of consummation of such sale, (b) the aircraft subject to such sale, (c) the Value of such aircraft, (d) the cash proceeds in respect of the sale of such aircraft received after the Third Amendment Effective Date, (e) the aggregate cash proceeds received by the Grantors after the Third Amendment Effective Date in respect of the sale of Specified Aircraft and (f) the Aggregate Available Value after giving effect to such sale. Promptly upon receipt of such notice, the Agent shall Designate as Senior Tranche Collateral one or more Newly Registered Aircraft selected in accordance with the following sentence. The Agent and the U.S. Borrower shall cooperate reasonably in selecting Newly Registered Aircraft for designation as follows:

(i) if the Specified Aircraft sold is a jet, (A) a jet of the same model shall be selected and (B) if no jet of the same model is available for designation, one or more jets of different models and propeller aircraft shall be selected having an aggregate Value as closely as reasonably possible matching (but not exceeding) such Aggregate Available Value (with jets of different models being selected first to the extent available and to the extent such jets can be selected without exceeding such Aggregate Available Value); and

(ii) if the Specified Aircraft sold is a propeller plane, (A) a propeller plane of the same model shall be selected and (B) if no propeller plane of the

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same model is available for designation, one or more propeller planes of different models and jets shall be selected having an aggregate Value as closely as reasonably possible matching (but not exceeding) such Aggregate Available Value (with propeller planes of different models being selected first to the extent available and to the extent such propeller planes can be selected without exceeding such Aggregate Available Value).

(d) Cap. Notwithstanding anything to the contrary herein, the Agent shall not be obligated to Designate as Senior Tranche Collateral any assets in connection with any sale of a Specified Aircraft occurring after the earlier to occur of (i) the Termination Date or (ii) the sale of a Specified Aircraft as a result of which (such sale, the “Final Designation Sale”) the aggregate cash proceeds received by the Grantors after the Third Amendment Effective Date in respect of sales of Specified Aircraft shall exceed $40,000,000. In the case of the Final Designation Sale, for the purposes of paragraph (c) above, the Value of the related Specified Aircraft shall be reduced by a percentage equal to (A) the excess described in the foregoing clause (ii) divided by (B) the total cash proceeds received in respect of such sale.

(e) Specified Engine Update. As soon as practicable after, and in any event within five (5) Business Days of, the Third Amendment Effective Date (or such later date as Agent shall agree in its sole discretion), the U.S. Borrower shall deliver to the Agent an update to the Third Amendment Officer’s Certificate setting forth the aircraft engines owned by the Grantors as of the Third Amendment Effective Date (to the best of its knowledge following reasonable diligence).

(f) No Condition. For the avoidance of doubt, it shall not be a condition to the sale of any Specified Aircraft that any aircraft be Designated as Senior Tranche Collateral.”

ARTICLE II

CONDITIONS TO EFFECTIVENESS

Section 2.1 Effectiveness. This Amendment shall become effective as of the date hereof only upon the satisfaction of all of the following conditions precedent (the date of satisfaction of such conditions being referred to herein as the “First Amendment to Pledge and Security Agreement Effective Date”):

(a) Execution. The Agent shall have received a counterpart signature page of this Amendment duly executed by each of the Grantors; and

(b) Representations and Warranties. The representations and warranties contained in Section 2.2 of this Amendment are and will be true and correct in all material respects on and as of the First Amendment to Pledge and Security Agreement Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true and correct in all material respects on and as of such earlier date.

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Section 2.2 Representations and Warranties. In order to induce the Agent (at the direction of the Required Lenders) to enter into this Amendment and to amend the Pledge and Security Agreement in the manner provided herein, each Grantor represents and warrants to the Agent, that the following statements are true and correct in all material respects:

(a) Enforceability. This Amendment has been duly executed and delivered by each Grantor party hereto and each of this Amendment and the Pledge Agreement as amended hereby is the legal, valid and binding obligation of each Grantor, and is enforceable against each Grantor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally and by equitable principles relating to enforceability; and

(b) Authorization; No Conflicts. Its execution, delivery and performance of this Amendment and the Pledge Agreement as amended hereby, are within each Grantor’s, as applicable, corporate or limited liability company powers and have been duly authorized by all necessary corporate, limited liability company and, if required, stockholder action of each Grantor. The execution, delivery and performance of this Amendment and the Existing Pledge Agreement as amended hereby (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, including the FAA, except (A) such as have been obtained or made and are in full force and effect, (B) for filings and registrations necessary to perfect Liens created pursuant to the Loan Documents, or (C) consents or approvals the failure of which to obtain would not reasonably be expected to result in a Material Adverse Effect, (b) will not violate any Requirement of Law applicable to any Grantor or any of the Restricted Subsidiaries which would result in a Material Adverse Effect, (c) will not result in a default under any Material Indebtedness, and (d) will not result in the creation or imposition of any Lien on any asset of any Grantor or any of the Restricted Subsidiaries, except Liens created pursuant to the Loan Documents.

(c) Aircraft and Aircraft Engines. As of the date hereof, to the Grantors’ knowledge after appropriate due inquiry, the aircraft and aircraft engines subject to the Effective Date Aircraft Security Agreements constitute a true, complete and correct list of each aircraft registered with the FAA owned by the Grantors, directly or indirectly, and each aircraft engine owned by the Grantors, directly or indirectly, other than (x) any aircraft or aircraft engine owned by the Grantors, directly or indirectly, subject to an Aircraft Security Agreement (other than the Effective Date Aircraft Security Agreements) as of the date hereof, (y) any aircraft or aircraft engines separately identified in the Third Amendment Officer’s Certificate; provided, that, with respect to aircraft engines, this clause (y) shall be deemed to (i) include any other aircraft engines owned by the Grantors as of the date hereof and (ii) exclude any aircraft engines set forth in such certificate which have been sold by the Grantors since March 7, 2012 pursuant to a disposition in the ordinary course to a Person other than an Affiliate of the Grantors, and (z) Excluded Equipment

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ARTICLE III

MISCELLANEOUS

Section 3.1 References to and Effect on the Pledge and Security Agreement and the Other Loan Documents.

(a) On and after the First Amendment to Pledge and Security Agreement Effective Date, each reference in the Pledge and Security Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Pledge and Security Agreement, and each reference in the other Loan Documents to the “Pledge and Security Agreement”, “thereunder”, “thereof” or words of like import referring to the Pledge and Security Agreement shall mean and be a reference to the Existing Pledge and Security Agreement as amended by this Amendment.

(b) Except as specifically amended by this Amendment, the Existing Pledge and Security Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

(c) The execution, delivery and performance of this Amendment shall not constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of any Agent or Lender under, the Pledge and Security Agreement or any of the other Loan Documents.

Section 3.2 Applicable Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF.

Section 3.3 Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

Section 3.4 Facsimile or Electronic Signatures. This Amendment may be executed by fax or electronic mail, in PDF format, and no party hereto may contest this Amendment’s validity solely because a signature was faxed or otherwise sent electronically.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, each Grantor and the Agent have executed this Amendment as of the date first above written.

HAWKER BEECHCRAFT, INC.

By:	/s/ K.J. Tjon
Name: K.J. Tjon
Title: Chief Financial Officer and Treasurer

HAWKER BEECHCRAFT ACQUISITION COMPANY, LLC

By: HAWKER BEECHCRAFT, INC., its Sole Member

By:	/s/ K.J. Tjon
Name: K.J. Tjon
Title: Chief Financial Officer and Treasurer

HAWKER BEECHCRAFT CORPORATION

By:	/s/ K.J. Tjon
Name: K.J. Tjon
Title: Chief Financial Officer and Treasurer

HAWKER BEECHCRAFT GLOBAL CUSTOMER SUPPORT CORPORATION

By:	/s/ K.J. Tjon
Name: K.J. Tjon
Title: Chief Financial Officer and Treasurer

HAWKER BEECHCRAFT FINANCE CORPORATION

By:	/s/ K.J. Tjon
Name: K.J. Tjon
Title: President, Chief Financial Officer and Treasurer

[Signature Page to First Amendment to U.S. Pledge and Security Agreement]

ARKANSAS AEROSPACE, INC.

By:	/s/ K.J. Tjon
Name: K.J. Tjon
Title: President and Chief Financial Officer

HAWKER BEECHCRAFT QUALITY SUPPORT COMPANY

By:	/s/ K.J. Tjon
Name: K.J. Tjon
Title: Chief Financial Officer and Treasurer

TRAVEL AIR INSURANCE COMPANY, LTD.

By:	/s/ K.J. Tjon
Name: K.J. Tjon
Title: President and Treasurer

HAWKER BEECHCRAFT REGIONAL OFFICES, INC.

By:	/s/ K.J. Tjon
Name: K.J. Tjon
Title: Chief Financial Officer and Treasurer

TRAVEL AIR INSURANCE COMPANY (KANSAS)

By:	/s/ K.J. Tjon
	Name:	K.J. Tjon
	Title:	President and Treasurer

BEECHCRAFT AVIATION COMPANY

By:	/s/ K.J. Tjon
	Name:	K.J. Tjon
	Title:	President, Chief Financial Officer and Treasurer

[Signature Page to First Amendment to U.S. Pledge and Security Agreement]

HAWKER BEECHCRAFT NOTES COMPANY

By:	/s/ K.J. Tjon
	Name:	K.J. Tjon
	Title:	Chief Financial Officer and Treasurer

HAWKER BEECHCRAFT HOLDING, INC.

By:	/s/ K.J. Tjon
	Name:	K.J. Tjon
	Title:	President, Chief Financial Officer and Treasurer

HAWKER BEECHCRAFT INTERNATIONAL DELIVERY CORPORATION

By:	/s/ K.J. Tjon
	Name:	K.J. Tjon
	Title:	President, Chief Financial Officer and Treasurer

HAWKER BEECHCRAFT DEFENSE COMPANY, LLC By: HAWKER BEECHCRAFT CORPORATION, its Sole Member

By:	/s/ K.J. Tjon
	Name:	K.J. Tjon
	Title:	Chief Financial Officer and Treasurer

[Signature Page to First Amendment to U.S. Pledge and Security Agreement]

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH

By:	/s/ Didier Siffer
Name: Didier Siffer
Title: Authorized Signatory

By:	/s/ Megan Kane
Name: Megan Kane
Title: Authorized Signatory

[Signature Page to First Amendment to U.S. Pledge and Security Agreement]